     As filed with the Securities and Exchange Commission on July 31, 1998

                                                 Registration No. 333-56729

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                      PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            WEST ESSEX BANCORP, INC.

                            WEST ESSEX BANK, F.S.B.
                          401(k) EMPLOYEE BENEFIT PLAN
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       UNITED STATES                            6035                 BEING APPLIED FOR
(State or Other Jurisdiction of      (Primary Standard Industrial   (IRS Employer Identification No.)
 Incorporation or Organization)      Classification Code Number)

                             417 BLOOMFIELD AVENUE
                          CALDWELL, NEW JERSEY  07006
                                 (973) 226-7911
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              LEOPOLD W. MONTANARO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                WEST ESSEX BANK
                             417 BLOOMFIELD AVENUE
                          CALDWELL, NEW JERSEY  07006
                                 (973) 226-7911
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                          DOUGLAS P. FAUCETTE, ESQUIRE
                           LORI M. BERESFORD, ESQUIRE
                           MULDOON, MURPHY & FAUCETTE
                          5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. /   /
                                              ----

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. /   /
                                ----

=======================================================================================================
                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum    Proposed Maximum       Amount of
Title of each Class of             Amount to      Offering Price    Aggregate Offering    Registration
Securities to be Registered      be Registered      Per Unit            Price (2)             Fee
-------------------------------------------------------------------------------------------------------
Common Stock                         2,482,585
$.01 par value(1)                     Shares           $10.00          $24,825,850             (3)
-------------------------------------------------------------------------------------------------------
Participation                         59,795          _______                                  (4)
Interests
======================================================================================================

(1) Includes shares of Common Stock to be issued to the West Essex Bancorp Charitable Foundation, a private foundation.
(2) Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee of $7,324 was previously paid upon the initial filing of the Form S-1.
(4) The securities of West Essex Bancorp, Inc. to be purchased by the West Essex Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

[To be used in connection with sales to Participants in the WEST ESSEX BANK, F.S.B. 401(k) SAVINGS PLAN IN RSI TRUST]


PROSPECTUS SUPPLEMENT
---------------------


                            WEST ESSEX BANCORP, INC.

                                WEST ESSEX BANK
                            PARTICIPATION INTERESTS
                            WEST ESSEX BANK, F.S.B.
                              401(k) SAVINGS PLAN

     This Prospectus Supplement relates to the offer and sale to participants and employees who maintain rollover account balances (collectively referred to as "Participants") in the West Essex Bank, F.S.B. 401(k) Savings Plan in RSI Retirement Trust (the "Plan") of participation interests and shares of common stock, par value $.01 per share of West Essex Bancorp, Inc. common stock (the "Common Stock"), as set forth herein.

     The Plan will be amended in connection with the proposed reorganization of West Essex Bank, F.S.B. from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Bank") in the mutual holding company form of organization (the "Reorganization"), and concurrent offering of West Essex Bancorp, Inc. (the "Bancorp") Common Stock ("Stock Offering") to permit the investment of Plan assets in the Common Stock. The amended Plan will permit Participants to direct the trustee of the Plan (the "Trustee") to invest in the Common Stock with amounts in the Plan attributable to such Participants. Such investments in the Common Stock will be made by means of the West Essex Bancorp, Inc. Stock Fund (the "Employer Stock Fund"). Based upon the value of the Plan assets at March 31, 1998, 59,794 shares of the Common Stock could be purchased with Plan assets (assuming a purchase price of $10.00 per share).
This Prospectus Supplement relates to the initial election of Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund in connection with the Reorganization and Stock Offering and also to elections by Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Reorganization and Stock Offering on a quarterly basis.

     The prospectus dated _______________________________, 1998, of the Bancorp
(the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Reorganization and Stock Offering, the Common Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus and should be retained for future reference.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS."

     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________________, 1998.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE BANK. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the Prospectus or any sale made hereunder shall under any circumstance create any implication that no change in the affairs of the Bank or the Plan has occurred since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

THE OFFERING................................................................................
     Securities Offered.....................................................................
     Election to Purchase the Common Stock in the Reorganization and Stock Offering.........
     Value of Participation Interests.......................................................
     Method of Directing Transfer...........................................................
     Time for Directing Transfer............................................................
     Irrevocability of Transfer Direction...................................................
     Direction to Purchase the Common Stock After the Reorganization and Stock..............
          Offering..........................................................................
     Purchase Price of the Common Stock.....................................................
     Nature of a Participant's Interest in the Common Stock.................................
     Voting and Tender Rights of the Common Stock...........................................

DESCRIPTION OF THE PLAN.....................................................................
     Introduction...........................................................................
     Eligibility and Participation..........................................................
     Contributions Under the Plan...........................................................
     Limitations on Contributions...........................................................
     Investment of Contributions............................................................
     Benefits Under the Plan................................................................
     Withdrawals and Distributions From the Plan............................................
     Administration of the Plan.............................................................
     Reports to Plan Participants...........................................................
     Plan Administrator.....................................................................
     Amendment and Termination..............................................................
     Merger, Consolidation or Transfer......................................................
     Federal Income Tax Consequences........................................................
     ERISA and Other Qualification..........................................................
     Restrictions on Resale.................................................................
     SEC Reporting and Short-Swing Profit Liability.........................................


LEGAL OPINION...............................................................................

TRANSFER FORM...............................................................................

                                  THE OFFERING


SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan. Up to 59,794 shares (assuming the actual purchase price is $10.00 per share) of the Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Bancorp is the issuer of the Common Stock. All eligible employees of the Bank (hereinafter referred to as the "Employer") may participate in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Reorganization and Stock Offering. A Participant's investment in units in the Employer Stock Fund in connection with the Reorganization and Stock Offering is subject to priorities set forth in the Plan of Reorganization and Stock Issuance.

     Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Reorganization and Stock Offering and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 417 Bloomfield Avenue, Caldwell, New Jersey 07006. The Bank's telephone number is (973) 226-7911.

 ELECTION TO PURCHASE THE COMMON STOCK IN THE REORGANIZATION AND STOCK OFFERING

     In connection with the Reorganization and Stock Offering, the Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to the Employer Stock Fund. To the extent shares are available, these transferred funds will be used to purchase the Common Stock sold in the Stock Offering, and to purchase the Common Stock in the open market. If there is not enough Common Stock in the Stock Offering to fill all subscriptions, the Common Stock would be apportioned and the Plan may not be able to purchase all of the Common Stock requested by the Participants. In such case, the Trustee, upon direction by a Participant, will purchase shares in the open market after the Stock Offering to fulfill the Participant's requests. Such purchases may be at prices higher than the purchase price in the Stock Offering. If the Participant does not so direct the Trustee, the excess funds will be invested in the Short-Term Investment Fund, until the Participant directs otherwise. The ability of each Participant to invest in the Employer Stock Fund in the Reorganization and Stock Offering pursuant to directions to transfer all or a portion of their beneficial assets in the Plan, will be based on such Participant's status as an Eligible Account Holder (depositors whose accounts with the Bank totalled $50.00 or more on February 28, 1997), Supplemental Eligible Account Holder (depositors whose account totalled $50.00 or more on _________, 1998) or Other Member (depositors of the Bank as of the voting record date) pursuant to the Plan of Reorganization. No Eligible Account Holders, Supplemental Eligible Account Holders or Other Member may purchase in the Stock Offering more than $350,000 of the Common Stock. The Trustee of the Plan will follow the Participants' directions in transferring funds to the Employer Stock Fund. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant on the attached Transfer Form.

VALUE OF PARTICIPATION INTERESTS

     The market value of the assets of the Plan, as of March 31, 1998, was $597,949 and each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the past contributions to the Plan by the Participants and any earnings or losses thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is a form to direct a transfer to the Employer Stock Fund (the "Transfer Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund being established in connection with the Reorganization and Stock Offering, he or she should indicate that decision in
Part 2 of the Transfer Form. Participants may make investments in the Employer Stock Fund in multiples of one percent. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund which will purchase the Common Stock issued in connection with the Reorganization and Stock Offering is ten days prior to ____________________(the "Expiration Date") of the Stock Offering. The Investment Form should be returned to the Bank's Human Resources Department by _:__ p.m. on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in connection with the Reorganization and Stock Offering shall be irrevocable. Participants, however, will be able to direct the investment of their accounts ("Accounts") after the Reorganization and Stock Offering under the Plan as explained below.


DIRECTION TO PURCHASE THE COMMON STOCK AFTER THE REORGANIZATION AND STOCK
OFFERING

     After the Reorganization and Stock Offering, a Participant shall be able to direct that a certain percentage (in multiples of not less than 1%) of the net value of such Participant's interests in the trust fund established for the Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in the Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in the Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed once each calendar quarter in any Plan Year by filing a written notice with the plan administrator at least ten days before the effective date of the change (including the calendar quarter in which the initial election to invest in the Employer Stock Fund is made). Special restrictions apply to transfers directed by those Participants who are officers, directors and principal shareholders of the Bank and who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

PURCHASE PRICE OF THE COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of the Common Stock in connection with the Reorganization and Stock Offering will be used by the Trustee to purchase shares of the Common Stock. The price to be paid by the Trust Fund for such shares of the Common Stock will be the same price as is paid by all persons who purchase shares of the Common Stock in the Reorganization and Stock Offering.

     The Common Stock purchased by the Trustee after the Reorganization and Stock Offering will be acquired in open market transactions. The prices paid by the Trustee for shares of the Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Transaction fees associated with purchase, sale or transfer of the Common Stock after the Reorganization and Stock Offering will be paid by the Employer Stock Fund.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     A Participant's interest in the Employer Stock Fund does not consist of a specific number of shares; rather, his interest consists of units whose value is related to a pro rata portion of the net asset value ("NAV") of the Employer Stock Fund. The NAV is determined daily and all realized and unrealized gains, dividends, and expenses are used to calculate the NAV. For purposes of such valuation, all assets of the Trust are valued at their fair market value. The Common Stock in the Employer Stock Fund will be held in the name of the Trustee for the Plan, as trustee.

VOTING AND TENDER RIGHTS OF THE COMMON STOCK

     The Trustee generally will exercise voting and tender rights attributable to all the Common Stock held by the Trust Fund as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of the Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of shares of the Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. In the event of a tender offer for the Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of the Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of the Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                            DESCRIPTION OF THE PLAN

I.   INTRODUCTION

     Effective January 1, 1993, the Employer adopted the West Essex Savings Bank 401(k) Plan. Effective as of January 1, 1996, the West Essex Savings Bank 401(k) Plan was amended and restated in its entirety and the Employer adopted resolutions wherein RSI Retirement Trust was named successor trustee and the RSI Retirement Trust Agreement was adopted. On July 15, 1998, the Plan was amended to provide for the Employer Stock Fund.

     The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan, as amended, will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the amended Plan is qualified under Section 401(a) of the Code, and that its related trust(s) are qualified under Section 501(a) of the Code. The Employer intends that the Plan, in operation, will comply with the requirements under
Section 401(a) and Section 401(k) of the Code. The Employer will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act.  The Plan is an "individual
     ---------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Plan.


     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan.  The following statements are summaries of
     ------------------------------
certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, Dennis A. Petrello, West Essex Bank, F.S.B., 417 Bloomfield Avenue, Caldwell, New Jersey 07006. The Plan Administrator's telephone number is (973) 226-7911. Each employee is urged to read carefully the full text of the Plan.

II.  ELIGIBILITY AND PARTICIPATION

     Any employee of the Employer may participate in the Plan upon satisfaction of certain eligibility requirements, unless the employee belongs to one of the groups of ineligible employees listed below. Employees satisfy the eligibility requirements upon attainment of age 21 and completion of at least 182 days of eligibility service with the Employer. Eligibility service is measured from an employee's date of hire with the Employer. In order to commence participation, an employee must submit an enrollment form at least 10 days in advance of the date he desires to enter the Plan. Employees compensated on daily, fee or retainer basis, leased employees (within the meaning of Section 414(n) of the Code) and employees covered by a collective bargaining agreement which does not expressly provide for their coverage under the Plan, are not eligible to participate in the Plan ("ineligible employees").

     As of March 31, 1998, there were approximately 46 employees eligible to participate in the Plan, and 29 employees had elected to participate in the Plan.

III. CONTRIBUTIONS UNDER THE PLAN

     401(k) Plan Contributions.  Subject to certain limitations on
     -------------------------
contributions, each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a "Compensation Reduction Agreement" by an amount not less than 1% nor greater than 15% and have that amount contributed to the Plan on such Participant's behalf ("Before-Tax Contributions"). Such amounts are credited to the Participant's "Before-Tax Contribution Account." See "Section IV Limitations on Contributions" below. For purposes of the Plan, "Compensation" means an employee's wages, salary, fees and other amounts defined as Compensation in Section 415(c)(3) of the Code and related Income Tax Regulations received for personal services actually rendered in the course of employment with the Employer for the calendar year prior to any reduction pursuant to the Compensation Reduction Agreement. Compensation includes commissions, overtime, bonuses, wage continuation payments to an employee absent due to illness or disability of a short-term nature, amounts paid or reimbursed by the Employer for employee moving expenses (to the extent not deductible by the employee), and the value of any non-qualified stock options granted to an employee by the Employer (to the extent includable in gross income for the year granted). "Compensation" does not include contributions made by the Employer to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a non-qualified stock option or the sale of a qualified stock option, and other amounts which receive special tax benefits. Currently, the annual compensation of each Participant taken into account under the Plan is limited to $160,000 (adjusted for increases in the cost of living as permitted by the Code). Generally, a Participant may elect to modify the amount contributed to the Plan under such Participant's Compensation Reduction Agreement not more often than once in any calendar quarter by providing notice to the Plan Administrator at least 10 days before commencement of the first day of the payroll period for which the modification is to become effective. However, special restrictions apply to persons subject to Section 16 of the 1934 Act. Before-Tax Contributions are transferred by the Employer to the Trustee of the Plan.

     Employer Contributions.  The Employer may, in its sole and absolute
     ----------------------
discretion, make discretionary employer contributions to the Plan for a Plan Year ("Discretionary Employer Contributions"). As of this date, no Discretionary Employer Contributions have been made. After the Reorganization, at the discretion of the Bank, the Discretionary Employer Contributions, if any, may be credited to the Participants' Accounts in the West Essex Bank, F.S.B. Employee Stock Ownership Plan. At its discretion, the Employer may also make special contributions to the Plan as of the end of the Plan Year in an amount determined by the Employer for the purpose of ensuring that the Plan complies with Section 401(k) of the Code ("Special Contributions"). Such amounts are credited to Participants' "Special Contribution Accounts" based on each Participant's compensation. Special Contributions may be made only to the accounts of non-highly compensated eligible employees.

IV.  LIMITATIONS ON CONTRIBUTIONS

     Limitations on Annual Additions and Benefits.  Pursuant to the requirements
     --------------------------------------------
of the Code, the Plan provides that a Participant's Annual Additions (generally, the sum of employer and employee contributions, together with forfeitures, for all defined contribution plans of the employer), may not exceed the lesser of 25% of the Participant's (S)415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's (S)415 Compensation is a Participant's Compensation, excluding any Employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. Annual Additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess Annual Additions with respect to a Participant, such excess will be disposed of as follows:

     (i) Any excess amount in the Participant's Accounts will be used to reduce the Before-Tax Contributions, Discretionary Employer Contributions and/or Special Contributions to be made on behalf of such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary, provided that such Participant is an eligible employee during such succeeding Limitation Year. If an excess amount still exists, and the Participant is not covered by
                                                                ---
the Plan at the end of the Limitation Year, any remaining excess amounts will be allocated during the succeeding Limitation Year to each Participant then actively participating in the Plan. Such allocation shall be in proportion to the Before-Tax Contributions made to date on his behalf for such Limitation Year; or the prior Limitation Year with respect to an allocation as of the beginning of a Limitation Year, before any other contributions are made in such succeeding Limitation Year.

     (ii) Alternatively, such excess amounts of Basic Contributions may be distributed to Participants.


     Limitation on 401(k) Plan Contributions.  The annual amount of deferred
     ---------------------------------------
Compensation under a Compensation Reduction Agreement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15 following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the allocable income is distributed.

     Limitation on Plan Contributions for Highly Compensated Employees.
     -----------------------------------------------------------------
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the percentage of Before-Tax Contributions made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Deferral Percentage for the group of such Highly Compensated Employees for the Plan Year does not exceed the greater of (i) the Average Actual Deferral Percentage for the group of eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or (ii) the Average Actual Deferral Percentage for the group of eligible Employees who are Non-Highly Compensated Employees for the Plan Year, multiplied by two (2); provided that the difference in the Average Actual Deferral Percentage for eligible Non-Highly Compensated Employees does not exceed two percent (2%). Use of this alternative limitation shall be subject to the provisions of Income Tax Regulations Section 1.401(m)-2 regarding the multiple use of the alternative deferral test set forth in Sections 401(k) and 401(m) of the Code.

     In general, a Highly Compensated Employee includes any employee who, (1) was a five percent owner of the Employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $80,000 and, if the Employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1998. Such amounts are adjusted annually to reflect increases in the cost of living.

      In addition, the compensation of an employee who is a family member of a 5% owner, or one of the ten most Highly Compensated Employees during the relevant period is aggregated with that of the Highly Compensated Employee. All such family members are treated as a single employee with respect to the application of the limitations on Highly Compensated Employees.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

     Top-Heavy Plan Requirements.  If for any Plan Year the Plan is a Top-Heavy
     ---------------------------
Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan, and any other defined contribution plan, as well as projected annual benefits under any defined benefit plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $65,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Bank,
(3) a 5% owner of the Bank, (i.e., owns directly or indirectly more than 5% of the stock of the Bank, or stock possessing more than 5% of the total combined voting power of all stock of the Bank) or (4) a 1% owner of the Bank having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 1998.

V.   INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participants' Accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Trustees.

     Prior to [insert date of Prospectus here], the Accounts of a Participant held in the Trust have been invested by the Trustee at the direction of the Participant in the following funds:

     a. Core Equity Fund: This fund seeks capital appreciation and income and invests in a broadly diversified group of high quality, large capitalization companies exhibiting sustainable growth in earnings and dividends. It is expected that the variability of returns (risk) for the Core Equity Fund will approximate that of the Standard and Poor's 500 stock index, over time.

     b. Emerging Growth Equity Fund: This fund seeks capital appreciation and income by investing primarily in stocks of smaller companies with higher-than-average earnings and dividend growth potential. The fund will generally have a higher degree of risk and price volatility than the portfolios of the Core Equity Fund and the Value Equity Fund.

     c. Value Equity Fund: This Fund seeks capital appreciation and income and invests heavily in out-of-favor stocks of financially sound companies that are selling at unjustifiably low market valuations based on price/earnings ratios, price-to-book ratios, etc. The results achieved by this fund may be more volatile than the results produced by the Standard and Poor's 500 Index.

     d. Actively Managed Bond Fund: This fund invests in high quality fixed-income securities and seeks both principal appreciation and income. The maturity structure of this fund is expected to vary substantially based on the perceived relative attractiveness of different areas of the fixed income market. At least 65% of its assets must be invested in securities issued or backed by the united States government, or its agencies or instrumentalities. The returns of this fund are expected to reflect the variability of returns produced by the broad market index (Lehman Brothers Aggregate Bond Index).

     e. Intermediate-Term Bond Fund: This fund seeks principal appreciation and income and invests in high quality fixed-income vehicles that mature within 10 years or have expected average lives of 10 years or less. At least 65% of its assets must be invested in securities issued or backed by the United States government, or its agencies or instrumentalities. The returns of this fund are expected to be less volatile than the returns produced by the broad market index (Lehman Brothers Government/Intermediate Bond Index).

     f. Short-Term Investment Fund: This fund focuses on preservation of principal while producing a competitive money market return.

     g. International Equity Fund: This fund seeks capital appreciation and income by investing in stocks of companies headquartered in foreign countries. Each selection is based on companies whose current prices do not reflect the true earnings potential and therefore, are selling at "undervalued" prices. Investments in foreign markets with unacceptable political or economic risks are avoided. Holdings re concentrated in the larger markets of Europe, Australia and the Far East. In addition, the portfolio manager will invest in emerging markets, as opportunities arise. The fund generally carries a higher degree of risk and price volatility than the Core Equity Fund. Total net return, including adjustments for currency price changes, should exceed the Lipper International Mutual Funds Average measured over a period of 3 to 5 years.








     The Plan, as amended effective July 15, 1998, will provide that in addition to the Funds specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his Accounts in the Employer Stock Fund.

     Once in any calendar quarter a Participant may elect (in increments of 1%), to have both past and future contributions and additions to his Accounts invested in the Employer Stock Fund. These elections will be effective on the effective date of the Participant's written notice to the plan administrator, provided such notice is filed with the administrator at least 10 days before it is to become effective. Any amounts credited to a Participant's Account for which investment directions are not given will be invested in the Short-Term Investment Fund in accordance with the terms of the Plan.

     A.   Previous Funds.
          --------------

     Prior to the Reorganization and Stock Offering, contributions under the Plan were invested in the Funds specified below. The annual percentage return on these funds for the prior three years was:

                                     1997    1996    1995
                                  ------------------------

a.  Core Equity Fund                 25.32   21.53   40.17
b.  Emerging Growth Equity Fund       8.25   27.09   42.83
c.  Value Equity Fund                31.70   25.90   33.96
d.  Actively Managed Bond Fund        9.70    3.15   17.70
e.  Intermediate-Term Bond Fund       7.07    4.02   13.99
f.  Short-Term Investment Fund        4.93    4.70    5.39
g.  International Equity Fund         0.92   10.86   12.46

     B.   The Employer Stock Fund.
          ------------------------

     The Employer Stock Fund will consist of investments in the Common Stock made on and after the effective date of the Reorganization and Stock Offering. Each Participant's proportionate undivided beneficial interest in the Employer Stock Fund is measured by units. Each day a unit value will be calculated by determining the market value of the Common Stock actually held and adding to that any cash held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund.

     On the occasion of the payment of a cash dividend, the unit value will be determined before the dividend is distributed. The Trustee may use the dividend to purchase additional shares of the Common Stock, thereby increasing the total value of the Employer Stock Fund, and the value of each unit. The Board of Directors of the Bancorp may consider a policy of paying cash dividends on the Common Stock in the future; however, no decision as to the amount or timing of cash dividends, if any, has been made. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund to purchase shares of the Common Stock of Bancorp. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in the Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of the Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the Trustee. Therefore, although Participants' accounts will not be directly adjusted for such fees, the market value of their accounts will be reduced.

     As of the date of this Prospectus Supplement, none of the shares of the Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Bancorp and the Bank and market conditions for the Common Stock generally. See "Market for the Common Stock" in the Prospectus.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN THE COMMON STOCK OF THE BANCORP. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

VI.  BENEFITS UNDER THE PLAN

     Vesting.  A Participant, at all times, has a fully vested, nonforfeitable
     -------
interest in his Rollover Account, if applicable, and his Before-Tax Contribution Account, and the earnings thereon under the Plan. A Participant vests in his Discretionary Employer Contribution Account under the Plan according to the following schedule:

                 PERIOD OF SERVICE            VESTED PERCENTAGE
                 -----------------            -----------------
                 1 year                               0%
                 2 years but less than 3             20
                 3 years but less than 4             40
                 4 years but less than 5             60
                 5 years but less than 6             80
                 6 years or more                    100

     A Participant also becomes fully vested in all contributions made to the Plan on his behalf upon death, disability, attainment of normal retirement age or termination of the Plan.

VII. WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     Withdrawals Prior to Termination of Employment.  Plan Participants may take
     ----------------------------------------------
in-service distributions under limited circumstances in the form of non-hardship distributions, hardship distributions and Plan loans. In the case of non-hardship withdrawals, a Participant may make a withdrawal from the vested portion of his Before-Tax Contribution Account, Rollover Contribution Account, and Discretionary Employer Contribution Account after he turns 59 1/2. Such withdrawals may not be made more often than once during any Plan Year. Participants may also be eligible for hardship withdrawals. In order to qualify for a hardship withdrawal, a Participant must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If a Participant qualifies for a hardship distribution, the distribution will be made, pro rata, from the Investment Funds in which a Participant has invested his account balances. Participants may not make more than one hardship withdrawal in any calendar year.

     In addition to hardship and non-hardship distributions, Plan Participants may borrow against Plan accounts at any time for any reason. The minimum amount a Participant may borrow is $500 and the maximum amount is the lesser of 50% of a Participant's vested portion of his accounts or $50,000 (reduced by outstanding loans).

     Distribution Upon Retirement, Disability or Termination of Employment.
     ---------------------------------------------------------------------
Payment of benefits to a Participant who retires or incurs a disability generally shall be made in a lump sum payment within 7 days of the valuation date coincident with the receipt by Trustee as soon as administratively feasible after such termination of employment if the vested value of the Participant's Account is $5,000 or less. If the vested portion of the Participant's Account balance is greater than $5,000, the Participant may request a distribution (subject to the minimum distribution rules) in a lump sum payment: (a) as soon as administratively possible after termination, or (b) as of the date the Participant attains normal retirement age. At the request of the Participant, the distribution may include an in kind distribution of the Common Stock of the Holding Company equal to the number of shares that can be purchased with the Participant's balance in the Employer Stock Fund. Participant may also elect to
(i) receive benefits in installments not to exceed ten (10) years; (ii) defer receipt of benefits beyond the normal retirement date or postponed retirement date; or (iii) make a lump sum distribution payment to the trustee of another qualified pension or profit sharing plan designated by the Employee.

     Payment of benefits to a Participant who terminates employment for reasons other than retirement or disability generally shall be made in a lump sum payment within seven (7) days of the valuation date coincident with the receipt by Trustee as soon as administratively feasible after such termination of employment. If the Account Balance is less than $5,000, the Participant may also chose to receive a lump sum distribution of the vested interest within thirteen (13) months following termination. If the Account Balance is greater than $5,000, Participants may also elect to (i) receive benefits as a lump sum distribution as of some other valuation date following termination; provided however that the date not be later than thirteen (13) months following his Termination of Service; or (ii) make the lump sum distribution payable to the trustee of another qualified pension or profit sharing plan designated by the Employee.

     Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the latest of the Participant's: (i) termination of employment; (ii) the attainment of age 65; or (iii) 10th anniversary of commencement of participation in the Plan; but in no event paid later than the April 1st of the later of (a) the calendar year following the calendar year in which the Participant attains age 70 1/2 or (b) the calendar year in which a Participant retires. However, if the vested portion of the Participant's Account balances exceeds or has ever exceeded $5,000, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant elects to receive an earlier distribution.

     Distribution upon Death.  A Participant who dies prior to the benefit
     -----------------------
commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum as soon as administratively possible following the date of his death, unless the Participant elected to receive such distribution in a lump sum payment as of any Valuation Date which occurs within one year of the Participant's death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in the Common Stock in the same manner described above as to a Participant with a surviving spouse.


     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order and certain other judgments and settlements (as described in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA.

     Trustees.  The Trustee is appointed by the Board of Trustees of the Bank to
     --------
serve at its pleasure. The current Trustee of the Plan is the RSI Retirement Trust. However, an additional Trustee will be appointed to hold funds invested in the Employer Stock Fund.

     The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

REPORTS TO PLAN PARTICIPANTS

     The Plan Administrator will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank. Currently, the Plan Administrator is Dennis A. Petrello of the Bank. The address and telephone number of the Plan Administrator are West

Essex Bank, F.S.B., 417 Bloomfield Avenue, Caldwell, New Jersey 07006,
(973) 226-7911. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his Accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trusts are exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Bank will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all Participants would generally recognize income equal to their vested interest in the Plan, the Participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Plan.

     Lump Sum Distribution.  A distribution from the Plan to a Participant or
     ---------------------
the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     Averaging Rules.  The portion of the total taxable amount of a Lump Sum
     ---------------
Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five (5) years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employers), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     The Common Stock Included in Lump Sum Distribution.  If a Lump Sum
     --------------------------------------------------
Distribution includes the Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost or other basis of the securities to the Trust. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of the Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, mid-term or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions:  Rollovers and Direct Transfers to Another Qualified Plan or
     ---------------------------------------------------------------------------
to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually
----------
all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to an mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lines of the Participant and his or her designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred (i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier).

 ERISA AND OTHER QUALIFICATION

     As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving a distribution of shares of Common Stock under the Plan who is an "affiliate" of the Bank as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act Any person who may be an "affiliate" of the Bank may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

     Persons who are not deemed to be "affiliates" of the Bank at the time of
                     ---
resale will be free to resell any shares of Common Stock to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Bank. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Bank at the time of a proposed resale will be permitted to make public resales of the Bank's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Bank's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Bank's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Bank is current in filing the reports required of it under the 1934 Act.

 SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership.

Within ten days of becoming a person subject to the reporting requirements of
Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Bank's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Bancorp's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for Participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of the Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) persons are required to hold shares of the Common Stock distributed from the Plan for six months following such distribution.


                                 LEGAL OPINION

          The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm acted as special counsel for the Bank in connection with the Reorganization.

                            WEST ESSEX BANK, F.S.B.
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST
                                 Transfer Form
                                 -------------

Name of Plan Participant:  ________________________________

Social Security Number:    ________________________________

     1.   INSTRUCTIONS.  In connection with the proposed Reorganization, the
          ------------
West Essex Bank, F.S.B. 401(k) Savings Plan in RSI Retirement Trust ("Plan") has been amended to permit Participants to direct their current account balances for their Before-Tax Contribution Account, Discretionary Employer Contribution Account and Rollover Account into a new fund: the Employer Stock Fund. The percentage of a Participant's account transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock of West Essex Bancorp, Inc. (the "Common Stock").

     To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than 10 days prior to the expiration date of the Offering (_____________, 1998.) A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact _____________ at ______________. If you do not complete and return this form to the Plan Administrator by ____________, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentage (in multiples of not less than 1%) of my Basic Contribution Account, Company Contribution Account and Rollover Account in the Employer Stock Fund:

     a. Core Equity Fund ____%
     b. Emerging Growth Fund ____%
     c. Value Equity Fund ____%
     d. Actively Managed Bond Fund ____%
     e. Intermediate-Term Investment Fund ____%
     f. Short-Term Investment Fund ____%
     g. International Equity Fund ____%

NOTE:  The total percentage of directed investments, above, may not exceed 100%.

     If there is not enough Common Stock in the Offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Trustee to purchase shares of Common Stock in the Open Market after the Stock Offering to the extent necessary to fulfill my investment direction indicated on this form. I understand that if I do not so direct the trustee by checking the box below, the excess funds will be invested in the Short-Term Investment Fund until I subsequently make an alternative investment direction.

     [ ] Yes, I so direct the Trustee to purchase stock in the Open Market, if necessary.


3. PURCHASER INFORMATION. The ability of Participants in the Plan to purchase Common Stock in the Reorganization and to direct their current account balances into the Employer Stock Fund is based upon the Participant's status as an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member. Please indicate your status.

          a.   [ ]    Eligible Account Holder - Check here if you were a
                      depositor with $50.00 or more on deposit with West Essex
                      Bank, F.S.B. as of February 28, 1997.

          b.   [ ]    Supplemental Eligible Account Holder - Check here if you
                      were a depositor with $50.00 or more on deposit with West
                      Essex Bank, F.S.B. as of ____________, but are not an Eligible Account Holder.

          c.   [ ]    Other Member - Check here if you were a depositor on
                      ___________ ("Voting Record Date").

4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Transfer Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

------------------------------------     -----------------------------
Signature of Participant                 Date



----------------------------------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

------------                  ----------------
By:_________________          Date


     THE PARTICIPATION INTERESTS REPRESENTED BY COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

                            WEST ESSEX BANK, F.S.B.
                              401(k) SAVINGS PLAN

                          FINANCIAL STATEMENTS FOR THE
                          YEAR ENDED DECEMBER 31, 1996



     In lieu of the audited financial statements, West Essex Bank, F.S.B. 401(k) Savings Plan (the "Plan"), because it is subject to the Employee Retirement Income Security Act ("ERISA"), is filing financial statements prepared in accordance with the reporting requirements of ERISA. The unaudited financials taken from the Plan's Form 5500-C/R filed October 3, 1997 for the year ended December 31, 1996 are as follows:

Total plan assets at January 1, 1996......   $269,258

Plan income for 1996......................    128,752

Expenses..................................      7,018
                                             --------

     Net income...........................    121,734

Plan Contributions........................     82,469

Total benefits paid.......................      7,018

Total plan assets at December 31, 1996....   $390,992

Total participants at January 1, 1996.....         43

Total participants at December 31, 1996...         40

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                            WEST ESSEX BANCORP, INC.
          (PROPOSED STOCK HOLDING COMPANY FOR WEST ESSEX BANK, F.S.B.)
                       __________ SHARES OF COMMON STOCK


     West Essex Bancorp, Inc. ("Bancorp"), a federally chartered corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $10.00, of its common stock, par value $.01 per share (the "Common Stock"), in a minority stock offering in connection with the reorganization of West Essex Bank, F.S.B. (the "Bank" or "West Essex") from a federally chartered mutual savings bank to a federally chartered stock savings bank in the federal mutual holding company form of organization (the "Reorganization"). As part of the Reorganization, the Bank will become a wholly owned subsidiary of Bancorp and Bancorp will issue a majority of its Common Stock to West Essex Bancorp, M.H.C., a mutual holding company (the "Mutual Company"), and, pursuant to the Bank's Plan of Reorganization and Stock Issuance (the "Plan"), Bancorp will sell a minority of its Common Stock to the public (the "Offering"). The remaining __________ shares of the Common Stock will be offered on a priority basis in a subscription and community offering to the public (the "Subscription and Community Offering") to holders of deposit accounts with the Bank with a balance of $50 or more as of February 28, 1997, by the West Essex Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with the Bank with a balance of $50 or more as of ______________, 1998, by certain other account holders of the Bank and, then, by certain members of the general public. See "The Reorganization and Stock Offering." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares sold in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $10.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

     Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Reorganization and Offering. The Syndicated Community Offering will expire no later than _______________, 199_, unless extended by the Bank and Bancorp with the approval of the Office of Thrift Supervision (the "OTS"). Such extensions may not go beyond _______________, 199_. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and Bancorp from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 10% of the total number of shares of Common Stock issued in the Offering, no person, together with associates of and persons acting in concert with such person, may purchase more than the total number of shares offered in the Community Offering and the Syndicated Community Offering that could be purchased for $350,000 at the Purchase Price and the maximum number of shares of Common Stock which may be subscribed for or purchased by any person together with any associate or group or persons acting in concert shall not exceed $700,000 of the Common Stock offered. See "Plan of Reorganization and Stock Offering - Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

     Bancorp and the Bank have engaged Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") as financial advisors to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will not exceed 7% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

     Bancorp has applied to have its Common Stock quoted on the Nasdaq National Market ("Nasdaq") under the symbol "WEBK." Prior to this offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

                                                                                         Estimated Net
                                                       Estimated                           Proceeds
                                                     Underwriting     Estimated Net     of Subscription,
                                                      Commissions      Proceeds of         Community
                                     Syndicated        and Other       Syndicated        and Syndicated
                                     Community         Fees and         Community          Community
                                   Offering Price     Expenses(1)       Offering        Offerings(2)(3)
==========================================================================================================
Minimum Per Share                  $     10.00      $                 $               $
----------------------------------------------------------------------------------------------------------
Midpoint Per Share                 $     10.00      $                 $               $
----------------------------------------------------------------------------------------------------------
Maximum Per Share                  $     10.00      $                 $               $
----------------------------------------------------------------------------------------------------------
Total Minimum(4)                   $                $                 $               $
----------------------------------------------------------------------------------------------------------
Total Midpoint                     $                $                 $               $
----------------------------------------------------------------------------------------------------------
Total Maximum(4)                   $                $                 $               $
----------------------------------------------------------------------------------------------------------
Total Maximum, As Adjusted(5)      $                $                 $               $
==========================================================================================================

______________________________
(1) Consists of a pro rata allocation of estimated expenses of the Bank and Bancorp in connection with the Reorganization and Offering (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ and $__________ at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.
(2) Bancorp applied to retain up to 40% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Reorganization and Offering.
(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $_____ per share and after allocation of a pro rata portion of the estimated expenses relating to the Reorganization and Offering) are estimated to be $__________.
(4) Based on an offering range of $__________ to $__________ at $10.00 per share (the "Offering Range"). The Total Minimum reflects the sale of __________ shares at a per share price of $10.00, leaving a total of __________ shares to be sold in the Syndicated Community Offering.
(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings. See "The Reorganization and Offering - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Reorganization and Offering - Subscription Rights and Limitations on Common Stock Purchases."


                        SANDLER O'NEILL & PARTNERS, L.P.

                       _________________________________


        The date of this Prospectus Supplement is _______________, 1998.

PROSPECTUS
                            WEST ESSEX BANCORP, INC.
             2,071,955 (Anticipated Maximum) Shares of Common Stock

     West Essex Bancorp, Inc. ("Bancorp") a federally chartered corporation, is offering up to 2,071,955 shares of its common stock, par value $.01 per share (the "Common Stock"), for a purchase price of $10.00 per share (the "Purchase Price") in a minority stock offering in connection with the reorganization of West Essex Bank, F.S.B. (the "Bank" or "West Essex") from a federally chartered mutual savings bank to a federally chartered stock savings bank in the federal mutual holding company form of organization (the "Reorganization"). As part of the Reorganization, the Bank will become a wholly owned subsidiary of Bancorp and Bancorp will issue a majority of its Common Stock to West Essex Bancorp, M.H.C., a mutual holding company (the "Mutual Company"), and, pursuant to Bancorp's Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan"), sell a minority of its Common Stock to the public as described herein. Depending on changes in market and financial conditions, the number of shares offered may be increased to 2,382,748 shares following commencement of the offering.

                                                   (continued on following page)

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 15.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER FEDERAL
                                    AGENCY,
 OR BY ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER
       AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
           OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

 THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
        THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND
             OR ANY OTHER GOVERNMENT AGENCY NOR ARE THEY INSURED OR
                            GUARANTEED BY THE BANK.


------------------------------------------------------------------------------------------------------------
                                                        ESTIMATED      ESTIMATED UNDERWRITING
                                                         MINORITY           COMMISSIONS
                                        PURCHASE        OWNERSHIP        AND OTHER FEES AND      ESTIMATED
                                        PRICE(1)      INTEREST(1)(2)        EXPENSES(3)         NET PROCEEDS
------------------------------------------------------------------------------------------------------------
Minimum Per Share................    $     10.00          N/A                    $.06               $9.94
------------------------------------------------------------------------------------------------------------
Midpoint Per Share...............    $     10.00          N/A                    $.05               $9.95
------------------------------------------------------------------------------------------------------------
Maximum Per Share................    $     10.00          N/A                    $.04               $9.96
------------------------------------------------------------------------------------------------------------
Total Minimum....................    $15,314,450          43%                  $767,000          $14,547,450
------------------------------------------------------------------------------------------------------------
Total Midpoint...................    $18,017,000          43%                  $805,000          $17,212,000
------------------------------------------------------------------------------------------------------------
Total Maximum....................    $20,719,550          43%                  $842,000          $19,877,550
------------------------------------------------------------------------------------------------------------
Total Maximum, as adjusted(4)....    $23,827,480          43%                  $884,000          $22,943,480
------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock (including shares to be held by the Mutual Company) will be issued at an aggregate purchase price equal to the estimated pro forma market value of such stock based on an independent appraisal (the "Independent Valuation") of Bancorp prepared by FinPro, Inc. ("FinPro"), an independent appraisal firm. FinPro determined that the estimated pro forma market value of Bancorp, including the impact of the Mutual Company, was $41.9 million as of June 12, 1998. The shares of Common Stock being offered represent a minority interest in Bancorp equal to 43% of the Independent Valuation. The aggregate purchase price of the Common Stock to be offered in the Offering (as defined herein) will range from $15,314,450 to $20,719,550 , subject to adjustment up to $23,827,480 million if there is an increase of up to 15% in the Independent Valuation (the "Offering Range"). The Independent Valuation will be updated at the time of completion of the Offering (as defined herein), and the percentage of the outstanding shares to be offered in the Offering (as defined herein) (the "Minority Ownership Interest") may increase or decrease to reflect changes in market and financial conditions, the estimated pro forma market value of Bancorp, or both. The Purchase Price will remain fixed. In the event the Independent Valuation at the completion of the Offering (as defined herein) increases, Bancorp may increase the Offering (as defined herein) by up to 15% without giving prospective purchasers the opportunity to change or withdraw their purchase orders. See "The Reorganization and Stock Offering--Stock Pricing and Number of Shares Issued." In the event the Independent Valuation decreases, the aggregate purchase price necessary to purchase the Minority Ownership Interest will also decrease. Any adjustment of shares within the Offering Range will have a corresponding effect on the estimated net proceeds of the Offering and the pro forma capitalization and per share data of Bancorp. See "Use of Proceeds," "Capitalization" and "Pro Forma Data."
(2) The shares of Common Stock issued in the Offering (as defined herein) will represent a minority ownership interest in Bancorp. The remaining shares will be owned by the Mutual Company. The Minority Ownership Interest is calculated as a percentage of the total shares of Bancorp's Common Stock that will be outstanding upon completion of the Offering (as defined herein), and assumes there has been no change in the estimated pro forma market value of Bancorp as determined by the Independent Valuation.
(3) Consists of estimated costs to Bancorp arising from the Offering (as defined herein), including estimated fixed expenses of $600,000, and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), which marketing fees are estimated to be $205,000. The actual fees and expenses may vary from the estimated amounts. See "Pro Forma Data" and "The Reorganization and Stock Offering" for the assumptions used to determine these estimates.
(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market conditions or general financial and economic conditions. See "Pro Forma Data" and "The Reorganization and Stock Offering -- Stock Pricing and Number of Shares Issued." For a discussion of the distribution and allocation of the additional shares, if any, see "The Reorganization and Stock Offering -- Subscription Offering and Subscription Rights," " -- Community Offering" and "--Limitations on Common Stock Purchases."

                        SANDLER O'NEILL & PARTNERS, L.P.

              The date of this Prospectus is ______________, 1998.

  PURSUANT TO THE BANK'S PLAN, THE SHARES OF COMMON STOCK ARE BEING OFFERED IN A SUBSCRIPTION OFFERING (THE "SUBSCRIPTION OFFERING") ON A PRIORITY BASIS TO:
(1) HOLDERS OF DEPOSIT ACCOUNTS (AS DEFINED BY THE PLAN AND AS DESCRIBED HEREIN) AT THE BANK WHICH TOTALLED $50 OR MORE ON FEBRUARY 28, 1997 ("ELIGIBLE ACCOUNT HOLDERS"); (2) THE BANK'S EMPLOYEE STOCK OWNERSHIP PLAN (THE "ESOP"), A TAX-QUALIFIED EMPLOYEE STOCK OWNERSHIP PLAN; (3) HOLDERS OF DEPOSIT ACCOUNTS AT THE BANK WHICH TOTALLED $50 OR MORE ON ___________, 1998 ("SUPPLEMENTAL ACCOUNT HOLDERS"); AND (4) MEMBERS OF THE BANK CONSISTING OF HOLDERS OF DEPOSIT ACCOUNTS AT THE BANK AS OF ___________, 1998, THE VOTING RECORD DATE ("VOTING RECORD DATE") FOR THE SPECIAL MEETING (AS DEFINED HEREIN), OTHER THAN THOSE MEMBERS WHO OTHERWISE QUALIFY AS ELIGIBLE ACCOUNT HOLDERS OR SUPPLEMENTAL ACCOUNT HOLDERS
("OTHER MEMBERS").   SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE.  PERSONS FOUND TO
BE TRANSFERRING SUCH RIGHTS WILL BE SUBJECT TO THE FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS").

  Subject to the prior rights of holders of subscription rights, Bancorp may offer shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public, with preference given to natural persons residing in Essex, Morris and Bergen Counties in the State of New Jersey (the "Community Offering") (the Subscription Offering and Community Offering are referred to collectively as the "Subscription and Community Offerings"). Shares not subscribed for in the Subscription and Community Offerings will be offered to members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription and Community Offerings and the Syndicated Community Offering are referred to collectively as the "Offering").

  Pursuant to the Plan: (i) the Bank will establish Bancorp and the Mutual Company; (ii) the Bank will exchange its mutual savings bank charter for a stock savings bank charter; (iii) the Bank will issue 100% of its capital stock to Bancorp and (iv) Bancorp will issue between 3,561,500 and 4,818,500 shares of Common Stock in the Reorganization: 55.2% of these (or between 1,965,887 and 2,659,730 shares) will be issued to the Mutual Company, 43% (or between 1,531,445 and 2,071,955 shares) will be sold through the Offering to the minority stockholders (the "Minority Stockholders") and 1.8% (or between 64,168 and 86,815 shares) will be issued to a newly formed charitable foundation (described herein). Interests depositors had in the Bank prior to the Reorganization will become interests in the Mutual Company, which will own 55.2% of the shares of Common Stock of Bancorp, while minority ownership in the stock of Bancorp will be held by the owners of the Common Stock. References herein to the Bank shall include West Essex in its current form or post-reorganization stock form, as indicated by the context.

  THE SHARES OF COMMON STOCK ISSUED IN THE OFFERING WILL REPRESENT A MINORITY INTEREST IN BANCORP. THE REMAINING SHARES WILL BE OWNED BY THE MUTUAL COMPANY. ASSUMING NO CHANGE IN THE ESTIMATED PRO FORMA MARKET VALUE OF BANCORP AS OF THE DATE OF COMPLETION OF THE OFFERING, 1,801,700 SHARES OF COMMON STOCK WILL REPRESENT APPROXIMATELY 43% OF THE ISSUED AND OUTSTANDING SHARES OF BANCORP. Except for the ESOP, which intends to subscribe for up to 8% of the Common Stock issued in the Offering, including shares contributed to the Foundation, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may, in their respective capacities as such, purchase in the Subscription Offering more than $350,000 of the Common Stock offered in the Offering; no person, together with associates of and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $350,000 of the shares offered in the Offering; and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of $700,000 of the shares of Common Stock offered in the Offering; provided, however, that such purchase limitations may be increased or decreased in the sole discretion of Bancorp without further approval of subscribers or the Bank's members to the extent permitted by applicable regulations. See "The Reorganization and Stock Offering --The Offering," "-- Community Offering" and "-- Limitations on Common Stock Purchases." The minimum purchase is 25 shares.

  Pursuant to the Plan, Bancorp intends to establish a charitable foundation, in connection with the Reorganization and Offering. The Bank and Bancorp will form the West Essex Bancorp Charitable Foundation (the "Foundation") which will be incorporated under Delaware law as a non-stock corporation. The Plan provides that Bancorp will fund the Foundation with cash and shares of Common stock contributed by Bancorp from authorized but unissued shares in an amount equal to approximately 4.2% of the shares sold in the Offering. The Foundation will be dedicated to charitable purposes within the Bank's community. The establishment of the Foundation is subject to the approval of the Bank's members at the Special Meeting being held to consider the Plan. For a discussion of the Foundation and its effects on the Reorganization, see "Risk Factors--Establishment of the Charitable Foundation," "Pro Forma Data" and "The Reorganization and Stock Offering--Establishment of the Charitable Foundation."

  THE SUBSCRIPTION OFFERING WILL TERMINATE AT __:__, EASTERN TIME, ON ________, 1998 (THE "EXPIRATION DATE") UNLESS EXTENDED BY BANCORP, WITH THE APPROVAL OF THE OTS, IF NECESSARY. The Community Offering and Syndicated Community Offering, if any, must be completed within 45 days of the Subscription Offering, or __________, 1998, unless extended by Bancorp with the approval of the OTS. Orders submitted are irrevocable until the completion of the Reorganization and Offering; provided that, if the Reorganization and Offering is not completed within the 45 day period referenced to above, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. Such extensions may not go beyond ________, 2000. See "The Reorganization and Stock Offering --The Offering," " -- Community Offering" and "-- Procedure for Purchasing Shares in the Offering."

  Bancorp has received conditional approval to have its Common Stock quoted on the Nasdaq National Market ("Nasdaq") under the symbol "WEBK" upon completion of the Reorganization and Offering. Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the Common Stock. See "Risk Factors--Absence of a Market for the Common Stock," and "Market for the Common Stock."

  EXPLANATORY NOTE: This Prospectus contains certain forward looking statements consisting of estimates with respect to the financial condition, results of operations and business of Bancorp and the Bank. Prospective investors are cautioned that such forward looking statements are not guarantees of future performance and are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general, economic and market conditions, and the development of an interest rate environment that adversely affects the interest rate spread or other income anticipated from Bancorp's and the Bank's operations and investments. See "Risk Factors" for a discussion of other factors that might cause actual results to differ from such estimates.

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                                       4
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                 SUMMARY OF THE REORGANIZATION AND THE OFFERING

  The following summary of the Reorganization and the Offering is qualified in its entirety by the terms of the Plan and more detailed information appearing elsewhere in this Prospectus.


RISK FACTORS ..................   A purchase of the Common Stock involves a
                                  substantial degree of risk. Eligible Account
                                  Holders, Supplemental Eligible Account
                                  Holders, Other Members and other prospective investors should carefully consider the matters set forth under "Risk Factors." THE
                                  SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT
                                  INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
                                  INSURANCE CORPORATION ("FDIC"), THE BANK
                                  INSURANCE FUND ("BIF") OR THE SAVINGS
                                  ASSOCIATION INSURANCE FUND ("SAIF") OR ANY
                                  OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED
                                  BY BANCORP, THE MUTUAL COMPANY OR THE BANK.


WEST ESSEX BANCORP, INC. ......   Bancorp has not yet been incorporated. It will
                                  be incorporated at the direction of the Bank under Federal law in connection with the consummation of the Reorganization and
                                  Offering to become a savings and loan holding company and own all of the Bank's capital stock to be issued upon the Reorganization. In connection with the Reorganization and
                                  Offering, Bancorp will offer shares of Common
                                  Stock through the Offering and issue at least
                                  51% of its shares to the Mutual Company. Its executive office is located at 417 Bloomfield
                                  Avenue, Caldwell, New Jersey 07006 and its telephone number is (973) 226-7911.

WEST ESSEX BANCORP, M.H.C. ....   The Mutual Company is being organized by the
                                  Bank to be a federally chartered mutual
                                  holding company that will own a majority of the Common Stock of Bancorp following the Reorganization and Offering. The Mutual
                                  Company's principal assets will be shares of common stock received in the Reorganization and Offering and up to $100,000 received as its initial capitalization.


WEST ESSEX BANK, F.S.B. .......   The Bank is a federally chartered mutual
                                  savings bank. At March 31, 1998, the Bank had total assets of $312.5 million, total deposits of $239.1 million and total equity of $29.8 million. The Bank currently operates eight full service banking offices including its main office, all of which are located in Essex, Morris and Bergen Counties, New Jersey.
                                  The Bank has historically operated as a
                                  community-oriented savings institution whose business currently primarily consists of accepting deposits from customers in its primary market area and investing those deposits in mortgage-backed securities and one- to four-family residential mortgage loans, most of which are single-family loans secured by properties located primarily in the Bank's primary market area. To a significantly lesser extent, the Bank originates commercial real estate loans and home equity loans, construction and development loans, multi-family loans and consumer loans and invests in debt obligations of the federal government and federal agencies, as well as states and municipalities. The Bank considers that its market area consists of Essex, Morris and Bergen Counties, all of which are located in Northern New Jersey. Its executive offices are located at 417 Bloomfield Avenue, Caldwell,
                                  New Jersey 07006 and its telephone number is
                                  (973) 226-7911.

THE REORGANIZATION ............   On March 18, 1998, the Board of Directors of
                                  the Bank adopted the Plan pursuant to which
                                  the Bank will reorganize from a federal mutual
                                  savings bank into a federal mutual holding
                                  company structure. The structure following the
                                  Reorganization will be as follows: the Mutual
                                  Company
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                                       5

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                                  (which will be formed by the Bank) will own up
                                  to at least 51% of Bancorp's Common Stock and Bancorp will own 100% of the issued and outstanding capital stock of the Bank. It is intended that, following approval by the Bank's members of the Plan and the satisfaction of all other conditions precedent to the Reorganization, the Bank will effect the Reorganization in the following way: (i) the Bank will form an interim federal stock savings bank ("Interim I"), which will then form two subsidiaries, another interim federal stock savings bank ("Interim II") and Bancorp;
                                  (ii) the Bank will exchange its mutual charter for a stock charter and Interim I will exchange its charter for a federal mutual holding company charter to become the Mutual Company; (iii) Interim II will then merge with and into the Bank, with the Bank as the resulting entity and 100% of the outstanding capital stock of the Bank will be transferred to the Mutual Company in exchange for membership interests in the Bank that existed when the Bank was in mutual form; and, finally, (iv) the Mutual Company will transfer 100% of the issued and outstanding capital stock of the Bank to Bancorp. In connection with the Reorganization, the Mutual Company will be capitalized by the Bank with $100,000.


THE MUTUAL COMPANY
 STRUCTURE AND REASONS
 FOR THE REORGANIZATION .......   In adopting the Plan, the Board of Directors
                                  of the Bank has determined that for the
                                  reasons set forth below, the Reorganization is advisable and in the best interests of the Bank and its depositors, and is consistent with the Bank's business plan to operate as an independent, community-oriented savings institution. The Reorganization will enable the Bank to access capital markets, expand its current operations, acquire other financial institutions or establish new branch offices, diversify into other financial services to the extent allowable by applicable law and regulation and to otherwise improve the Bank's ability to provide services to its community.
                                  Such access to the capital markets will also make it possible for the Bank to be more responsive to possible future changes in the regulations of the bank regulatory agencies mandating higher capital reserves and/or capital ratios. AT THE SAME TIME, THE MUTUAL
                                  HOLDING COMPANY STRUCTURE WILL PRESERVE THE
                                  MUTUAL FORM OF OWNERSHIP WITHIN THE MUTUAL
                                  HOLDING COMPANY STRUCTURE, CONSISTENT WITH THE
                                  BANK'S COMMITMENT TO BE AN INDEPENDENT,
                                  COMMUNITY ORIENTED SAVINGS INSTITUTION. IN
                                  THIS REGARD, SO LONG AS THE MUTUAL COMPANY IS
                                  IN EXISTENCE, IT WILL AT ALL TIMES OWN AT
                                  LEAST A MAJORITY INTEREST OF BANCORP, AND
                                  THEREFORE, INDIRECTLY, THE BANK AS WELL.

                                  The Board of Directors believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, which include: (i) the inability to sell Common Stock in excess of 49.9% of Bancorp's total issued and outstanding voting stock so long as the Mutual Company remains in existence; (ii) the more limited liquidity of the Common Stock, as compared to a standard conversion; (iii) the inability of stockholders other than the Mutual Company to obtain majority ownership of the Bank and Bancorp, which may result in the perpetuation of the existing management and Board of Directors of Bancorp and the Bank; and (iv) the added expense of conducting more than one stock offering should the Mutual Company convert to the stock form at some future date. Because the Mutual Company will hold a majority of the Common Stock of Bancorp following consummation of the

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                                       6

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                                  Reorganization and Offering, the Mutual
                                  Company could take certain actions that the Minority Stockholders may not believe is in their best interest, including but not limited to, preventing the sale of Bancorp, defeating Board candidates nominated or supported by Minority Stockholders, or defeating other proposals that may be supported by the Minority Stockholders.

                                  The Reorganization does not preclude the conversion of the Mutual Company from the mutual to stock form of organization following the Reorganization. NO ASSURANCE CAN BE GIVEN THAT THE MUTUAL COMPANY WILL EVER CONVERT TO STOCK FORM OR WHAT CONDITIONS THE OTS MAY IMPOSE ON ANY SUCH TRANSACTION. SEE "CONVERSION OF MUTUAL COMPANY TO STOCK FORM."


WEST ESSEX BANCORP CHARITABLE
 FOUNDATION ..................    The Plan provides for the establishment of a
                                  charitable foundation in connection with the Reorganization. The Foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded with a contribution by Bancorp equal to approximately
                                  4.2% of the Common Stock sold in the Offering which, if 2,071,955 shares of Common Stock are sold in the Offering, would cost the Bank approximately $870,000, in addition to a cash contribution of $100,000. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, all of whom will be Directors of Bancorp or the Bank or officers of Bancorp or the Bank.
                                  The establishment of the charitable foundation could have an adverse impact on earnings in the year the Foundation is established. See
                                  "Risk Factors--Establishment of the Charitable
                                  Foundation," and "The Reorganization and Stock
                                  Offering--Establishment of the Charitable
                                  Foundation."

TERMS OF THE
SUBSCRIPTION OFFERING ........    The Plan of Stock Issuance authorizes Bancorp
                                  to offer Common Stock to persons other than the MHC in the Offering in an amount less than 50.0% of the issued and outstanding shares of Bancorp Common stock. Bancorp is offering between 1,531,445 and 2,071,955 shares in the Offering, which represents a Minority
                                  Ownership Interest of 43%, based upon the Independent Valuation. The shares of Common
                                  Stock to be sold in connection with the
                                  Reorganization and Offering are being offered at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority to:
                                  (i) Eligible Account Holders; (ii) the ESOP;
                                  (iii) Supplemental Eligible Account Holders;
                                  and (iv) Other Members. Subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering will be offered in the Community Offering at $10.00 per share to certain members of the general public.
                                  Subscription rights will expire if not
                                  exercised by 12:00 noon, Eastern time, on ________, 1998, unless extended by the Bank and Bancorp, with the approval of the OTS, if necessary. Deposit accounts that will provide a subscription right to holders thereof include all withdrawable deposits in the Bank, including non-interest bearing demand deposits. See "The Reorganization and Stock
                                  Offering--Subscription and Subscription
                                  Rights" and "--Community Offering."

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PROCEDURE FOR ORDERING SHARES
 AND PROSPECTUS DELIVERY ......   Forms to order Common Stock offered in the
                                  Subscription Offering and the Community
                                  Offering will be preceded or accompanied by a Prospectus. Any person receiving a stock order and certification form who desires to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment.
                                  ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE
                                  REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE
                                  BANK. To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. The
                                  Bank is not obligated to accept subscriptions not submitted on an original stock order form.
                                  See "The Reorganization and Stock Offering--
                                  Procedure for Purchasing Shares in the
                                  Subscription Offering."


FORM OF PAYMENT FOR SHARES ....   Payment for subscriptions may be made: (i) in
                                  cash (if delivered in person); (ii) by check, bank draft or money order; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank. See "The
                                  Reorganization and Stock Offering--Procedure for Purchasing Shares in the Offering."

NONTRANSFERABILITY OF
 SUBSCRIPTION RIGHTS ..........   The subscription rights of Eligible Account
                                  Holders, Supplemental Eligible Account
                                  Holders, Other Members and the Employee Plans, including the ESOP, are nontransferable. See
                                  "The Reorganization and Stock Offering--
                                  Certain Restrictions on Purchase or Transfer of the Common Stock."

PURCHASE LIMITATIONS ..........   Except for the ESOP, no Eligible Account
                                  Holder, Supplemental Eligible Account Holder or Other Member may purchase in the Subscription Offering more than $350,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the Community
                                  Offering and the Syndicated Community Offering more than $350,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than $700,000 of Common Stock.
                                  However, the ESOP may purchase up to 10% of the Common Stock issued in the Offering, including shares issued to the Foundation.
                                  Pursuant to the Plan, it is intended that the ESOP will purchase 8% of the Common Stock issued in the Offering, including shares issued to the Foundation. The minimum purchase is 25 shares of Common Stock. At any time during the Reorganization and Offering and without approval of the Bank's depositors or a resolicitation of subscribers, the Bank and Bancorp may, in their sole discretion, decrease the maximum purchase limitation below
                                  $350,000 of Common Stock; however, such amount may not be reduced to less than 0.10% of the Common Stock offered. Additionally, at any time during the Reorganization and Offering, the Bank and Bancorp may, in their sole discretion, increase the maximum purchase limitation in the Subscription and Community
                                  Offerings to an amount in excess of $350,000, up to a maximum of 5% of the shares to be issued in the Reorganization and Offering.
                                  Similarly, the $700,000 overall maximum
                                  purchase limitation may be decreased to an amount not below 1% of the Common Stock offered or increased up to 5% of the total shares of Common Stock offered in the Offering.

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                                       8

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SECURITIES OFFERED AND
 PURCHASE PRICE ...............   Bancorp is offering between 1,531,445 and
                                  2,071,955 shares of Common Stock at a purchase price of $10.00 per share. The maximum of the Offering Range may be increased by up to 15% and the maximum number of shares of Common
                                  Stock to be issued may be increased up to 2,382,748 shares due to regulatory considerations and changes in market or general financial or economic conditions. See
                                  "The Reorganization and Stock Offering--Stock
                                  Pricing and Number of Shares Issued."

INDEPENDENT VALUATION .........   The purchase price per share has been fixed at
                                  $10.00. The total number of shares to be issued in the Conversion is based upon an independent appraisal prepared by FinPro, dated as of June 12, 1998, which states that the estimated pro forma market value of the Common Stock ranged from $35.6 million to $48.2 million, taking into account shares issued to the Foundation. Establishing the Foundation in connection with the
                                  Reorganization and Offering will result in a lower aggregate market valuation than if the Reorganization and Offering were completed without the Foundation. See "Comparison of Valuation and Pro Forma Information With No
                                  Foundation." The final aggregate value will be determined at the time of closing of the Offering and is subject to change due to changing market conditions and other factors.
                                  See "The Reorganization and Stock Offering--
                                  Stock Pricing and Number of Shares Issued."


USE OF PROCEEDS ...............   Bancorp will use up to 75% of the net proceeds
                                  of the Offering to acquire 100% of the capital stock of the Bank. The remaining net proceeds will be used for general business activities, including the loan of funds to the ESOP (to the extent such loan is not funded by a third party) to enable the ESOP to purchase up to 8% of the stock issued in the Offering, including shares issued to the Foundation. Bancorp intends initially to invest the remaining net proceeds in federal funds and securities, primarily mortgage-related securities and federal agency obligations. In connection with the Reorganization, the Mutual Company will be capitalized by the Bank with $100,000. The
                                  Bank intends to utilize the net proceeds received by it for general business purposes, including investment in loans and mortgage-related securities. On an interim basis, it is anticipated that most of the net proceeds will be invested in investments that qualify as short-term liquidity for regulatory purposes until such proceeds can be deployed in longer-term investments. See "Use of Proceeds."

DIVIDEND POLICY ...............   Upon consummation of the Reorganization and
                                  Offering, the Board of Directors of Bancorp will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors of Bancorp may consider a policy of paying cash dividends on the Common
                                  Stock. However, no decision has been made with respect to such dividends, if any. See
                                  "Dividend Policy."

BENEFITS OF THE REORGANIZATION
TO MANAGEMENT .................   Among the benefits to the Bank and Bancorp
                                  anticipated from the Reorganization and
                                  Offering is the ability to attract and retain personnel through the use of stock options and other stock related benefit programs.
                                  Subsequent to the Reorganization, Bancorp intends to adopt a Stock-Based Incentive Plan
                                  (as defined herein) for the benefit of
                                  directors, officers and employees of Bancorp and Bank. If the Stock-Based Incentive Plan is adopted within one year after the Reorganization, the plan will be subject to

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                                       9
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                                  stockholders' approval at a meeting of
                                  stockholders which may not be held earlier than six months after the Reorganization. The Stock-Based Incentive Plan would provide for the granting of stock-based benefits, including Common Stock in an amount equal to 4% of the Common Stock issued in the Offering, including shares issued to the Foundation, and options to purchase Common Stock in an amount equal to 10% of the Common Stock issued in the Offering, including shares issued to the Foundation. Any Common Stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients.

                                  Additionally, certain officers of Bancorp and the Bank will be provided with employment agreements or change in control agreements which provide such officers with employment rights and/or payments upon their termination of service following a change in control. The Stock-Based Incentive Plan may also provide participants with benefits upon a change in control of Bancorp or the Bank. For a further description of the Stock-Based Incentive Plan and employment and change in control agreements, see "Risk Factors--Stock Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments" and "Management of the Bank--Other Benefit Plans." See "Management of the Bank-- Subscriptions by Executive Officers and Directors," "Certain Restrictions on Acquisition of Bancorp" and "The Reorganization and Stock Offering-- Establishment of the Charitable Foundation."


VOTING CONTROL OF OFFICERS
 AND DIRECTORS ................   Directors and executive officers of the Bank
                                  and Bancorp expect to purchase approximately
                                  18.8% or 13.9% of shares of Common Stock sold in the Offering, based upon the minimum and the maximum of the Offering Range, including shares issued to the Foundation, respectively.
                                  Additionally, assuming the implementation of the ESOP and Stock-Based Incentive Plan, directors, executive officers and employees have the potential to control the voting of approximately 36.4% or 32.1% of the Common
                                  Stock at the minimum and the maximum of the Offering Range, including shares issued to the Foundation, respectively. See "Management of the Bank--Subscriptions by Executive Officers and Directors," and "Certain Restrictions on Acquisition of Bancorp." In addition, the Mutual Company will control the voting of at least 51% of the total outstanding Common
                                  Stock of Bancorp, and the Bank's current Board of Directors will control the Mutual Company.

WAIVER OF DIVIDENDS BY THE
 MUTUAL COMPANY ...............   It has been the recent practice of the OTS to
                                  permit mutual holding companies to waive the receipt of cash dividends declared by savings association subsidiaries or subsidiary holding companies on a case-by-case basis and pursuant to OTS regulations, subject to the satisfaction of certain conditions, although there can be no assurance that the OTS will permit future dividend waivers, or of the terms of such permitted waivers. The Board of Directors of the Mutual Company, which initially will consist of the same individuals as the Board of Directors of the Bank, will determine whether the Mutual Company will waive receipt of such dividends as such dividends are declared by Bancorp. The Mutual
                                  Company may elect to receive dividends and to utilize the dividends received, if any, for general corporate purposes and to fund the purchase of Common Stock in the open market, as well as the payment of miscellaneous expenses. Any waiver of

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                                       10
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                                  dividends by the Mutual Company may result in
                                  an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of a stock holding company should the Mutual Company convert from the mutual to stock form of organization. Such an adjustment would have the effect of diluting the Minority Ownership Interest. See "Risk Factors--Waiver of Dividends by the Mutual Company," "Waiver of Dividends by the Mutual Company" and "Conversion of the Mutual Company to Stock Form."


CONVERSION OF THE MUTUAL
 COMPANY TO STOCK FORM ........   Although the Mutual Company may convert to the
                                  stock form of organization in the future (a
                                  "Conversion Transaction") and OTS regulations provide for a Conversion Transaction, there can be no assurance when, if ever, a Conversion Transaction will occur, or what conditions may be imposed by the OTS on any Conversion Transaction. Any Conversion
                                  Transaction would be subject to federal
                                  securities laws and the regulations of the OTS in effect at the time of the Conversion
                                  Transaction. In the event of a Conversion
                                  Transaction, subject to OTS approval, (1) the stockholders of Bancorp other than the Mutual
                                  Company will be entitled to exchange their shares of Common Stock for shares of the stock holding company in a manner that is fair and reasonable to the stockholders and subject to the stock purchase limitations of the OTS conversion regulations (which may require, as a condition to the approval of the Conversion
                                  Transaction by the OTS, that certain insiders of Bancorp who have accumulated shares in excess of the stock purchase limitations of the Conversion Transaction to divest such shares, and may also potentially restrict or prohibit additional purchases of common stock of the stock holding company in the Conversion
                                  Transaction by other stockholders that could be in excess of such stock purchase limitation), or (2) the Mutual Company may conduct a Conversion Transaction that does not exchange shares of Common Stock for stock of the stock holding company; provided, however, the Mutual Company must purchase all shares not owned by it simultaneously with the closing of such Conversion Transaction at the fair market value of such shares, determined as if such shares had such exchange rights, as determined by an independent appraisal. The precise treatment of a Conversion Transaction by the OTS cannot be determined at this time and the OTS may impose, or the regulations of the OTS may require, restrictions or conditions that may adversely affect minority stockholders. See "Conversion of the Mutual
                                  Company to Stock Form."

EXPIRATION DATE FOR THE
 SUBSCRIPTION OFFERING ........   The Expiration Date for the Subscription
                                  Offering is 12:00 noon Eastern Time on
                                  ________, 1998 unless extended by the Bank and Bancorp and subject to any applicable regulatory approvals.

MARKET FOR STOCK ..............   As a mutual institution, the Bank has never
                                  issued capital stock and, consequently, there is no existing market for the Common Stock.
                                  Bancorp has received conditional approval to have its Common Stock listed on the Nasdaq under the symbol "WEBK" subject to the completion of the Offering and compliance with certain conditions. See "Market for the Common
                                  Stock."

CONVERSION CENTER .............   If you have any questions regarding the
                                  Reorganization and Offering, call the Stock
                                  Offering Center at (___) ___-____.

--------------------------------------------------------------------------------

          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

     The selected consolidated financial and other data of the Bank set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.

                                                            AT
                                                         MARCH 31,                            AT DECEMBER 31,
                                                         ---------   ---------------------------------------------------------
                                                          1998(1)      1997        1996        1995        1994        1993
                                                         ---------   ---------  ----------  ----------  ----------  ----------
                                                                                     (IN THOUSANDS)
SELECTED CONSOLIDATED FINANCIAL DATA:
Total assets(2)......................................    $312,522     $299,025    $235,969    $223,165   $199,580   $195,714
Loans receivable, net(3).............................     114,302      112,735      82,134      85,031     84,611     89,419
SECURITIES AVAILABLE-FOR-SALE(4):
     Investment securities, net......................       7,105        7,081       1,647       1,932      1,857     20,315
SECURITIES HELD-TO-MATURITY(4):
     Investment securities, net......................      28,768       22,929      22,476      18,482      7,498      7,502
     Mortgage-backed securities, net.................     122,633      130,174     113,254     100,032     89,300     49,695
Deposits.............................................     239,120      238,192     179,946     178,392    164,181    168,004
Borrowed money.......................................      42,300       30,300      23,650      17,000     10,000      5,000
Retained earnings-substantially restricted...........      29,801       29,275      28,452      26,856     24,477     21,838

                                            AT OR FOR THE THREE
                                               MONTHS ENDED
                                                 MARCH 31,                      AT OR FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------   --------------------------------------------------------------
                                            1998(1)     1997(1)        1997        1996         1995         1994         1993
                                         -----------  -----------   ----------   ---------   ----------   ----------    ----------
                                                                              (IN THOUSANDS)
SELECTED OPERATING DATA:
Interest income........................      $5,115      $4,252      $18,116      $16,467      $15,735      $13,235      $13,819
Interest expense.......................       2,870       2,152        9,656        8,300        7,618        5,121        5,882
                                             ------      ------      -------      -------      -------      -------      -------
   Net interest income.................       2,245       2,100        8,460        8,167        8,117        8,114        7,937
Provision for (recapture of) loan
  losses...............................         (22)         55          487          232          510         (247)        (200)
                                             ------      ------      -------      -------      -------      -------      -------
   Net interest income after
     provision for loan losses.........       2,267       2,045        7,973        7,935        7,607        8,361        8,137
Noninterest income.....................         140         113          373          476          332           32          399
Noninterest expense(5).................       1,636       1,351        7,173        5,919        4,446        4,648        4,492
                                             ------      ------      -------      -------      -------      -------      -------
   Income before income taxes(5).......         771         807        1,173        2,492        3,493        3,745        4,044
Income taxes(5)........................         260         284          436          836        1,221          977        1,744
                                             ------      ------      -------      -------      -------      -------      -------
Income before cumulative effect
   of change in accounting for
   income taxes(6).....................         511         523          737        1,656        2,272        2,768        2,300
Cumulative effect of change in
  accounting for income taxes..........          --          --           --           --           --           --        1,096
                                             ------      ------      -------      -------      -------      -------      -------
Net income.............................      $  511      $  523      $   737      $ 1,656      $ 2,272      $ 2,768      $ 3,396
                                             ======      ======      =======      =======      =======      =======      =======

                                                        (continued on next page)

                                                  AT OR FOR THE THREE
                                                      MONTHS ENDED
                                                         MARCH 31,             AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                 -----------------------  --------------------------------------------------
                                                   1998(1)     1997(1)      1997      1996      1995      1994       1993
                                                 ----------  -----------  --------  --------  --------  ---------  ---------
SELECTED FINANCIAL RATIOS AND OTHER DATA:
PERFORMANCE RATIOS(7):
 Return on average assets(5)...............         0.68%        0.89%      0.29%     0.74%     1.07%     1.44%       1.74%
 Return on average retained earnings(5)....         6.92         7.29       2.51      5.95      8.84     11.98       16.07
 Average retained earnings
  /average assets..........................         9.88        12.15      11.55     12.37     12.09     11.98       10.82
 Interest rate spread(8)...................         2.77         3.03       2.87      3.15      3.34      3.92        3.78
 Net interest margin(9)....................         3.17         3.66       3.44      3.74      3.93      4.33        4.19
 Non-interest expenses to average assets(5)         2.19         2.29       2.82      2.63      2.09      2.41        2.30
 Retained earnings to assets...............         9.54        12.27       9.79     12.06     12.03     12.26       11.16
 Efficiency ratio(10)......................        61.41        53.92      57.04     56.58     52.86     50.37       50.93
REGULATORY CAPITAL RATIOS(7)(11):
 Tangible capital..........................         7.84        12.27       7.98     12.06     12.02     12.26       11.16
 Core capital..............................         7.84        12.27       7.98     12.06     12.02     12.26       11.16
 Risk-based capital........................        19.95        40.13      26.10     39.15     37.50     35.89       25.18
ASSET QUALITY RATIOS(7):
 Non-performing loans to total assets......         0.74         1.20       0.84      1.26      0.96      1.55        2.72
 Non-performing loans to total loans
   receivable..............................         1.95         3.36       2.16      3.51      2.46      3.52        5.76
 Non-performing assets to total assets.....         1.10         1.66       1.24      1.85      1.57      2.48        4.38
 Allowance for loan losses to
  non-performing loans.....................        80.79        57.15      75.19     52.70     55.84     40.00       29.12
 Average interest-earning assets to average
   interest-bearing liabilities............       109.52       116.73     114.39    115.46    115.94    114.86      112.96
 Net interest income after provision for
   loan losses to non-interest expenses(5).       138.57       151.37     111.15    134.06    171.10    179.88      181.14
NUMBER OF FULL-SERVICE CUSTOMER
 facilities................................            8            5          8         5         5         5           5

______________________________
(1) The data presented at March 31, 1998 and for the three months ended March 31, 1998 and 1997 were derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. All operating results presented for selected financial ratios and other data for the three month periods ended March 31, 1998 and 1997 are presented on an annualized basis.
(2) The increase in assets in fiscal 1997 was due primarily to the purchase of three branch offices from Summit Bank. See "Management's Discussion and Analysis."
(3) The allowance for loan losses at March 31, 1998 and December 31, 1997, 1996, 1995, 1994 and 1993 was $1.9 million, $1.9 million, $1.6 million, $1.2 million, $1.2 million and $1.5 million, respectively.
(4) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"), as of December 31, 1993.

(5) Includes, for the year ended December 31, 1996, the SAIF Special Assessment of $1.1 million and the related income tax benefit of $395,000. If excluded, return on average assets, return on average retained earnings, non-interest expenses to average assets and net interest income after provision for loan losses to non-interest expenses would be 1.05%, 8.47%, 2.14% and 164.59%, respectively for the year ended December 31, 1996. Includes, for the three months ended March 31, 1998 and the year ended December 31, 1997, amortization expense related to the excess of cost over assets acquired from Summit Bank of $148,000 and $1.7 million, respectively, and the related income tax benefit of $53,000 and $627,000, respectively. If excluded, return on average assets, return on average retained earnings, non-interest expenses to average assets and net interest income after provision for loan losses to non-interest expense would be 0.81%, 8.20%, 1.99% and 152.35%, respectively, for the three months ended March 31, 1998 and 0.73%, 6.30%, 2.13% and 146.83%, respectively, for the year ended December 31, 1997.
(6) Represents the cumulative effect, as of January 1, 1993, of the initial application of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes."
(7) With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(8) The interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(9) The net interest margin represents net interest income as a percent of average interest-earning assets.
(10) The efficiency ratio represents non-interest expenses, excluding the SAIF Special Assessment, impairment loss and amortization relating to intangible assets and loss on REO, divided by the sum of net interest and non-interest income excluding income on REO and security gain/loss.
(11) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation and Supervision - Federal Savings Institution Regulation -- Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.

                              RECENT DEVELOPMENTS

   The following tables set forth certain consolidated financial and other information of the Bank for the periods and at the dates indicated. The selected consolidated financial data, operating data and ratios and other data as of June 30, 1998 and for the three and six months ended June 30, 1998 and 1997 are derived from unaudited consolidated financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for the fair presentation of financial data and operating data for the three and six months ended June 30, 1998 and 1997 are included. The results of operations and ratios and other data presented for the three and six months ended June 30, 1998 are not necessarily indicative of the results of operations for the year ending December 31, 1998.

                                                           AT JUNE  30,         AT DECEMBER 31,
                                                         ---------------      ------------------
                                                             1998(1)                 1997
                                                         ---------------      ------------------
                                                                    (IN THOUSANDS)
SELECTED CONSOLIDATED FINANCIAL DATA:
Total assets...............................                 $321,555              $299,025
Loans receivable, net(2)...................                  132,003               112,735
SECURITIES AVAILABLE-FOR-SALE:
   Investment securities, net..............                    8,157                 7,081
SECURITIES HELD-TO-MATURITY:
   Investment securities, net..............                   32,627                22,929
   Mortgage-backed securities, net.........                  122,594               130,174
Deposits...................................                  239,735               238,192
Borrowed money.............................                   50,041                30,300
Retained earnings-substantially restricted.                   30,304                29,275


                                                       FOR THE THREE                                FOR THE SIX
                                                    MONTHS ENDED JUNE 30,                       MONTHS ENDED JUNE 30,
                                           --------------------------------------    ----------------------------------------
                                                1998(1)            1997(1)                1998(1)             1997(1)
                                           -----------------  -------------------    -----------------  ---------------------
                                                                             (IN THOUSANDS)
SELECTED OPERATING DATA:
Interest income............................       $5,342          $4,358                $10,457              $8,610
Interest expense...........................        3,117           2,259                  5,987               4,411
                                                  ------          ------                -------              ------
 Net interest income.......................        2,225           2,099                  4,470               4,199
Provision for (recapture of) loan losses...           --             187                    (22)                242
                                                  ------          ------                -------              ------
 Net interest income after
   provision for loan losses...............        2,225           1,912                  4,492               3,957
Noninterest income.........................          121              96                    261                 209
Noninterest expense........................        1,607           1,350                  3,243               2,701
                                                  ------          ------                -------              ------
 Income before provision for income tax
  expense..................................          739             658                  1,510               1,465
Income tax expense.........................          257             235                    517                 519
                                                  ------          ------                -------              ------
Net income.................................       $  482          $  423                $   993              $  946
                                                  ======          ======                =======              ======

                                                                AT OR FOR THE                     AT OR FOR THE
                                                              THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                   JUNE 30,                         JUNE 30,
                                                        ------------------------------  -------------------------------
                                                           1998(1)         1997(1)          1998(1)         1997(1)
                                                        -------------  ---------------  --------------  ---------------

SELECTED FINANCIAL RATIOS AND OTHER DATA:
PERFORMANCE RATIOS(3):
 Return on average assets.......................             0.61%          0.70%             0.64%          0.79%
 Return on average retained earnings............             6.42           5.80              6.66           6.54
 Average retained earnings
  /average assets...............................             9.48          12.10              9.67          12.13
 Interest rate spread(4)........................             2.51           2.97              2.64           3.00
 Net interest margin(5).........................             2.95           3.59              3.06           3.63
 Non-interest expenses to average assets........             2.03           2.24              2.10           2.26
 Retained earnings to assets....................             9.42          11.93              9.42          11.93
 Efficiency ratio(6)............................            61.04          52.30             61.21          53.13
REGULATORY CAPITAL RATIOS(3)(7):
 Tangible capital...............................             7.81          11.95              7.81          11.95
 Core capital...................................             7.81          11.95              7.81          11.95
 Risk-based capital.............................            23.13          38.14             23.13          38.14
ASSET QUALITY RATIOS(3):
 Non-performing loans to total assets...........             0.65           1.02              0.65           1.02
 Non-performing loans to total loans
   receivable...................................             1.57           2.67              1.37           2.67
 Non-performing assets to total assets..........             0.86           1.52              0.86           1.52
 Allowance for loan losses to
  non-performing loans..........................            87.60          75.80             87.60          75.80
 Average interest-earning assets to average
   interest-bearing liabilities.................           110.36         116.01            110.16         116.37
 Net interest income after provision
   for loan losses to non-interest
   expenses.....................................           138.46         141.63            138.51         146.50
NUMBER OF FULL-SERVICE CUSTOMER
 facilities.....................................                8              5                 8              5


__________________
(1) The data presented at June 30, 1998 and for the three and six months ended June 30, 1998 and 1997 was derived from unaudited consolidated financial statements and reflects, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the three and six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. All operating results presented for selected financial ratios and other data for the three and six month periods ended June 30, 1998 and 1997 are presented on an annualized basis.

(2) The allowance for loan losses at June 30, 1998 and December 31, 1997 was $1.8 million and $1.9 million, respectively.

(3) With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.

(4) The interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(5) The net interest margin represents net interest income as a percent of average interest-earning assets.

(6) The efficiency ratio represents non-interest expenses, excluding impairment loss and amortization relating to intangible assets and loss on REO, divided by the sum of net interest and non-interest income excluding income on REO and security gain/loss.

(7) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation and Supervision - Federal Savings Institution Regulation -- Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1998 AND DECEMBER 31, 1997

     Total assets were $321.6 million at June 30, 1998, compared to $299.0 million at December 31, 1997, an increase of $22.6 million, or 7.5%. The increase in assets was funded primarily by an increase in borrowings of $19.7 million.

     Cash and cash equivalents, primarily interest-bearing deposits with the FHLB, decreased $3.2 million to $5.5 million at June 30, 1998 from $8.7 million at December 31, 1997. Additionally, the Bank invested in term deposits with the FHLB totalling $3.0 million. These term deposits have initial periods to maturity of between three and seven months. The overall decrease in cash and cash equivalents and term deposits was $163,000.

     In the aggregate, mortgage-backed securities and investment securities, including available for sale and held to maturity issues, totalled $163.4 million at June 30, 1998, an increase of $3.2 million from $160.2 million at December 31, 1997. Mortgage-backed securities, all of which are held to maturity, decreased $7.6 million due to repayments. Investment securities held to maturity increased $9.7 million, primarily due to security purchases, and investment securities available for sale increased $1.1 million due primarily to purchases.

     Loans receivable increased $19.3 million to $132.0 million at June 30, 1998 from $112.7 million at December 31, 1997. The increase was primarily in the one- to four-family mortgage loan category and resulted from strong loan origination volume.

     Deposits totaled $239.7 million at June 30, 1998, an increase of $1.5 million, or 0.6%, over the $238.2 million balance at December 31, 1997.

     Borrowed money increased $19.7 million to $50.0 million at June 30, 1998, as compared to $30.3 million at December 31, 1997. Based on the lower cost of wholesale funds as compared to comparable maturity retail deposits, management chose to fund the asset growth discussed above with additional borrowings.

     Retained earnings increased $1.0 million, or 3.4%, to $30.3 million, primarily due to the retention of net income.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND
1997

     NET INCOME.   Net income increased $59,000, or 13.9%, to $482,000 for the three months ended June 30, 1998 compared with $423,000 for the same period in 1997. The increase in net income during the 1998 period resulted from increases in net interest income and non-interest income and a decrease in provision for loan losses, partially offset by increases in non-interest expense and income taxes.

     INTEREST INCOME.   Total interest income increased $984,000 million, or
22.6%, to $5.3 million for the three months ended June 30, 1998 from $4.4 million for the same 1997 period. The increase was the result of a 29.3% increase in average interest-earning assets between the periods, which more than offset a 39 basis point decline in yield. The increase in the average balance was the result of increased loan originations and securities purchased funded by cash received in connection with the deposits purchased from Summit and increased borrowings. The decrease in yield was the result of lower rates obtained on loans originated and mortgage-backed securities purchased since June 30, 1997.

     INTEREST EXPENSE.   Interest expense increased $858,000, or 38.0%, to $3.1
million during the three months ended June 30, 1998 when compared to $2.3 million during the same 1997 period. Such increase was primarily attributable to increases of $72.4 million in the average balance of interest-bearing liabilities and seven basis points in the cost thereof. The increased average balance is the result of the purchase of $51.0 million in deposits from Summit in October 1997 and increased borrowings.

     NET INTEREST INCOME.   Net interest income increased $126,000, or 6.0%,
during the three months ended June 30, 1998 when compared with the same 1997 period. Such increase was due to an increase in total interest income of $984,000, which was sufficient to offset an increase in total interest expense of $858,000. The Bank's net interest rate spread decreased to 2.51% in 1998 from 2.97% in 1997. The decrease in the interest rate spread resulted from a decrease of 39 basis points in the yield earned on interest-earning assets along with a seven basis point increase in the cost of interest-bearing liabilities. Despite the decline in interest rate spread, the Bank improved net interest income due to the additional income generated by the $68.4 million increase in average interest-earning assets, which more than offset the additional cost incurred by the $72.4 million increase in average interest-bearing liabilities.

     PROVISION FOR LOAN LOSSES. During the three months ended June 30, 1998, the Bank did not record a provision for loan losses. During the three months ended June 30, 1997, the Bank provided $187,000 as a provision for loan losses. The allowance for loan losses is based on management's evaluation of the risk inherent in its loan portfolio and gives due consideration to the changes in general market conditions and in the nature and volume of the Bank's loan activity. The Bank intends to continue to provide for loan losses based on its periodic review of the loan portfolio and general market conditions. At June 30, 1998 and 1997, loans delinquent ninety days or more totalled $2.1 million and $2.5 million, respectively, representing 1.57% and 2.67%, respectively, of total loans. At June 30, 1998, the allowance for loan losses stood at $1.8 million, representing 1.38% of total loans and 87.6% of loans delinquent ninety days or more. At June 30, 1997, the allowance for loan losses stood at $1.9 million, representing 2.03% of total loans and 75.8% of loans delinquent ninety days or more.

     NON-INTEREST INCOME. Non-interest income increased $25,000, or 26.0%, to $121,000 during the three months ended June 30, 1998 from $96,000 during the same 1997 period. The increase resulted from increased fees and service charges.

     NON-INTEREST EXPENSES. Non-interest expenses increased by $257,000, or 19.0%, to $1.61 million during the three months ended June 30, 1998 when compared with $1.35 million during the same 1997 period. Salaries and employee benefits, net occupancy expense, equipment, advertising, and miscellaneous expense increased in the aggregate by $284,000, or 24.7%, to $1.43 million during the three months ended June 30, 1998 from $1.15 million during the same prior year period due primarily to the purchase of three branches from Summit. Such purchase in October 1997 increased the Bank's number of office locations from 5 to 8 and resulted in increases in the aforementioned expenses. Loss on REO decreased $175,000 to $27,000 during the three months ended June 30, 1998 from $202,000 during the same prior year period due primarily to a reduction in loss provisions recorded between the two periods. During the three month period ended June 30, 1998, amortization expense of $148,000 was recorded in connection with the acquisition of deposits from Summit in October 1997. No comparable expense was recorded during the same 1997 period.

     INCOME TAXES. Income tax expense totalled $257,000, or 34.8%, of income before income taxes, during the three months ended June 30, 1998 as compared to $235,000, or 35.7% of income before income taxes, during the comparable 1997 period.

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

     NET INCOME.   Net income increased $47,000, or 5.0%, to $993,000 for the six months ended June 30, 1998 compared with $946,000 for the same period in 1997. The increase in net income during the 1998 period resulted from increases in net interest income and non-interest income and decreases in provision for loan losses and income taxes, partially offset by increases in non-interest expense and income taxes.

     INTEREST INCOME.   Total interest income increased $1.9 million, or 21.5%,
to $10.5 million for the six months ended June 30, 1998 from $8.6 million for the same 1997 period. The increase was the result of a 26.3 % increase in average interest-earning assets between the periods, which more than offset a 28 basis point decline in yield. The increase in the average balance was the result of increased loan originations and securities purchased funded by cash received in connection with the deposits purchased from Summit and increased borrowings. The decrease in yield was the result of lower rates obtained on loans originated and mortgage-backed securities purchased since June 30, 1997.

     INTEREST EXPENSE. Interest expense increased $1.6 million, or 35.7%, to $6.0 million during the six months ended June 30, 1998 when compared to $4.4 million during the same 1997 period. Such increase was primarily attributable to increases of $66.4 million in the average balance of interest-bearing liabilities and eight basis points in the cost thereof. The increased average balance is the result of the purchase of $51.0 million in deposits from Summit in October 1997 and increased borrowings.

     NET INTEREST INCOME.   Net interest income increased $271,000, or 6.5%,
during the six months ended June 30, 1998 when compared with the same 1997 period. Such increase was due to an increase in total interest income of $1.9 million, which was sufficient to offset an increase in total interest expense of $1.6 million. The Bank's net interest rate spread decreased to 2.64% in 1998 from 3.00% in 1997. The decrease in the interest rate spread resulted from a decrease of 28 basis points in the yield earned on interest-earning assets along with an eight basis point increase in the cost of interest-bearing liabilities. Despite the decline in interest rate spread, the Bank improved net interest income due to the additional income generated by the $60.8 million increase in average interest-earning assets, which more than offset the additional cost incurred by the $66.4 million increase in average interest-bearing liabilities.

     PROVISION FOR LOAN LOSSES. During the six months ended June 30, 1998, the Bank recorded a recapture of the provision for loan losses of $22,000. During the six months ended June 30, 1997, the Bank provided $242,000 as a provision for loan losses. The allowance for loan losses is based on management's evaluation of the risk inherent in its loan portfolio and gives due consideration to the changes in general market conditions and in the nature and volume of the Bank's loan activity. The Bank intends to continue to provide for loan losses based on its periodic review of the loan portfolio and general market conditions.

     NON-INTEREST INCOME. Non-interest income increased $52,000, or 24.9%, to $261,000 during the six months ended June 30, 1998 from $209,000 during the same 1997 period. The increase resulted from increased fees and service charges.

     NON-INTEREST EXPENSES. Non-interest expenses increased by $542,000, or 20.1%, to $3.2 million during the six months ended June 30, 1998 when compared with $2.7 million during the same 1997 period. Salaries and employee benefits, net occupancy expense, equipment, advertising, and miscellaneous expense increased in the aggregate by $554,000, or 23.7%, to $2.9 million during the six months ended June 30, 1998 from $2.3 million during the same prior year period due primarily to the purchase of three branches from Summit. Such purchase in October 1997 increased the Bank's number of office locations from 5 to 8 and resulted in increases in the aforementioned expenses. Loss on REO decreased $308,000 to $51,000 during the six months ended June 30, 1998 from $359,000 during the same prior year period due primarily to a reduction in loss provisions recorded between the two periods. During the six month period ended June 30, 1998, amortization expense of $296,000 was recorded in connection with the acquisition of deposits from Summit in October 1997. No comparable expense was recorded during the same 1997 period.

     INCOME TAXES. Income tax expense totalled $517,000, or 34.2%, of income before income taxes, during the six months ended June 30, 1998 as compared to $519,000, or 35.4% of income before income taxes, during the comparable 1997 period.

                                  RISK FACTORS


     The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby. INCLUDED HEREIN IS INFORMATION REGARDING VARIOUS RISKS, INCLUDING RISKS RELATING TO COMPETITION FOR MORTGAGE LOANS, THE POTENTIAL IMPACT OF CHANGES IN INTEREST RATES AND THE POTENTIAL FOR A LOW RETURN ON EQUITY FOLLOWING THE REORGANIZATION. AS DISCUSSED IN THOSE SECTIONS, THE COMPETITION FOR MORTGAGE LOANS MAY MAKE IT DIFFICULT FOR BANCORP TO INVEST THE PROCEEDS FROM THE OFFERING. CHANGES IN INTEREST RATES COULD HAVE A FURTHER ADVERSE EFFECT ON BANCORP'S ABILITY TO DEPLOY THE PROCEEDS AND EARN AN ACCEPTABLE RETURN. THE ABILITY OF BANCORP TO SUCCESSFULLY DEPLOY THE OFFERING PROCEEDS COULD ADVERSELY AFFECT BANCORP'S PROFITABILITY, WHICH, IN TURN, COULD HAVE AN ADVERSE EFFECT ON THE VALUE OF THE COMMON STOCK FOLLOWING THE OFFERING. ALSO DISCUSSED HEREIN ARE RISKS ASSOCIATED WITH THE MUTUAL HOLDING COMPANY STRUCTURE, ABSENCE OF A CURRENT MARKET FOR THE COMMON STOCK, POTENTIAL LEGISLATIVE ISSUES THAT COULD AFFECT THE BANK AND BANCORP, THE CHARITABLE FOUNDATION, PROPOSED COMPENSATION AND STOCK-BASED BENEFIT PLANS, THE POSSIBLE INCREASE IN THE OFFERING RANGE AND NUMBER OF SHARES ISSUED, POSSIBLE ADVERSE TAX CONSEQUENCES AND YEAR 2000 COMPLIANCE ISSUES.

COMPETITION FOR MORTGAGE LOANS IN MARKET AREA

     The Bank faces significant competition both in making loans and in attracting deposits. While its lending area extends throughout New Jersey, most of the Bank's mortgage loans are secured by properties located in Essex, Morris and Bergen Counties, New Jersey (the Bank's "primary market area"). The State of New Jersey has a high density of financial institutions, many of which have a state-wide or regional presence, and, in some cases, a national presence, all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. Limited mortgage lending opportunities in the Bank's primary market area may exist for the foreseeable future. In an effort to address the intense competition for mortgage loans, the Bank is aggressively seeking lending opportunities, including through using loan brokers, expanding available lending products and aggressively pricing its loan products. Although the Bank has been successful in substantially increasing loan originations in the past year, there can be no assurance the Bank will be able to continue to do so in the future. The Bank faces additional competition for deposits from short-term money market funds, common stock funds, other corporate and government securities funds and from other financial institutions such as brokerage firms and insurance companies. See "Business of the Bank -- Market Area and Competition."

POTENTIAL IMPACT OF CHANGES IN INTEREST RATES

     The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. One method of analyzing an institution's exposure to interest rate risk is by measuring the change in the institution's Net Portfolio Value ("NPV") under various interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. An NPV Ratio, in any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The sensitivity measure is the decline in the NPV Ratio, in basis points, caused by a 2% increase or decrease in rates, whichever produces a larger decline. The higher an institution's sensitivity measure is, the greater its exposure to interest rate risk is considered to be. As of March 31, 1998, the most recent date for which information is available, the Bank's sensitivity measure, as measured by the OTS, indicated that a 2% increase in interest rates would cause a 206 basis point decline in the Bank's NPV Ratio. This NPV Ratio sensitivity measure does not exceed the thresholds at which the Bank could be required to hold additional risk-based capital under OTS regulation, if so determined by the OTS. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk and Market Risk Analysis -- Net Portfolio Value" and "Regulation and Supervision -- Federal Savings Institution Regulation -- Capital Requirements."

     A significant portion of the Bank's assets consist of fixed-rate residential mortgage loans. At March 31, 1998, the Bank had $89.5 million of one- to four-family mortgage loans, or 75.7% of the Bank's total loans receivable of which $44.6 million, or 49.8%, have fixed-rates of interest. The Bank emphasizes fixed-rate mortgage loans due to customer preference for fixed-rate mortgage loans in the Bank's market area. The Bank also retains in its portfolio all of the loans that it originates, including fixed-rate mortgage loans. Investment in fixed-rate mortgage loans generally results in increased interest rate risk as such loans do not reprice as adjustable-rate mortgage loans do during periods of rising interest rates. The Bank attempts to offset the risks associated with its predominantly fixed-rate loan portfolio by investing in adjustable-rate mortgage-backed securities and by maintaining a strong level of capital, although the Bank, to a lesser extent, also invests in fixed-rate mortgage-backed and other securities. At March 31, 1998, the Bank had $78.3 million of adjustable-rate mortgage-backed securities and $44.3 million of fixed-rate mortgage-backed securities.


     Increases in the level of interest rates also may adversely affect the amount of loans originated by the Bank. Increases in interest rates can adversely affect the type (fixed-rate or adjustable-rate) of loans originated by the Bank and the average life of loans and securities owned by the Bank, which can adversely impact the yields earned on the Bank's loan portfolio. In periods of decreasing interest rates, the average life of loans held by the Bank may be shortened to the extent increased prepayment activity occurs during such periods, which may result in the Bank investing funds from such prepayments in lower yielding assets. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements. However, management believes its substantial investment in adjustable-rate mortgage-backed securities will help offset that risk. In addition, fluctuations in interest rates may also result in disintermediation, which is the flow of funds away from depository institutions into direct investments which pay a higher rate of return, and may adversely affect the value of the Bank's investment securities and other interest-earning assets.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk and Market Risk Analysis" and "Regulation and Supervision -- Federal Savings Institution Regulation -- Capital Requirements."


POTENTIAL LOW RETURN ON EQUITY FOLLOWING THE REORGANIZATION AND OFFERING

     At March 31, 1998, the Bank's ratio of retained earnings to assets was 9.5%. Bancorp's equity position will be significantly increased as a result of the Offering. On a pro forma basis as of March 31, 1998, assuming the sale of Common Stock at the midpoint of the Estimated Price Range, Bancorp's ratio of equity to assets would exceed 14.0%. Bancorp's ability to deploy this new capital through investments in interest-earning assets, such as loans and securities which bear rates of return comparable to its current loans and securities investments, will be significantly affected by industry competition. Bancorp currently anticipates that it will take time to prudently deploy such capital. As a result, Bancorp's return on equity initially is expected to be below its historical return on equity and may be below peer group institutions after the Reorganization. No assurances can be made as to when or if Bancorp will achieve returns on its equity that are comparable to industry peers or industry averages. Additionally, due to implementation of stock-based benefit plans such as the ESOP and Stock-Based Incentive Plan, Bancorp's future compensation expense will be increased, thereby, adversely affecting its net income and return on equity.

CONSIDERATIONS RESULTING FROM MUTUAL HOLDING COMPANY STRUCTURE

     GENERAL. The mutual holding company structure is a relatively new form of corporate organization, originally authorized for OTS regulated savings institutions by the Competitive Equality Banking Act of 1987 ("CEBA"), and confirmed and clarified under the Financial Institutions Reform, Recovery and Enforcement Act of 1989. Final mutual holding company regulations were adopted by the OTS, effective March 1993 and those final regulations were revised on April 1, 1998 to allow for the two-tier mutual holding company structure that the Bank is utilizing. Accordingly, prospective investors should be aware that there is limited historical experience for the market of the common stock of a subsidiary of a mutual holding company, and there can be no assurance as to the regulatory requirements regarding the treatment of the stockholders of the Bank in the event of a subsequent mutual-to-stock conversion of the Holding Company. See "Market for the Common Stock" and "Conversion of Mutual Company to Stock Form."

     ANTITAKEOVER CONDITIONS. Pursuant to OTS regulations, the Mutual Company must own more than 50% of the outstanding voting stock of Bancorp as long as the Mutual Company remains in existence. This effectively precludes the possibility of a sale of Bancorp separate and apart from the Mutual Company. At the conclusion of the Reorganization and Offering, and assuming the contributions to the Foundation, the Mutual Company will own 55.2% of Bancorp's Common Stock (based on the maximum of the Offering Range). As the majority owner of Bancorp, the Mutual Company will elect Bancorp's directors and direct the affairs and business operations of Bancorp. The directors of the Mutual Company are the current directors of Bancorp. The Mutual Company's members consist of depositors of the Bank. Accordingly, the purchasers of the Common Stock in the Offering will be Minority Stockholders of Bancorp who will have limited influence in electing directors or otherwise directing the affairs of Bancorp. Moreover, such Minority Stockholders have no influence over the affairs of the Mutual Company, except to the extent that they are also members of the Mutual Company. No assurance can be given that the Mutual Company and Minority Stockholders will have the same interest in matters affecting Bancorp, and, therefore, no assurance can be given that the Mutual Company will not take actions which the Minority Stockholders believe to be adverse to their interests. For example, the Mutual Company could prevent the sale of control of Bancorp, or defeat a candidate for election to the Board of Directors of Bancorp, prevent a conversion transaction or other proposals put forth by Minority Stockholders. As long as the Mutual Company remains in the mutual form of organization, the Mutual Company will always own at least a majority of Bancorp's common stock and purchasers of the Common Stock will always be Minority Stockholders.

     WAIVER OF DIVIDENDS BY THE MUTUAL COMPANY. The Board of Directors of the Mutual Company will determine whether the Mutual Company will waive the receipt of dividends declared by Bancorp each time Bancorp declares a dividend. The Board of Directors of the Mutual Company presently intends to waive the receipt of dividends declared by Bancorp. OTS regulations with respect to a mutual holding company's waiver of dividends state that the Mutual Company may not waive its right to receive any dividend declared by Bancorp unless either: (1) no insider of the Mutual Company, associate of an insider, or tax-qualified or non-tax-qualified employee stock benefit plan of the Mutual Company holds any share of stock in the class of stock to which the waiver would apply; or (2) the Mutual Company provides the OTS with written notice of its intent to waive its right to receive dividends 30 days prior to the proposed date of payment of the dividend, and the OTS does not object. The regulations further state that the OTS shall not object to a notice of intent to waive dividends if: (1) the waiver would not be detrimental to the safe and sound operation of the Bank; and (2) the Board of Directors of the Mutual Company expressly determines that waiver of the dividend by the Mutual Company is consistent with the Directors' fiduciary duties to the mutual members of the Mutual Company. In addition, a dividend waiver notice shall include a copy of the resolution of the

Board of Directors of the Mutual Company, in form and substance satisfactory to the OTS, together with any supporting material relied upon by the Board, concluding that the proposed dividend waiver is consistent with the Board's fiduciary duties to the mutual members of the Mutual Company. Finally, the OTS has announced that the value of any waived dividends be retained for the benefit of the members of a mutual holding company to prevent potential windfalls to the minority shareholders in a subsequent conversion of the mutual holding company.

     The Mutual Company's Board of Directors may conclude that a dividend waiver by the Mutual Company, which permits retention of capital by Bancorp, is in the best interest of the Mutual Company's members because, among other reasons: (i) the Mutual Company has no need for the dividend for its business operations,
(ii) the cash that would be received could be invested by Bancorp more effectively; and (iii) such waiver preserves the retained earnings of the Mutual Company through its principal asset (Bancorp), which would be available for distribution in the unlikely event of a voluntary liquidation of Bancorp after satisfaction of claims of depositors and other creditors. The Board of Directors may consider other factors in determining whether such waiver is consistent with its fiduciary duties to members of the Mutual Company. There is no assurance that the Mutual Company will waive the receipt of the dividends.

     Immediately after consummation of the Reorganization and the Offering, it is expected that the Mutual Company's operations will consist of activities relating to its investment in, and control of, a majority of the Common Stock of Bancorp and maintenance of books and records relating to members of the Mutual Company. In the future, the Mutual Company may accept dividends paid by Bancorp to be used for the payment of operating expenses and other purposes, including purchasing Common Stock from time to time in the open market or from Bancorp. There can be no assurance that the Mutual Company will accept dividends paid by Bancorp, or if such dividends are accepted, that the Mutual Company will purchase shares of Common Stock in the open market. Any purchase of Common Stock other than from the Mutual Company will increase the percentage of Bancorp's outstanding shares of Common Stock held by the Mutual Company and increase the number of shares eligible to be sold in any subsequent secondary offering or mutual to stock conversion of the Mutual Company. Any waiver of dividends by the Mutual Company is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of the converted Mutual Company in a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' percentage ownership interest in the converted Mutual Company's shares.

POTENTIAL DILUTION TO MINORITY STOCKHOLDERS RESULTING FROM ANY MUTUAL TO STOCK CONVERSION OF THE MUTUAL COMPANY

     In the event of a Conversion Transaction, the Plan provides that, subject to written OTS approval, (i) the stockholders of Bancorp will be entitled to exchange their shares of stock for shares of the newly converted holding company in a manner that is fair and reasonable to such stockholders and maintains approximately the same percentage ownership interest in the newly converted holding company after the Conversion Transaction as such stockholders held in the Bank immediately prior to the Conversion Transaction or, (ii) the holding company may purchase all shares not owned by it simultaneously with the consummation of the Conversion Transaction at the fair market value of such shares. The OTS's policy with respect to dividends waived by mutual holding companies requires that in the case of mutual to stock conversion of recently formed mutual holding companies, the aggregate amount of cash dividends waived by a mutual holding company must be considered when establishing a fair and reasonable basis for exchanging subsidiary savings institution common stock for converted holding company common stock, and that the OTS will not permit a pro rata exchange if the mutual holding company has waived the receipt of cash dividends paid by the subsidiary savings institution. ACCORDINGLY, ANY WAIVER OF DIVIDENDS BY THE MUTUAL COMPANY IS LIKELY TO RESULT IN AN ADJUSTMENT TO THE RATIO PURSUANT TO WHICH SHARES OF COMMON STOCK ARE EXCHANGED FOR SHARES OF THE NEWLY CONVERTED HOLDING COMPANY IN A CONVERSION TRANSACTION,

WHICH ADJUSTMENT WILL HAVE THE EFFECT OF DILUTING MINORITY STOCKHOLDERS' PERCENTAGE OWNERSHIP INTEREST IN NEWLY CONVERTED HOLDING COMPANY SHARES. See "Conversion of the Mutual Company to Stock Form."

ABSENCE OF A MARKET FOR THE COMMON STOCK

     The Bank is a mutual savings association and, therefore, has never issued capital stock. Bancorp has received approval conditioned upon consummation of the Reorganization and the Offering, to have its Common Stock traded on the Nasdaq under the symbol "WEBK." However, there can be no assurance that an established and liquid trading market for the Common Stock will develop or, once developed, will continue, nor can there by any assurances that purchasers of Common Stock will be able to resell their shares at or above the Purchase Price. The absence or discontinuance of a market for the Common Stock would have an adverse impact on both the price and liquidity of the Common Stock. As discussed herein, the Mutual Company will hold 55.2% of the outstanding common stock, while 43% of the outstanding common stock will be sold by Bancorp in the Offering, resulting in a maximum of 2,382,748 shares of Bancorp's Common Stock trading publicly. Traditionally, companies with larger amounts of stock outstanding have greater market liquidity for their stock than companies with fewer shares outstanding. Although the market liquidity for Bancorp's stock will be primarily affected by Bancorp's performance and market factors, were Bancorp to issue more stock publicly (as opposed to having such shares held by the Mutual Company), it would likely increase the market liquidity for Bancorp's stock. No assurance can be given that the Mutual Company will ever convert to stock form or what conditions the OTS may impose on any such transaction. See "Conversion of Mutual Company to Stock Form." As a result, there can be no assurance that the number of shares of Bancorp's stock that are publicly traded will increase. See "Market for the Common Stock."

FINANCIAL INSTITUTION REGULATION AND POSSIBLE LEGISLATION

     The Bank is subject to extensive regulation and supervision as a federal savings institution. Bancorp will be regulated as a federally chartered corporation and, in addition, the Mutual Company, as a savings institution mutual holding company, will be subject to extensive regulation and supervision. Such regulations that affect the Mutual Company, Bancorp and the Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations is also subject to change by the authorities who examine the Bank and interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Mutual Company, Bancorp, the Bank, its operations or the Bank's Reorganization. See "Regulation and Supervision."

THRIFT RECHARTERING

     The Deposit Insurance Funds Act of 1996 (the "Funds Act"), which was enacted in September 1996, provides that the BIF (the deposit insurance fund that covers most commercial bank deposits) and the SAIF will merge on January 1, 1999, if there are no more savings associations as of that date. Several bills have been introduced in the current Congress that would eliminate the federal thrift charter and the OTS. A bill originally reported by the House Banking Committee would have required federal thrifts to become national banks or state banks within two years of enactment or they would have become national banks by operation of law. OTS would have been abolished and its functions transferred to the bank regulatory agencies. The bill as passed by the House of Representatives, however, did not provide for the elimination of the federal thrift charter or OTS, but did provide that unitary savings and loan holding companies existing or applied for after March 31, 1998 would not have the ability to engage in unlimited activities but would be subject to the activities restrictions applicable to multiple savings and loan holding companies. Unitary holding companies existing or applied for before 1998 would be grandfathered and could continue to engage in unlimited activities and could transfer the grandfather rights to acquirors of the holding company. The

Senate has not acted on the legislation but if such legislation was enacted, Bancorp would not qualify for unlimited activities but would be subject to the activities restrictions applicable to multiple savings and loan holding companies. The Bank is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. The Bank is also unable to predict whether the SAIF and BIF will eventually be merged or the federal thrift charter eliminated, and what effect, if any, such legislation would have on the Bank.



ESTABLISHMENT OF THE CHARITABLE FOUNDATION

     Pursuant to the Plan, Bancorp intends to establish a charitable foundation in connection with the Reorganization and Offering. The Plan provides that the Bank, Bancorp and the Mutual Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with $100,000 in cash and with shares of Common Stock contributed by Bancorp. Establishment of the Foundation is subject to the approval of the Bank's members at the Special Meeting. If approved by members, the establishment of the Foundation will have an adverse impact on the operating results of Bancorp in fiscal 1998, resulting in a reduction of earnings for the year in which the Foundation is established.

     NEGATIVE IMPACT ON EARNINGS. Assuming receipt of approval of the Bank's members, establishment of the Foundation will have an adverse impact on Bancorp's earnings in the year in which the contribution is made. Bancorp will recognize an expense in the amount of the contribution to the Foundation in the quarter in which it occurs, which is expected to be the fourth quarter of fiscal 1998. Such expense will reduce earnings and have a material adverse impact on Bancorp's earnings for the year. The amount of the contribution will range from $641,675 to $868,149, depending on the amount of Common Stock sold in the Offering. The contribution expense will be partially offset by the tax deductibility of the expense. Bancorp has been advised by its independent accountants that the contribution to the Foundation will be deductible for federal income tax purposes, subject to a limitation based on 10% of Bancorp's annual taxable income. Assuming a contribution of $868,149 in Common Stock plus the $100,000 cash, based on the maximum of the Offering Range, Bancorp estimates a net tax effected expense of $619,000. If the Foundation had been established at December 31, 1997, the Bank would have reported net income of $118,000 for fiscal 1997 rather than reporting net income of $737,000.

     POSSIBLE NONDEDUCTIBILITY OF THE CONTRIBUTION. Bancorp, the Bank and the Mutual Company have been advised by their tax accountants that an organization created for charitable purposes will qualify as a Section 501(c)(3) exempt organization under the Code, and will be classified as a private foundation. In this regard, the Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as a tax-exempt organization. Bancorp, the Bank and the Mutual Company have received an opinion of their tax accountants that the Foundation will qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the regulatory condition on the gift imposed by the OTS which requires the shares of Common Stock of Bancorp held by the Foundation to be voted in the same ratio as all other shares of Bancorp's Common Stock on all proposals considered by stockholders of Bancorp. See "The Reorganization and Stock Offering-- Establishment of the Charitable Foundation--Regulatory Conditions Imposed on the Foundation." In the event that Bancorp or the Foundation receives an opinion of their tax counsel satisfactory to OTS that compliance with the voting restriction would have the effect of causing the Foundation to lose its tax exempt status, otherwise have material adverse tax consequences on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such voting restriction upon submission of such opinion(s) by Bancorp or the Foundation. The tax accountants' opinion further provides that Bancorp's contribution of its own stock to the Foundation will not constitute an act of self-dealing, and that Bancorp will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to Bancorp for such stock, subject to an annual limitation based on 10% of Bancorp's annual taxable income. Bancorp, however, would be able to carry forward any unused portion of the deduction for five years following the year in which the contribution is initially made for federal tax purposes, subject to the 10% annual limitation. Thus, while Bancorp expects, based on the maximum of the Offering Range, to be able to utilize for federal income tax purposes a charitable contribution deduction of approximately $_______ in fiscal year 1998, Bancorp is permitted under the Code to carryover the excess of the total contribution over such 1998 deduction over a five-year period for federal tax purposes. For New Jersey state income tax purposes, Bancorp also will be able to deduct its contributions and to carry forward the unused portion of the deduction for a five-year period following the year in which the contribution is initially made, subject to limitations based on 10% of Bancorp's unconsolidated annual taxable income, and provided Bancorp generates sufficient state taxable income on an unconsolidated basis. Assuming the sale of Common Stock at the maximum of the Offering Range, Bancorp estimates that substantially all of the contribution should be deductible for federal tax purposes over the combined six-year period. However, no assurances can be made that Bancorp will have sufficient pre-tax income over the five-year period following the year in which the contribution is initially made to fully utilize the carryover related to the excess contribution. Although Bancorp, the Bank and the Mutual Company have received an opinion of their independent accountants that Bancorp will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, there would be no tax benefit related to the Foundation.

     COMPARISON OF VALUATION AND OTHER FACTORS ASSUMING THE FOUNDATION IS NOT ESTABLISHED AS PART OF THE REORGANIZATION. The establishment of the Foundation was taken into account by FinPro in determining the estimated pro forma market value of Bancorp. The aggregate price of the shares of Common Stock being offered in the Subscription is based upon the independent appraisal conducted by FinPro of the estimated pro forma market value of Bancorp. The pro forma aggregate price of the shares being offered for sale in the Offering is currently estimated to be between $15.3 million and $20.7 million, with a
midpoint of $18.0 million.   Based on the appraisal, the pro forma market
capitalization of the Bank at the midpoint, including shares contributed to the Foundation, is $18.8 million. The pro forma price to book ratio and the pro forma price to earnings ratio are 93.46% and 17.86x, respectively, at the
midpoint of the Offering Range.   In the event that the Reorganization did not
include the Foundation, FinPro has estimated that the estimated pro forma market capitalization of the Bank would be approximately $19.5 million at the midpoint based on the pro forma price to book ratio and the pro forma price to earnings ratio of 98.52% and 19.2x, respectively. If the Foundation was not part of the Reorganization and Offering, the pro forma market value of the shares being offered is estimated to be between $16.6 million and $22.5 million. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by FinPro was prepared at the request of the OTS and is solely for purposes of providing depositors with sufficient information with which to make an informed decision on the Foundation. There is no assurance that if the Foundation is not approved the appraisal prepared at that time would conclude that the pro forma market value of Bancorp would be the same as the amount estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     The Bank believes that the establishment of the Foundation is in the best interests of the Bank, its depositors, its prospective stockholders and the communities in which it operates. The Foundation is integrally tied to the Bank's business of operating a community banking institution and the Bank believes that, based upon the additional goodwill and visibility expected to be generated by the Foundation and the expected benefits it will provide the communities in which the Bank's customers reside, the Foundation will have a positive impact on the Bank's long-term franchise value. The amount of Common Stock being offered in the Offering at the midpoint of the Offering Range is approximately $1.5 million less than the estimated amount of Common Stock that would be offered in the Offering without the Foundation based on the estimate provided by FinPro. Accordingly, certain depositors of the Bank who subscribe to purchase Common Stock in the Subscription Offering may receive fewer shares depending on the appraisal valuation at that time, the number of shares sold based on that appraisal, the size of a depositor's stock order, the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. The decrease in the amount of Common Stock being offered will not have a significant effect on Bancorp or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Offering. The Bank's tangible, leverage and risk-based capital ratios at March 31, 1998 were 7.84%, 7.84% and 19.95%, respectively. Assuming the sale of shares at the midpoint of the Offering Range, the Bank's pro forma tangible, leverage and risk-based capital ratios at March 31, 1998 would be 10.89%, 10.89% and 27.11%, respectively. On a consolidated basis, Bancorp's pro forma stockholders' equity would be $44.9 million or approximately 13.7% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Offering Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $10.70 and $0.14, respectively. If the Foundation was not being established in the Reorganization, based on the FinPro estimate, Bancorp's pro forma stockholders' equity would be approximately $46.1 million or approximately 14.0% of pro forma consolidated assets at the midpoint of the estimate and pro forma stockholders' equity per share and pro forma net earnings per share would be
$10.15 and $0.13, respectively.   See "Comparison of Valuation and Pro Forma
Information with No Foundation."

     POTENTIAL CHALLENGES. The establishment and funding of a charitable foundation as part of a conversion is innovative and has been done in a limited number of instances in connection with a mutual holding company reorganization. As such, the Foundation may be subject to potential challenges notwithstanding that the Boards of Directors of the Mutual Company, Bancorp and the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching its determination to establish the Foundation as part of the Reorganization. See "The Reorganization and Stock Offering--Establishment of the Charitable Foundation--Purpose of the Foundation." In conjunction with its approval of the Reorganization, the Bank determined to submit the Foundation for a vote of members so that members have a right to vote on whether the Foundation should be established as part of the Reorganization. If certain parties were to institute an action seeking to require the Bank to eliminate establishment of the Foundation in connection with the Reorganization, no assurances can be made that the resolution of such action would not result in a delay in the consummation of the Reorganization or that any objecting persons would not be ultimately successful in obtaining such removal or other equitable relief or monetary damages against the Mutual Company, Bancorp or the Bank. Additionally, if the Mutual Company, Bancorp and the

Bank are forced to eliminate the Foundation, Bancorp may be required to resolicit subscribers in the Offerings.

     APPROVAL OF MEMBERS. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan. If the Bank's members approve the Plan, but not the establishment of the Foundation, the Bank intends to complete the Reorganization and Stock Offering without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offerings since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Common Stock without the Foundation is either greater than $23.8 million or less than $15.3 million, the Bank will establish a new Offering Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscriptions funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to increase, decrease, or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See "The Reorganization and Stock Offering--Stock Pricing and Number of Shares Issued." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond ___________, 2000.

STOCK-BASED BENEFITS TO MANAGEMENT AND DIRECTORS, EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PAYMENTS

     STOCK-BASED INCENTIVE PLAN. Bancorp intends to adopt a Stock-Based Incentive Plan which would provide for the granting of options to purchase common stock ("Stock Options"), awards of common stock ("Stock Awards"), and certain related rights to eligible officers, employees and directors of Bancorp and Bank. While Bancorp currently anticipates granting Stock Options and Stock Awards under a single plan, it may establish separate plans to provide for such awards. In the event such plan is adopted within one year after the Reorganization and Offering, OTS regulations require the plan to be approved by stockholders at a meeting of stockholders which may be held no earlier than six months after completion of the Offering. It is anticipated the Stock-Based Incentive Plan will provide for the granting of options to purchase shares of Common Stock equal to 10% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation (159,561 shares and 215,877 shares at the minimum and maximum of the Offering Range, respectively) and the granting of Stock Awards in an amount equal to 4% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation (63,825 shares and 86,350 shares at the minimum and maximum of the Offering Range, respectively). Shares of common stock used to satisfy such awards will be acquired by the Plan or a trust established for the Plan either through open market purchases or from authorized but unissued Common Stock. See "--Possible Dilutive Effect of Stock-Based Incentive Plan."

     Under the Stock-Based Incentive Plan, Stock Awards would be granted in the form of non-transferable, non-assignable shares of Common Stock. The Board of Directors intends to appoint an independent trustee who will vote unallocated stock awards in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed.
The trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient.

     It is anticipated that the exercise price of Stock Options granted under the Stock-Based Incentive Plan will be equal to the fair market value of the underlying Common Stock on the date of grant. Such options will permit such officers and directors to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Officers and directors receiving Stock Options will not be required to pay for the shares until the date of exercise. The granting of Stock Awards and the exercise of non-statutory stock options (and disqualifying dispositions of stock acquired through the exercise of incentive stock options) will result in additional compensation expense to Bancorp and, accordingly, may result in an increase in the overall compensation expense in future periods. See "Management of the Bank--Other Benefit Plans."

     Although no specific award determinations have been made, Bancorp anticipates that it will provide Stock Awards and/or Stock Options to directors, officers and employees to the extent permitted by applicable regulations. Current OTS regulations provide that, with respect to any non-tax qualified stock benefit plan, such as the Stock-Based Incentive Plan, which is implemented within one year after consummation of the Reorganization and Offering, no individual may receive more than 25% of the shares or options of any such plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares or options awarded under any such plan. Such regulations also provide that any awards granted under such a Plan may not vest at a rate greater than 20% per year except in limited circumstances. It is also anticipated that the Stock-Based Incentive Plan will provide for cash payments to participants in the event of a change in control of Bancorp or the Bank.

     The Board of Directors, in determining specific allocations and grants of Stock Awards and Stock Options, will consider various factors, including but not limited to, the financial condition of Bancorp, current and past performance of plan participants and tax and securities law and regulation requirements.

     EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PROVISIONS. Employment and change in control agreements with certain officers and the employee severance compensation plan provide for benefits and cash payments in the event of a change in control of Bancorp or the Bank. The provisions in such agreements and plan would provide the recipient with a change in control payment in the event of the recipient's involuntary or, in certain circumstances, voluntary termination of employment subsequent to a change in control of Bancorp or the Bank. In addition to any payments which may be made under the Stock-Based Incentive Plan upon a change in control, these provisions may have the effect of increasing the cost of acquiring Bancorp, thereby discouraging future attempts to take over Bancorp or the Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and an employee severance compensation plan would be approximately $____ million. However, the actual amount to be paid in the event of a change in control of Bancorp or the Bank cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Certain Restrictions on Acquisition of Bancorp," "Management of the Bank--Employment Agreements," "-- Change in Control Agreements," and "-- Benefits."

POSSIBLE DILUTIVE EFFECT OF STOCK-BASED INCENTIVE PLAN

     Following the Reorganization, the Stock-Based Incentive Plan will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from Bancorp. If the Stock-Based Incentive Plan is funded by the issuance of authorized but unissued shares, the voting interests of existing stockholders at that time will be diluted by 1.86%. Also following the Offering, directors, officers and employees will be granted stock options under the Stock-Based Incentive Plan in an amount equal to 10% of the Common Stock issued in the Offering, including shares issued to the Foundation. The exercise of such stock options may be satisfied by the issuance of authorized but unissued shares. Under certain circumstances, such options may be exercised and sold on the same day, thereby eliminating any risk to officers and directors in exercising options in the event that the market price exceeds the exercise price. If all of the stock options were to be exercised using authorized but unissued Common Stock and the stock awards granted under the Stock-Based Incentive Plan were funded with authorized but unissued shares, the voting interests of existing stockholders at that time would be diluted at that time by 4.66%.

POSSIBLE INCREASE IN OFFERING RANGE AND NUMBER OF SHARES ISSUED

     The number of shares to be issued in the Offering, including shares issued to the Foundation may be increased as a result of an increase in the Offering Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription Offering. In the event that the Offering Range is so increased, it is expected that Bancorp will offer up to 2,382,748 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $23.8 million. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase Bancorp's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

     The Bank has received an opinion of FinPro that, pursuant to FinPro's Valuation, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have no value. However, such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Reorganization and Stock Offering -- Tax Aspects of Reorganization."

YEAR 2000 COMPLIANCE

     As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. Many existing application software products were designed to accommodate only two-digits. For example, "98" is stored on the system and represents 1998. Although there can be no assurance that the Bank and its vendors will be successful in remedying all potential problems, Bancorp has been identifying potential problems associated with the "Year 2000" issue and has implemented a plan designated to ensure that all software used in connection with Bancorp's business will manage and manipulate data involving the transition with data from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Bank is requiring its computer systems and software vendors to represent that the products provided are or will be Year 2000 compliant and has planned a program of testing for compliance. The Bank has received representations from its primary third party vendors that they will have resolved any Year 2000 problems in their software by December 31, 1998 and anticipates that all of its vendors also will have resolved any Year 2000 problems in their software by that same date. All Year 2000 issues for the Bank, including testing, are expected to be addressed by December 31, 1998 and any problems would be remedied by March 31, 1999. The Bank believes that its costs related to Year 2000 will be approximately $135,000. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000").

                           WEST ESSEX BANCORP, M.H.C.

     The Bank has submitted a Notice of Reorganization ("Notice") to the OTS pursuant to which the Bank has requested approval to reorganize into a mutual holding company structure. It is anticipated that the Bank will receive approval of the Notice, however it is unknown prior to actual receipt of the OTS's final approval of the Notice as to what conditions, if any, the OTS may impose on the Reorganization. In the event the OTS approval contains conditions which, in the opinion of the Board of Directors of the Bank, are unacceptable, the Bank may determine to terminate the Reorganization and the Stock Issuance and return all funds collected in connection with the minority stock offering. As part of the Reorganization, the Bank will establish a federal mutual holding company under the laws of the United States with the powers set forth in its proposed charter and bylaws. As long as they remain depositors of the Bank, Members of the Bank as of February 28, 1997 shall continue to have ownership and liquidation rights solely with respect to the Mutual Company after the Reorganization. Such persons shall elect the directors of the Mutual Company until the Mutual Company converts to stock form. There can be no assurances, however, that the Mutual Company will convert to stock form in the future. In connection with the Reorganization, the Bank will capitalize the Mutual Company with $100,000. The Mutual Company will be a mutual corporation chartered and regulated by the OTS. The Mutual Company shall be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of Home Owners' Loan Act, as amended ("HOLA"). Following the Reorganization, the Mutual Company will hold a majority of the outstanding Common Stock of Bancorp, the subsidiary holding company. See "Regulation and Supervision -- Holding Company Regulation."

     Immediately after consummation of the Reorganization, it is expected that the Mutual Company will not engage in any business activity other than to hold a majority of the Common Stock of Bancorp and to invest the funds retained at the Mutual Company level.

     The Mutual Company's principal executive office will be located at 417 Bloomfield Avenue, Caldwell, New Jersey 07006, and its telephone number at that address will be (973) 226-7911.

                            WEST ESSEX BANCORP, INC.

     Bancorp has not yet been incorporated. As part of the Bank's Reorganization, Bancorp will be organized as a federally chartered corporation. Following the Reorganization and Offering, Bancorp will own 100% of the Bank's outstanding capital stock. The Mutual Company will own 55.2% of Bancorp's Common Stock. Bancorp expects to retain at least 25% of the net proceeds obtained in the Offering and will contribute the remaining net proceeds to the Bank in return for its capital stock. Immediately after consummation of the Reorganization and Offering, Bancorp will have no significant liabilities. The management of Bancorp is set forth under "Management of Bancorp." Initially, Bancorp will neither lease nor own any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, Bancorp does not expect to employ any persons other than officers of Bancorp who are also officers of the Bank, but will use the support staff of the Bank from time to time.

     As a holding company, Bancorp will have greater flexibility than the Bank to diversify its business through existing or newly formed subsidiaries or through an acquisition or merger with other financial institutions, although Bancorp does not currently have any plans, agreements, arrangements or understandings with respect to such diversification, acquisitions or mergers. After the Reorganization and Offering, Bancorp will be a savings and loan holding company subsidiary of a mutual holding company and will be subject to regulation by the OTS.

     Bancorp's executive offices are located at 417 Bloomfield Avenue, Caldwell, New Jersey 07006.

                                WEST ESSEX BANK

     The Bank was originally organized in 1915 as a New Jersey chartered building and loan association and, in 1995, became a federally chartered savings bank. The Bank conducts business from its administrative/branch office located in Caldwell, New Jersey and its seven other full service banking branch offices located in West Orange, Franklin Lakes, River Vale, Pine Brook, Old Tappan and Northvale, New Jersey. See "Business of the Bank -- Market Area and Competition." At March 31, 1998, the Bank had total assets of $312.5 million, total deposits of $239.1 million and retained earnings of $29.8 million. The Bank's deposits are insured up to the maximum allowable amount by FDIC.

     The Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers and investing those funds primarily in mortgage-backed securities and mortgage loans secured by one- to four-family residences located in the Bank's primary market area. To a significantly lesser extent, the Bank originates commercial real estate, home equity, construction and development, multi-family and consumer loans and invests in debt obligations of the federal government and federal agencies as well as obligations of states and municipalities. The Bank generally retains for its portfolio all one- to four-family mortgage loans which it originates.
At March 31, 1998 the Bank's securities portfolio totalled $158.5 million, or 50.7% of total assets, and its gross loan portfolio totalled $118.2 million, or 37.8% of total assets, of which $89.5 million were one- to four family mortgage loans, $10.3 million were commercial real estate loans, $8.4 million were home equity loans, $7.1 million were construction and development loans, $2.1 million were multi-family loans, and $801,000 were consumer loans. Of the Bank's total mortgage-backed securities portfolio, 36.1% are secured by fixed-rate loans and 63.9% are secured by adjustable-rate loans. The Bank generally retains for its portfolio all mortgage loans which it originates. Subsequent to the Reorganization and the Offering, the Bank intends to continue to seek means to increase its loan portfolio. At March 31, 1998, the Bank's deposit accounts totalled $239.1 million, or 84.6% of total liabilities, of which $95.9 million, or 40.3%, were core deposits, which included all of the Bank's savings and club accounts and demand accounts. From time to time, the Bank has utilized borrowings from the Federal Home Loan Bank ("FHLB") of New York ("FHLB-NY") as a source of funds, and may utilize such borrowings to a greater extent in the future. At March 31, 1998, such borrowings totalled $42.3 million, or 15.0% of total liabilities. See "Business of the Bank."

     The Bank's executive offices are located at 417 Bloomfield Avenue, Caldwell, New Jersey 07006.

                         REGULATORY CAPITAL COMPLIANCE

     At March 31, 1998, the Bank exceeded all regulatory capital requirements. See "Regulation and Supervision -- Federal Savings Institution Regulation -- Capital Requirements." Set forth below is a summary of the Bank's compliance with regulatory capital standards as of March 31, 1998, on a historical and pro forma basis assuming that the indicated number of shares of Common Stock were sold at $10.00 per share as of such date and receipt by the Bank of up to 75% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock Programs are deducted from pro forma regulatory capital. In addition, the table assumes that the Mutual Company will be capitalized with $100,000 of proceeds of the Offering.

                                                                                           WEST ESSEX BANK
                                                                 Pro Forma at March 31, 1998 Based Upon Sale at $10.00 Per Share
                                                         ---------------------------------------------------------------------------

                                                              1,531,445 SHARES             1,801,700 SHARES
                                                                (MINIMUM OF                  (MIDPOINT OF
                                   HISTORICAL AT                 ESTIMATED                    ESTIMATED
                                   MARCH 31, 1998               PRICE RANGE)                 PRICE RANGE)
                              ------------------------   ---------------------------   -------------------------
                                             PERCENT                       PERCENT                     PERCENT
                                               OF                            OF                          OF
                               AMOUNT       ASSETS(2)      AMOUNT         ASSETS(2)      AMOUNT       ASSETS(2)
                              --------     -----------   ----------     ------------   ----------    -----------
                                                                    (DOLLARS IN THOUSANDS)
GAAP Capital(3).............   $29,801       9.54%        $38,647         12.03%          $40,307       12.48%
                               =======                    =======                         =======
Tangible Capital:
     Capital Level..........   $24,040       7.84%        $32,886         10.42%          $34,546       10.89%
     Requirement............     4,600       1.50           4,733          1.50             4,758        1.50
                               -------      -----         -------         -----           -------       -----
     Excess.................   $19,440       6.34%        $28,153          8.92%          $29,788        9.39%
                               =======                    =======                         =======
Core Capital:
     Capital Level..........   $24,040       7.84%        $32,886         10.42%          $34,546       10.89%
     Requirement(4).........    12,268       4.00         $12,622          4.00            12,688        4.00
                               -------      -----         -------         -----           -------       -----
     Excess.................   $11,772       3.84%        $20,264          6.42%          $21,858        6.89%
                               =======                    =======                         =======
Risk-Based Capital:
     Capital Level(5)(6)....   $25,292      19.95%        $34,138         26.01%          $35,798       27.11%
     Requirement............    10,144       8.00          10,498          8.00            10,564        8.00
                               -------      -----         -------         -----           -------       -----
     Excess.................   $15,148      11.95%        $23,640         18.01%          $25,234       19.11%
                               =======                    =======                         =======


                                                             WEST ESSEX BANK
                                     Pro Forma at March 31, 1998 Based Upon Sale at $10.00 Per Share
                               ---------------------------------------------------------------------------
                                                              2,382,748 SHARES
                                  2,071,955 SHARES               (15% ABOVE
                                    (MAXIMUM OF                  (MAXIMUM
                                     ESTIMATED                  OF ESTIMATED
                                    PRICE RANGE)                PRICE RANGE)
                              ------------------------   ---------------------------
                                             PERCENT                       PERCENT
                                               OF                            OF
                               AMOUNT       ASSETS(2)      AMOUNT         ASSETS(2)
                              --------     -----------   ----------     ------------
                                                 (DOLLARS IN THOUSANDS)
GAAP Capital(3).............   $41,969       12.93%       $43,879         13.44%
                               =======                    =======
Tangible Capital:
     Capital Level..........   $36,208       11.36%       $38,118         11.88%
     Requirement............     4,783        1.50          4,812          1.50
                               -------       -----        -------         -----
     Excess.................   $31,425        9.86%       $33,307         10.38%
                               =======                    =======
Core Capital:
     Capital Level..........   $36,208       11.36%       $38,118         11.88%
     Requirement(4).........    12,755        4.00         12,831          4.00
                               -------       -----        -------         -----
     Excess.................   $23,453        7.36%       $25,287          7.88%
                               =======                    =======
Risk-Based Capital:
     Capital Level(5)(6)....   $37,460       28.19%       $39,370         29.42%
     Requirement............    10,631        8.00         10,707          8.00
                               -------       -----        -------         -----
     Excess.................   $26,829       20.19%       $28,663         21.42%
                           .   =======                    =======

------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) Generally accepted accounting principles ("GAAP") Capital includes unrealized gain on available-for-sale securities, net, which is not included as regulatory capital.
(4) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation and Supervision-- Federal Savings Institution Regulation-- Capital Requirements."
(5) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.
(6) The difference between equity under GAAP and regulatory risk-based capital is attributable to the addition of the general valuation allowance of $1,252,000 at March 31 1998, the subtraction of intangibles of $5,681,000 and the subtraction of the unrealized gain on available-for-sale securities, net of $80,000.

                                USE OF PROCEEDS

   Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $15.3 million and $20.7 million (or $23.8 million if the Offering Range is increased by 15%). See "Pro Forma Data" and "The Reorganization and Stock Offering--Stock Pricing and Number of Shares Issued" as to the assumptions used to arrive at such amounts. Bancorp will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

   Bancorp will purchase all of the outstanding capital stock of the Bank to be issued upon Reorganization in exchange for up to 75% of the net proceeds, with the remaining net proceeds to be retained by Bancorp. Based on the midpoint of the Offering Range, Bancorp expects to utilize $12.8 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds will be added to the Bank's general funds which the Bank currently intends to utilize for general corporate purposes, including investments in loans, mortgage-backed and investment securities, the possible repayment of FHLB borrowings under appropriate market conditions, and the funding of stock-based benefit plans. The Bank may also use such funds for the expansion of its facilities, and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. The Bank has not yet determined the approximate amount of net proceeds to be used for any of the purposes mentioned above.


   Bancorp intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Offering, including shares issued to the Foundation. Bancorp and the Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third-party financial institution. The remaining net proceeds retained by Bancorp will initially be invested in mortgage-related securities and federal agency obligations. Based upon the sale of 1,531,445 shares or 2,071,955 shares at the minimum and maximum of the Offering Range, and the issuance of shares to the Foundation, the amount of the loan to the ESOP (assuming a per share price of $10.00) would be $1.3 million or $1.7 million, respectively (or $2.0 million if the Offering Range is increased by 15%) to be repaid over a 10-year period at the prevailing prime rate of interest, which currently is 8.5%. See "Management of the Bank -- Other Benefit Plans--Employee Stock Ownership Plan."


   The net proceeds retained by Bancorp may also be used to support the future expansion of operations through branch acquisitions, the establishment of branch offices and the acquisition of other financial institutions or their assets, including those located within the Bank's market area or diversification into other banking related businesses. Bancorp has no current arrangements, understandings or agreements regarding any such opportunities or transactions. The OTS requires that neither Bancorp nor the Bank may take any action to further the payment of a return of capital dividend for one year following the Reorganization. There can be no assurance that any such action would occur following one year after consummation of the Reorganization.

   Upon completion of the Reorganization and Offering, the Board of Directors of Bancorp will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the OTS, Bancorp, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except: (i) for an offer to all stockholders on a pro rata basis (except that the Mutual Company may be excluded from the repurchase without the OTS' approval); or (ii) for the repurchase of qualifying shares of a director.

   Based upon facts and circumstances following Reorganization and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve Bancorp's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of Bancorp and its shareholders. Although Bancorp has no current plans to repurchase its stock, in the event Bancorp does determine to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Offering.

   Any stock repurchases will be subject to the determination of the Board of Directors that both Bancorp and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, Bancorp's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Reorganization and Stock Offering--Certain Restrictions on Purchase or Transfer of Common Stock."

                                DIVIDEND POLICY


   Upon completion of the Offering, the Board of Directors of Bancorp will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors intends to consider a policy of paying cash or stock dividends on the Common Stock. However, no decision has been made with respect to the payment of dividends. Declarations of dividends by the Board of Directors, if any, will depend upon a number of factors, including the amount of net proceeds retained by Bancorp in the Offering, investment opportunities available to Bancorp or the Bank, capital requirements, regulatory limitations, Bancorp's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid. Furthermore, the OTS requires that neither Bancorp nor the Bank may take any action to further the payment of a return of capital dividend for one year following the Reorganization. There can be no assurance that any such action would occur following one year after consummation of the Reorganization.

   The Bank's ability to pay dividends to Bancorp on its capital stock is subject to certain regulatory regulations. For information concerning federal regulations which apply to the Bank in determining the amount of proceeds which may be retained by Bancorp and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see "Federal and State Taxation--Federal Taxation--Distributions" and "Regulation and Supervision--Federal Savings Institution Regulation--Limitation on Capital Distributions."

                   WAIVER OF DIVIDENDS BY THE MUTUAL COMPANY

   The Board of Directors of the Mutual Company will determine whether the Mutual Company will waive the receipt of dividends declared by Bancorp each time Bancorp declares a dividend. The Board of Directors of the Mutual Company presently intends to waive the receipt of dividends declared by Bancorp. OTS regulations with respect to a mutual holding company's waiver of dividends state that the Mutual Company may not waive its right to receive any dividend declared by Bancorp unless either: (1) no insider of the Mutual Company, associate of an insider, or tax-qualified or non-tax-qualified employee stock benefit plan of the Mutual Company holds any share of stock in the class of stock to which the waiver would apply; or (2) the Mutual Company provides the OTS with written notice of its intent to waive its right to receive dividends 30 days prior to the proposed date of payment of the dividend, and the OTS does not object. The regulations further state that the OTS shall not object to a notice of intent to waive dividends if: (1) the waiver would not be detrimental to the safe and sound operation of the Bank; and (2) the Board of Directors of the Mutual Company expressly determines that waiver of the dividend by the Mutual Company is consistent with the Directors' fiduciary duties to the mutual members of the Mutual Company. It is the OTS' recent practice to review dividend waiver notices on a case-by-case basis, and, in general, not to object to any such waiver if: (1) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (2) for as long as the subsidiary holding company is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered to be a restriction on the stockholders' equity of the subsidiary holding company, which restriction, if material, is disclosed in the public financial statements of the subsidiary holding company as a note to the financial statement; (3) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with SFAS No. 5, where the subsidiary holding company determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; (4) the amount of any waived dividend is considered as having been paid by the subsidiary holding company in evaluating any proposed dividend under OTS capital distribution regulations; and (5) in the event the mutual holding company converts to stock form, the appraisal submitted to the OTS in connection with the Conversion Transaction takes into account the amount of the dividends waived by the mutual holding company. In addition, the OTS has announced that the dividends waived by mutual holding companies will affect the ratio pursuant to which shares of Common Stock of a subsidiary holding company held by Minority Stockholders would be exchanged for shares of common stock of the converted holding company in a Conversion Transaction.

   The Mutual Company's Board of Directors may conclude that a dividend waiver by the Mutual Company, which permits retention of capital by Bancorp, is in the best interest of the Mutual Company's members because, among other reasons: (i) the Mutual Company has no need for the dividend for its business operations,
(ii) the cash that would be received could be invested by Bancorp more effectively; and (iii) such waiver preserves the retained earnings of the Mutual Company through its principal asset (Bancorp), which would be available for distribution in the unlikely event of a voluntary liquidation of Bancorp after satisfaction of claims of depositors and other creditors. The Board of Directors may consider other factors in determining whether such waiver is consistent with its fiduciary duties to members of the Mutual Company. There is no assurance that the Mutual Company will waive the receipt of the dividends.

   Immediately after consummation of the Reorganization and the Offering, it is expected that the Mutual Company's operations will consist of activities relating to its investment in, and control of, a majority of the Common Stock of Bancorp and maintenance of books and records relating to members of the Mutual Company. In the future, the Mutual Company may accept dividends paid by Bancorp to be used for the payment of operating expenses and other purposes, including purchasing Common Stock from time to time in the open market or from Bancorp. There can be no assurance that the Mutual Company will accept dividends paid by Bancorp, or if such dividends are accepted, that the Mutual Company will purchase shares of Common Stock in the open market. Any purchase of Common Stock other than from the Mutual Company will increase the percentage of Bancorp's outstanding shares of Common Stock held by the Mutual Company and increase the number of shares eligible to be sold in any subsequent secondary offering or mutual to stock conversion of the Mutual Company. Any waiver of dividends by the Mutual Company is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of the converted Mutual Company in a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' percentage ownership interest in the converted Mutual Company's shares.

                 CONVERSION OF THE MUTUAL COMPANY TO STOCK FORM

   As long as the Mutual Company remains a mutual holding company, it must own at least a majority of the outstanding voting stock of Bancorp. OTS regulations specifically authorize mutual holding companies to (i) convert to stock form pursuant to the conversion regulations of the OTS (the "Conversion Transaction"), and (ii) exchange stock issued by the converted holding company for stock issued by a subsidiary holding company or subsidiary stock savings bank. The Bank's Plan provides that any such exchange will maintain approximately the same percentage ownership interest in the newly converted holding company after the Conversion Transaction as such stockholders held in Bancorp immediately prior to the Conversion Transaction. OTS regulations require that such exchange be "fair and reasonable" but do not specify the basis for such exchange. Although the Mutual Company may conduct a Conversion Transaction in the future, the Bank has no current plans to do so and there can be no assurance as to when, if ever, such a Conversion Transaction will occur. Any Conversion Transaction would be subject to federal securities laws and regulations of the OTS in effect at the time of the Conversion Transaction. A decision by the Mutual Company to convert to stock form would require the approval of its members prior to the Conversion Transaction. It is expected that these members will have subscription rights to purchase stock of the converted Mutual Company. Under OTS regulations, the Mutual Company, Bancorp or the Bank will have to demonstrate to the OTS that the terms of such exchange are fair and reasonable. The fairness of the exchange may be supported by an opinion from an independent third party.

   The OTS policy with respect to dividends waived by mutual holding companies requires that, in the case of mutual-to-stock conversions of recently formed mutual holding companies, such as the Mutual Company, the aggregate amount of cash dividends waived by a mutual holding company must be considered when establishing a fair and reasonable basis for exchanging subsidiary holding company common stock for converted mutual holding company common stock. The OTS will not permit a pro rata exchange if the mutual holding company has waived the receipt of cash dividends paid by the subsidiary holding company. Accordingly, the precise treatment of any Conversion Transaction cannot be assured. ANY WAIVER OF DIVIDENDS BY THE MUTUAL COMPANY IS LIKELY TO RESULT IN AN ADJUSTMENT TO THE RATIO PURSUANT TO WHICH SHARES OF COMMON STOCK ARE EXCHANGED FOR SHARES OF THE CONVERTED MUTUAL COMPANY IN A CONVERSION TRANSACTION, WHICH ADJUSTMENT WOULD HAVE THE EFFECT OF DILUTING THE OWNERSHIP INTERESTS OF MINORITY STOCKHOLDERS.

   In addition to the possible adjustment to the exchange ratio due to waived dividends, the percentage of the converted Mutual Company's common stock received by Minority Stockholders in any Conversion Transaction may be affected by a number of other factors including any purchases of Common Stock by the Mutual Company, any other stock issuances by Bancorp, any acquisitions by the Mutual Company of other savings associations or Bancorp's dividend policy and the amount of regular or special dividends paid by Bancorp.

   As an alternative to the exchange of shares discussed above, the Plan of Reorganization provides that if the stockholders of Bancorp do not receive, for any reason, shares of the Converted Mutual Company or the stock institution resulting from the Conversion Transaction based upon a fair and reasonable exchange ratio, or cash from the resulting institution in an amount equal to the fair market value of their stock given the circumstances of the Conversion Transaction, Bancorp or the Mutual Company (and its successors) may purchase all shares not owned by it simultaneously with the consummation of the Conversion Transaction at the fair market value of the stock on the date of the Conversion Transaction, subject to OTS approval and compliance with the limitations of the OTS regulations governing capital distributions and other conditions that the OTS may impose. The fair market value of the common stock of the Converted Mutual Company shall be established by the independent appraisal utilized in the Conversion Transaction pursuant to OTS regulations governing conversions. Moreover, if the Common Stock is traded and has an established and liquid trading market, of which there is no assurance, the fair market value of the Common Stock, as established by the independent appraisal, may be greater than or less than the trading price of such stock.

   In addition, the Plan of Reorganization provides, in the event that the Mutual Company converts to stock form in a Conversion Transaction, that any options or other convertible securities held by any officer, director or employee of Bancorp, convertible into shares of Common Stock shall be convertible into shares of the converted Mutual Company; provided, however, that if such shares cannot be so converted, the holders of such options or other convertible securities shall be entitled to receive a cash payment for such shares in an amount equal to the offering price of the number of shares of the converted Holding Company into which such securities would otherwise be converted, less the exercise price of such options or other convertible securities. Any such exchange or redemption of these securities will be subject to the written approval of the OTS, and there can be no assurance that such approval would be obtained.


   Further, in the event the MHC were to undertake a second-step conversion and in connection therewith were to make an additional contribution to the Foundation at that time, the OTS has advised the Bank that under its current policy any such additional contribution would require the separate approval of:
(i) the holders of at least a majority of the minority stockholders eligible to vote at a duly called meeting of stockholders; and (ii) the approval of at least a majority of the total number of votes eligible to be cast by members of the mutual company at a duly called meeting of members.

   Management of the Mutual Company may consider a Conversion Transaction in the future. However, there is no plan, agreement or understanding with respect to a Conversion Transaction and there can be no assurance that such a conversion will occur.

                          MARKET FOR THE COMMON STOCK

   Bancorp and the Bank have not previously issued capital stock and, consequently, there is no established market for the Common Stock. Bancorp has received conditional approval to have its Common Stock listed on the Nasdaq under the symbol "WEBK" upon completion of the Reorganization and Offering. Such approval is subject to various conditions, including completion of the Reorganization and Offering and the satisfaction of applicable listing criteria. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its listing on the Nasdaq or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of Bancorp. No assurance can be given that an investor will be able to resell the Common Stock at or above the purchase price of the Common Stock after the Offering.

                                 CAPITALIZATION

   The following table presents the unaudited historical capitalization of the Bank at March 31, 1998, and the pro forma capitalization of Bancorp after giving effect to the Offering, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                              BANK PRO FORMA BASED UPON SALE AT $10.00 PER SHARE
                                                      -----------------------------------------------------------
                                                                                                      2,382,748
                                                          1,531,445      1,801,700      2,071,955       Shares
                                                            Shares         Shares         Shares      (15% above
                                                         (Minimum of    (Midpoint of   (Maximum of    Maximum of
                                             Bank          Offering        Offering      Offering      Offering
                                           Historical       Range)          Range)        Range)       Range)(1)
                                           ----------    -----------    ------------   ------------   -----------
                                                                         (IN THOUSANDS)
Borrowings:
   Deposit accounts(2).................    $239,120      $  239,120      $  239,120     $  239,120     $  239,120
   FHLB advances and other
      borrowings.......................         795             795             795            795            795
Total..................................     239,915         239,915         239,915        239,915        239,915
Stockholders' equity:
   Preferred Stock, $.01 par value,
     1,000,000 shares authorized;
     none to be issued.................          --              --              --             --             --
   Common Stock, $.01 par value,
      9,000,000 shares authorized;
     shares to be issued as
     reflected.........................          --              36              42             48             55
   Additional paid-in capital(3).......          --          15,053          17,825         20,598         23,786
   Retained earnings(4)................      29,721          29,721          29,721         29,721         29,721
   Less:  Expense of contribution to
    Foundation(5)......................          --             742             855            968          1,098
   Plus:  Tax effect of
         Foundation(6).................          --             267             308            349            395
         Unrealized gain on
         available-for-sale
          securities, net..............          80              80              80             80             80
   Less:  Common Stock acquired
           by the ESOP(7)..............          --           1,276           1,502          1,727          1,986
         Common Stock acquired
           by the Stock-Based
        Incentive Plan(8)..............          --             638             751            864            993
                                           --------      ----------      -----------    ----------     ----------
Total stockholders' equity.............    $ 29,801      $   42,501      $   44,868     $   47,237     $   49,960
                                           ========      ==========      ==========     ==========     ==========

-------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) No effect has been given to the issuance of additional shares of Common Stock to the Foundation at a value of $10.00 per share or to the issuance of additional shares for option grants under Bancorp's Stock-Based Incentive Plans intended to be adopted by Bancorp and presented for approval of Minority Stockholders at a meeting of stockholders following the Reorganization. If approved by the Minority Stockholders of Bancorp, an amount equal to 10% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation, will be reserved for issuance upon the exercise of options to be granted under the Stock-Based Incentive Plans. See "Risk Factors -- Possible Dilutive Effect of the ESOP and Stock-Based Incentive Plans," Footnotes 5 and 4 to the tables under "Pro Forma Data" at or for the three months ended March 31, 1998 and at or for the year ended March 31, 1997, respectively, and "Management of the Bank -- Benefits -- Stock-Based Incentive Plans."

(4) The retained earnings of the Bank will be substantially restricted after the Offering. See "The Reorganization and Stock Offering".

(5) Includes $100,000 in cash that will be contributed to the Foundation.
(6) Represents the value of the contribution of Common Stock to the Foundation at $10.00 per share reduced by the associated tax benefit of $267,000, $308,000, $349,000 and $395,000 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. The realization of the federal tax benefit is limited annually to 10% of Bancorp's annual taxable income, subject to the ability of Bancorp to carry forward any unused portion of the deduction for five years following the year in which the contribution is made. For state income tax purposes, Bancorp will be able to deduct the contribution and to carry forward any unused portion of the deduction for a five-year period following the year in which the contribution is initially made. Such deductions by Bancorp for New Jersey income tax purposes can be utilized only if Bancorp generates sufficient state taxable income on an unconsolidated basis, and also are subject to the limitation of 10% of unconsolidated income of Bancorp.
(7) Assumes that 8% of the shares issued in the Offering, including shares issued to the Foundation, will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from Bancorp. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank--Benefits--Employee Stock Ownership Plan."
(8) Assumes that no sooner than six months following the Reorganization and Offering, an amount equal to 4% of the shares of Common Stock sold in the Offering and issued to the Foundation, is purchased by the Stock-Based Incentive Plan through open market purchases at the offering price of $10.00 per share. The Common Stock purchased by the Stock-Based Incentive Plan is reflected as a reduction of stockholders' equity. See "Risk Factors--Possible Dilutive Effect of Stock-Based Incentive Plan," Footnote 3 to the tables under "Pro Forma Data" and "Management of the Bank--Other Benefit Plans."

                                 PRO FORMA DATA

  The actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed. However, net proceeds are currently estimated to be between $14.5 million and $19.9 million (or $22.9 million in the event the Offering Range is increased by 15%) based upon the following assumptions: (i) 100% of the shares of Common Stock offered will be sold in the Subscription Offering to Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders; (ii) directors, officers and employees of the Bank and members of their immediate families (collectively, "Insiders") will purchase an aggregate of $2,880,000 of Common Stock and the ESOP will purchase 8% of the Common Stock issued in connection with the Offering including shares issued to the Foundation; (iii) Sandler O'Neill will receive an advisory, management and a marketing fee equal to 1.5% of the aggregate Purchase Price of shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees and any immediate family member thereof and the ESOP and shares contributed to the Foundation, for which Sandler O'Neill will not receive a fee; and (iv) Offering expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $600,000. Actual Offering expenses may vary from those estimated. As part of the Reorganization and Offering, the Mutual Company will be capitalized at $100,000 and the Foundation will receive $100,000 in cash, which will result in a reduction of the Bank's assets and retained earnings by the same amount.

  Pro forma net income of Bancorp for the three months ended March 31, 1998, and for the year ended December 31, 1997, have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at an average yield of 5.41% which is equivalent to the one year Treasury rate at March 31, 1998. The table also reflects $100,000 being utilized to capitalize the Mutual Company in connection with the Reorganization. The tables below do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock or the effect of any possible use of the net proceeds. The pro forma after-tax yield for Bancorp and the Bank is assumed to be 3.46% for the three months ended March 31, 1998 and 3.46% for the year ended December 31, 1997, based on an effective tax rate of 36%. Historical and pro forma net earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued as adjusted to give effect to the purchase of shares by the ESOP and the issuance of shares to the Foundation. Historical and pro forma stockholders' equity per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued.

  The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of Bancorp. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be stated in an amount greater than amounts that would be available for distribution to stockholders in the event of liquidation.

  The following tables summarize historical data of the Bank and pro forma data of Bancorp at or for the three months ended March 31, 1998, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Offering. The tables below give effect to Stock Awards reserved for grant under the Stock-Based Incentive Plan, which is expected to be adopted by Bancorp following the Reorganization and Offering. See Footnote 3 to the tables and "Management of the Bank-- Benefits." No effect has been given in the tables to the possible issuance of additional shares of Common Stock upon the exercise of stock options to be granted under the

Stock-Based Incentive Plan, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 5 to the tables below, "The Reorganization and Stock Offering" and "Management of the Bank-- Benefits." THE FOLLOWING TABLE ASSUMES THAT THE FOUNDATION IS APPROVED AS PART OF THE REORGANIZATION AND THEREFORE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF BANCORP'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE OFFERING. THE VALUATION RANGE, AS SET FORTH HEREIN AND IN THE TABLE BELOW, TAKES INTO ACCOUNT THE DILUTIVE IMPACT OF THE ISSUANCE OF SHARES TO THE FOUNDATION.

                                                                        AT OR FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                              ---------------------------------------------------------------------
                                                               1,531,445         1,801,700         2,071,955          2,382,748
                                                              Shares Sold       Shares Sold       Shares Sold         Shares Sold
                                                               at $10.00         at $10.00         at $10.00         at $10.00 Per
                                                               Per Share         Per Share         Per Share           Share (15%
                                                               (Minimum          (Midpoint          (Maximum         above Maximum
                                                              of Offering        of Offering       of Offering         of Offering
                                                               Range)(8)           Range)            Range)             Range)(9)
                                                              -----------       -------------     -------------     ----------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds..............................................   $   15,314        $   18,017        $   20,720         $   23,827
Plus:  Shares issued to Foundation (equal to 4.19% of the
       stock sold in the Offering)..........................          642               755               868                998
                                                               ----------        ----------        ----------         ----------
Pro forma market capitalization.............................       15,956            18,772            21,588             24,825
                                                               ----------        ----------        ----------         ----------
Gross proceeds..............................................       15,314            18,017            20,720             23,827
Less:  Offering expenses and commission.....................         (767)             (805)             (842)              (884)
                                                               ----------        ----------        ----------         ----------
Estimated net proceeds......................................       14,547            17,212            19,878             22,943
Less:  Cash to Foundation...................................         (100)             (100)             (100)              (100)
Less:  Cash to Mutual Company...............................         (100)             (100)             (100)              (100)
Less:  Common Stock purchased by ESOP.......................       (1,276)           (1,502)           (1,727)            (1,986)
       Common Stock purchased by Stock-Based Incentive
       Plan.................................................         (638)             (751)             (864)              (993)
                                                               ----------        ----------        ----------         ----------
    Estimated net proceeds, as adjusted.....................       12,433            14,759            17,087             19,764
Consolidated net earnings:(1)
    Historical..............................................          511               511               511                511
    Pro forma earnings on net proceeds......................          108               128               148                171
    Less:  Pro forma ESOP adjustment(2).....................          (20)              (24)              (28)               (32)
           Pro forma Stock-Based Incentive Plan
           adjustment(3)....................................          (20)              (24)              (28)               (32)
                                                               ----------        ----------        ----------         ----------
       Pro forma net earnings...............................          579               591               603                618
Per share net earnings:(1)
    Historical..............................................         0.15              0.13              0.11               0.10
    Pro forma earnings on net proceeds......................         0.03              0.03              0.03               0.03
    Less:  Pro forma ESOP adjustment(2).....................        (0.01)            (0.01)            (0.01)             (0.01)
           Pro forma Stock-Based Incentive Plan
           adjustment(3)....................................        (0.01)            (0.01)            (0.01)             (0.01)
                                                               ----------        ----------        ----------         ----------
        Pro forma net earnings per share....................         0.16              0.14              0.12               0.11
Stockholders' equity:
     Historical.............................................       29,801            29,801            29,801             29,801
     Estimated net proceeds (4).............................       14,447            17,112            19,778             22,843
     Plus:  Shares issued to the Foundation.................          642               755               868                998
     Less:  After tax cost to Foundation (5)................         (475)             (547)             (620)              (703)
            Common Stock acquired by ESOP(2)................       (1,276)           (1,502)           (1,727)            (1,986)
            Common Stock acquired by Stock-Based
             Incentive Plan(3)..............................         (638)             (751)             (864)              (993)
                                                               ----------        ----------        ----------         ----------
        Pro forma stockholders' equity(3)(4)(5)(6)(7).......       42,501            44,868            47,236             49,960
Stockholders' equity per share:(8)
     Historical(4)..........................................         8.37              7.11              6.18               5.38
     Estimated net proceeds.................................         4.06              4.08              4.10               4.12
     Plus:  Shares issued to the Foundation.................         0.18              0.18              0.18               0.18
     Less:  After tax cost to Foundation (5)................        (0.13)            (0.13)            (0.13)             (0.13)
            Common Stock acquired by ESOP(2)................        (0.36)            (0.36)            (0.36)             (0.36)
            Common Stock acquired by Stock-Based
             Incentive Plan(3)..............................        (0.18)            (0.18)            (0.18)             (0.18)
                                                               ----------        ----------        ----------         ----------
        Pro forma stockholders' equity
            per share(3)(4)(5)(6)(7)........................        11.94             10.70              9.79               9.01
Offering price as a percentage of pro forma
     stockholders' equity per share.........................        83.75%            93.46%           102.15%            110.99%
Offering price to pro forma annualized net
     earnings per share.....................................        15.63x            17.86x            20.83x             22.73x

_____________________
(1) Does not give effect to the non-recurring expense that is expected to be recognized in the fourth quarter of fiscal 1998 if the establishment of the Foundation is approved. In that event, Bancorp will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $475,000, $547,000, $619,000 and $703,000 at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively. Pro forma net earnings per share for the three month period ended March 31, 1998, assuming the Foundation expense was incurred during the quarter, would have been $0.02, $0.00, ($0.01) and ($0.02) at the minimum, midpoint, maximum and maximum, as adjusted, respectively. The number of shares utilized for all earnings per share calculations is 3,437,042, 4,043,579, 4,650,116 and 5,347,633 at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

(2) It is assumed that 8% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from Bancorp. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon ten equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assume:
          (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the three months ended March 31, 1998, and was made at the end of the period; (ii) that 3,191, 3,754, 4,318 and 4,965 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the three months ended March 31, 1998 at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and
          (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank-- Benefits--Employee Stock Ownership Plan."

(3) Gives effect to the Stock Awards available for grant under the Stock-Based Incentive Plan expected to be adopted by Bancorp following the Offering and presented for approval at a meeting of stockholders. The Stock-Based Incentive Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Offering and issued to the Foundation, or 63,825, 75,088, 86,351 and 99,303 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of Bancorp, if any. Funds used by the Stock-Based Incentive Plan to purchase the shares will be contributed to the Stock-Based Incentive Plan by the Bank. In calculating the pro forma effect of the Stock-Based Incentive Plan, it is assumed that the shares were acquired by the Stock-Based Incentive Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of Bancorp's Common Stock to the Stock-Based Incentive Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.86% and pro forma net earnings per share would be $0.17, $0.15, $0.13, and $0.12 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $11.72, $10.52, $9.63 and $8.86 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock-Based Incentive Plan will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Benefits."


(4) Estimated Net Proceeds has been decreased by $100,000 to reflect the capitalization of the Mutual Company.

(5)       Assumes a combined federal and state effective income tax rate of 36%.

(6) No effect has been given to the issuance of additional shares of Common Stock upon the exercise of options to be granted under the Stock-Based Incentive Plan. An amount equal to 10% of the Common Stock issued in the Offering, including shares issued to the Foundation, or 159,561, 187,719, 215,877 and 248,259 shares at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock-Based Incentive Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock-Based Incentive Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.18, $0.16, $0.14, and $0.13, respectively, and the pro forma stockholders' equity per share would be $11.85, $10.68, $9.81 and $9.06, respectively. See "Management of the Bank--Benefits."

(7) The retained earnings of the Bank will continue to be substantially restricted after the Reorganization. See "Dividend Policy," "The Reorganization and Stock Offering" and "Regulation and Supervision-- Federal Savings Institution Regulation--Limitation on Capital Distributions."


(8) The number of shares utilized in the stockholders' equity per share calculations were 3,561,500, 4,190,000, 4,818,500 and 5,541,275 at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

(9) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                                                                              AT OR FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                  -----------------------------------------------------------------
                                                                    1,531,445       1,801,700      2,071,955         2,382,748
                                                                   Shares Sold     Shares Sold    Shares Sold       Shares Sold
                                                                    at $10.00       at $10.00      at $10.00       at $10.00 Per
                                                                   Per Share        Per Share      Per Share        Share (15%
                                                                    (Minimum        (Midpoint      (Maximum        above Maximum
                                                                   of Offering      of Offering   of Offering       of Offering
                                                                    Range)(8)         Range)         Range)           Range)(8)
                                                                  -------------   -------------   -------------   ----------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds.................................................   $   15,314      $   18,017      $   20,720      $   23,827
Plus:  Shares issued to Foundation (equal to 4.19% of the
       stock sold in the Offering).............................          642             755             868             998
                                                                  ----------      ----------      ----------      ----------
Pro forma market capitalization................................       15,956          18,772          21,588          24,825
Gross proceeds.................................................       15,314          18,017          20,720          23,827
Less:  Offering expenses and commission........................         (767)           (805)           (842)           (884)
                                                                  ----------      ----------      ----------      ----------
 Estimated net proceeds........................................       14,547          17,212          19,878          22,943
Less:  Cash to Foundation......................................         (100)           (100)           (100)           (100)
Less:  Cash to Mutual Company..................................         (100)           (100)           (100)           (100)
Less:  Common Stock purchased by ESOP..........................       (1,276)         (1,502)         (1,727)         (1,986)
       Common Stock purchased by Stock-Based Incentive
       Plan....................................................         (638)           (751)           (864)           (993)
                                                                    ----------      ----------      ----------    ----------
   Estimated net proceeds, as adjusted.........................       12,433          14,759          17,087          19,764
Consolidated net earnings:(1)
   Historical..................................................          737             737             737             737
   Pro forma earnings on net proceeds..........................          430             511             592             684
   Less:  Pro forma ESOP adjustment(2).........................          (82)            (96)           (111)           (127)
          Pro forma Stock-Based Incentive Plan
          adjustment(3)........................................          (82)            (96)           (111)           (127)
                                                                    ----------      ----------      ----------    ----------
     Pro forma net earnings....................................        1,003           1,056           1,107           1,167
Per share net earnings:(1)
   Historical..................................................         0.21            0.18            0.16            0.14
   Pro forma earnings on net proceeds..........................         0.12            0.13            0.13            0.13
   Less:  Pro forma ESOP adjustment(2).........................        (0.02)          (0.02)          (0.02)          (0.02)
          Pro forma Stock-Based Incentive Plan
          adjustment(3)........................................        (0.02)          (0.02)          (0.02)          (0.02)
                                                                    ----------      ----------      ----------    ----------
     Pro forma net earnings per share..........................         0.29            0.27            0.25            0.23
Stockholders' equity:
   Historical (4)..............................................       29,275          29,275          29,275          29,275
   Estimated net proceeds......................................       14,447          17,112          19,778          22,843
   Plus:  Shares issued to the Foundation......................          692             755             868             998
   Less:  After tax cost to Foundation (5).....................         (475)           (547)           (620)           (703)
          Common Stock acquired by ESOP(2).....................       (1,276)         (1,502)         (1,727)         (1,986)
          Common Stock acquired by Stock-Based
           Incentive Plan(3)...................................         (638)           (751)           (864)           (993)
                                                                    ----------      ----------      ----------    ----------
     Pro forma stockholders' equity(3)(4)(5)(6)(7).............       41,975          44,342          46,710          49,434
Stockholders' equity per share:
   Historical(4)...............................................         8.22            6.99            6.07            5.28
   Estimated net proceeds......................................         4.06            4.08            4.10            4.12
   Plus:  Shares issued to the Foundation......................         0.18            0.18            0.18            0.18
   Less:  After tax cost to Foundation (5).....................        (0.13)          (0.13)          (0.13)          (0.13)
          Common Stock acquired by ESOP(2).....................        (0.36)          (0.36)          (0.36)          (0.36)
          Common Stock acquired by Stock-Based
           Incentive Plan(3)...................................        (0.18)          (0.18)          (0.18)          (0.18)
                                                                    ----------      ----------      ----------    ----------
     Pro forma stockholders' equity
       per share(3)(4)(5)(6)(7)................................        11.79           10.58            9.68            8.91
Offering price as a percentage of pro forma
   stockholders' equity per share..............................        84.82%          94.52%         103.31%         112.23%
Offering price to pro forma annualized net
  earnings per share...........................................        34.48x          37.04x          40.00x          43.48x

_____________________
(1) Does not give effect to the non-recurring expense that is expected to be recognized in the fourth quarter of fiscal 1998 if the establishment of the Foundation is approved. In that event, Bancorp will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $475,000, $547,000, $619,000 and $703,000 at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively. Pro forma net earnings per share for the three month period ended March 31, 1998, assuming the Foundation expense was incurred during the quarter, would have been $0.15, $0.14, $0.12 and $0.10 at the minimum, midpoint, maximum and maximum, as adjusted, respectively. The number of shares utilized for all earnings per share calculations is 3,446,660, 4,054,820, 4,663,070 and 5,362,535 at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

(2) It is assumed that 8% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from Bancorp. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon ten equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assume:
          (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended December 31, 1997, and was made at the end of the period; (ii) that 12,765, 15,018, 17,270 and 19,861 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended December 31, 1997 at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank-- Benefits--Employee Stock Ownership Plan."


(3) Gives effect to the Stock Awards available for grant under the Stock-Based Incentive Plan expected to be adopted by Bancorp following the Offering and presented for approval at a meeting of stockholders. The Stock-Based Incentive Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Offering and issued to the Foundation, or 63,825, 75,088, 86,351 and 99,303 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of Bancorp, if any. Funds used by the Stock-Based Incentive Plan to purchase the shares will be contributed to the Stock-Based Incentive Plan by the Bank. In calculating the pro forma effect of the Stock-Based Incentive Plan, it is assumed that the shares were acquired by the Stock-Based Incentive Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of Bancorp's Common Stock to the Stock-Based Incentive Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.86% and pro forma net earnings per share would be $0.29, $0.26, $0.24, and $0.22 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $11.58, $10.40, $9.52 and $8.76 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock-Based Incentive Plan will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Benefits."


(4) Estimated Net Proceeds has been decreased by $100,000 to reflect the capitalization of the Mutual Company.

(5)       Assumes a combined federal and state effective income tax rate of 36%.

(6) No effect has been given to the issuance of additional shares of Common Stock upon the exercise of options to be granted under the Stock-Based Incentive Plan. An amount equal to 10% of the Common Stock issued in the Offering, including shares issued to the Foundation, or 159,561, 187,719, 215,877 and 248,259 shares at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock-Based Incentive Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock-Based Incentive Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.29, $0.26, $0.24, and $0.22, respectively, and the pro forma stockholders' equity per share would be $11.71, $10.56, $9.71 and $8.97, respectively. See "Management of the Bank--Benefits."

(7) The retained earnings of the Bank will continue to be substantially restricted after the Reorganization. See "Dividend Policy," "The Reorganization and Stock Offering" and "Regulation and Supervision-- Federal Savings Institution Regulation--Limitation on Capital Distributions."


(8) The number of shares utilized in the stockholders' equity per share calculations were 3,561,500, 4,190,000, 4,818,500 and 5,541,275 at the minimum, midpoint, maximum and maximum, as adjusted, respectively.


(9) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                          COMPARISON OF VALUATION AND
                    PRO FORMA INFORMATION WITH NO FOUNDATION

   In the event that the Foundation was not established as part of the Reorganization, FinPro has estimated that the pro forma market capitalization of Bancorp would be approximately $19.5 million, at the midpoint, which is approximately $800,000 greater than the pro forma market capitalization of Bancorp if the Foundation is approved by members of Bancorp and would result in approximately a $1.5 million increase, or 8.4%, in the amount of Common Stock offered for sale in the Offering. Assuming the midpoint of the Offering Range, pro forma stockholders' equity per share and pro forma earnings per share would be substantially the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity and pro forma net income per share would be $10.15 and $0.13 respectively, at the midpoint of the estimate, assuming no Foundation, and $10.70 and $0.14, respectively, with the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are 98.52% and 19.23x, respectively, at the midpoint of the estimate, assuming no Foundation and are 93.46% and 17.86x, respectively, with the Foundation. This estimate by FinPro was prepared at the request of the OTS and is solely for purposes of providing members with sufficient information with which to make an informed decision on the Foundation. There is no assurance that in the event the Foundation is not approved at the Special Meeting of Members that the appraisal prepared at that time would conclude that the pro forma market value of Bancorp would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

   For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Offering Range, assuming the Offering was completed at March 31, 1998.

                                                  AT THE MINIMUM             AT THE MIDPOINT
                                           ------------------------    -----------------------
                                              WITH           NO           WITH          NO
                                           FOUNDATION    FOUNDATION    FOUNDATION   FOUNDATION
                                           ----------    ----------    ----------   ----------
                                                          (DOLLARS IN THOUSANDS)
Estimated offering amount...............   $ 15,314      $ 16,594      $ 18,017     $ 19,522
Pro forma market capitalization.........     15,956        16,594        18,772       19,522
Total assets............................    324,955       326,238       327,281      328,775
Total liabilities.......................    282,721       282,721       282,721      282,721
Pro forma stockholders' equity..........     42,501        43,517        44,868       46,054
Pro forma consolidated net
  earnings..............................        579           588           591          602
Pro forma stockholders' equity
  per share.............................      11.94         11.28         10.70        10.15
Pro forma consolidated net
  earnings per share....................       0.16          0.15          0.14         0.13
Pro Forma Pricing Ratios:
   Offering Price as a percentage
    of pro forma stockholders'
    equity per share....................      83.75%        88.65%        93.46%       98.52%
   Offering price to pro forma net
    earnings per share..................      15.63x        16.67x        17.86x       19.23x
   Offering price to assets.............      10.96%        11.83%        12.80%       13.81%
Pro Forma Financial Ratios:
   Return on Assets.....................       0.71%         0.72%         0.72%        0.73%
   Return on stockholders' equity.......       5.45%         5.40%         5.27%        5.23%
   Stockholders' equity to assets.......      13.08%        13.34%        13.71%       14.01%


                                                                             AT THE MAXIMUM,
                                                AT THE MAXIMUM                AS ADVERTISED
                                           -------------------------     ------------------------
                                              WITH            NO            WITH           NO
                                           FOUNDATION     FOUNDATION     FOUNDATION    FOUNDATION
                                           ----------     ----------     ----------    ----------
                                                            (DOLLARS IN THOUSANDS)
Estimated offering amount...............   $ 20,720       $ 22,450       $ 23,827      $ 25,818
Pro forma market capitalization.........     21,588         22,450         24,825        25,818
Total assets............................    329,609        331,311        332,286       334,229
Total liabilities.......................    282,721        282,721        282,721       282,721
Pro forma stockholders' equity..........     47,236         48,590         49,960        51,508
Pro forma consolidated net
  earnings..............................        603            616            618           633
Pro forma stockholders' equity
  per share.............................       9.79           9.31           9.01          8.58
Pro forma consolidated net
  earnings per share....................       0.12           0.11           0.11          0.10
Pro Forma Pricing Ratios:
   Offering Price as a percentage
    of pro forma stockholders'
    equity per share....................     102.15%        107.41%        110.99%       116.55%
   Offering price to pro forma net
    earnings per share..................      20.83x         22.73x         22.73x        25.00x
   Offering price to assets.............      14.62%         15.76%         16.68%        17.96%
Pro Forma Financial Ratios:
   Return on Assets.....................       0.73%          0.74%          0.74%         0.76%
   Return on stockholders' equity.......       5.11%          5.07%          4.95%         4.92%
   Stockholders' equity to assets.......      14.33%         14.66%         15.04%        15.41%


  If the contribution to the Foundation were expensed during the three month period ended March 31, 1998, the pro forma price to earnings, return on assets and return on equity would be as follows:

                                                                                                                     AT THE
                                                                        AT THE         AT THE         AT THE        MAXIMUM,
                                                                       MINIMUM        MIDPOINT       MAXIMUM      AS ADJUSTED
                                                                    -------------  -------------  ------------  ---------------
Offering price to pro forma net earnings per share............         458.76x        2,110.65x         N/A             N/A
Pro forma return on assets....................................           0.13%            0.05%       (0.02)%         (0.10)%
Pro forma return on equity....................................           0.98%            0.39%       (0.14)%         (0.68)%

                     CONSOLIDATED STATEMENTS OF INCOME FOR
                        WEST ESSEX BANK AND SUBSIDIARIES

  The following Consolidated Statements of Income of the Bank and subsidiaries for each of the years in the three year period ended December 31, 1997 have been audited by Radics & Co., LLC, independent certified public accountants, whose report thereon is included elsewhere in this Prospectus. With respect to the information for the three months ended March 31, 1998 and 1997, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such interim periods have been included and are of a normal recurring nature. Results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. These Statements of Income should be read in conjunction with the Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Offering Circular.

                                                  FOR THE THREE MONTHS                             FOR THE YEARS
                                                     ENDED MARCH 31,                             ENDED DECEMBER 31,
                                          ------------------------------------    -------------------------------------------------
                                                 1998              1997                1997              1996            1995
                                          ---------------     ----------------    -------------     ------------    ----------------
                                                       (UNAUDITED)
Interest income:
  Loans...............................      $2,298,412        $1,744,900         $ 7,908,541        $ 7,268,237     $ 7,603,186
  Mortgage-backed securities..........       2,117,926         1,930,007           7,908,940          6,982,443       6,559,192
  Investment securities...............         602,150           465,039           1,897,153          1,700,819       1,188,096
  Other interest-earning assets.......          96,925           112,324             400,842            515,475         384,395
                                            ----------        ----------         -----------        -----------     -----------
       Total interest income..........       5,115,413         4,252,270          18,115,476         16,466,974      15,734,869
                                            ----------        ----------         -----------        -----------     -----------
Interest expense:
  Deposits............................       2,433,347         1,809,177           8,089,473          7,148,794       6,551,335
  Borrowed money......................         436,628           343,500           1,566,165          1,151,419       1,066,987
                                            ----------        ----------         -----------        -----------     -----------
       Total interest expense.........       2,859,975         2,152,677           9,655,638          8,300,213       7,618,322
                                            ----------        ----------         -----------        -----------     -----------

Net interest income...................       2,245,438         2,099,593           8,459,838          8,166,761       8,116,547
Provision for loan losses.............         (22,050)           55,000             487,015            232,103         509,729
                                            ----------        ----------         -----------        -----------     -----------
       Net interest income after
       provision for loan losses......       2,267,488         2,044,593           7,972,823          7,934,658       7,606,818
                                            ----------        ----------         -----------        -----------     -----------
Non-interest income:
  Fees and service charges............          94,162            64,042             273,443            210,286         157,183
  (Loss) gain on sale of securities
    available for sale................              --                --             (20,245)           102,752         (22,014)
  Income on real estate owned.........              --                --                  --             20,563          58,933
  Other...............................          45,749            49,714             120,039            141,996         138,328
                                            ----------        ----------         -----------        -----------     -----------
          Total noninterest income....         139,911           113,756             373,237            475,597         332,430
                                            ----------        ----------         -----------        -----------     -----------
Non-interest expense:
  Salaries and employee benefits......         767,131           705,818           2,847,886          2,621,753       2,439,036
  Occupancy expense of premises.......          85,578            66,563             245,879            228,411         219,771
  Equipment...........................         162,626           113,711             495,742            426,179         385,802
  Loss on real estate owned...........          23,748           157,321             379,870                 --              --
  Advertising.........................          49,956            17,202             127,732             78,395          87,621
  Federal insurance premiums..........          29,079            28,219             114,755          1,478,029         381,317
  Amortization of intangible..........         148,192                --           1,743,062                 --              --
  Other...............................         370,389           261,974           1,218,015          1,085,529         932,929
                                            ----------        ----------         -----------        -----------     -----------
       Total noninterest expenses.....       1,636,699         1,350,808           7,172,941          5,918,296       4,446,476
                                            ----------        ----------         -----------        -----------     -----------
Income before income taxes............         770,700           807,541           1,173,119          2,491,959       3,492,772
Income taxes..........................         259,559           284,485             436,279            835,951       1,220,817
                                            ----------        ----------         -----------        -----------     -----------
Net income............................      $  511,141        $  523,056         $   736,840        $ 1,656,008     $ 2,271,955
                                            ==========        ==========         ===========        ===========     ===========

          See accompanying notes to Consolidated Financial Statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  Bancorp has not yet been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on interest-earning assets, primarily its loan and investment portfolios, and its cost of funds, consisting of interest paid on deposits and borrowings. Results of operations are also affected by the Bank's provision for loan losses and non-interest expense. The Bank's non-interest expense principally consists of salaries and employee benefits, office occupancy and equipment expense, amortization of intangibles, advertising, federal deposit insurance premiums, expenses of real estate owned and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities.

MANAGEMENT STRATEGY


  The Bank's current strategic plan is to maintain profitability and its well-capitalized position to take advantage of future expansion or growth opportunities, while managing growth, maintaining asset quality, controlling expenses and reducing exposure to credit and interest rate risk. Management seeks to accomplish these goals by: (1) emphasizing its retail banking services through its network of branch offices, which includes the origination of one- to four-family mortgage loans, as well as commercial real estate, home equity, multi-family, construction and development and consumer loans, in the communities it serves as market conditions permit; (2) enhancing earnings and offsetting the effects of the extreme competition for real estate loans in the Bank's market area through the purchase of primarily adjustable rate mortgage-backed securities, which provide a source of liquidity, low credit risk and low administrative cost as well as helping to manage interest rate risk; and (3) continuing to monitor interest rate risk. Management has aggressively sought to increase loan originations in recent years and was successful in increasing total loans receivable, net, from $82.1 million at December 31, 1996 to $112.7 million and $114.3 million at December 31, 1997 and March 31, 1998, respectively. Management was successful in increasing its loan origination primarily by increasing the amount of advertizing the Bank does in its primary market area, paying fees to mortgage brokers who send loan applicants to the Bank to whom the Bank originates loans and providing cash incentives to its mortgage origination staff to increase loan originations. Competition, however, has remained intense in the Bank's market area, which has resulted in the Bank's total securities portfolio representing a greater percentage of total assets than its loan portfolio in each of the last five years. Management believes that continuing to seek lending opportunities, as well as investing in mortgage-backed securities, the majority of which are adjustable rate, enables the Bank to effectively control its interest rate risk while at the same time enabling it to maintain a balance of high quality, diversified investments, provide for collateral for short and long-term borrowings and lessen exposure to credit risk.

MANAGEMENT OF INTEREST RATE RISK AND MARKET RISK ANALYSIS


  The principal objective of the Bank's interest rate risk management is to evaluate the interest rate risk included in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Directors' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Board of Directors has established an Asset/Liability Committee, which is responsible for reviewing asset/liability policies and interest rate risk position. The Asset/Liability Committee meets at least on a quarterly basis, reports trends and interest rate risk position to the Board of Directors and reviews with the Board its activities and strategies, the effect of those strategies on the Bank's net interest margin, the market value of the portfolio, and the effect the changes in interest rates will have on the Bank's portfolio and exposure limits. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors-- Potential Impact of Changes in Interest Rates."


  In recent years the Bank has used the following strategies to manage interest rate risk: (i) emphasize the origination of long-term mortgage loans, and (ii) offsetting the effects of holding fixed-rate mortgage loans by purchasing adjustable rate mortgage-backed securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management Strategy."


  The Bank continues to seek opportunities to originate for its portfolio one- to four-family residential mortgage loans, as well as other loans, in its primary market area of Essex, Morris and Bergen Counties, New Jersey. The Bank's total loan portfolio had decreased as a percent of the Bank's total assets from 1993 through 1996 when loan originations began to increase. The decrease in loan originations occurred primarily due to intense competition in the Bank's market area for loan originations. Further, due to the relatively low interest rate environment that has existed in recent years, the Bank has originated primarily fixed-rate one- to four-family mortgage loans. The Bank's purchase of primarily adjustable rate mortgage-backed securities, as well as various debt obligations of federal, state and local governments, has enabled the Bank to effectively manage its interest rate risk. At March 31, 1998, the Bank had $122.6 million or 39.2% of total assets in mortgage-backed securities classified as held-to-maturity, and $35.9 million or 11.5% of total assets in investment securities, of which $7.1 million or 2.3% of total assets were classified as available for sale. At the same date, the Bank's total loans receivable, net, totalled $114.3 million or 36.6% of total assets.

  NET PORTFOLIO VALUE. The Bank's interest rate sensitivity is monitored by management through the use of the OTS model which estimates the change in the Bank's NPV over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The OTS produces its analysis based upon data submitted on the Bank's quarterly Thrift Financial Reports. See "Regulation and Supervision -- Federal Savings Institution Regulation." The following table sets forth the Bank's NPV as of March 31, 1998, as calculated by the OTS.


                                                                               NPV AS % OF PORTFOLIO
       CHANGE IN                     NET PORTFOLIO VALUE                         VALUE OF ASSETS
     INTEREST RATES     ---------------------------------------           ---------------------------
    IN BASIS POINTS                       $                %               NPV
      (RATE SHOCK)       AMOUNT         CHANGE           CHANGE            RATIO            CHANGE (1)
    ---------------     -------        --------          ------           -------          ----------
                                                  (DOLLARS IN  THOUSANDS)

         400            $17,365       $(17,782)           (51)              5.98             (512)
         300             22,615        (12,533)           (36)              7.60             (350)
         200             27,535         (7,613)           (22)              9.04             (206)
         100             31,846         (3,301)            (9)             10.24              (86)
      Static             35,147             --             --              11.10               --
       (100)             37,179          2,032              6              11.57               47
       (200)             38,104          2,956              8              11.71               61
       (300)             38,911          3,764             11              11.81               71
       (400)             40,920          5,773             16              12.21              111

_____________________
(1)  Expressed in basis points.

   Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV measurements and net interest income models provide an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

   Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

   AVERAGE BALANCE SHEET. The following table sets forth certain information relating to the Bank at March 31, 1998, for the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown except where noted otherwise and reflect annualized yields and costs. Average balances are derived from average month-end balances except for the average balances of Other interest-earning assets and Borrowed money, which are derived from average daily balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented. The yields and costs include fees which are considered adjustments to yields.


                                                                                   ---------------------------------------------
                                                                                         FOR THE THREE MONTHS ENDED MARCH 31,
                                                                                   ---------------------------------------------
                                                             AT MARCH 31, 1998                      1998
                                                            -------------------    -----------------------------------------
                                                                                                                     AVERAGE
                                                                        YIELD/        AVERAGE                         YIELD/
                                                            BALANCE      COST         BALANCE          INTEREST        COST
                                                            -------     ------      ----------         --------     --------
                                                                                                     (DOLLARS IN THOUSANDS)

ASSETS:
   Interest-earning assets:
      Loans receivable...................................   $116,165      7.96%       $115,308          $2,298        7.97%
      Mortgage-backed securities.........................    122,633      6.75         126,510           2,118        6.70
      Investment securities..............................     35,874      6.98          32,889             602        7.32
      Other interest-earning assets......................     22,771      5.69           8,156              97        4.76
                                                            --------                  --------          ------
          Total interest-earning assets..................    297,443      7.17         282,863           5,115        7.23
      Allowance for loan losses..........................     (1,863)                   (1,880)
      Non-interest-earning assets........................     16,942                    18,240
                                                            --------                  --------
          Total assets...................................   $312,522                  $299,223
                                                            ========                  ========
LIABILITIES AND RETAINED EARNINGS:
   Interest-bearing liabilities:
      Interest-bearing deposits:
          Demand deposits................................   $ 22,256      1.69        $ 21,560              94        1.74
          Savings and club accounts......................     61,840      2.58          62,849             407        2.59
          Certificates of deposit........................    143,591      5.49         142,728           1,932        5.41
                                                            --------                  --------          ------
               Total interest-bearing deposits...........    227,687      4.33         227,137           2,433        4.28
       Borrowed money....................................     42,300      5.86          30,144             437        5.80
                                                            --------                  --------          ------
          Total interest-bearing liabilities.............    269,987      4.57         257,281           2,870        4.46
   Non-interest bearing deposits.........................     11,433                    11,471
   Other non-interest-bearing liabilities................      1,301                       921
                                                            --------                  --------
               Total liabilities.........................    282,721                   269,673
   Retained earnings.....................................     29,801                    29,550
                                                            --------                  --------
       Total liabilities and retained earnings...........   $312,522                  $299,223
                                                            ========                  ========
   Net interest income/interest rate spread..............                 2.60%                         $2,245        2.77%
                                                                          =====                         ======        ====
   Net interest-earning assets/net yield on
       interest-earning assets...........................   $ 27,456                  $ 25,582                        3.17%
                                                            ========                  ========                        ====
   Ratio of average interest-earning assets to average
       interest-bearing liabilities......................       1.10x                     1.10x
                                                                ====                      ====
                                                             ---------------------------------------------
                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                             ---------------------------------------------
                                                                                 1997
                                                             ---------------------------------------------
                                                                                                  AVERAGE
                                                            AVERAGE                                YIELD/
                                                            BALANCE             INTEREST            COST
                                                            -------             --------        ----------
ASSETS:
   Interest-earning assets:
      Loans receivable...................................   $ 84,353              $1,745           8.27%
      Mortgage-backed securities.........................    111,406               1,930           6.93
      Investment securities..............................     25,851                 465           7.20
      Other interest-earning assets......................      8,093                 112           5.54
                                                            --------              ------
            Total interest-earning assets................    229,703               4,252           7.40
      Allowance for loan losses..........................     (1,518)
      Non-interest-earning assets........................      8,089
                                                            --------
            Total assets.................................   $236,274
                                                            ========
LIABILITIES AND RETAINED EARNINGS:
   Interest-bearing liabilities:
      Interest-bearing deposits:
            Demand deposits..............................  $ 15,171                 67               1.77
            Savings and club accounts....................    50,260                314               2.50
            Certificates of deposit......................   108,699              1,428               5.25
                                                           --------             ------
              Total interest-bearing deposits............   174,130              1,809               4.16
      Borrowed money.....................................    22,650                343               6.06
                                                           --------             ------
            Total interest-bearing liabilities...........   196,780              2,152               4.37
   Non-interest bearing deposits.........................     7,106
   Other non-interest-bearing liabilities................     3,674
                                                           --------
            Total liabilities............................   207,560
   Retained earnings.....................................    28,714
                                                           --------
      Total liabilities and retained earnings............  $236,274
                                                           ========
   Net interest income/interest rate spread..............                       $2,100               3.03%
                                                                                ======               ====
   Net interest-earning assets/net yield on
       interest-earning assets...........................  $ 32,923                                  3.66
                                                           ========                                  ====
Ratio of average interest-earning assets to average
          interest-bearing liabilities...................      1.17x
                                                               ====


                                                                      FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                                   1997                           1996                            1995
                                     ------------------------------   ----------------------------     -----------------------------
                                                            AVERAGE                        AVERAGE                           AVERAGE
                                     AVERAGE                 YIELD/   AVERAGE               YIELD/     AVERAGE               YIELD/
                                     BALANCE     INTEREST    COST     BALANCE     INTEREST   COST      BALANCE    INTEREST    COST
                                     --------    --------   -------   -------     -------- -------     -------    --------   ------
                                                                                (DOLLARS IN THOUSANDS)
ASSETS:
 Interest-earning assets:
   Loans receivable................  $ 97,277     $ 7,908     8.13%    $ 85,973    $ 7,268   8.45%    $ 86,379     $ 7,603    8.80%
   Investment securities...........   114,996       7,909     6.88      101,196      6,983   6.90       96,865       6,559    6.77
   Mortgage-backed securities......    26,774       1,897     7.09       23,035      1,701   7.38       15,926       1,188    7.46
   Other interest-earning assets...     7,019         401     5.71        8,130        515   6.33        7,251         385    5.31
                                     --------     -------              --------    -------            --------     -------
     Total interest-earning assets.   246,016      18,115     7.36      218,334     16,467   7.54      206,421      15,735    7.62
                                                  -------                          -------                         -------
   Allowance for loan losses.......    (1,739)                           (1,354)                        (1,161)
   Other non-interest earning assets   10,422                             8,126                          7,342
                                     --------                          --------                       --------
     Total assets..................  $254,699                          $225,106                       $212,602
                                     ========                          ========                       ========
LIABILITIES AND RETAINED EARNINGS:
 Interest-bearing liabilities:
   Interest-bearing deposits:
     Demand........................  $ 16,360         293      1.79%   $ 14,736        269   1.83%    $ 13,601         311    2.29%
     Savings and club..............    53,221       1,357      2.55      51,138      1,278   2.50       55,888       1,397    2.50
     Certificates of deposit.......   119,272       6,439      5.40     105,141      5,602   5.33       92,938       4,843    5.21
                                     --------     -------              --------    -------            --------     -------
       Total interest-bearing
        deposits...................   188,853       8,089      4.28     171,015      7,149   4.18      162,427       6,551    4.03
   Borrowed money..................    26,223       1,566      5.97      18,092      1,151   6.36       15,615       1,067    6.83
                                     --------     -------              --------    -------            --------     -------
     Total interest-bearing
      liabilities..................   215,076       9,655      4.49     189,107      8,300   4.39      178,042       7,618    4.28
                                                  -------                          -------                         -------
 Non-interest-bearing deposits.....     8,503                             6,943                          7,937
 Other non-interest bearing
  liabilities......................     1,711                             1,203                            916
                                     --------                          --------                       --------
     Total liabilities.............   225,290                           197,253                        186,895
 Retained earnings.................    29,409                            27,853                         25,707
                                     --------                          --------                       --------
     Total liabilities and retained
      earnings.....................  $254,699                          $225,106                       $212,602
                                     ========                          ========                       ========

 Net interest income/interest
   rate spread.....................               $ 8,460      2.87%               $ 8,167   3.15%                 $ 8,117    3.34%
                                                  =======      ====                =======   ====                  =======    ====
 Net interest-earning assets/net
  yield on interest-earning assets.  $ 30,940                  3.44%   $ 29,227              3.74%    $ 28,379                3.93%
                                     ========                  ====    ========              ====     ========                ====
 Ratio of interest-earning assets
  to interest-bearing liabilities..      1.14x                             1.15x                          1.16x
                                     ========                           =======                       ========

  RATE/VOLUME ANALYSIS. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated on a proportional basis between changes in rate and volume.


                                                          THREE MONTHS ENDED                               YEAR ENDED
                                                            MARCH 31, 1998                              DECEMBER 31, 1997
                                                             COMPARED TO                                   COMPARED TO
                                                          THREE MONTHS ENDED                               YEAR ENDED
                                                            MARCH 31, 1997                              DECEMBER 31, 1996
                                                   ---------------------------------           ---------------------------------
                                                     INCREASE (DECREASE)                       INCREASE (DECREASE)
                                                          DUE TO                                     DUE TO
                                                   ----------------------                      ---------------------
                                                    VOLUME          RATE         NET            VOLUME         RATE          NET
                                                   -------         ------        ---           --------      -------        ----
                                                                                     (In thousands)
Interest income:
 Loans receivable...............................     $  618       $ (65)         $553          $  923         $(283)     $  640
 Mortgage-backed securities.....................        254         (66)          188             946           (20)        926
 Investment securities..........................        129           8           137             265           (69)        196
 Other interest-earning assets..................          1         (16)          (15)            (66)          (48)       (114)
                                                     ------       -----          ----          ------         -----      ------
Total...........................................      1,002        (139)          863           2,068          (420)      1,648
                                                     ------       -----          ----          ------         -----      ------
Interest expense:
 Demand deposits(1).............................         28          (1)           27              30            (6)         24
 Savings and club accounts......................         81          12            93              53            26          79
 Certificates of deposit........................        459          45           504             762            75         837
 Borrowed money.................................        109         (15)           94             489           (74)        415
                                                     ------       -----          ----          ------         -----      ------
Total...........................................        678          40           718           1,334            21       1,355
                                                     ------       -----          ----          ------         -----      ------
Net change in net interest income...............     $  324       $(179)         $145          $  734         $(441)     $  293
                                                     ======       =====          ====          ======         =====      ======



                                                           YEAR ENDED
                                                        DECEMBER 31, 1996
                                                           COMPARED TO
                                                           YEAR ENDED
                                                        DECEMBER 31, 1995
                                                   ---------------------------------
                                                      INCREASE (DECREASE)
                                                            DUE TO
                                                   ----------------------
                                                    VOLUME          RATE         NET
                                                   -------         ------        ---
                                                              (In thousands)
Interest income:
 Loans receivable...............................   $ (35)          $(300)      $(335)
 Mortgage-backed securities.....................     296             128         424
 Investment securities..........................     526             (13)        513
 Other interest-earning assets..................      50              80         130
                                                  ------           -----       -----
Total...........................................     837            (105)        732
                                                  ------           -----       -----
Interest expense:
 Demand deposits(1).............................      24             (66)        (42)
 Savings and club accounts......................    (119)             --        (119)
 Certificates of deposit........................     646             113         759
 Borrowed money.................................     161             (77)         84
                                                  ------           -----       -----
Total...........................................     712             (30)        682
                                                  ------           -----       -----

Net change in net interest income...............   $ 125           $ (75)      $  50
                                                  ======           =====       =====

______________________
(1)    Includes NOW and Money Market accounts.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1998 AND DECEMBER 31, 1997

  Total assets were $312.5 million at March 31, 1998, compared to $299.0 million at December 31, 1997, an increase of $13.5 million, or 4.5%. The increase in assets was funded primarily by an increase in FHLB borrowings of $12.0 million.

  Cash and cash equivalents, primarily interest-bearing deposits with the FHLB, increased $8.6 million to $17.3 million at March 31, 1998 from $8.7 million at December 31, 1997. Additionally, the Bank invested in term deposits with the FHLB totalling $5.0 million during the first quarter of 1998. These term deposits have initial periods to maturity of between three and seven months. The overall increase of $13.6 million in cash and cash equivalents and term deposits was funded primarily by the $12.0 million increase in borrowed money and serves to increase the Bank's liquidity position.


  In the aggregate, mortgage-backed securities and investment securities, including available for sale and held to maturity issues, totalled $158.5 million at March 31, 1998, a decrease of $1.7 million from $160.2 million at December 31, 1997. Such decrease was used to fund an increase of $1.6 million in the loan portfolio. Mortgage-backed securities, all of which are held to maturity, decreased $7.5 million due to repayments. Investment securities held to maturity increased $5.8 million, primarily due to security purchases and investment securities available for sale remained unchanged at $7.1 million. At March 31, 1998, 99.6% of the Bank's investment securities, including available for sale and held to maturity, consisted of U.S. Government and Agency obligations, while virtually all of the mortgage-backed securities portfolio consisted of GNMA, FNMA and FHLMC issues. Investment securities available for sale included only U.S. Treasury notes while investment securities held to maturity consisted of $3.7 million of U.S. Treasury notes, $25.2 million of U.S. Government Agencies notes and a $150,000 municipal bond anticipation note.

  Loans receivable increased $1.6 million to $114.3 million at March 31, 1998 from $112.7 million at December 31, 1997. The increase was primarily in the one- to four-family mortgage loan category, which increased $2.0 million. At March 31, 1998, 88.0% of the outstanding balance of loans in the Bank's portfolio consisted of one- to four-family loans, compared to 87.3% at December 31, 1997.

  Deposits totaled $239.1 million at March 31, 1998, an increase of $928,000, or 0.4%, over the $238.2 million balance at December 31, 1997.

  Borrowed money increased $12.0 million to $42.3 million at March 31, 1998, as compared to $30.3 million at December 31, 1997. Based on the lower cost of wholesale funds as compared to comparable maturity retail deposits, management chose to fund the asset growth discussed above with additional FHLB borrowings. During the quarter ended March 31, 1998, short-term borrowings totalling $18.0 million were repaid, while $30.0 million in borrowings with five to ten year maturities and an average interest rate of 5.62% were incurred.

  Retained earnings increased $526,000, or 1.8%, to $29.8 million, primarily due to the retention of net income.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1997 AND DECEMBER 31, 1996

  Total assets were $299.0 million at December 31, 1997, as compared to $236.0 million at December 31, 1996, an increase of $63.0 million, or 26.7%. The increase in assets was funded primarily by deposit growth of $58.2 million and an increase in FHLB borrowings of $6.6 million. The $58.2 million increase in deposits was primarily due to the Bank's purchase of three branch offices from Summit Bank ("Summit") in October 1997, with total deposits of $51.0 million.

  Securities available for sale increased to $7.1 million at December 31, 1997 from $1.6 million at December 31, 1996. The securities owned at December 31, 1996 consisted of a municipal bond which was called and mutual fund shares which were sold during the year ended December 31, 1997. The mutual fund shares were sold to provide funds for the purchase of a higher yield investment. The complete liquidation of the December 31, 1996 portfolio resulted in a loss of $20,000. The Bank purchased $7.0 million in U.S. Treasury notes for the available for sale portfolio during 1997, all of which remain at December 31, 1997.

  Investment securities held to maturity increased to $22.9 million at December 31, 1997 from $22.5 million at December 31, 1996 as $10.0 million of securities that matured during the period were replaced with $10.4 million in new securities. The investment securities held to maturity portfolio consists of $2.5 million of U.S. Treasury notes and bonds and $19.4 million of U.S. Government Agency securities.

  Mortgage-backed securities held to maturity increased to $130.2 million at December 31, 1997 from $113.3 million at December 31, 1996. The Bank purchased $37.0 million in mortgage-backed securities during 1997, which more than offset $20.1 million in repayments received. The bulk of the issues purchased during 1997 were adjustable rate issues, increasing the level of adjustable-rate mortgage-backed securities to 63.7% of the portfolio at December 31, 1997 from 55.5% at December 31, 1996. Virtually the entire mortgage-backed securities portfolio consists of securities issued by GNMA, FNMA and FHLMC.

  Loans receivable increased $30.6 million, or 14.9%, to $112.7 million at December 31, 1997 from $82.1 million at the prior year end. This increase was consistent with the Bank's strategy of increasing assets in anticipation of the deposit purchase consummated in late 1997. To this end, the Bank utilized mortgage brokers during 1997 to significantly increase the volume of originations, while continuing to adhere to prudent underwriting standards. The following significant increases by loan category were experienced: one- to four-family mortgage loans -- $26.7 million; home equity lines of credit and loans -
- $1.9 million; and construction and land loans (net of loans in process) -- $3.4 million. Commercial real estate loans decreased $1.6 million. The Bank remains predominantly a one- to four-family residential lender. At December 31, 1997, 87.3% of the balance of outstanding loans relates to one- to four-family lending, up from 81.1% at December 31, 1996.

  Premises and equipment increased to $3.1 million at December 31, 1997 from $1.6 million at December 31, 1996. Of this increase, $1.4 million is due to the acquisition of the three branch offices from Summit Bank.

  In conjunction with the branch offices and deposits acquired from Summit, a premium of $7.6 million was recorded as the excess of cost over assets acquired. Such amount was based upon the amount of deposits the Bank had agreed to acquire. However, during the period between the purchase agreement date and the October 17, 1997 consummation date, the deposits subject to purchase declined over 18%. By December 31, 1997, the balance of deposits at the three branch offices had stabilized. Management performed a reassessment of the recoverability of this asset and, as a result, an impairment loss of $1.6 million was recorded, leaving a balance of $5.8 million at December 31, 1997.

  Deposits totaled $238.2 million at December 31, 1997, an increase of $58.3 million, or 32.4%, over the balance of $179.9 million at December 31, 1996. The increase resulted primarily from the purchase of the three Summit branches and the crediting of $8.1 million in interest on deposits.

  Borrowings increased $6.6 million to $30.3 million at December 31, 1997, as compared to $23.7 million at December 31, 1996. The increase was due to the Bank's increased usage of short-term sales of mortgage-backed securities under repurchase agreements. All outstanding borrowings are with the FHLB.

  Retained earnings increased $822,000, or 2.9%, to $29.3 million, due largely to the retention of net income.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND
1997

  NET INCOME. Net income decreased $12,000 or 2.3% to $511,000 for the three months ended March 31, 1998 compared with $523,000 for the same 1997 period. The decrease in net income during the 1998 period resulted from an increase in non-interest expenses, which was partially offset by increases in net interest income and non-interest income and decreases in provision for loan losses and income taxes.

  INTEREST INCOME.   Total interest income increased $863,000 or 20.3% to $5.1
million for the three months ended March 31, 1998 from $4.3 million for the same 1997 period. The increase was the result of a 23.1 % increase in average interest-earning assets between the periods, which more than offset a 17 basis point decline in yield. The increase in the average balance was the result of increased loan originations and securities purchased during the last three quarters of 1997 funded by cash received in connection with the deposits purchased from Summit. The decrease in yield was the result of lower rates obtained on loans originated and mortgage-backed securities purchased since March 31, 1997.

  Interest income on loans increased by $553,000 or 31.7% to $2.3 million during the three months ended March 31, 1998 when compared with $1.7 million for the same 1997 period. The increase during the 1998 period resulted from an increase of $31.0 million in the average balance of loans outstanding, which was sufficient to offset a 30 basis point decrease in the yield earned on the loan portfolio. The increased average balance was the result of increased lending volume during the last nine months of 1997. The decreased yield is the result of lower rates obtained on originations as well as downward interest rate adjustments on the Bank's adjustable-rate mortgage loans.

  Interest on mortgage-backed securities, all of which are held to maturity, increased $188,000 or 9.7% to $2.1 million during the three months ended March 31, 1998 when compared with $1.9 million for the same 1997 period. The increase during the 1998 period resulted from a $15.1 million or 13.6% increase in the average balance of mortgage-backed securities, which was more than sufficient to offset a 23 basis point decline in yield. The increased average balance is the result of purchases of mortgage-backed securities exceeding repayments. The decrease in yield is the result of lower interest rates obtained on securities purchased since March 31, 1997, many of which were adjustable rate issues with customarily low initial interest rates.

  Interest earned on investment securities, including both available for sale and held to maturity issues, increased by $137,000 or 29.5% to $602,000 during the three months ended March 31, 1998, when compared to $465,000 during the same 1997 period, primarily due to an increase of $7.0 million in the average balance of such assets along with a twelve basis point increase in the yield earned.
The increase in average balance was the result of purchases of U.S. Government and Agency securities exceeding maturities thereof.

  Interest on other interest-earning assets decreased $15,000 or 13.4% to $97,000 during the three months ended March 31, 1998 as compared to $112,000 for the same 1997 period. The decrease was primarily due to a 78 basis point decline in yield as the average balance of such assets increased by $63,000 or 0.8%.

  INTEREST EXPENSE.   Interest expense on deposits increased $624,000 or 34.5%
to $2.4 million during the three months ended March 31, 1998 when compared to $1.8 million during the same 1997 period. Such increase was primarily attributable to increases of $53.0 million in the average balance of interest-bearing deposits and twelve basis points in the cost of interest-bearing deposits. The increased average balance is the result of the purchase of $51.0 million in deposits from Summit in October 1997. The increase in cost is due to higher interest rates paid on certificates of deposit, which averaged 5.41 % for the three months ended March 31, 1998 as compared to 5.25% for the same 1997 period. The cost of non-certificate deposits increased to a lesser degree, to 2.37% for the three months ended March 31, 1998 as compared to 2.33% for the same prior year period.

  Interest expense on borrowed money increased by $94,000 or 27.4% to $437,000 during the three months ended March 31, 1998 when compared with $343,000 during the same 1997 period, primarily due to an increase of $7.5 million in the average balance of borrowings outstanding from the FHLB, which was sufficient to offset a twenty-six basis point decrease in the cost of borrowed money. During the three months ended March 31, 1998, the Bank repaid $18.0 million in short-term borrowings under repurchase agreements having an average interest rate of 5.82% and obtained $30.0 million in borrowings with five to ten year maturities with an average interest rate of 5.62%.

  NET INTEREST INCOME.   Net interest income increased $145,000 or 6.9% during
the three months ended March 31, 1998 when compared with the same 1997 period. Such increase was due to an increase in total interest income of $863,000, which was sufficient to offset an increase in total interest expense of $718,000. The Bank's net interest rate spread decreased to 2.77% in 1998 from 3.03% in 1997. The decrease in the interest rate spread resulted from a decrease of 17 basis points in the yield earned on interest-earning assets along with a 9 basis point increase in the cost of interest-bearing liabilities. Despite the decline in interest rate spread, the Bank improved net interest income due to the additional income generated by the $53.2 million increase in average interest-earning assets, which more than offset the additional cost incurred by the $60.5 million increase in average interest-bearing liabilities.


  PROVISION FOR LOAN LOSSES. During the three months ended March 31, 1998, the Bank recorded a recapture of the provision for loan losses of $22,000. The recapture was the result of the adjustment of the balance of the allowance for loan losses, based upon management's quarterly analysis, to $1.86 million at March 31, 1998 from $1.89 million at December 31, 1997. There were no loan charge-offs or recoveries during the three months ended March 31, 1997. During the three months ended March 31, 1998, the Bank provided $55,000 as a provision for loan losses and recorded no loan charge-offs or recoveries. The allowance for loan losses is based on management's evaluation of the risk inherent in its loan portfolio and gives due consideration to the changes in general market conditions and in the nature and volume of the Bank's loan activity. The Bank intends to continue to provide for loan losses based on its periodic review of the loan portfolio and general market conditions. At March 31, 1998 and 1997, loans delinquent ninety days or more totalled $2.3 million and $2.7 million, respectively, representing 1.93% and 3.22%, respectively, of total loans. At March 31, 1998, the allowance for loan losses stood at $1.9 million, representing 1.58% of total loans and 82.4% of loans delinquent ninety days or more. At March 31, 1997, the allowance for loan losses stood at $1.6 million, representing 1.90% of total loans and 59.2% of loans delinquent ninety days or more. No loans were charged off during the three month periods ended March
31,

1998 and 1997. The Bank monitors its loan portfolio on a continuing basis and intends to continue to provide for loan losses based on its ongoing review of the loan portfolio and general market conditions.

  NON-INTEREST INCOME. Non-interest income increased $26,000 or 22.8% to $140,000 during the three months ended March 31, 1998 from $114,000 during the same 1997 period. The increase resulted from increased fees and service charges.


  NON-INTEREST EXPENSES. Non-interest expenses increased by $286,000 or 21.2% to $1.64 million during the three months ended March 31, 1998 when compared with $1.35 million during the same 1997 period. Salaries and employee benefits, net occupancy expense, equipment, advertising, and miscellaneous expense increased in the aggregate by $270,000, or 23.2%, to $1.44 million during the three months ended March 31, 1998 from $1.17 million during the same prior year period due primarily to the purchase of three branches from Summit. Such purchase in October 1997 increased the Bank's number of office locations from 5 to 8 and resulted in increases in the aforementioned expenses. Included in miscellaneous expenses, among other things, are legal fees, accounting and auditing fees, director fees, FHLB demand deposit charges, insurance costs, telephone expenses and stationary and supplies expenses. Loss on REO decreased $133,000 to $24,000 during the three months ended March 31, 1998 from $157,000 during the same prior year period due primarily to a $148,000 reduction in loss provisions recorded during the two periods. During the three month period ended March 31, 1998, amortization expense of $148,000 was recorded in connection with the acquisition of deposits from Summit in October 1997. No comparable expense was recorded during the same 1997 period.

  INCOME TAXES. Income tax expense totalled $260,000, or 33.7% of income before income taxes, during the three months ended March 31, 1998 as compared to $284,000, or 35.2% of income before income taxes, during the comparable 1997 period.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

  NET INCOME.   Net income for 1997 was $737,000, a decrease of $919,000 from
$1.7 million in 1996. The primary factors in the decrease of net income were a $1.74 million amortization expense, which primarily related to a $1.6 million impairment loss, on the excess of the cost over assets acquired in connection with the purchase of deposits from Summit in 1997, the $1.1 million one-time special assessment in 1996 to recapitalize the SAIF, and a $380,000 loss on REO in 1997 versus income of $21,000 on REO in 1996. The combined effect of these three factors was to decrease income before income taxes and net income by $1.05 million and $670,000, respectively. The remaining $249,000 decrease in net income was the result of increases in provisions for loan losses and non-interest expense, along with a decrease in non-interest income, which more than offset an increase in net interest income and a decrease in income taxes.

  INTEREST INCOME. Total interest income increased 10.0% to $18.1 million for 1997 as compared to $16.5 million for 1996. The increase was due to a $27.7 million or 12.7% increase in average interest-earning assets during 1997, which more than offset a drop of 18 basis points in the yield earned thereon to 7.36% in 1997 from 7.54% in 1996. Increased average balances and decreased yield were experienced in all categories of interest-earning assets. The increased average balances of earning assets were the result of increased loan originations and securities purchases funded by the Summit deposit purchase and increased FHLB borrowings.

  Interest income on loans during 1997 increased by $640,000, or 8.8%, to $7.9 million when compared to $7.3 million during 1996. During the years ended December 31, 1997 and 1996, the yield earned on the loan portfolio was 8.13% and 8.45%, respectively. The average balance of loans outstanding during the years ended December 31, 1997 and 1996, totalled $97.2 million and $86.0 million, respectively. The decreased yield is the result of the lower market interest rates prevailing during 1997. The increased average balance during 1997 is the result of increased loan origination efforts, including the use of outside mortgage brokers. Originations rose to $47.1 million in 1997 from $15.1 million in 1996.

  Interest on mortgage-backed securities, all of which are held to maturity, increased $926,000 or 13.3%, during 1997 to $7.9 million compared to $7.0 million for 1996. During the year ended December 31, 1997, the average balance of mortgage-backed securities outstanding increased $13.8 million, or 13.6%, to $115.0 million when compared to $101.2 million for 1996. The yield earned on the mortgage-backed securities portfolio decreased marginally to 6.88% in 1997 from 6.90% in 1996. The increase in the average balance of mortgage-backed securities during 1997 resulted primarily from purchases of mortgage-backed securities which more than offset principal repayments.

  Interest earned on investment securities, including both available for sale and held to maturity issues, increased by $196,000, or 11.5%, to $1.9 million for 1997, when compared to $1.7 million for 1996. The increase resulted from an increase of $3.7 million, or 16.2%, in the average balance of the investment securities portfolio, which more than offset a decrease of 29 basis points in the yield earned on the investment securities portfolio to 7.09% in 1997 from 7.38% in 1996. The increased average balance and decreased yield were both the result of the purchase during 1997 of $7.0 million in U.S. Government securities available for sale yielding 6.08%.

  Interest on other interest-earning assets totalled $401,000 and $515,000 during 1997 and 1996, respectively. The yield earned on other interest-earning assets decreased to 5.71% in 1997 from 6.33% in 1996, which augmented a decrease of $1.1 million, or 13.7%, in the average balance of other interest-earning assets outstanding.

  INTEREST EXPENSE. Interest expense on deposits increased $940,000, or 13.1% to $8.1 million during 1997 compared to $7.1 million for 1996. The increase during 1997 was attributable to an increase of ten basis points in the Bank's average cost of interest-bearing deposits to 4.28% for 1997 from 4.18% for 1996, along with an increase of $17.8 million, or 10.4%, in the average balance of interest-bearing deposits outstanding. The increased cost reflects a seven basis point increase in the cost of certificates of deposit as well as the increase of such certificates to 63.2% of average interest-bearing deposits in 1997 from 61.5% during 1996. The increased average balance of interest-bearing deposits primarily reflects the purchase of deposits from Summit during 1997.

  Interest expense on borrowed money increased $415,000, or 36.1%, to $1.6 million during 1997 compared to $1.2 million for 1996. The increase during 1997 was attributable to an increase of $8.1 million in the average balance of borrowings outstanding, partially offset by a decrease of 39 basis points in the Bank's cost of borrowings to 5.97% for 1997 from 6.36% for 1996. The increased average balance reflects management's increased use of borrowed funds to leverage the balance sheet. The decreased interest rate on borrowings resulted from the paydown of older debt having higher interest rates as well as the lower interest rates available on new borrowings obtained in 1997.

  NET INTEREST INCOME. Net interest income for 1997 increased $293,000, or 3.6%, to $8.5 million in 1997 from $8.2 million in 1996. The Bank's net interest rate spread decreased to 2.87% in 1997 from 3.15% in 1996 and its interest rate margin decreased to 3.44% in 1997 from 3.74% in 1996. These decreases primarily resulted from an 18 basis point decrease in the yield earned on interest earning assets to 7.36% in

1997 from 7.54% in 1996 coupled with a ten basis point increase in the cost of average interest-bearing liabilities to 4.49% in 1997 from 4.39% in 1996. Despite the decreases in interest rate spread and margin, the Bank was able to improve net income by increasing net interest-earning assets by $1.7 million and by leveraging the balance sheet through a deposit purchase and increased borrowings.


  PROVISION FOR LOAN LOSSES. During 1997 and 1996, the Bank provided $487,000 and $232,000, respectively, for loan losses. The increased provision was primarily due to the growth in the loan portfolio, which increased $31.6 million during 1997 as compared to a $2.8 million decline during 1996. In addition, an unexpected recovery of $132,000 related to a loan charged off in 1995 was received. The crediting of this amount to the allowance reduced the level of provisions for loss needed in 1996. At December 31, 1997 and 1996, the Bank's loan portfolio included loans totalling $2.5 million and $2.9 million, respectively, which were delinquent ninety days or more. The Bank maintains an allowance for loan losses based on management's evaluation of the risks inherent in its loan portfolio which gives due consideration to changes in general market conditions and in the nature and volume of the Bank's loan activity. The allowance for loan losses amounted to $1.9 million at December 31, 1997, representing 1.62% of total loans and 75.7% of loans delinquent ninety days or more compared to an allowance of $1.6 million at December 31, 1996, representing 1.85% of total loans and 54.5% of loans delinquent ninety days or more. During 1997, the Bank charged off loans aggregating $166,000. During 1996, no loans were charged off. The Bank monitors its loan portfolio and intends to continue to provide for loan losses based on its ongoing periodic review of the loan portfolio and general market conditions.

  NON-INTEREST INCOME.   Non-interest income decreased by $103,000, or 21.6%, to
$373,000 during 1997 as compared to $476,000 for 1996. The decrease in non-interest income during 1997 resulted primarily from a $20,000 loss on sales of securities available for sale during 1997 as compared to a $103,000 gain in 1996, $21,000 in income on REO recorded in 1996 compared to none in 1997, and a decrease in miscellaneous income of $22,000, which was partially offset by increases in fees and service charges of $63,000. The increase during the 1997 period in the fees and service charges resulted from a revised service fee schedule on various depository services.

  NON-INTEREST EXPENSES.   Non-interest expenses increased $1.3 million, or
21.2%, to $7.2 million during 1997 compared to $5.9 million for 1996. During 1997, in conjunction with the purchase of three branches and related deposit liabilities from Summit, the Bank recorded $7.6 million in excess of cost over assets acquired. Amortization expense of $1.7 million, including an impairment loss of $1.6 million, as previously noted, was recorded during 1997 on this asset. Additionally, on September 30, 1996, legislation was enacted which, among other things, imposed a one-time special assessment on SAIF member institutions, including the Bank. The special assessment levied amounted to
65.7 basis points on SAIF assessable deposits held as of March 31, 1995. The Bank, during the 1996 period, took a charge of $1.1 million as a result of such assessment. Non-interest expenses, excluding the above-mentioned amortization expense on excess of cost over assets acquired and the one-time SAIF assessment, increased $610,000, or 12.7%, to $5.4 million during 1997 compared to $4.8 million for 1996.


  Salaries and employee benefits increased $226,000 or 8.6%, occupancy and equipment expenses increased $87,000 or 13.2% and miscellaneous expenses increased $132,000 or 12.2%. The combined $445,000 increase in these areas is largely attributable to the three branches acquired from Summit during 1997 and the related increase in operating costs. Included in miscellaneous expenses, among other things, are legal fees, accounting and auditing fees, director fees, FHLB demand deposit charges, insurance costs, telephone expenses and stationary and supplies expenses.

  Loss on REO totalled $380,000 in 1997 compared to income of $21,000 recorded in 1996, which resulted primarily from an increase of $328,000 in loss provisions recorded on properties in the REO portfolio, to $373,000 in 1997 from $45,000 in 1996, and an $87,000 decrease in gain on sales of properties to $30,000 in 1997 from $117,000 in 1996. $264,000 of the $373,000 in loss provisions recorded in 1997 relates to one commercial property and was based upon a market price opinion given in October 1997 by a major realtor.


  Advertising expense increased to $128,000 in 1997 compared to $78,000 in 1996 as increased advertising was utilized in regard to the acquisition of the three Summit branches, as well as to advertise the Bank's mortgage products.

  Partially offsetting the increases in salaries and employee benefits, occupancy and equipment expenses, miscellaneous expenses and loss on real estate owned was a $265,000 decrease in federal deposit insurance premium related to the reduction of the deposit insurance assessment rate.

  INCOME TAXES. Income tax expense totalled $436,000 and $836,000 during 1997 and 1996, respectively. The increase in 1997 resulted primarily from an increase in pre-tax income of $1.3 million and from the utilization, in 1996, of a $103,000 capital loss carryforward. The Bank's effective income tax rate was 37.2% in 1997 and 33.5% in 1996.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

  NET INCOME. Net income decreased by $616,000, or 27.1 % to $1.7 million during 1996 compared to $2.3 million for 1995. The decrease in net income during the 1996 period resulted primarily from a charge of $1.1 million to recapitalize the SAIF. During the year ended December 31 1996, a one-time special assessment was levied amounting to 65.7 basis points on SAIF assessable deposits held as of March 31, 1995. The after-tax effect of this charge was to reduce net income for 1996 by $703,000. Exclusive of the effect of the one-time special assessment, net income increased $87,000 or 3.8% as increases of $50,000 in net interest income and $143,000 in non-interest income, along a $278,000 decrease in provision for loan losses more than offset increases of $374,000 in noninterest expenses and $10,000 in income taxes.

  INTEREST INCOME. Total interest income increased 4.7% to $16.5 million for 1996 as compared to $15.7 million in 1995. The increase was due to an $11.9 million or 5.8% increase in average interest-earning assets, which more than offset an 8 basis point decline in the yield earned on such assets to 7.54% in 1996 from 7.62% in 1995.

  Interest income on loans during 1996 decreased $335,000, or 4.4%, to $7.3 million when compared to $7.6 million during 1995, primarily due to a decrease in yield. During the years ended December 31, 1996 and 1995, the yield earned on the loan portfolio was 8.45% and 8.80%, respectively. The 35 basis point yield decline reflects lower interest rates on originated loans as well as downward rate adjustments on adjustable rate loans. The average balance of loans outstanding, during the years ended December 31, 1996 and 1995, totalled $86.0 million and $86.4 million, respectively.

  Interest on mortgage-backed securities, all of which were held to maturity, increased $424,000, or 6.5%, during 1996 to $7.0 million compared to $6.6 million for 1995. During the year ended December 31, 1996, the average balance of mortgage-backed securities outstanding increased $4.3 million, or 4.5%. The yield earned on the mortgage-backed securities portfolio increased 13 basis points to 6.90% in 1996 from 6.77% in 1995. The increase in the average balance of mortgage-backed securities during 1996 resulted primarily from purchases of mortgage-backed securities exceeding repayments thereon.

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

  Interest earned on investment securities, both available for sale and held to maturity, increased by $513,000, or 43.2%, to $1.7 million for 1996, when compared to $1.2 million for 1995. The increase resulted primarily from an increase of $7.1 million or 44.6%, in the average balance of the investment securities portfolio, which primarily included U.S. Government and agencies obligations, which more than offset an 8 basis point decrease in the yield earned on the investment securities portfolio to 7.38% in 1996 from 7.46% in 1995. The increase in average balance reflects purchases of investment securities exceeding maturities.

  Interest on other interest-earning assets increased $130,000, or 33.8%, to $515,000 during 1996, compared to $385,000 for 1995. Such increase was attributable to increases of 102 basis points in the yield earned on other interest-earning assets to 6.33% in 1996 from 5.31 % in 1995, along with an increase of $829,000 or 12.1%, in the average balance of other interest-earning assets outstanding. Such increase in the average balance of other interest-earning assets outstanding was primarily a result of increased levels of interest-earning deposits in other banks.

  INTEREST EXPENSE. Interest on deposits increased $598,000, or 9.1% to $7.15 million during 1996 compared to $6.55 million for 1995. The increase during 1996 was attributable to an increase of 15 basis points in the Bank's average cost of interest-bearing deposits to 4.18% for 1996 from 4.03% for 1995, along with an increase of $8.6 million, or 5.3%, in the average balance of interest-bearing deposits outstanding. The increase in the Bank's cost of interest-bearing deposits reflected both higher interest rates paid on certificates of deposit, which averaged 5.33% in 1996, up from 5.21% in 1995, and a trend toward higher-cost certificates of deposit, which represented 61.5% of average interest-bearing deposits in 1996, up from 57.2% in 1995.

  Interest on borrowed money increased $84,000, or 7.9%, to $1.2 million during 1996 compared to $1.1 million for 1995. The increase during 1996 was attributable to an increase of $2.5 million or 15.9% in the average balance of borrowings outstanding, partially offset by a decrease of 47 basis points in the Bank's cost of borrowings to 6.36% for 1996 from 6.83% for 1995. The increased average balance and decreased cost in 1996 were both due to an increased use of short-term, lower cost FHLB advances.

  NET INTEREST INCOME. Net interest income for 1996 increased $50,000 or 0.6% to $8.2 million for 1996 from $8.1 million for 1995. The Bank's net interest rate spread decreased to 3.15% in 1996 from 3.34% in 1995 and its interest rate margin decreased to 3.74% in 1996 from 3.93% in 1995. These decreases primarily resulted from an eleven basis point increase in the cost of average interest-bearing liabilities to 4.39% in 1996 from 4.28% in 1995, along with an eight basis point decrease in the yield on interest-earning assets to 7.54% in 1996 from 7.62% in 1995. Despite the decreases in interest rate spread and margin, the Bank was able to increase net interest income by increasing net interest-earning assets by $848,000 and by leveraging the balance sheet through increased deposits and borrowings.

  PROVISION FOR LOAN LOSSES. During 1996 and 1995, the Bank provided $232,000 and $510,000, respectively, for loan losses. At December 31, 1996 and 1995, the Bank's loan portfolio included loans totalling $2.9 million and $2.2 million, respectively, which were delinquent ninety days or more. The Bank maintains an allowance for loan losses based on management's evaluation of the risks inherent in its loan portfolio which gives due consideration to changes in general market conditions and in the nature and volume of the Bank's loan activity. The allowance for loan losses amounted to $1.6 million at December 31, 1996, representing 1.85% of total loans and 54.5% of loans delinquent ninety days or more compared to an allowance of $1.2 million at December 31, 1995, representing 1.37% of total loans and 55.0% of loans delinquent ninety days or more. During the years ended December 31, 1996 and 1995, the Bank charged off loans aggregating $ - 0 - and $546,000, respectively.

  NON-INTEREST INCOME. Non-interest income increased by $144,000, or 43.4%, to $476,000 during 1996 as compared to $332,000 for 1995. The increase in non-interest income during 1996 resulted primarily from a $103,000 gain on sale of securities available for sale in 1996 as compared to a $22,000 loss in 1995.

  NON-INTEREST EXPENSES. Non-interest expenses increased $1.5 million, or 33.1%, to $5.9 million during 1996 compared to $4.4 million for 1995. The increase during 1996 was primarily attributable to the one-time SAIF assessment of $1.1 million. Non-interest expenses other than the one-time SAIF assessment increased $374,000, or 8.4%, in 1996 over 1995 levels. Salaries and employee benefits, the major component of non-interest expenses, increased $183,000, or 7.5%, during 1996. The remaining elements of non-interest expenses, exclusive of the one-time SAIF assessment, increased $192,000 or 9.6% to $2.2 million in 1996 from $2.0 million in 1995. The increases, exclusive of the one-time SAIF assessment, are indicative of the growth of the Bank as well as general price increases.

  INCOME TAXES. Income tax expense totalled $836,000 and $1.2 million during 1996 and 1995, respectively. The decrease in 1996 resulted primarily from a decrease in pre-tax income of $1.0 million. The Bank's effective income tax rate was 33.5% in 1996 and 35.0% in 1995. The 1996 effective tax rate reflects a 1.5% reduction related to the utilization of a capital loss carryforward.

LIQUIDITY AND CAPITAL RESOURCES

  The Bank's primary sources of funds on a long-term and short-term basis are deposits, principal and interest payments on loans, mortgage-backed and
investment securities and FHLB borrowings.   The Bank uses the funds generated
to support its lending and investment activities as well as any other demands for liquidity such as deposit outflows. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows, mortgage prepayments and the exercise of call features are greatly influenced by general interest rates, economic conditions and competition. The Bank has continued to maintain the required levels of liquid assets as defined by OTS regulations. This requirement of the OTS, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The Bank's currently required liquidity ratio is 4.0%. At March 31, 1998 and December 31, 1997, 1996, 1995, 1994, and
1993, the Bank's regulatory liquidity ratios were 9.44%, 9.44%, 10.96%, 13.04%, 11.89% and 24.81%, respectively.

  At March 31, 1998, the Bank exceeded all of its regulatory capital requirements with a tangible capital level of $24.0 million, or 7.84%, of total adjusted assets, which is above the required level of $4.6 million, or 1.5%; core capital of $24.0 million, or 7.84%, of total adjusted assets, which is above the required level of $12.3 million, or 4%; and risk-based capital of $25.3 million, or 19.95%, of risk-weighted assets, which is above the required level of $10.1 million, or 8%. See "Regulatory Capital Compliance."

  The Bank's most liquid assets are cash and cash equivalents and its investment securities available for sale. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At March 31, 1998, cash and cash equivalents and investment securities available for sale totalled $24.4 million, or 7.8% of total assets.

  The Bank has other sources of liquidity if a need for additional funds arises, including FHLB borrowings. At March 31, 1998, the Bank had $42.3 million in borrowings outstanding from the FHLB. Depending on market conditions, the pricing of deposit products and FHLB borrowings, the Bank may continue to rely on FHLB borrowing to fund asset growth.


  During the three months ended March 31, 1998, net cash provided by operating activities totalled $530,000, of which $511,000 represented net income. During the three-year period ended December 31, 1997, net cash provided by operating activities totalled $6.8 million, of which $4.7 million represented net income.


  During the three months ended March 31, 1998, financing activities provided net cash of $13.0 million, of which $12.0 million resulted from increased borrowings from the FHLB. During the three-year period ended December 31, 1997, financing activities provided $85.3 million in net cash, including $20.3 million in increased borrowings from the FHLB, $42.0 million from the Summit branch acquisition transaction and $23.0 million from increased deposits.


  The net cash provided by operating and financing activities has been utilized to increase cash and cash equivalents to $17.3 million at March 31, 1998 from $8.3 million at December 31, 1994 and to increase the Bank's portfolios of loans and mortgage-backed and investment securities, which have increased $29.7 million, $33.3 million and $26.5 million, respectively, during the same period.

  At March 31, 1998, the Bank had commitments to originate and purchase loans and fund unused outstanding lines of credit and undisbursed proceeds of construction mortgages totaling $19.3 million. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificate accounts, including Individual Retirement Account ("IRA") accounts, which are scheduled to mature in less than one year from March 31, 1998, totalled $115.2 million. The Bank expects that substantially all of the maturing certificate accounts will be retained by the Bank at maturity.


  The initial impact of the Reorganization and the Offering on the liquidity and capital resources of Bancorp will be significant as it will substantially increase the liquid assets of Bancorp and the capital base on which Bancorp operates. Additionally, Bancorp expects the substantial majority of the Offering proceeds will initially be invested in readily marketable investment grade securities which, if liquidity needs developed, could be sold by Bancorp to provide additional liquidity. Further, the additional capital resulting from the offerings is expected to increase the capital base of Bancorp. At March 31, 1998, the Bank had total equity, determined in accordance with GAAP, of $29.8 million, or 9.5% of total assets. The Bank's regulatory tangible capital at that date, which excludes intangible assets of $5.7 million and unrealized securities gains of $80,000, was 7.8%. An institution with a ratio of tangible capital to total assets of greater than or equal to 5.0% is considered to be
"well-capitalized" pursuant to OTS regulations.   Assuming that Bancorp uses 50%
of the net proceeds at the maximum of the Offering Range to purchase the stock of the Bank, the Bank's GAAP capital will increase to $37.0 million or a ratio of GAAP capital to adjusted assets, on a pro forma basis, of 11.59% after the Offering. The investment of the net proceeds from the sale of the Common Stock is expected to provide the Bank with additional income to increase further its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers. See "Use of Proceeds."

YEAR 2000 COMPLIANCE


  As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. Many existing application software products were designed to accommodate only two-digits. For example, "98" is stored on the system and represents 1998. Bancorp has been identifying potential problems associated with the "Year 2000" issue and has implemented a plan designated to ensure that all software used in connection with Bancorp's business will manage and manipulate data involving the transition with data from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Bank has prepared a critical issues schedule with a timeline and assigned responsibilities. In addition, the Bank recognizes that its ability to be Year 2000 compliant is dependent upon the cooperation of its vendors. The Bank is requiring its computer systems and software vendors to represent that the products provided are or will be Year 2000 compliant and has planned a program of testing for compliance. The Bank has received representations from its primary third party vendors that they will have resolved any Year 2000 problems in their software by December 31, 1998 and anticipates that all of its vendors also will have resolved any Year 2000 problems in their software by that same date. All Year 2000 issues for the Bank, including testing, are expected to be addressed by December 31, 1998 and any problems would be remedied by March 31, 1999. The Bank will also prepare contingency plans in the event there are any system interruptions. The Bank believes that its costs related to Year 2000 will be approximately $135,000. There can be no assurances, however, that such plan or the performance by the Bank's vendors will be effective to remedy all potential problems. To the extent Bancorp's systems are not fully Year 2000 compliant, there can be no assurance that potential systems interruptions or the cost necessary to update software would not have a materially adverse effect on Bancorp's business, financial condition, results of operations and business prospects. Further, any Year 2000 failure on the part of the Bank's customers could result in additional expense or loss to the Bank. The Bank plans also to work with its customers to address any potential Year 2000 problems. As a related matter, the Bank would carefully consider whether a potential commercial loan applicant were Year 2000 compliant as part of its underwritng criteria.
See "Business of the Bank -- Lending Activities."

IMPACT OF INFLATION AND CHANGING PRICES

  The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results generally in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

  ACCOUNTING FOR EARNINGS PER SHARE. In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in APB Opinion 15, "Earnings per Share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted.

  REPORTING COMPREHENSIVE INCOME. In September 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Bank implemented SFAS No. 130 in conjunction with the presentation of its consolidated financial statements at and as of the three months ended March 31, 1998 and has made the appropriate disclosures in the applicable consolidated financial statements, as required. The implementation of SFAS No. 130 had no impact on consolidated financial conditions or operations.

  DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. In September 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. Management has determined that this statement does not currently have any impact on the Bank's information reporting.

  EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement supersedes the disclosure requirements in FASB statements No. 87, "Employers' Accounting for Pensions," No. 88, "Employers' accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement addresses disclosures only. It does not address measurement or recognition and, as such, will not have any impact on consolidated financial condition or operations. The disclosure requirements of SFAS No. 132 are effective for fiscal years beginning after December 15, 1997.

  ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In addition, certain provisions of this statement will permit, at the date of initial adoption of this Statement, the transfer of any held-to-maturity security into either the available for sale or trading category and the transfer of any available for sale security in the trading category. Transfers from the held-to-maturity portfolio at the date of initial adoption will not call into question the entity's intent to hold other debt securities to maturity in the future. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999 and is not expected to have a material impact on Bancorp.

                              BUSINESS OF BANCORP

  Bancorp will be reorganized, at the direction of the Board of Directors of the Bank and subject to the approval of the OTS, for the purpose of becoming a stock holding company to own all of the outstanding capital stock of the Bank. Upon consummation of the Reorganization, the Bank will be a wholly owned subsidiary of Bancorp, the majority of whose shares will be held by the Mutual Company.

  Bancorp is currently not an operating company. Following the Reorganization, in addition to directing, planning and coordinating the business activities of the Bank, Bancorp will initially invest net proceeds it retains from the Offering primarily in mortgage-backed and mortgage-related securities and other investment-grade marketable securities. In addition, Bancorp intends to fund the loan to the ESOP to enable the ESOP to subscribe for 8% of the Common Stock issued in the Offering, including shares issued to the Foundation; however, a third-party lender may be utilized to lend funds to the ESOP. See "Use of Proceeds." In the future, Bancorp may acquire or organize other operating subsidiaries, including other financial institutions and financial services companies. The Mutual Company will not be an operating company. In connection with the Reorganization, the Mutual Company will have initial capitalization of $100,000 Immediately after consummation of the Reorganization, it is expected that the Mutual Company will not engage in any business activity other than to hold a majority of the Common Stock of Bancorp and to invest the funds retained at the Mutual Company level. There can be no assurance that the Mutual Company will not convert to stock form in the future.

  Presently, there are no agreements or understandings for an expansion of Bancorp's operations. Bancorp is not expected to own or lease real or personal property initially, but will instead use the premises, equipment and furniture of the Bank. At the present time, Bancorp does not intend to employ any persons other than certain officers of the Bank, but will utilize the support staff of the Bank from time to time. Additional employees may be hired as appropriate to the extent Bancorp expands its business in the future.

                              BUSINESS OF THE BANK

GENERAL

  The Bank was originally organized in 1915 as a New Jersey chartered building and loan association and, in 1995, became a federally chartered savings bank. The Bank conducts business from its administrative/branch office located in Caldwell, New Jersey and its seven other full service banking branch offices located in the municipalities of West Orange, Franklin Lakes, River Vale, Pine Brook, Old Tappan and Northvale, New Jersey, all of which are located in the Northern New Jersey Counties of Bergen, Essex and Morris. See " -- Market Area and Competition." At March 31, 1998, the Bank had total assets of $312.5 million, total deposit accounts of $239.1 million and retained earnings of $29.8 million. The Bank's deposits are insured up to the maximum allowable amount by FDIC.

  The Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers and investing those funds primarily in mortgage-backed securities and mortgage loans secured by one- to four-family residences located in the Bank's primary market area. To a significantly lesser extent, the Bank invests in commercial real estate loans, multi-family loans, construction and land development loans and home equity loans as well as consumer loans and obligations of the federal government and federal agencies as well as states and municipalities. The Bank generally retains for its portfolio all one- to four-family mortgage loans which it originates. At March 31, 1998 the Bank's securities portfolio totalled $158.5 million, or 50.7% of total assets, and its gross loan portfolio totalled $118.2 million, or 37.8% of total assets, of which $89.5 million were one- to four family mortgage loans, $10.3 million were commercial real estate loans, $8.4 million were home equity loans and lines of credit, $7.1 million were construction and development loans, $2.1 million were multi-family mortgage loans, and $801,000 were consumer loans. Of the Bank's total mortgage-backed securities portfolio, 36.1% are secured by fixed-rate loans and 63.9% are secured by adjustable-rate loans. Of the Bank's total loan portfolio, 47.6% carry adjustable rates of interest and 52.4% carry fixed-rates of interest. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Management Strategy."

  The Bank's investment activities primarily consist of investments in mortgage-backed securities and various federal government and agency obligations as well as obligations of certain states and municipal subdivisions. At March 31, 1998, the Bank had $122.6 million in mortgage-backed and mortgage-related securities, or 39.2% of total assets substantially all of which were issued and guaranteed by the following governmental-sponsored agencies: Fannie Mae ("FNMA"), Freddie Mac ("FHLMC") and Ginnie Mae ("GNMA"). All of the Bank's mortgage-backed securities are classified as held-to-maturity. The debt obligations owned by the Bank generally consist of U.S. Government and agency obligations and obligations of states and municipalities consisting of $7.1 million classified as available-for-sale and $28.8 million classified as held-to-maturity. At March 31, 1998, the Bank's deposit accounts totalled $239.1 million, or 84.6% of total liabilities, of which $95.9 million, or 40.3%, were core deposits. From time to time, the Bank has utilized borrowings from the FHLB-NY as a source of funds, and may utilize such borrowings to a greater extent in the future. At March 31, 1998, such borrowings totalled $42.3 million, or 15.0% of total liabilities. See "Business of the Bank."

  The Bank's executive offices are located at 417 Bloomfield Avenue, Caldwell, New Jersey 07006 and its telephone number is (973) 226-7911.

MARKET AREA AND COMPETITION

  The Bank has been, and intends to continue to be, a community-oriented financial institution, offering a wide variety of financial services to meet the needs of the communities it serves. The Bank conducts its business through its administrative and branch office located in Caldwell, New Jersey, and seven other full service branch offices located in West Orange, Franklin Lakes, River Vale, Pine Brook, Old Tappan and Northvale, all of which are located in the Northern New Jersey counties of Essex, Morris and Bergen. The Bank's deposit gathering base is concentrated in the communities surrounding its offices.
While its lending area extends throughout New Jersey, most of the Bank's mortgage loans are secured by properties located in Essex, Morris and Bergen Counties in Northern New Jersey. West Essex, at December 31, 1997, had a total market share of deposits in its markets (for purposes of this analysis, its markets represent a one mile radius around each branch) of 16.95% at its Caldwell office, 22.55% at its Franklin Lakes office, 14.58% at its Northvale office, 35.93% at its Old Tappan Office, 24.95% at its Montville Office, 14.30% at its River Vale office and 4.38% at its West Orange office (Main Street) and 15.52% at its West Orange office (Pleasant Avenue).

  The economy in the Bank's primary market area is based upon a mixture of service and retail trade. Other employment is provided by a variety of wholesale trade, manufacturing, federal, state and local government, hospitals and utilities. The area is also home to commuters working in the greater New York City metropolitan area. Certain communities in Bergen, Essex and Morris Counties are among the highest per capita income in the country. Essex County contains many older residential commuter towns which function partially as business and service centers. Morris County was once predominantly a rural farming area. It has experienced rapid growth in the residential, commercial and industrial sectors. Bergen County has benefitted from its geographical proximity to New York City. Originally an agricultural region, the county shifted toward manufacturing and service industries and many foreign firms have set up their American headquarters in this County.

  The Bank faces significant competition both in making loans and in attracting deposits. The State of New Jersey has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank, all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies and insurance companies. These companies compete aggressively through advertising and by cutting interest rates on loans. The Bank has sought to compete for loans by advertising in local papers, developing contacts with local real estate brokers, and providing cash incentives to its mortgage origination staff to attract loans to the Bank. In addition, the Bank is affiliated with several mortgage brokers, who, for a fee, provide the Bank with loans. The Bank does not attempt to compete by offering interest rates below those offered by its competitors, but does endeavor to keep its interest rates competitive in that the Bank's rates are neither higher nor lower than rates generally available from the Bank's competitors in its market area. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. The Bank faces additional competition for deposits from short-term money market funds, common stock, other corporate and government securities funds and from other financial service institutions such as brokerage firms and insurance companies.

LENDING ACTIVITIES

  LOAN PORTFOLIO COMPOSITION. The Bank's loan portfolio consists primarily of first mortgage loans secured by one- to four-family residences. At March 31, 1998, the Bank had total loans receivable of $118.2 million, of which $89.5 million were one- to four-family, residential mortgage loans, equalling 75.7% of the Bank's total loans receivable. At such date, the remainder of the Bank's loan portfolio consisted primarily of: $10.3 million of commercial real estate loans or 8.7% of total loans receivable; $8.4 million of home equity loans and lines of credit, or 7.1% of total loans receivable; $2.1 million of multi-family residential loans, or 1.7% of total loans receivable; $7.1 million of construction and development loans, or 6.0% of total loans receivable; and $801,000 of consumer loans, or 0.7% of total loans receivable, consisting primarily of loans on passbook deposit accounts and automobile loans.

  The types of loans that the Bank may originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board, and legislative tax policies. In recent years, the Bank has aggressively sought to increase its originations of mortgage loans and has sought to purchase loans and loan participations. This has resulted in total loans increasing from $84.5 million at December 31, 1996 to $116.1 million at December 31, 1997 and $118.2 million at March 31, 1998.

  The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.


                                                  AT MARCH 31,                                  AT DECEMBER 31,
                                            ------------------------        -----------------------------------------------------
                                                     1998                             1997                         1996
                                            ------------------------        ------------------------       ----------------------
                                                             PERCENT                         PERCENT                      PERCENT
                                              AMOUNT        OF TOTAL          AMOUNT        OF TOTAL        AMOUNT       OF TOTAL
                                             --------       --------         --------       --------       -------       --------
                                                                         (DOLLARS IN THOUSANDS)
Mortgage Loans:
Residential:
   One- to four-family...................    $ 89,451          75.70%        $ 87,489          75.34%      $60,741          71.88%
   Multi-family..........................       2,050           1.73            2,004           1.73         2,068           2.45
   Home equity lines(1)..................       8,355           7.07            8,554           7.37         6,653           7.87
Commercial real estate...................      10,321           8.73           10,695           9.21        12,275          14.53
Construction and
    development..........................       7,141           6.04            6,485           5.58         2,080           2.46
                                             --------         ------         --------         ------       -------         ------
Total mortgage loans.....................     117,318          99.27          115,227          99.23        83,817          99.19
                                             --------         ------         --------         ------       -------         ------
Commercial loans.........................          57           0.05               59           0.05            87           0.10
                                             --------         ------         --------         ------       -------         ------
Consumer Loans:
Passbook or certificate..................         497           0.42              550           0.47           427           0.51
   Other.................................         304           0.26              291           0.25           168           0.20
                                             --------         ------         --------         ------       -------         ------
     Total consumer loans................         801           0.68              841           0.72           595           0.71
                                             --------         ------         --------         ------       -------         ------
 Total loans receivable..................     118,176         100.00%         116,127         100.00%       84,499         100.00%
                                                              ======                          ======                       ======
Less:
   Construction loans in process.........      (2,009)                         (1,437)                        (440)
   Allowance for loan losses.............      (1,863)                         (1,885)                      (1,564)
   Deferred loan fees, net...............          (2)                            (70)                        (361)
                                             --------                        --------                      -------
Loans receivable, net....................    $114,302                        $112,735                      $82,134
                                             ========                        ========                      =======

                                                                               AT DECEMBER 31,
                                             ----------------------------------------------------------------------------------
                                                      1995                            1994                       1993
                                             ------------------------       ------------------------     ----------------------
                                                              PERCENT                        PERCENT                    PERCENT
                                               AMOUNT        OF TOTAL        AMOUNT         OF TOTAL      AMOUNT       OF TOTAL
                                              --------       --------       --------        --------     -------       --------
                                                                         (DOLLARS IN THOUSANDS)
Mortgage Loans:
Residential:
   One- to four-family...................      $65,002          74.50%      $61,747          70.33%      $63,352         68.61%
   Multi-family..........................        1,115           1.28         1,400           1.59         1,865          2.02
   Home equity lines(1)..................        4,388           5.03         5,014           5.71         5,467          5.92
Commercial real estate...................       12,707          14.56        13,815          15.74        14,462         15.66
Construction and
    development..........................        3,032           3.47         5,079           5.78         6,503          7.04
                                               -------         ------       -------         ------       -------        ------
Total mortgage loans.....................       86,244          98.84        87,055          99.15        91,649         99.25
                                               -------         ------       -------         ------       -------        ------
Commercial loans.........................          234           0.27           259           0.29           335          0.36
                                               -------         ------       -------         ------       -------        ------
Consumer Loans:
Passbook or certificate..................          543           0.62           398           0.46           309          0.34
   Other.................................          234           0.27            90           0.10            46          0.05
                                               -------         ------       -------         ------       -------        ------
     Total consumer loans................          777           0.89           488           0.56           355          0.39
                                               -------         ------       -------         ------       -------        ------
 Total loans receivable..................       87,255         100.00%       87,802         100.00%       92,339        100.00%
                                                               ======                       ======                      ======
Less:
   Construction loans in process.........         (592)                      (1,474)                        (836)
   Allowance for loan losses.............       (1,200)                      (1,236)                      (1,550)
   Deferred loan fees, net...............         (432)                        (481)                        (534)
                                               -------                      -------                      -------
Loans receivable, net....................      $85,031                      $84,611                      $89,419
                                               =======                      =======                      =======

_______________________________
(1) Includes second mortgage loans other than home equity loans of $60,000, $63,000, $74,000, $91,000, $191,000 and $213,000 at March 31, 1998 and
         December 31, 1997, 1996, 1995, 1994 and 1993, respectively.

  LOAN MATURITY. The following table shows the remaining contractual maturity of the Bank's loans at March 31, 1998. The table does not include the effect of future principal repayments or prepayments.

                                                                                  AT MARCH
                                                                                  31, 1998
                                                      -------------------------------------------------------------------
                                                          ONE- TO
                                                           FOUR-          MULTI-FAMILY       SECOND        EQUITY
                                                           FAMILY                           MORTGAGES      LINES
                                                     -------------------------------------------------------------------
                                                                                (In thousands)
Amounts due:
   One year or less...................................      $   178           $   --         $   --      $   --
                                                            -------           ------         ------      ------

After one year:
   More than one year to three years...............           1,748               98             --         284
   More than three years to five years.............           1,903               --             60         152
   More than five years to ten years...............           7,551               --             --       2,168
   More than 10 years to 20 years..................          22,274            1,895             --       4,516
   More than 20 years..............................          55,797               57             --       1,175
                                                            -------           ------         ------      ------

Total due after one year...........................          89,273            2,050             60       8,295
                                                            -------           ------         ------      ------

Total due..........................................          89,451            2,050             60       8,295
                                                            -------           ------         ------      ------
       Less:
               Loans in process....................              --               --             --          --
               Deferred loan fees..................             (25)              --             --          --
               Allowance for loan losses...........           1,085               21             --          66
                                                            -------           ------         ------      ------
                                                              1,060               21             --          66
                                                            -------           ------         ------      ------
   Loans receivable, net...........................         $88,391           $2,029            $60      $8,229
                                                            =======           ======         ======      ======

                                                    -------------------------------------------------------------------------
                                                                        CONSTRUCTION
                                                      COMMERCIAL           AND                                         TOTAL
                                                      REAL ESTATE      DEVELOPMENT       COMMERCIAL     CONSUMER       LOANS
                                                   --------------------------------------------------------------------------
                                                                                (In thousands)


Amounts due:
   One year or less................................   $    --            $3,943             $--          $513       $  4,634
                                                      -------            ------             ---          ----       --------

After one year:
   More than one year to three years...............       287             2,755               9           205          5,386
   More than three years to five years.............     1,442                12              48            83          3,700
   More than five years to ten years...............       366                36              --            --         10,121
   More than 10 years to 20 years..................     7,911               395              --            --         36,991
   More than 20 years..............................       315                --              --            --         57,344
                                                      -------            ------             ---          ----       --------

Total due after one year...........................    10,321             3,198              57           288        113,542
                                                      -------            ------             ---          ----       --------

Total due..........................................    10,321             7,141              57           801        118,176
                                                      -------            ------             ---          ----       --------
          Less:
               Loans in process....................        --             2,009              --            --          2,009
               Deferred loan fees..................        --                27              --            --              2
               Allowance for loan losses...........       107               578              --             6          1,863
                                                      -------            ------             ---          ----       --------
                                                          107             2,614              --             6          3,874
                                                      -------            ------             ---          ----       --------
   Loans receivable, net...........................   $10,214            $4,527             $57          $795       $114,302
                                                      =======            ======             ===          ====       ========

  The following table sets forth, at March 31, 1998, the dollar amount of loans contractually due after March 31, 1999, and whether such loans have fixed interest rates or adjustable interest rates.

                                                                      DUE AFTER MARCH 31, 1999
                                                     ---------------------------------------------------------
                                                        FIXED               ADJUSTABLE              TOTAL
                                                     -----------          -------------       ----------------
                                                                          (IN THOUSANDS)
Mortgage loans:
 One- to four-family.............................      $44,487                  $44,786               $ 89,273
 Multi-family....................................        2,050                       --                  2,050
 Second mortgages................................           60                       --                     60
 Equity lines....................................        3,976                    4,319                  8,295
 Commercial real estate..........................        9,359                      962                 10,321
 Construction and development....................           48                    3,150                  3,198
                                                       -------                  -------               --------
    Total mortgage loans.........................       59,980                   53,217                113,197
 Commercial loans................................           57                       --                     57
 Consumer loans..................................          288                       --                    288
                                                       -------                  -------               --------
     Total loans.................................      $60,325                  $53,217               $113,542
                                                       =======                  =======               ========


  ORIGINATION, PURCHASE AND SERVICING OF LOANS. The Bank's mortgage lending activities are conducted primarily by its loan personnel operating in all of the Bank's branch offices. All loans originated by the Bank, either through internal sources or through loan brokers, are underwritten by the Bank pursuant to the Bank's policies and procedures. The Bank's underwriting policies, guidelines and procedures are modeled after those of FNMA and FHLMC. The Bank originates both adjustable-rate and fixed-rate loans. The Bank's ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. It is the general policy of the Bank to retain all loans originated in its portfolio. The Bank currently retains the servicing for all loans originated in its portfolio. The Bank has faced significant competition for loans in its market area. Until 1996, the Bank had relied solely upon its own mortgage staff to originate loans and depended primarily upon getting loans from the Bank's customer base. The Bank did not aggressively advertise, nor did it pay brokers to introduce loans to the Bank. Since 1996, the Bank has sought to compete more aggressively for loans. To that end, the Bank began paying its loan origination staff bonuses based upon loan originations and has significantly increased its advertising in its local market area. The Bank has also begun working with mortgage brokers and paying them fees in return for referring loan applicants to the Bank. The Bank's efforts have enabled it to substantially increase loan originations since 1996. Specifically, in 1997, the Bank originated $46.4 million in mortgage loans, up from $14.4 million in 1996. Loan originations for the three months ended March 31, 1998 totalled $9.0 million compared to $4.0 million for the three months ended March 31, 1997. Although the Bank expects that it will be able to continue to increase mortgage loan originations, there can be no assurance that the Bank will be able to continue to increase its mortgage loan originations above current levels or that it will invest the proceeds obtained through the Offering in mortgage loans.


  During the years ended December 31, 1997 and December 31, 1996, the Bank originated $39.3 million and $11.3 million of one- to four-family loans, respectively, including home equity loans and lines of credit. Based upon the Bank's investment needs and market opportunities, the Bank has, on occasion, purchased loans, primarily one- to four-family loans, or participated in loans, primarily multi-family loans through the Thrift Institutions Community Investment Corporation of New Jersey ("TICIC"). At March 31, 1998, the Bank had four loan participations through TICIC totalling $1.7 million. The Bank has in its loan portfolio loans generated by third-party mortgage companies which were underwritten pursuant to the Bank's policies, and closed in the name of the Bank.

  The following table sets forth the Bank's loan originations, purchases, and principal repayments for the periods indicated. The Bank sold no loans during the periods indicated.

                                                      FOR THE THREE
                                                         MONTHS                            FOR THE YEARS ENDED DECEMBER
                                                      ENDED MARCH 31,                                    31,
                                             -------------------------------     ---------------------------------------------------
                                                  1998              1997              1997               1996               1995
                                             -------------     -------------     -------------     --------------     --------------
                                                                              (IN THOUSANDS)

Beginning balance............................    $116,127           $84,499          $ 84,499           $ 87,255           $ 87,802
                                                 --------           -------          --------           --------           --------
  Purchases - Multi-family mortgage loans....          61                --                --              1,621                 --
                                                 --------           -------          --------           --------           --------
  Loans originated:
    Mortgage  loans:
      One- to four-family....................       6,539             3,436            35,017              6,546             10,369
      Multi-family...........................          --                --                --                 --                 --
      Home equity lines......................         920               503             4,330              4,726              1,715
      Commercial real estate.................          --                85             1,436              2,090                425
      Construction and land development......       1,550                --             5,610              1,015              2,570
                                                 --------           -------          --------           --------           --------
           Total mortgage loans..............       9,009             4,024            46,393             14,377             15,079
                                                 --------           -------          --------           --------           --------
    Consumer loans:
      Passbook loans.........................          61               107               477                660                426
      Automobile.............................          46                52               222                 65                241
      Credit lines(1)........................          28                --                28                 --                 --
      Other..................................          --                --                --                 --                  5
                                                 --------           -------          --------           --------           --------
           Total consumer loans..............         135               159               727                725                672
                                                 --------           -------          --------           --------           --------
    Loans made to facilitate the sale of
     real estate owned.......................          --                --                --                 --                 73
                                                 --------           -------          --------           --------           --------
           Total originations................       9,144             4,183            47,120             15,102             15,824
                                                 --------           -------          --------           --------           --------
  Loans transferred (to) from real
    estate owned.............................          --              (157)             (680)              (377)                83
                                                 --------           -------          --------           --------           --------
     Principal repayments and
        other, net...........................      (7,156)           (3,520)          (14,812)           (19,102)           (16,454)
                                                 --------           -------          --------           --------           --------
Ending balance...............................    $118,176           $85,005          $116,127           $ 84,499           $ 87,255
                                                 ========           =======          ========           ========           ========


  ONE- TO FOUR-FAMILY MORTGAGE LENDING. The Bank offers both fixed-rate and adjustable-rate mortgage loans ("ARM") secured by one- to four-family residences with maturities of up to 30 years. In excess of ____%, such loans are secured by property located in the Bank's primary market area. Loan originations are generally obtained from the Bank's in-house loan representatives located at all of the Bank's branch offices, local real estate agents, from wholesale brokers and their contacts in the Bank's local real estate industry, from existing or past customers, through referrals from members of the local communities and advertising. One- to four-family mortgage loans are generally underwritten in accordance with FHLMC/FNMA standards. At March 31, 1998, one- to four-family mortgage loans totalled $89.5 million, or 75.7% of the Bank's total loans receivable. Of the Bank's mortgage loans secured by one- to four-family residences, $44.6 million, or 49.8%, were fixed-rate loans and $44.9 million or 50.2% were ARM loans.

  The Bank currently offers fixed-rate mortgage loans with terms from ten to 30 years. The Bank generally retains for its portfolio all loans it originates. The Bank also offers ARM loan programs made for terms from one to 30 years and with interest rates, which adjust every 12 months or any other term according to the loan note. The Bank's ARM loans generally provide for periodic (not more than 2.0% over the existing interest rate) and overall (not more than 6.0%) caps on the increase or decrease in the interest rate at any adjustment date and over the life of the loan. The interest rate adjustment on these loans is indexed to the one-year U.S. Treasury CMT Index with a repricing margin of 2.75% above the index.

  The origination of adjustable-rate residential mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the credit risk associated with the Bank's adjustable-rate loans but also limit the interest rate sensitivity of its adjustable-rate mortgage loans.

  The Bank's policy generally is to originate one- to four-family residential mortgage loans in amounts up to 90% of the lower of the appraised value or the selling price of the property securing the loan, but generally requires private mortgage insurance if the loan is in an amount in excess of 80% of the lower of the appraised value or selling price, with the exception of certain loans secured by condominium units, which require a 70% loan-to-value ("LTV") ratio. Mortgage loans originated by the Bank include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the rates on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses. The Bank requires fire, casualty, title and, in certain cases, flood insurance on all properties securing real estate loans made by the Bank.

  In an effort to provide financing for first-time home buyers, the Bank offers its first-time home buyers program. This program offers single-family residential mortgage loans to qualified individuals. These loans are originated using the Bank's standard underwriting guidelines with reduced interest rates. With respect to loans originated under this program, the Bank typically charges a lower rate of interest, as compared to other residential mortgage loans and originates these loans in amounts up to 95% of the lower of the appraised value or selling price of the property securing the loan. In addition, the Bank also participates in the First Home Club Program through the FHLB-NY, which benefits low income first time homebuyers.

  HOME EQUITY LOANS. The Bank offers fixed rate home equity loans and floating rate home equity lines of credit in amounts of up to $100,000. Home equity loans have fixed rates of interest with terms of up to 20 years. Interest rates on such loans will vary depending on the amortization period chosen by the borrowers. Home equity lines of credit have adjustable-rates of interest, which adjust on a monthly basis.

The adjustable-rate of interest charged on such loans is indexed to the prime rate as published in The Wall Street Journal. Currently, home equity lines of credit originated at this time bear a maximum lifetime interest rate cap of 14.0%. The maximum combined LTV ratio on home equity loans and equity lines of credit is 70%. At March 31, 1998, the Bank had in its loan portfolio an aggregate of $12.6 million of home equity loans and equity lines of credit, of which $4.0 million were fixed-rate home equity loans and $8.6 million were equity lines of credit. Of the $8.6 million equity lines of credit, $4.3 million was drawn upon such loans at March 31, 1998. The underwriting standards employed by the Bank for home equity loans and lines of credit include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment and, additionally, from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration. The Bank's home equity loans and lines of credit are secured by first or second liens on one- to four-family residences located in the Bank's primary market area.

  COMMERCIAL REAL ESTATE AND MULTI-FAMILY LENDING. The Bank also originates multi-family and commercial real estate loans that are generally secured by five or more unit apartment buildings and properties used for business purposes such as small shopping centers located in Northern New Jersey. The Bank's multi-family and commercial real estate underwriting policy provides that such real estate loans may be made in amounts up to 65% of the appraised value of the property; however, this policy provides that management has the discretion to make such real estate loans in excess of 65% of the appraised value of the property. The Bank's multi-family and commercial real estate lending is limited by the regulatory loans-to-one borrower limit which at March 31, 1998 was $3.6 million. The Bank currently originates multi-family and commercial real estate loans, generally with terms of up to 15 years and has developed a variety of programs, primarily balloon type mortgages, indexed to the FHLB advance rate, the Prime Rate and the U.S. Treasury Bill rate. The Bank's multi-family and commercial real estate loans have fixed or adjustable rates of interest that adjust periodically and are indexed to either the prime rate as published in The Wall Street Journal or the U.S. Treasury Bill. In reaching its decision on whether to make a multi-family or commercial real estate loan, the Bank considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. The Bank has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.15x. In addition, environmental impact surveys may be required for multi-family and commercial real estate loans. Generally, multi-family and commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals. On an exception basis, the Bank may not require a personal guarantee on such loans depending on the creditworthiness of the borrower and the amount of the downpayment and other mitigating circumstances. The Bank's multi-family real estate loan portfolio at March 31, 1998 was $2.1 million, or 1.7%, of total loans receivable and the Bank's commercial real estate loan portfolio at such date was $10.3 million, or 8.7%, of total loans receivable. The largest commercial real estate loan in the Bank's portfolio at March 31, 1998 was a $1.12 million loan secured by a commercial warehouse located in Fairfield, New Jersey.

  Loans secured by multi-family and commercial real estate properties are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to the then prevailing conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards.

  CONSTRUCTION AND DEVELOPMENT LENDING. The Bank originates construction and development loans exclusively for the development of one- to four-family residences. Such loans are made principally to licensed and experienced developers known to the Bank in its primary market area for the construction of single-family developments. The Bank generally does not originate loans secured by undeveloped land. Construction loans are originated in amounts up to 70% of the lesser of the appraised value of the property, as improved, or the sales price. Such loans are offered with one year terms and adjustable interest rates which adjust monthly and float at margins which are generally 1% to 2% above the Prime Rate of interest as reported in The Wall Street Journal. Proceeds of construction loans are dispersed as phases of the construction are completed. Generally, if the borrower is a corporation, partnership or other business entity, personal guarantees by the principals are required. The Bank's largest construction loan at March 31,1998 was a $1.6 million performing loan with a carrying balance, net of loans in process, of $854,000 secured by a 4.54 acre, six lot residential development tract located in Millburn, New Jersey. At March 31, 1998, the Bank had $7.1 million of construction loans which amounted to 6.0% of the Bank's total loans receivable.

  Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

  CONSUMER LENDING. Consumer loans at March 31, 1998 amounted to $801,000, or 0.7% of the Bank's total loans receivable, and consisted primarily of $497,000 in loans secured by deposit accounts and $274,000 in automobile loans. Such loans are generally originated in the Bank's primary market area. These loans are generally shorter term and have higher interest rates than one- to four-family mortgage loans.

  Loans secured by rapidly depreciable assets such as automobiles or that are unsecured entail greater risks than one- to four-family mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, consumer loan collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default.

  COMMERCIAL LENDING. At March 31, 1998, the Bank had $57,000 in commercial loans, which the Bank originated through a FHLB program over ten years ago. The Bank does not currently anticipate that commercial lending activity will increase in the immediate future.

  LOAN APPROVAL PROCEDURES AND AUTHORITY. The Board of Directors establishes the lending policies and loan approval limits of the Bank. All loans originated by the Bank with principal amounts in excess of $1.0 million require the approval of the Board of Directors. All loans originated by the Bank with principal amounts between $350,000 and $1.0 million require the approval of the Lending Committee. All other loans may be approved by the Bank's Chief Lending Officer. Pursuant to OTS regulations, loans to one borrower cannot exceed 15% of the Bank's unimpaired capital and surplus. The Bank will not make loans to one borrower that are in excess of the regulatory limits.

  UNDERWRITING. With respect to all loans originated by the Bank, it is the general policy of the Bank to retain all such loans in its portfolio. The Bank has a policy of underwriting its loans in conformance with FNMA or FHLMC guidelines. While the Bank generally does not consider whether a borrower is in compliance with any requirements regarding Year 2000 issues, the Bank does consider such compliance in connection with any commerical loans it may originate. Upon receipt of a completed loan application from a prospective borrower, a credit report is ordered and certain other information is verified by an independent credit agency. If necessary, additional financial information may be required. An appraisal of real estate intended to secure a proposed loan generally is required to be performed by outside appraisers approved by the Bank. The Board annually approves independent appraisers used by the Bank and approves the Bank's appraisal policy. The Bank's policy is to obtain title and hazard insurance on all mortgage loans and flood insurance when necessary and the Bank generally requires borrowers to make payments to a mortgage escrow account for the payment of property taxes. No title or flood insurance is required, however, for home equity loans.

DELINQUENT LOANS, CLASSIFIED ASSETS AND REAL ESTATE OWNED

  DELINQUENCIES AND CLASSIFIED ASSETS. Reports listing all delinquent accounts are generated and reviewed by management at least twice a month and the Board of Directors performs a monthly review of all loans or lending relationships delinquent 60 days or more and all real estate owned ("REO"). The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower is habitually delinquent. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank generally sends the borrower a written notice of non-payment after the loan is first past due. The Bank's guidelines provide that telephone, written correspondence and/or face-to-face contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank will attempt to obtain full payment, offer to work out a repayment schedule with the borrower to avoid foreclosure or, in some instances, accept a deed in lieu of foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is 90 days or more delinquent, the Bank will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by the Bank, becomes real estate owned.

  Federal regulations and the Bank's Asset Classification Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "Substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

  Management of the Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Bank utilizes a two tier approach: (i) identification of impaired loans and the establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of its loan portfolio. The Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and estimated fair value of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although management believes that adequate loan loss allowances are established, actual losses are dependent upon future events and, as such, further additions to the level of the allowance for loan losses may be necessary.

  A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Although management believes that, based on information currently available to it at this time, its allowance for loan losses is adequate, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary.

  The Board reviews classified assets reports prepared by management and classifies its assets on a quarterly basis. The Bank classifies assets in accordance with the management guidelines described above. At March 31, 1998, the Bank had $3.1 million, or 0.99% of total assets, of assets designated as "Substandard," consisting of thirteen one- to four-family mortgage loans, totalling $1.5 million, two construction loans totalling $718,000 and real estate owned totalling $911,000. At March 31, 1998, the largest loan designated as "Substandard" had a carrying balance of $684,000, and was a construction loan secured by a partially completed condominium project. At March 31, 1998, no assets were designated as "Doubtful" or "Loss."

   The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated.

                                                AT MARCH 31, 1998
                              -----------------------------------------------------
                                      60-89 DAYS               90 DAYS OR MORE
                              -------------------------    ------------------------
                                              PRINCIPAL                   PRINCIPAL
                                NUMBER         BALANCE       NUMBER        BALANCE
                               OF LOANS       OF LOANS      OF LOANS      OF LOANS
                              ----------     ----------    -----------   ----------
Loans:                                           (DOLLARS IN THOUSANDS)
 Residential Mortgage......         13          $878              16       $1,544
 Commercial Mortgage.......          1           116              --           --
 Construction and land
    development............         --            --               2          718
                                  ----          ----            ----       ------
    Total loans............         14          $994              18       $2,262
                                  ====          ====            ====       ======
Delinquent loans to total
    loans..................       1.03%         0.84%           1.32%        1.93%
                                  ====          ====            ====         ====

                                             AT DECEMBER 31, 1997
                              -----------------------------------------------------
                                        60-89 DAYS               90 DAYS OR MORE
                              -------------------------    ------------------------
                                              PRINCIPAL                   PRINCIPAL
                                NUMBER         BALANCE        NUMBER      BALANCE
                               OF LOANS       OF LOANS      OF LOANS      OF LOANS
                              ----------     ----------    -----------   ----------
Loans:                                           (DOLLARS IN THOUSANDS)
 Residential Mortgage......         10         $528               19       $1,652
 Commercial Mortgage.......         --           --                1          119
 Construction and land
    development............         --           --                2          718
                                  ----         ----             ----       ------
    Total loans............         10         $528               22       $2,489
                                  ====         ====             ====       ======
Delinquent loans to total
    loans..................       0.72%        0.45%            1.59%        2.14%
                                  ====         ====             ====         ====

                                                AT DECEMBER 31, 1996
                              -----------------------------------------------------
                                      60-89 DAYS               90 DAYS OR MORE
                              -------------------------    ------------------------
                                              PRINCIPAL                   PRINCIPAL
                                NUMBER         BALANCE       NUMBER        BALANCE
                               OF LOANS       OF LOANS      OF LOANS      OF LOANS
                              ----------     ----------    -----------   ----------
Loans:                                           (DOLLARS IN THOUSANDS)
 Residential Mortgage......         14          $904              14       $1,733
 Commercial Mortgage.......         --            --               2          431
 Construction and land
    development............         --            --               2          705
                                  ----          ----            ----       ------
    Total loans............         14          $904              18       $2,869
                                  ====          ====            ====       ======
Delinquent loans to total
    loans..................       1.15%         1.07%           1.48%        3.40%
                                  ====          ====            ====         ====

                                             AT DECEMBER 31, 1995
                              -----------------------------------------------------
                                        60-89 DAYS               90 DAYS OR MORE
                              -------------------------    ------------------------
                                              PRINCIPAL                   PRINCIPAL
                                NUMBER         BALANCE        NUMBER      BALANCE
                               OF LOANS       OF LOANS      OF LOANS      OF LOANS
                              ----------     ----------    -----------   ----------
Loans:                                           (DOLLARS IN THOUSANDS)
 Residential Mortgage......         13         $  764             10       $1,069
 Commercial Mortgage.......          4            575              2          380
 Construction and land
    development............         --             --              3          734
                                  ----         ------           ----       ------
    Total loans............         17         $1,339             15       $2,183
                                  ====         ======           ====       ======
Delinquent loans to total
    loans..................       1.34%          1.53%          1.18%        2.50%
                                  ====           ====           ====         ====

  NON-PERFORMING ASSETS AND IMPAIRED LOANS. The following table sets forth information regarding nonaccrual loans and REO. At March 31, 1998, REO totalled $1.1 million and consisted of nine properties. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due and to fully reserve for all previously accrued interest. For the three months ended March 31, 1998 and the year ended December 31, 1997, the amount of additional interest income that would have been recognized on non-accrual loans if such loans had continued to perform in accordance with their contractual terms was $40,000 and $177,000, respectively. On January 1, 1995, the Bank adopted SFAS No. 114 "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. At both March 31, 1998 and December 31, 1997, total impaired loans were $1.6 million All impaired loans are residential real estate mortgage loans which have been measured for impairment using the fair value of the collateral method. During the three months ended March 31, 1998, the average recorded value of impaired loans was $1.6 million. For these loans, no interest income was recognized. During the year ended December 31, 1997, the average recorded value of impaired loans was $1.9 million. For these loans, no interest income was recognized.

                                                       AT MARCH 31,                             AT DECEMBER 31,
                                                    -----------------      -------------------------------------------------------
                                                     1998       1997        1997        1996        1995        1994         1993
                                                    ------     ------      ------      ------      ------      ------       ------
                                                                             (DOLLARS IN THOUSANDS)
Nonaccrual loans:
 Residential Mortgages...........................   $1,496     $1,679      $1,576      $1,733      $  931      $1,369       $1,287
 Commercial Mortgages............................       --        352         119         431         380         263          327
 Construction and land development...............      718        705         718         705         734       1,346          737
                                                    ------     ------      ------      ------      ------      ------       ------
  Total nonaccrual loans.........................    2,214      2,736       2,413       2,869       2,045       2,978        2,351

Restructured loans:
 Residential Mortgages...........................       92         97          94          99         104         112        2,971
                                                    ------     ------      ------      ------      ------      ------       ------
  Total non-performing loans.....................    2,306      2,833       2,507       2,968       2,149       3,090        5,322
Real estate owned, net(1)........................    1,120      1,095       1,215       1,394       1,352       1,864        3,251
                                                    ------     ------      ------      ------      ------      ------       ------
  Total non-performing assets....................   $3,426     $3,928      $3,722      $4,362      $3,501      $4,954       $8,573
                                                    ======     ======      ======      ======      ======      ======       ======

Allowance for loan losses as a
 percent of total loans..........................     1.58%      1.92%       1.62%       1.85%       1.38%       1.41%        1.68%
                                                    ======     ======      ======      ======      ======      ======       ======
Allowance for loan losses as a
 percent of non-performing loans(2)..............    80.79%     57.15%      75.19%      52.70%      55.84%      40.00%       29.12%
                                                    ======     ======      ======      ======      ======      ======       ======
Non-performing loans as a
 percent of total loans(2).......................     1.95%      3.36%       2.16%       3.51%       2.46%       3.52%        5.76%
                                                    ======     ======      ======      ======      ======      ======       ======
Non-performing assets as
 a percent of total assets(3)....................     1.10%      1.66%       1.24%       1.85%       1.57%       2.48%        4.38%
                                                    ======     ======      ======      ======      ======      ======       ======

----------------------
(1) REO balances are shown net of related valuation allowances. REO includes $209,000 of property that is not considered substandard.
(2) Non-performing loans consist of all 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.
(3) Non-performing assets consist of non-performing loans and REO.

  ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in loans receivable which are deemed probable and estimable based on information currently known to management. The allowance is based upon a number of factors, including current economic conditions, actual loss experience and industry trends. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management. As of March 31, 1998 and December 31, 1997, the Bank's allowance for loan losses was 1.58% and 1.62%, respectively, of total loans receivable and 84.1% and 78.1%, respectively, of nonaccrual loans. The Bank had non-accrual loans of $2.2 million and $2.4 million at March 31, 1998 and December 31, 1997, respectively. The Bank will continue to monitor and modify its allowances for loan losses as conditions dictate. While management believes the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

  The following table sets forth activity in the Bank's allowance for loan losses for the periods set forth in the following table.

                                                 AT OR FOR THE THREE
                                                    MONTHS ENDED
                                                      MARCH 31,                  AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                 -------------------      ----------------------------------------------------
                                                  1998         1997        1997        1996       1995       1994        1993
                                                 ------      -------      ------     -------     ------     ------      ------
                                                                          (DOLLARS IN THOUSANDS)
Balance at beginning of period................   $1,885      $1,564       $1,564     $ 1,200     $1,236     $1,550      $1,811
                                                 ------      ------       ------     -------     ------     ------      ------
Provision for (recapture of) loan losses......      (22)         55          487         232        510       (247)       (200)
                                                 ------      ------       ------     -------     ------     ------      ------
Charge-offs:
 Mortgage loans:
   One- to four-family........................      --           --           60          --         --         57          36
   Multi-family...............................      --           --           --          --         56         --          --
 Commercial real estate.......................      --           --          106          --         --         --          25
 Construction and land development............      --           --           --          --        490         10          --
                                                ------       ------       ------     -------     ------     ------      ------
   Total mortgage loans.......................      --           --          166          --        546         67          61
                                                ------       ------       ------     -------     ------     ------      ------
Recoveries:
 Construction and land development............      --           --           --         132         --         --          --
                                                 ------      ------       ------     -------     ------     ------      ------
Balance at end of period......................   $1,863      $1,619       $1,885     $ 1,564     $1,200     $1,236      $1,550
                                                 ======      ======       ======     =======     ======     ======      ======
Ratio of net charge-offs during
  the period to average gross loans
  during the period(1)........................     0.00%       0.00%        0.17%      (0.15)%     0.63%      0.08%       0.06%
                                                 ======      ======       ======      ======     ======     ======      ======

____________________
(1)   Annualized for the three month periods ended March 31, 1998 and 1997.

  The following tables set forth the Bank's percent of allowance for loan losses to total allowance for loan losses and the percent of loans to total loans in each of the categories listed at the dates indicated.

                                                                             AT MARCH 31,
                             -------------------------------------------------------------------------------------------------------
                                                      1998                                                 1997
                             ------------------------------------------------------   ----------------------------------------------
                                                   PERCENT OF        PERCENT OF                     PERCENT OF        PERCENT OF
                                                   ALLOWANCE          LOANS IN                       ALLOWANCE         LOANS IN
                                                   TO TOTAL         EACH CATEGORY                    TO TOTAL        EACH CATEGORY
                                    AMOUNT         ALLOWANCE       TO TOTAL LOANS       AMOUNT       ALLOWANCE      TO TOTAL LOANS
                             ------------------------------------------------------   ----------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
Mortgage loans:
  Residential...............       $  638           34.25%             84.50%           $  496         30.64%            83.11%
  Commercial real estate....          107            5.74               8.73               194         11.98             13.81
  Construction and land
    development.............          578           31.03               6.04               424         26.19              2.31
                                   ------          ------             ------            ------        ------            ------
    Total mortgage loans....        1,323           71.02              99.27             1,114         68.81             99.23
Commercial loans............           --              --               0.05                --            --              0.08
Consumer loans..............            6            0.32               0.68                 4          0.25              0.69
                                   ------          ------             ------            ------        ------            ------
                                    1,329           71.34             100.00%            1,118         69.06            100.00%
                                                                      ======                                            ======
Unallocated.................          534           28.66                                  501         30.94
                                   ------          ------                               ------        ------
     Total allowance
       for loan losses......       $1,863          100.00%                              $1,619        100.00%
                                   ======          ======                               ======        ======

                                                                       AT DECEMBER 31,
                          -------------------------------------------------------------------------------------------------------
                                         1997                               1996                              1995
                          ---------------------------------  ---------------------------------  ---------------------------------
                                                   PERCENT                            PERCENT                            PERCENT
                                                  OF LOANS                           OF LOANS                           OF LOANS
                                     PERCENT OF    IN EACH              PERCENT OF    IN EACH              PERCENT OF    IN EACH
                                     ALLOWANCE    CATEGORY              ALLOWANCE    CATEGORY              ALLOWANCE    CATEGORY
                                      TO TOTAL    TO TOTAL               TO TOTAL    TO TOTAL               TO TOTAL    TO TOTAL
                            AMOUNT   ALLOWANCE      LOANS      AMOUNT   ALLOWANCE      LOANS      AMOUNT   ALLOWANCE      LOANS
                          ---------------------------------  ---------------------------------  ---------------------------------
                                                                     (DOLLARS IN THOUSANDS)
Mortgage loans:
 Residential..............  $  621     32.94%       84.44%     $  511     32.67%       82.20%     $  413     34.42%       80.81%
 Commercial real
   estate.................     112      5.94         9.21         184     11.77        14.53         190     15.83        14.56
 Construction and
   land development.......     628     33.32         5.58         349     22.31         2.46         141     11.75         3.47
                            ------    ------       ------      ------    ------       ------      ------    ------       ------
     Total mortgage
      loans...............   1,361     72.20        99.23       1,044     66.75        99.19         744     62.00        98.84
Commercial loans..........      --        --         0.05          --        --         0.10           1      0.08         0.27
Consumer loans............       6      0.32         0.72           4      0.26         0.71           6      0.50         0.89
                            ------    ------       ------      ------    ------       ------      ------    ------       ------
                             1,367     72.52       100.00%      1,048     67.01       100.00%        751     62.58       100.00%
                                                   ======                             ======                             ======
Unallocated...............     518     27.48                      516     32.99                      449     37.42
                            ------    ------                   ------    ------                   ------    ------
   Total..................  $1,885    100.00%                  $1,564    100.00%                  $1,200    100.00%
                            ======    ======                   ======    ======                   ======    ======

                                                      AT DECEMBER 31,
                          --------------------------------------------------------------------
                                         1994                               1993
                          ---------------------------------  ---------------------------------
                                                   PERCENT                            PERCENT
                                                  OF LOANS                           OF LOANS
                                     PERCENT OF    IN EACH              PERCENT OF    IN EACH
                                     ALLOWANCE    CATEGORY              ALLOWANCE    CATEGORY
                                      TO TOTAL    TO TOTAL               TO TOTAL    TO TOTAL
                            AMOUNT   ALLOWANCE      LOANS      AMOUNT   ALLOWANCE      LOANS
                          ---------------------------------  ---------------------------------
                                                  (DOLLARS IN THOUSANDS)
Mortgage loans:
 Residential..............  $  383     30.99%       77.63%     $  418     26.97%       76.55%
 Commercial real
   estate.................     171     13.84        15.74         218     14.06        15.66
 Construction and
   land development.......     223     18.04         5.78         452     29.16         7.04
                            ------    ------       ------      ------    ------       ------
     Total mortgage
      loans...............     777     62.87        99.15       1,088     70.19        99.25
Commercial loans..........       1      0.08         0.29           2      0.13         0.36
Consumer loans............       2      0.16         0.56           1      0.07         0.39
                            ------    ------       ------      ------    ------       ------
                               780     63.11       100.00%      1,091     70.39       100.00%
                                                   ======                             ======
Unallocated...............     456     36.89                      459     29.61
                            ------    ------                   ------    ------
   Total..................  $1,236    100.00%                  $1,550    100.00%
                            ======    ======                   ======    ======

  REAL ESTATE OWNED. At March 31, 1998, the Bank had $1.1 million of real estate owned consisting of nine properties, eight of which were acquired through foreclosure. When the Bank acquires property through foreclosure or deed in lieu of foreclosure, it is initially recorded at the lower of the recorded investment in the corresponding loan or the fair value of the related assets at the date of foreclosure, less costs to sell. Thereafter, if there is a further deterioration in value, the Bank provides for a specific valuation allowance and charges operations for the diminution in value. It is the policy of the Bank to have obtained an appraisal on all real estate subject to foreclosure proceedings prior to the time of foreclosure. It is the Bank's policy to require appraisals on a periodic basis on foreclosed properties and conduct inspections on foreclosed properties.

INVESTMENT ACTIVITIES

  Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly. Additionally, the Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. See "Regulation and Supervision--Federal Savings Institution Regulation--Liquidity." Historically, the Bank has maintained liquid assets above the minimum OTS requirements and at a level considered to be adequate to meet its normal daily activities.

  The Bank's current policies generally limit securities investments to U.S. Government and agency securities, municipal bonds and corporate debt obligations and corporate equities. In addition, the Bank's policies permit investments in mortgage-backed securities, including securities issued and guaranteed by FNMA, FHLMC and GNMA. The Bank's current securities investment strategy is to continue to emphasize the purchase of mortgage-backed securities and U.S. Government and agency obligations as well as state and municipal obligations for purposes of interest rate risk management.

  At March 31, 1998, the Bank had $158.5 million in securities, consisting primarily of mortgage-backed securities, U.S. Government and agency obligations and one municipal obligation. SFAS No. 115 requires the Bank to designate its securities as held-to-maturity, available-for-sale or trading depending on the Bank's intent regarding its investments. The Bank does not currently maintain a trading portfolio of securities. At March 31, 1998, all of the Bank's mortgage-backed securities were classified as held-to-maturity. Also at that date, 19.8% of the Bank's investment securities were classified as available-for-sale and 80.2% were classified as held-to-maturity. Of the Bank's total investment securities and mortgage-backed securities portfolio, the Bank's securities classified as held to maturity had an aggregate market value of $153.5 million and an amortized cost of $151.4 million. The Bank's securities classified as available-for-sale had an aggregate market value of $7.1 million and an amortized cost of $7.0 million at March 31, 1998.

  MORTGAGE-BACKED SECURITIES. The Bank purchases mortgage-backed securities in order to: (i) generate positive interest rate spreads with minimal administrative expense; (ii) reduce its credit risk as a result of the guarantee provided by FHLMC, FNMA and GNMA; (iii) utilize these securities as collateral for borrowings; and (iv) increase the liquidity of the Bank. The Bank has primarily invested in mortgage-backed securities issued or sponsored by FNMA, FHLMC and GNMA and private issuers. At March 31, 1998, mortgage-backed securities totalled $122.6 million, or 39.2% of total assets and 41.2% of total interest earning assets, and all were classified as held-to-maturity. At March 31, 1998, 63.9% of the mortgage-
backed securities were adjustable-rate and 36.1% were fixed-rate. The mortgage-backed securities portfolio had coupon rates ranging from 5.41% to 15.00% and had a weighted average yield of 6.75% at March 31, 1998. The estimated fair value of the Bank's mortgage-backed securities held to maturity at March 31, 1998, was $124.4 million, which is $1.8 million more than the amortized cost of $122.6 million.

  Mortgage-backed securities are created by the pooling of mortgages and issuance of a security with an interest rate which is less than the interest rate on the underlying mortgage. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although the Bank focuses its investments on mortgage-backed securities backed by single-family mortgages. The issuers of such securities (generally U.S. Government agencies and government sponsored enterprises, including FNMA, FHLMC and GNMA) pool and resell the participation interests in the form of securities to investors such as the Bank and guarantee the payment of principal and interest to investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Bank. Investments in mortgage-backed securities involve a risk that actual prepayments will differ from estimated prepayments used in pricing the security at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities on in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. The Bank estimates prepayments for its mortgage-backed securities at purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the mortgage-backed securities at issue and current mortgage interest rates and to determine the yield and estimated maturity of its mortgage-backed security portfolio. Of the Bank's $122.6 million mortgage-backed securities portfolio at March 31, 1998, $1.6 million with a weighted average yield of 7.82% had contractual maturities within five years and $121.0 million with a weighted average yield of 6.74% had contractual maturities over five years. However, the actual maturity of a mortgage-backed security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such securities. Although prepayments of underlying mortgages depend on many factors, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments.
During periods of declining mortgage interest rates, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Bank may be subject to reinvestment risk because, to the extent that the Bank's mortgage-backed securities prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate.

  U.S. GOVERNMENT AND AGENCY OBLIGATIONS AND OBLIGATIONS OF STATES AND MUNICIPALITIES. At March 31, 1998, the Bank's U.S. Government and Agency securities portfolio totalled $35.7 million, $28.6 million of which were classified as held-to-maturity. In addition, the Bank held one $150,000 obligation of a New Jersey municipal subdivision.

  The following table sets forth certain information regarding the amortized cost and fair value of the Bank's securities at the dates indicated.


                                                  AT MARCH 31,                             AT DECEMBER 31,
                                               -------------------  -------------------------------------------------------------
                                                      1998                  1997                1996                  1995
                                               -------------------- -------------------- -------------------- --------------------
                                                AMORTIZED   FAIR     AMORTIZED   FAIR     AMORTIZED   FAIR     AMORTIZED   FAIR
                                                  COST      VALUE      COST      VALUE      COST      VALUE      COST      VALUE
                                               ----------  -------  ----------  -------  ----------  --------  ---------  -------
                                                                                (IN THOUSANDS)
Investment securities available-for-sale (1):
  U.S. Government obligations................     $ 6,981  $ 7,105     $ 6,980  $ 7,081     $    --   $    --   $    --   $    --
  Obligations of states and
    municipal subdivisions...................          --       --          --       --         115       120       306       319
  Mutual fund................................          --       --          --       --       1,554     1,527     1,465     1,441
  Common Stock...............................          --       --          --       --          --        --       100       172
                                               ----------  -------  ----------  -------  ----------  --------  ---------  -------
    Total securities available-for-sale......       6,981    7,105       6,980    7,081       1,669     1,647      1,871    1,932
                                               ----------  -------  ----------  -------  ----------  --------  ---------  -------
Investment securities held-to-maturity (1):
  U.S. Government and
    Agency obligations.......................      28,618   28,932      22,929   23,339      22,476    22,766     18,482   19,022
  Obligations of states and
    municipal subdivisions...................         150      150          --       --          --        --         --       --
                                               ----------  -------  ----------  -------  ----------  --------  ---------  -------
                                                   28,768   29,082      22,929   23,339      22,476    22,766     18,482   19,022
                                               ----------  -------  ----------  -------  ----------  --------  ---------  -------
Federal Home Loan Bank of
  New York stock (2).........................       2,282    2,282       2,184    2,184       1,670     1,670      1,509    1,509
                                               ----------  -------  ----------  -------  ----------  --------  ---------  -------
    Total....................................     $38,031  $38,469     $32,093  $32,604     $25,815   $26,083    $21,862  $22,463
                                               ==========  =======  ==========  =======  ==========  ========  =========  =======

________________________
(1) Available for sale securities are carried at fair value while held-to-maturity securities are carried at amortized cost.
(2) Investment is required by regulation. As the security is not readily marketable, its cost approximates fair value.

  The following table sets forth the Bank's investment securities activities for the periods indicated.

                                                            FOR THE THREE
                                                               MONTHS
                                                            ENDED MARCH 31,                 FISCAL YEAR ENDED DECEMBER 31,
                                                        ----------------------         -----------------------------------------
                                                          1995           1998            1997              1997            1996
                                                        --------       --------        --------          --------        --------
                                                                                    (IN THOUSANDS)
INVESTMENT SECURITIES:
Investment securities, beginning of period(1).........  $30,009        $24,124         $24,124           $20,414         $ 9,355
                                                        --------       --------        --------          --------        --------
Purchases:
   Investment securities - held-to-maturity...........    5,790          2,997          10,400            10,998          12,989
   Investment securities - available-for-sale.........       --          2,023           7,034                88              86
Calls:
   Investment securities - held-to-maturity...........       --         (2,000)        (10,000)           (5,000)         (2,000)
   Investment securities - available-for-sale.........       --            --              --                --              --
Maturities:
   Investment securities - held-to-maturity...........       --            --              --             (2,000)            --
   Investment securities - available-for-sale.........       --           (105)           (105)             (192)            (94)
Sales of securities available for sale................       --            --           (1,608)             (100)            (50)
Increase (decrease) in net premium....................       51            (10)             42                (2)              2
Increase (decrease) in unrealized gains...............       24             (5)            122               (82)            126
                                                        --------       --------        --------          --------       --------
   Net increase in investment securities..............    5,865          2,900           5,885             3,710          11,059
                                                        --------       --------        --------          --------       --------
Investment securities, end of period..................  $35,874        $27,024         $30,009           $24,124         $20,414
                                                        ========       ========        ========          ========       ========

________________________
(1)  Includes investment securities available-for-sale.

  The following table sets forth certain information regarding the amortized cost and fair values of the Bank's mortgage-backed securities, all of which are held to maturity, at the dates indicated.


                                                     AT MARCH 31, 1998                  AT DECEMBER 31,
                                              -------------------------------  -------------------------------
                                                           1998                             1997
                                              -------------------------------  --------------------------------

                                                          PERCENT                          PERCENT
                                              AMORTIZED     OF          FAIR   AMORTIZED     OF          FAIR
                                                COST      TOTAL(1)     VALUE     COST      TOTAL(1)     VALUE
                                              ---------  ---------   --------  ---------  ---------  ----------
                                                                   (DOLLARS IN THOUSANDS)
By Issuer:
  GNMA.....................................   $ 73,748     60.14%    $ 74,943   $ 78,657      60.42%   $ 79,775
  FHLMC....................................     25,389     20.70       25,721     26,551      20.40      26,749
  FNMA.....................................     23,489     19.15       23,728     24,959      19.17      25,150
  Other....................................          7      0.01            7          7       0.01           7
                                              ---------  ---------   --------  ---------  ---------  ----------
    Total mortgage-backed securities (1)...   $122,633    100.00%    $124,399   $130,174     100.00%   $131,681
                                              =========  =========   ========  =========  =========  ==========
By Coupon Type:
  Adjustable-rate..........................   $ 78,330     63.87%    $ 79,181   $ 82,938      63.71%   $ 83,740
  Fixed-rate...............................     44,303     36.13       45,218     47,236      36.29      47,941
                                              ---------  ---------   --------  ---------  ---------  ----------
    Total mortgage-backed securities (1)...   $122,633    100.00%    $124,399   $130,174     100.00%   $131,681
                                              =========  =========   ========  =========  =========  ==========

                                                                        AT DECEMBER 31,
                                              ----------------------------------------------------------------
                                                           1996                             1995
                                              -------------------------------  --------------------------------

                                                          PERCENT                          PERCENT
                                              AMORTIZED     OF          FAIR   AMORTIZED     OF          FAIR
                                                COST      TOTAL(1)     VALUE     COST      TOTAL(1)     VALUE
                                              ---------  ---------   --------  ---------  ---------  ----------
                                                                   (DOLLARS IN THOUSANDS)
By Issuer:
  GNMA.....................................   $ 65,996       58.27%  $ 67,095   $ 67,243      67.22%  $ 68,790
  FHLMC....................................     32,041       28.29     32,023     23,662      23.66     23,937
  FNMA.....................................     15,204       13.43     15,227      9,112       9.11      9,188
  Other....................................         13        0.01         13         15       0.01         15
                                              ---------  ---------   --------  ---------  ---------  ----------
    Total mortgage-backed securities (1)...   $113,254      100.00%  $114,358   $100,032     100.00%  $101,930
                                              =========  =========   ========  =========  =========  ==========
By Coupon Type:
  Adjustable-rate..........................   $ 62,849       55.49%  $ 63,693   $ 58,615      58.60%  $ 59,624
  Fixed-rate...............................     50,405       44.51     50,665     41,417      41.40     42,306
                                              ---------  ---------   --------  ---------  ---------  ----------
    Total mortgage-backed securities (1)...   $113,254      100.00%  $114,358   $100,032     100.00%  $101,930
                                              =========  =========   ========  =========  =========  ==========

-----------------------
(1)       Based on amortized cost.
(2) Includes net unamortized premiums (discounts) of $236 at March 31, 1998 and $243, $193 and $(26) at December 31, 1997, 1996 and 1995,
          respectively.

   The following table sets forth the Bank's mortgage-backed securities activities for the periods indicated.

                                                       FOR THE THREE MONTHS                       FOR THE YEARS
                                                          ENDED MARCH 31,                        ENDED DECEMBER 31,
                                                    --------------------------    ----------------------------------------------
                                                       1998           1997              1997             1996           1995
                                                    -----------   ------------    ---------------   ------------   -------------
                                                                                    (IN THOUSANDS)
Beginning balance.................................    $130,174       $113,254            $113,254       $100,031       $ 89,300
   Purchases......................................          --          5,244              37,026         30,570         22,443
   Principal repayments...........................      (7,534)        (5,774)            (20,084)       (17,384)       (11,751)
   Net amortization and accretion of discounts
     and premiums.................................          (7)            (1)                (22)            37             40
                                                      --------       --------            --------       --------       --------
Ending balance....................................    $122,633       $112,723            $130,174       $113,254       $100,032
                                                      ========       ========            ========       ========       ========

  The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's investment securities available for sale and held to maturity and mortgage-backed securities held to maturity as of March 31, 1998.


                                                                                 AT MARCH 31, 1998
                                                ---------------------------------------------------------------------------------
                                                                                  MORE THAN ONE                MORE THAN FIVE
                                                   ONE YEAR OR LESS            YEAR TO FIVE YEARS            YEARS TO TEN YEARS
                                                ---------------------        ----------------------      ------------------------
                                                             WEIGHTED                      WEIGHTED                     WEIGHTED
                                               CARRYING      AVERAGE         CARRYING      AVERAGE        CARRYING      AVERAGE
                                                 VALUE        YIELD            VALUE        YIELD           VALUE        YIELD
                                               --------      --------        --------      --------       --------      --------
                                                                             (DOLLARS IN THOUSANDS)
Investment securities available for sale:
   U.S. Treasury obligations...............     $   --           --%         $7,105         6.08%         $    --           --%
                                                ======                       ======                       =======
Investment securities held to maturity:
   U.S. Government agency obligations......     $2,000         7.13%         $4,000         7.38%         $17,000         7.05%
   Municipal obligations...................        150         3.55              --           --               --           --
                                                ------                       ------                       -------
     Total investment securities held
      to maturity..........................     $2,150         6.88%         $4,000         7.38%         $17,000         7.05%
                                                ======                       ======                       =======
Mortgage-backed securities held to maturity:
   Adjustable-rate:
     GNMA..................................     $   --           --%         $   --           --%         $    --           --%
     FHLMC.................................         --           --              --           --               --           --
     FNMA..................................         --           --              --           --               --           --
                                                ------                       ------                       -------
         Total.............................         --           --              --           --               --           --
                                                ------                       ------                       -------       ------
   Fixed-rate:
     GNMA..................................          6        12.00              15        10.46            2,929         7.81
     FHLMC.................................         --           --           1,108         8.13            2,652         6.74
     FNMA..................................         --           --             507         7.00              916         7.00
     Other.................................         --           --              --           --               --           --
                                                ------                       ------                       -------
         Total.............................          6        12.00           1,630         7.80            6,497         7.26
                                                ------                       ------                       -------
Total mortgage-backed securities
   held to maturity........................     $    6        12.00%         $1,630         7.80%         $ 6,497         7.26%
                                                ======                       ======                       =======

                                                                AT MARCH 31, 1998
                                             --------------------------------------------------------
                                                  MORE THAN TEN YEARS                    TOTAL
                                             --------------------------         ---------------------
                                                               WEIGHTED                      WEIGHTED
                                              CARRYING         AVERAGE          CARRYING     AVERAGE
                                                VALUE           YIELD             VALUE       YIELD
                                             ---------        ---------         ---------    --------
                                                             (DOLLARS IN THOUSANDS)
Investment securities available for sale:
   U.S. Treasury obligations...............   $     --            --%           $  7,105        6.08%
                                              ========                          ========
Investment securities held to maturity:
   U.S. Government agency obligations......   $  5,618          7.66%           $ 28,618        7.22%
   Municipal obligations...................         --            --                 150        3.55
                                              --------                          --------
     Total investment securities held
      to maturity..........................   $  5,618          7.66%           $ 28,768        7.20%
                                              ========                          ========
Mortgage-backed securities held to maturity:
   Adjustable-rate:
     GNMA..................................   $ 61,245          6.50%           $ 61,245        6.50%
     FHLMC.................................      2,878          7.75               2,878        7.75
     FNMA..................................     14,207          6.34              14,207        6.34
                                              --------                          --------
         Total.............................     78,330          6.52              78,330        6.52
                                              --------                          --------
   Fixed-rate:
     GNMA..................................      9,553          7.40              12,503        7.50
     FHLMC.................................     18,751          7.02              22,511        7.04
     FNMA..................................      7,859          7.01               9,282        7.01
     Other.................................          7         11.00                   7       11.00
                                              --------                          --------
         Total.............................     36,170          7.12              44,303        7.17
                                              --------                          --------
Total mortgage-backed securities
   held to maturity........................   $114,500          6.71%           $122,633        6.75%
                                              ========                          ========

SOURCES OF FUNDS

  GENERAL. Deposits, loan repayments and prepayments, security maturities, cash flows generated from operations and FHLB borrowings are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

  DEPOSITS. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposits consist of savings, checking accounts, NOW accounts, money market club accounts, certificate of deposit accounts and Individual Retirement Accounts. For the three months ended March 31, 1998, average core deposits represented 40.2% of total average deposits.
The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its branch offices are located. The Bank has historically relied primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products through print media and generally does not solicit deposits from outside its market area. The Bank does not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits. At March 31, 1998, 80.2% of the Bank's certificate of deposit accounts had terms of less than twelve months.

  The following table presents the deposit activity of the Bank for the periods indicated.

                                                    FOR THE THREE
                                                       MONTHS
                                                   ENDED MARCH 31,               FOR THE YEARS ENDED DECEMBER 31,
                                              -----------------------          ------------------------------------
                                                1998           1997              1997         1996           1995
                                              --------       --------          --------     --------       --------
                                                                             (IN THOUSANDS)
Beginning balance...........................  $238,192       $179,946          $179,946     $178,392       $164,181
                                              --------       --------          --------     --------       --------
   Purchase of deposits from another
      institution...........................        --             --            51,007           --             --
   Net deposits (withdrawals)...............    (1,505)          (337)             (850)      (5,595)         7,660
   Interest credited........................     2,433          1,809             8,089        7,149          6,551
                                              --------       --------          --------     --------       --------
Increase in deposit accounts................       928          1,472            58,246        1,554         14,211
                                              --------       --------          --------     --------       --------
Ending balance..............................  $239,120       $181,418          $238,192     $179,946       $178,392
                                              ========       ========          ========     ========       ========


  At March 31, 1998, the Bank had $17.6 million in certificate accounts in amounts of $100,000 or more maturing as follows.

                                                                          WEIGHTED
               MATURITY PERIOD                        AMOUNT            AVERAGE RATE
---------------------------------------------        --------           ------------
                                                          (DOLLARS IN THOUSANDS)
Three months or less.........................        $ 5,076                 5.40%
Over 3 through 6 months......................          3,878                 5.80
Over 6 through 12 months.....................          5,877                 5.66
Over 12 months...............................          2,765                 6.43
                                                     -------
Total........................................        $17,596                 5.74%
                                                     =======

  The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize month-end balances.

                                            FOR THE THREE MONTHS
                                               ENDED MARCH 31,          FOR THE YEARS ENDED DECEMBER 31,
                                      -------------------------------   --------------------------------
                                                     1998                              1997
                                      -------------------------------   --------------------------------
                                                  PERCENTAGE                       PERCENTAGE
                                                   OF TOTAL   WEIGHTED              OF TOTAL   WEIGHTED
                                       AVERAGE     AVERAGE     AVERAGE   AVERAGE    AVERAGE     AVERAGE
                                       BALANCE     DEPOSITS     RATE     BALANCE    DEPOSITS     RATE
                                      --------    ----------  --------  --------   ----------  --------
                                                             (DOLLARS IN THOUSANDS)
Demand accounts.....................  $ 33,031        13.84%     1.14%  $ 24,863       12.60%     1.18%
Savings and Club accounts...........    62,849        26.34      2.59     53,221       26.97      2.50
Certificates of deposit.............   142,728        59.82      5.41    119,272       60.43      5.42
                                      --------    ----------            --------   ----------
        Total.......................  $238,608       100.00%     4.08%  $197,356      100.00%     4.10%
                                      ========    ==========            ========   ==========

Certificate accounts (1):
  Less than six months..............  $ 66,315        46.19%     5.26%  $ 70,186       49.32%     5.24%
  Over six through 12 months........    48,853        34.02      5.56     44,047       30.95      5.59
  Over 12 months through 36 months..    25,387        17.68      5.92     25,309       17.78      5.96
  Over 36 months....................     3,036         2.11      5.83      2,782        1.95      6.96
                                      --------    ----------            --------   ----------
        Total certificate accounts..  $143,591       100.00%     5.49%  $142,324      100.00%     5.51%
                                      ========    ==========            ========   ==========


                                                        FOR THE YEARS ENDED DECEMBER 31
                                      -----------------------------------------------------------------
                                                     1996                              1995
                                      -------------------------------   -------------------------------
                                                  PERCENTAGE                       PERCENTAGE
                                                   OF TOTAL   WEIGHTED              OF TOTAL   WEIGHTED
                                       AVERAGE     AVERAGE     AVERAGE   AVERAGE    AVERAGE     AVERAGE
                                       BALANCE     DEPOSITS     RATE     BALANCE    DEPOSITS     RATE
                                      --------    ----------  --------  --------   ----------  --------
                                                             (DOLLARS IN THOUSANDS)
Demand accounts.....................  $ 21,679        12.18%     1.24%  $ 21,538       12.64%     1.45%
Savings and Club accounts...........    51,138        28.74      2.50     55,888       32.81      2.50
Certificates of deposit.............   105,141        59.08      5.33     92,938       54.55      5.21
                                      --------    ----------            --------   ----------
        Total.......................  $177,958       100.00%     4.02%  $170,364      100.00%     3.85%
                                      ========    ==========            ========   ==========

Certificate accounts (1):
  Less than six months..............  $ 51,854        48.17%     5.08%  $ 44,548       43.27%     5.07%
  Over six through 12 months........    34,720        32.25      5.45     34,100       33.13      5.54
  Over 12 months through 36 months..    16,417        15.25      5.54     18,793       18.26      5.71
  Over 36 months....................     4,656         4.33      6.48      5,497        5.34      6.33
                                      --------    ----------            --------   ----------
        Total certificate accounts..  $107,647       100.00%     5.33%  $102,938      100.00%     5.41%
                                      ========    ==========            ========   ==========

________________________________________
(1) Based on remaining maturity of certificates calculated as of the end of the period.

  The following table presents, by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at March 31, 1998.


                                                                                                      AT
                                      PERIOD TO AT MATURITY FROM MARCH 31, 1998                    MARCH 31,       AT DECEMBER 31,
                           --------------------------------------------------------------------   -------------   ----------------
                          LESS THAN   ONE TO      TWO TO      THREE TO    FOUR TO      AFTER
                           ONE YEAR  TWO YEARS  THREE YEARS  FOUR YEARS  FIVE YEARS  FIVE YEARS   1998    1997     1996     1995
                           --------  ---------  -----------  ----------  ----------  ----------  ------- ------  ---------  ------
                                                                    (IN THOUSANDS)
Certificate accounts:
  0 to 4.00%............   $  2,018    $     4     $   --     $   --       $   --         $ --  $  2,022 $  2,538 $ 11,101 $ 11,846
  4.01 to 5.00%.........     30,316      2,594        138         --           --           --    33,048   33,593   21,836   20,049
  5.01 to 6.00%.........     77,081     11,679      1,504        621        1,271          497    92,653   88,877   60,352   41,260
  6.01 to 7.00%.........      5,473      4,016      3,367        418          229           --    13,503   14,451   11,851   26,627
  7.01 to 8.00%.........         20      1,859        226         --           --           --     2,105    2,069    1,486    2,255
  Over 9.00%............        --          --         --         --           --           --        --      536      847      749
                           --------    -------     ------     ------       ------         ----  -------- -------- -------- --------
                           $114,908    $20,152     $5,235     $1,039       $1,500         $497   143,331  142,064  107,473  102,786
                           ========    =======     ======     ======       ======         ====  ======== ======== ======== ========
Accrued interest payable......................................................................       260      260      174      152
                                                                                                -------- -------- -------- --------
  Total.......................................................................................  $143,591 $142,324 $107,647 $102,938
                                                                                                ======== ======== ======== ========

  BORROWINGS. The Bank utilizes borrowings from the FHLB as an alternative to retail deposits to fund its operations as part of its operating strategy. These FHLB borrowings are collateralized primarily by certain of the Bank's mortgage-related securities and secondarily by the Bank's investment in capital stock of the FHLB. FHLB borrowings are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time to time in accordance with the policies of the FHLB. See "Regulation and Supervision -- Federal Home Loan Bank System." At March 31, 1998, the Bank had $42.3 million in outstanding FHLB borrowings, compared to $21.7 million at March 31, 1997.

  The following table sets forth certain information regarding the Bank's borrowed funds at or for the periods ended on the dates indicated.


                                                     AT OR FOR THE
                                                  THREE MONTHS ENDED                           AT OR FOR THE YEARS
                                                       MARCH 31,                                ENDED DECEMBER 31,
                                                ------------------------           -------------------------------------------
                                                 1998              1997              1997              1996              1995
                                                -------          -------           -------           -------           -------
                                                                      (DOLLARS IN THOUSANDS)
 Average balance outstanding..............      $30,144          $22,650           $26,223           $18,092           $15,615

 Maximum amount outstanding at
    any month-end during
    the period............................       42,300           23,650            43,675            23,650            19,000

 Balance outstanding at
    end of period.........................       42,300           21,650            30,300            23,650            17,000

 Weighted average interest rate
    during the period.....................         5.80%            6.06%             5.97%             6.36%             6.83%

 Weighted average interest rate at
    end of period.........................         5.86%            6.28%             6.08%             6.20%             6.58%

Subsidiary Activities

  The Bank is the parent corporation of three wholly-owned subsidiary corporations, West Essex Insurance Agency ("WEIA"), Wessex Service Corporation ("WSC") and First Reserve Corporation ("FRC"). WEIA was formed in December 1982 to offer insurance products and tax-deferred annuities through an agent. Originally, these products were sold at one of the Bank's branches. Commencing in 1993, customers have been referred to Anthony R. Davis Agency at an off-site location. WEIA receives a fee for each customer referral resulting in the purchase of an insurance and/or annuity product. Sales of annuity products totalled $74,000 and $226,000 for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. WEIA's earnings are at a nominal level since management decided in early 1994 to de-emphasize this activity due to the lack of demand and controversial publicity associated with uninsured annuity products. Both WSC and FRC are building subsidiaries and have been inactive since October 1989 and June 1987, respectively.

PROPERTIES

  The Bank currently conducts its business through an administrative and full service branch office located in Caldwell, New Jersey and seven other full service branch offices located in West Orange, Franklin Lakes, River Vale, Pine Brook, Old Tappan and Northvale, New Jersey. Management believes that the Bank's facilities are adequate to meet the present and immediately foreseeable needs of the Bank and the Holding Company.


                                                              ORIGINAL                 NET BOOK VALUE
                                                                YEAR                   OF PROPERTY OR
                                        LEASED                 LEASED                    LEASEHOLD
                                          OR                     OR                   IMPROVEMENTS AT
           LOCATION                      OWNED                ACQUIRED                 MARCH 31, 1998
------------------------------     --------------      --------------------      ----------------------
                                                                                       (IN THOUSANDS)
ADMINISTRATIVE/CORPORATE/
BRANCH OFFICE:
417 Bloomfield Avenue                    Owned                  1962                        $401
Caldwell, NJ 07006
BRANCH OFFICES:
216 Main Street                          Owned                  1987                         150
West Orange, NJ 07052
487 Pleasant Valley Way                  Owned                  1987                         241
West Orange, NJ 07052
574 Franklin Avenue                     Leased                  1978                           2
Franklin Lakes, NJ 07417
653 Westwood Avenue                      Owned                  1997                         484
River Vale, NJ 07675
267 Changebridge Road                    Owned                  1974                         252
Pine Brook, NJ 07058
207 Old Tappan Road                      Owned                  1997                         494
Old Tappan, NJ 07675
119 Paris Avenue                         Owned                  1997                         326
Northvale, NJ 07647


LEGAL PROCEEDINGS

  The Bank is a party to various litigation which arises primarily in the ordinary course of business. Included in this, is a case before the Superior Court of New Jersey related to a condominium construction project. See "West Essex Bank and Subsidiary Consolidated Financial Statement-Note 15." In the opinion of management the ultimate disposition of such litigation should not have a material effect on the consolidated financial position or operations of the Bank.

PERSONNEL

  As of March 31, 1998, the Bank had 53 full-time employees and 5 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank--Benefits" for a description of certain compensation and benefit programs offered to the Bank's employees.

                          FEDERAL AND STATE TAXATION

FEDERAL TAXATION

  GENERAL. The Bank, Bancorp and the Mutual Company will report their income on a calendar year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank, Bancorp and the Mutual Company. The Bank was last audited by the IRS in 1995 and has not been audited by the New Jersey Department of Revenue ("DOR") in the past five years.

  BAD DEBT RESERVE. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrifts") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

  In August 1996, the provisions repealing the above thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all thrift institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such, the new rules will have no effect on net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Bank's bad debt deduction will be equal to net charge-offs. The new rules allow an institution to suspend the bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institution's average mortgage lending activity for the six taxable years preceding 1996. For this purpose, only home purchase and home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to a provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

  DISTRIBUTIONS. To the extent that the Bank makes "non-dividend distributions" to Bancorp that are considered as made (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method, or
(ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. Thus, any dividends to Bancorp that would reduce amounts appropriated to the Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Bank. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution.

  CORPORATE ALTERNATIVE MINIMUM TAX. The Internal Revenue Code of 1986, as amended (the "Code") imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses).

  DIVIDENDS RECEIVED DEDUCTION AND OTHER MATTERS. Bancorp may exclude from its income 80% of dividends received from the Bank as long as it maintains ownership in the Bank of at least 20%.

STATE AND LOCAL TAXATION

  STATE OF NEW JERSEY.   The Bank files New Jersey income tax returns.  For New
Jersey income tax purposes, savings institutions are presently taxed at a rate equal to 3% of taxable income. For this purpose, "taxable income" generally means federal taxable income, subject to certain adjustments (including addition of interest income on state and municipal obligations). Bancorp and the Mutual Company will be required to file a New Jersey income tax return because they will be doing business in New Jersey. For New Jersey tax purposes, regular corporations are presently taxed at a rate equal to 9% of taxable income.

                          REGULATION AND SUPERVISION

GENERAL

  The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System. The Bank's deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on Bancorp, the Mutual Company and the Bank and their operations. The Mutual Company, as a federal mutual holding company and Bancorp, as a federal corporation, will also be required to file certain reports with, and otherwise comply with the rules and regulations of the OTS.

  The following summary of the regulation and supervision of savings associations and their holding companies does not purport to be a complete description of the applicable statutes and regulations and is qualified in its entirety by reference to such statutes and regulations.

FEDERAL SAVINGS INSTITUTION REGULATION


  BUSINESS ACTIVITIES. The activities of federal savings institutions are governed by the HOLA and, in certain respects, the Federal Deposit Insurance Act (the "FDI Act") and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

  LOANS-TO-ONE BORROWER. Under the HOLA, savings institutions are generally subject to the national bank limit on loans-to-one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At March 31, 1998, the Bank's regulatory limit on loans-to-one borrower was $3.6 million. At March 31, 1998, the Bank's largest aggregate amount of loans-to-one borrower consisted of a $1.6 million construction loan secured by six lots and with one house currently under construction.


  QTL TEST. The HOLA requires savings institutions to meet a qualified thrift lender ("QTL") test. Under the QTL test, a savings association is required to qualify as a "domestic building and loan association" as that term is defined in the Code or maintain at least 65% of its "portfolio assets" (total assets less:
(i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12 month period. A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of March 31, 1998, the Bank maintained 82.53% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered as "qualified thrift investments."

  LIMITATION ON CAPITAL DISTRIBUTIONS. OTS regulations impose limitations upon all capital distributions by a savings institution, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its capital requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

  The OTS has proposed amendments to its capital distribution regulations which could conform OTS regulations to the existing requirements of other banking agencies, as well as simplify the existing OTS regulations. These proposed rules would eliminate the requirement of notifying the OTS when cash dividends of a certain amount will be paid for institutions that will remain at least adequately capitalized. However, applications for capital distributions will be required for all distributions over a specified amount. Notices will still be required for distributions that would reduce the amount of or retire common or preferred stock, or debt instruments included in the capital and for all capital distributions by savings associations in a holding company structure.

  LIQUIDITY. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 4%) of its net withdrawable deposit accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's average liquidity ratio for the month ended March 31, 1998 was 9.44%, which exceeded the applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

  ASSESSMENTS. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is based upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the year ended December 31, 1997 totalled $65,000.

  BRANCHING. OTS regulations permit federally chartered savings associations to branch nationwide under certain conditions. Generally, federal savings associations may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings associations. For a discussion of the impact of possible legislation, see "Special Considerations -- Financial Institution Regulation and Possible Legislation."

  TRANSACTIONS WITH RELATED PARTIES. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Holding Company and any non-savings institution subsidiaries that the Holding Company may establish) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A restricts the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. A savings association also is prohibited from extending credit to any affiliate engaged in activities not permitted for a bank holding company and may not purchase the securities of an affiliate (other than a subsidiary).

  Section 22(h) of the Federal Reserve Act restricts a savings association with respect to loans to directors, executive officers, and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings association, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings association's total capital and surplus. Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and shareholders who directly or indirectly control 10% or more of voting securities of a stock savings association, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings association. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons except for extensions of credit made pursuant to a benefit or compensation program that is widely available to the institution's employees and does not give preference to insiders over other employees. Section 22(g) of the FRA places additional limitations on loans to executive officers.

  ENFORCEMENT. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1.0 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal and state law also establishes criminal penalties for certain violations.

  STANDARDS FOR SAFETY AND SOUNDNESS. The FDI Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness ("Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

  CAPITAL REQUIREMENTS. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights ("MSRs") and credit card relationships. The OTS regulations require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions generally must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Prompt Corrective Regulatory Action." The OTS has proposed to amend its capital regulation so that the leverage requirement is identical to the above prompt corrective standard to avoid "undercapitalized" status.

  The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

  The OTS has incorporated an interest rate risk component into its regulatory capital rule. The final interest rate risk rule also adjusts the risk-weighting for certain mortgage derivative securities. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis.
The OTS has postponed indefinitely the date that the component will first be deducted from an institution's total capital.

  At March 31, 1998, the Bank met each of its capital requirements, in each case on a fully phased-in basis. See "Regulatory Capital Compliance" for a table which sets forth in terms of dollars and percentages the OTS tangible, leverage and risk-based capital requirements, the Bank's historical amounts and percentages at March 31, 1998, and pro forma amounts and percentages based upon the issuance of the shares within the Offering Range and assuming that a portion of the net proceeds are retained by the Holding Company.

PROMPT CORRECTIVE REGULATORY ACTION

  Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, a savings institution that has a total risk-based capital of less than 8% or a leverage ratio or a Tier 1 capital ratio that is less than 4% is considered to be undercapitalized. A savings institution that has a total risk-based capital less than 6%, a Tier 1 risk-based capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth, and capital distributions and limitations on expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

  Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the BIF are statutorily required to be recapitalized to a 1.25% of insured reserve deposits ratio. Until recently, members of the SAIF and BIF were paying average deposit insurance premiums of between 24 and 25 basis points. The BIF met the required reserve in 1995, whereas the SAIF was not expected to meet or exceed the required level until 2002 at the earliest. This situation was primarily due to the statutory requirement that SAIF members make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the SAIF.

  In view of the BIF's achieving the 1.25% ratio, the FDIC ultimately adopted a new assessment rate schedule of from 0 to 27 basis points under which 92% of BIF members paid an annual premium of only $2,000. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the previously existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. As long as the premium differential continued, it could have had adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members such as the Bank could have been placed at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

  On September 30, 1996, the President signed into law the Deposit Insurance Funds Act of 1996 (the "Funds Act") which, among other things, imposed a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of 65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996 (the "SAIF Special Assessment"). The SAIF Special Assessment was recognized by the Bank as an expense in the quarter ended September 30, 1996 and is generally tax deductible. The SAIF Special Assessment recorded by the Bank amounted to $1.1 million on a pre-tax basis and $703,000 on an after-tax basis.

  The Funds Act also spreads the obligations for payment of the FICO bonds across all SAIF and BIF members. Beginning on January 1, 1997, BIF deposits were assessed for FICO payment at a rate of 1.3 basis points, while SAIF deposits paid 6.48 basis points. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged. The Funds Act specifies that the BIF and SAIF will be merged on January 1, 1999, provided no savings associations remain as of that time.

  As a result of the Funds Act, the FDIC voted to lower SAIF assessments to 0 to 27 basis points as of January 1, 1997, a range comparable to that of BIF members and recently voted to maintain the same rate range for the second half of 1998. However, SAIF members will continue to make the FICO payments described above. Management cannot predict the level of FDIC insurance assessments on an on-going basis, whether the savings association charter will be eliminated or whether the BIF and SAIF will eventually be merged.

  The Bank's assessment of assessable deposits rate for the years ended December 31, 1997, 1996 and 1995 was 0.06%, 0.19% and 0.23%, respectively, and the premium paid for these periods was $115,000, $380,000 and $381,000 (including the SAIF Special Assessment), respectively. The FDIC has authority to have assessment rates under certain circumstances and a material increase in SAIF insurance premiums would likely have an adverse effect on the operating expenses and results of operations of the Bank.

  Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Community Reinvestment Act

  Federal Regulation. Under the Community Reinvestment Act, as amended ("CRA"), as implemented by OTS regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The FIRREA amended the CRA to require the OTS to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system, which replaced the five-tiered numerical rating system. The Bank's latest CRA rating received from the OTS was "Satisfactory."


FEDERAL HOME LOAN BANK SYSTEM

  The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB of New York, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at March 31, 1998 of $2.3 million. FHLB borrowings must be secured by specified types of collateral and all long-term borrowings may only be obtained for the purpose of providing funds for residential housing finance. At March 31, 1998, the Bank had $42.3 million in FHLB borrowings.

  The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended December 31, 1997, 1996 and 1995, dividends from the FHLB to the Bank amounted to approximately $126,000, $107,000 and $113,000, respectively. If dividends were reduced, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of FHLB stock held by the Bank, if any.

FEDERAL RESERVE SYSTEM

  The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts. The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $47.8 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $47.8 million, the reserve requirement is $1.4 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

HOLDING COMPANY REGULATION

  GENERAL. Upon completion of the Reorganization, Bancorp will become a federal savings and loan holding company within the meaning of the HOLA. As such, Bancorp will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. The Bank must notify the OTS 30 days before declaring any dividend to Bancorp.

  RESTRICTIONS APPLICABLE TO MUTUAL HOLDING COMPANIES. Pursuant to Section 10(o) of the HOLA and the Regulations, a mutual holding company, such as the Mutual Company, may engage in the following activities: (i) investing in the stock of a savings association; (ii) acquiring a mutual association through the merger of such association into a savings association subsidiary of such holding company or an interim savings association subsidiary of such holding company;
(iii) merging with or acquiring another holding company, one of whose subsidiaries is a savings association; (iv) investing in a corporation, the capital stock of which is available for purchase by a savings association under federal law or under the law of any state where the subsidiary savings association or associations share their home offices; (v) furnishing or performing management services for a savings association subsidiary of such company; (vi) holding, managing or liquidating assets owned or acquired from a savings subsidiary of such company; (vii) holding or managing properties used or occupied by a savings association subsidiary of such company properties used or occupied by a savings association subsidiary of such company; (viii) acting as trustee under deeds of trust; (ix) any other activity (A) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act (the "BHC Act"), unless the Director, by regulation, prohibits or limits any such activity for savings and loan holding companies; or (B) in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987; and (x) purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such savings and loan holding company is approved by the Director. See "Risk Factors -- Considerations Resulting from Mutual Holding Company Structure."

  If a mutual holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in activities listed in (i) through (x) above, and it has a period of two years to cease any non-conforming activities and divest of any nonconforming investments.

  The HOLA prohibits a savings and loan holding company, including a federal mutual holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the OTS; from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association. The HOLA also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

  The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

  If the savings institution subsidiary of a savings and loan holding company fails to meet the QTL test set forth in Section 10(m) of the HOLA and the regulations of the OTS, the holding company must register with the Federal Reserve Board as a Bank Holding Company within one year of the savings institution's failure to so qualify. See " -- Federal Savings Institution Regulation -- QTL Test."

  For a description of certain restrictions on transactions between the Bank and its affiliates, including, without limitation, Bancorp and the Mutual Company, see " -- Federal Savings Institution Regulation -- Transactions with Related Parties."

  STOCK HOLDING COMPANY SUBSIDIARY REGULATION. The OTS recently adopted new regulations governing the two-tier mutual holding company form of organization and mid-tier stock holding companies that are controlled by mutual holding companies. Under these new rules, the stock holding company subsidiary will hold all the shares of the mutual holding company's savings association subsidiary and will issue the majority of its own shares to the mutual holding company parent. In addition, the stock holding company subsidiary is permitted to engage in activities that are permitted for its mutual holding company parent and to have the same indemnification and employment contract restrictions imposed that are on the mutual holding company parent. See "--Restrictions Applicable to Mutual Holding Companies." Finally, OTS regulations maintain that the stock holding company subsidiary must be federally chartered for supervisory controls.

THRIFT RECHARTERING

  The Funds Act provides that the BIF and the SAIF will merge on January 1, 1999, if there are no more savings associations as of that date. Several bills have been introduced in the current Congress that would eliminate the federal thrift charter and the OTS. A bill originally reported by the House Banking Committee would have regained federal thrifts to become national banks or state banks within two years of enactment or they would have become national banks by operation of law. OTS would have been abolished and its functions transferred to the bank regulatory agencies. The bill as passed by the House of Representatives, however, did not provide for the elimination of the federal thrift charter or OTS, but did provide that unitary stock savings and loan holding companies existing or applied for after March 31, 1998 would not have the ability to engage in unlimited activities but would be subject to the activities restrictions applicable to multiple savings and loan holding companies. Unitary stock holding companies existing or applied for before 1998 would be grandfathered and could continue to engage in unlimited activities and could transfer the grandfather rights to acquirors of the holding company. The Bank is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. The Bank is also unable to predict whether the SAIF and BIF will eventually be merged or the federal thrift charter eliminated, and what effect, if any, such legislation would have on the Bank

  Certain of the regulatory requirements applicable to the Bank, Bancorp and to the Mutual Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings associations set forth in this Offering Circular do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank, Bancorp and the Mutual Company and is qualified in its entirety by reference to such statutes and regulations.

                             MANAGEMENT OF BANCORP

  The Board of Directors of Bancorp will consist of six members each of whom is also a director of the Bank. The Board of Directors is divided into three classes, each of which contains one-third of the Board. The directors shall be elected by the stockholders of Bancorp for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Brandley and Leonard, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Foody and Montanaro, has a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of Messrs. Vreeland and Burke, has a term of office expiring at the third annual meeting of stockholders. Their names and biographical information are set forth under "Management of the Bank -
- Directors."

  The following individuals are the executive officers of Bancorp and hold the offices set forth below opposite their names:

               Executive                                     Position(s) Held with Bancorp
----------------------------------           ----------------------------------------------------------
Leopold W. Montanaro..............           President and Chief Executive Officer
Dennis A. Petrello................           Executive Vice President and Chief Financial Officer
Charles E. Filippo................           Executive Vice President
Craig L. Montanaro................           Senior Vice President, Corporate Secretary and Treasurer

  The executive officers of Bancorp are elected annually and hold office until their respective successors have been elected or qualified or until death, resignation or removal at the discretion of the Board of Directors.

  None of the executive officers, directors or other personnel has received remuneration from Bancorp. Information concerning the principal occupations, employment and other information concerning the directors and officers of Bancorp during the past five years is set forth under "Management of the Bank -- Biographical Information."

                             MANAGEMENT OF THE BANK

  The following tables set forth information with respect to the directors and executive officers of the Bank, all of whom will continue to serve as directors and/or executive officers of the Bank after the Reorganization.

DIRECTORS

  The following table sets forth certain information regarding the Board of Directors of the Bank.

                                                                                                        DIRECTOR       TERM
            NAME                      AGE(1)            POSITION(S) HELD WITH THE BANK                    SINCE       EXPIRES
---------------------------          -------          --------------------------------------------      --------      -------
William J. Foody                        70            Chairman of the Board                                1983        1999
Leopold W. Montanaro                    58            Director, President and Chief Executive              1972        1999
                                                      Officer
David F. Brandley                       71            Director                                             1959        1998
Everett N. Leonard                      84            Director                                             1969        1998
James P. Vreeland                       86            Director                                             1977        2000
John J. Burke                           51            Director                                             1992        2000

---------------
(1)  As of March 31, 1998.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   The following table sets forth certain information regarding the executive officers of the Bank who are not also directors.

           NAME                         AGE(1)             POSITION(S) HELD WITH THE BANK
--------------------------              ------        -----------------------------------------------------
Dennis A. Petrello                       47           Executive Vice President and Chief Financial Officer
Charles E. Filippo                       57           Executive Vice President and Chief Lending Officer
Craig L. Montanaro                       31           Senior Vice President, Secretary and Treasurer

---------------
(1)  As of March 31, 1998.

   Each of the executive officers of the Bank will retain his office in the reorganized Bank until their re-election at the annual meeting of the Board of Directors of the Bank, and until their successors are elected and qualified or until they are removed or replaced. Officers are subject to re-election by the Board of Directors annually.

BIOGRAPHICAL INFORMATION

   DIRECTORS

   William J. Foody has served as Chairman of the Board of the Bank since 1993 and has been a director since 1983. He has over 42 years of experience as a real estate developer and broker. Currently, he is the managing partner in the real estate firm of Crow Family Holdings, New Jersey.

   Leopold W. Montanaro has served as President, Chief Executive Officer and Director of West Essex Bank since 1972. He has over 38 years experience in the banking field with various institutions. He is a former member of the Board of Directors of the Federal Home Loan Bank of New York and is a former chairman of the New Jersey Savings & Community Bankers. Mr. Montanaro is an active member of the American Community Bankers, serving on the Mutual Institutions Committee, the Community Bank Committee, and the State Regulations & Legislative Committee. Leopold W. Montanaro is the father of Craig L. Montanaro.

   David F. Brandley is a partner in the law firm of Brandley & Kleppe and specializes in banking and real estate law, among other areas. Mr. Brandley was elected to the Board of Directors in 1959.

   Everett N. Leonard was elected to the Board of Directors in 1969 and serves as Vice Chairman of the Board. He is a former manager of Beckers Dairy in Roseland and is a retired Borough Administrator of Roseland and Verona, New Jersey.

   James P. Vreeland is a retired New Jersey State Senator. Mr. Vreeland spent 30 years in politics serving as committeeman in the Township of Montville, Morris Co., serving on the Board of Freeholders and serving for one year in the New Jersey State Assembly before being elected State Senator. Mr. Vreeland was elected to the Board of Directors in 1977.

   John J. Burke is the President of J.J. Burke & Associates, Inc., a financial services, insurance consulting firm and has served in that capacity since 1981. Mr. Burke was elected to the Board of Directors in 1992.

   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   Dennis A. Petrello has served as Executive Vice President and Chief Financial Officer of the Bank since 1984 and has been employed by the Bank since 1978, serving in various capacities from Controller to Operations Officer. He is an active member of the Financial Manager Society, New York - New Jersey Chapter and the West Essex Chamber of Commerce.

   Charles E. Filippo has served as Executive Vice President and Chief Lending Officer since 1994 and has been employed by the Bank since 1985. Prior to joining the Bank, Mr. Filippo was President of Central Corporation, a service corporation for financial institutions, for 17 years. Mr. Filippo serves on the Residential Lending-Affordable Housing Committee of the New Jersey League and on the Affordable Housing Committee of the Mortgage Bankers Association of New Jersey.

   Craig L. Montanaro has served as Senior Vice President and Corporate Secretary since April 1997 and has been employed by the Bank since 1988. He is a graduate of Syracuse University with a B.S. in Finance and Marketing and holds a graduate degree from the National School of Banking at Fairfield University. Mr. Montanaro is a member of the Financial Manager Society, New York - New Jersey Chapter and serves on various committees on the New Jersey Savings and Community Bankers. Craig L. Montanaro is the son of Leopold W. Montanaro.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE BANK

   The Bank's Board of Directors meets on a monthly basis and may have additional special meetings called in the manner specified in the Bylaws. During 1997, no current Director attended less than 75% of the aggregate of the total number of Board meetings which were held. The Board of Directors has established a number of committees. The Salary and Pension Committee consists of Messrs. Foody, Montanaro, Brandley, Leonard, Vreeland and Burke. This committee meets on an as needed basis. The Audit Committee consists of Messrs. Foody, Brandley Vreeland and Burke. This committee generally meets on a quarterly basis. The Strategic Planning Committee meets as needed and consists of Messrs. Foody, Montanaro and Burke. The Nominating Committee meets at least once a year and consists of Messrs. Foody, Montanaro and Burke. The Interest Rate Risk and Investment Committee meets as needed and consists of Messrs. Foody, Montanaro and Burke.

BOARD OF DIRECTORS AND COMMITTEES OF BANCORP AFTER THE REORGANIZATION

   Following the Reorganization, the Board of Directors of Bancorp is expected to meet quarterly, or more often as may be necessary. The Board of Directors initially is expected to have a standing Executive Committee, Audit Committee and Compensation Committee. The Board, by resolution, may designate one or more additional committees.

   The Executive Committee initially will consist of the following directors:
Messrs. Foody, Montanaro and Burke. The Executive Committee is expected to meet when necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Bancorp.

   The Audit Committee initially will consist of the following directors:
Messrs. Foody, Brandley, Leonard, Vreeland and Burke. The Audit Committee is expected to meet at least quarterly to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the internal auditors to be engaged by Bancorp, to review the internal audit function and internal accounting policies of Bancorp and review and approve such policies.

   The Compensation Committee initially will consist of the following directors:
Messrs. Foody, Montanaro, Brandley, Leonard, Vreeland and Burke. The Compensation Committee is expected to meet on an as needed basis to evaluate the compensation and benefits of the directors, officers and employees, recovered charges and monitor and evaluate employee performances.

DIRECTOR COMPENSATION

   Non-employee directors of the Bank, other than the Chairman of the Board, currently receive a quarterly retainer fee of $3,500, paid at the first regular board meeting of each quarter, and $500 for each remaining regular board meeting in each quarter. The Chairman receives a quarterly retainer fee of $4,375, paid at the first regular board meeting of each quarter, and $625 for each remaining regular board meeting in each quarter. Directors do not receive any fees for special board meetings or committee meetings. In addition, all directors, including retired directors, receive medical and dental benefits. At this time, only one retired director is receiving such benefits in addition to the active directors. Directors of Bancorp will not receive compensation for service as directors of Bancorp.

EXECUTIVE COMPENSATION

   Cash Compensation. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the year ended December 31, 1997, to the chief executive officer and to executive officers of the Bank who received cash compensation in excess of $100,000 ("Named Executive Officers").

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM COMPENSATION
                                                                                 -------------------------------------
                                               ANNUAL COMPENSATION(1)                   AWARDS                PAYOUTS
                                         --------------------------------------  --------------------------  ---------
                                                                      Other                     Securities
                                                                      Annual      Restricted    Underlying      LTIP     All Other
Name and Principal              Fiscal                             Compensation  Stock Awards  Options/SARs   Payouts   Compensation
     Positions                   Year     Salary($)    Bonus($)       ($)(2)        ($)(3)        (#)(4)       ($)(5)      ($)(6)
------------------------------------------------------------------------------------------------------------------------------------
Leopold W. Montanaro..........   1997      $275,000    $75,000           --           --              --         --        $68,993
  President and Chief
  Executive Officer

Dennis A. Petrello............   1997       140,000     35,000           --           --              --         --            --
   Executive Vice President
   and Chief Financial
   Officer

Charles E. Filippo............   1997       140,000     35,000           --           --              --         --         25,697
   Executive Vice President
   and Chief Lending Officer

--------------------------
(1) Under Annual Compensation, the column titled "Salary" includes base salary and amounts deferred by the Named Executive Officer under the Bank's 401(k) plan. See "401(k) Plan."
(2) For 1997, there were no: (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Does not include restricted stock awards pursuant to a stock-based incentive plan, which may be granted in conjunction with a meeting of stockholders of the Bank, subject to OTS and stockholder approval, as such awards were not earned, vested or granted in 1997. For a discussion of the terms of the Stock-Based Incentive Plan, see "-- Benefits-- Stock-Based Incentive Plans." For 1997, the Bank had no restricted stock plans in existence.
(4) Does not include options, which may be granted in conjunction with a meeting of stockholders of the Bank, subject to OTS and stockholder approval. For a discussion of stock options, see "-- Benefits-- Stock-Based Incentive Plans." For 1997, the Bank had no stock option plans in existence.
(5) For 1997 there were no payouts or awards under any long-term incentive plan.
(6) Includes employer contributions pursuant to the Bank's supplemental income agreements. These payments are made to pay premiums on split-dollar life insurance policies the Bank has purchased on the lives of Messrs. Montanaro and Filippo in connection with the supplemental income agreements. Upon the death of Messrs. Montanaro and Filippo, the Bank expects to retain proceeds from the insurance policies sufficient to cover all prior contributions made to the supplemental income agreements. See "-- Benefits-- Supplemental Income Agreements."

EMPLOYMENT AGREEMENTS

   The Bank currently has an employment agreement (the "Employment Agreement")with Mr. Montanaro. The Employment Agreement provides for a three-year term. The Employment Agreement also provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the Employment Agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. In addition to the base salary, the Employment Agreement provides for, among other things, participation in benefit plans and other fringe benefits applicable to similarly situated executive personnel, including any such arrangement made available to senior executive officers in the future. The Employment Agreement provides for termination by the Bank for "cause," as described in the Employment Agreement, at any time. In the event the Bank chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank upon: (i) failure to re-elect or appoint the Executive to his current offices including his board seat; (ii) a material change in the Executive's functions, duties or responsibilities that would make them of lesser responsibility, importance or scope (unless consented to by the Executive); (iii) a relocation of the Executive's principal place of employment by more than 50 miles (unless consented to by the Executive); (iv) material reduction in benefits or perquisites (unless consented to by the Executive); (v) liquidation or dissolution of the Bank; or (vi) a breach of the Employment Agreement by the Bank, the Executive or, in the event of his death, the Executive's beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement, the average of the amount of any bonus and other compensation paid to the Executive during the term of the Employment Agreement times the remaining number of years of the unexpired term of the Employment Agreement, and an amount equal to the average of the annual contributions that were made on Executive's behalf to any employee benefit plans during the term of the agreement times the remaining term of the agreement. The Bank would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreement. Upon any termination of the Executive, the Executive is subject to a covenant not to compete with the Bank for one year.

   Under the Employment Agreement, if the Executive's voluntary or involuntary termination follows a change in control of the Bank, the Executive or, in the event of his death, the Executive's beneficiary would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank would also continue the Executive's life, health, and disability coverage for thirty-six months.

   All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreement shall be paid by the Bank if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreement also provides that the Bank shall indemnify the Executive to the fullest extent allowable under federal law. In the event the Bank terminates Mr. Montanaro, the total payments due under the Employment Agreement based on three times 1997 annual salary and bonus paid to Mr. Montanaro as set forth in the Cash Compensation Table included herein, and excluding any other amounts that would be included in "annual compensation" as defined in the Employment Agreement, would be approximately $1.0 million, in addition to other cash and noncash compensation.

   Upon consummation of the Reorganization, Bancorp and the Bank intend to enter into employment agreements (collectively, the "Employment Agreements") with Messrs. _______________________, (individually, the "Executive"). The Employment Agreements are subject to the review and approval of the OTS and may be amended as a result of such OTS review. The Employment Agreements are intended to ensure that Bancorp and the Bank will be able to maintain a stable and competent management base after the Reorganization. The continued success of Bancorp and the Bank depends to a significant degree on the skills and competence of Messrs. _______________________. Upon execution of the new Employment Agreements between Mr. Montanaro and each of Bancorp and the Bank, the current agreement between the Bank and Mr. Montanaro will be null and void.

   The Employment Agreements will provide for a three-year term for each of Messrs. _____________. The Employment Agreements also provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the Employment Agreements for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. In addition to the base salary, the Employment Agreements will provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to similarly situated executive personnel. The Employment Agreements will provide for termination by the Bank for "cause," as described in the Employment Agreements, at any time. In the event Bancorp or the Bank chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from Bancorp or the Bank upon: (i) failure to re-elect or appoint the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 50 miles; (iv) liquidation or dissolution of the Bank; or (v) a breach of the Employment Agreements by Bancorp or the Bank, the Executive or, in the event of his death, the Executive's beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank during the remaining term of the Employment Agreements. The Bank would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreements. Upon any termination of the Executive, the Executive is subject to a covenant not to compete with the Bank for one year.

   Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank, the Executive or, in the event of his death, the Executive's beneficiary would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining term of the agreement; or
(ii) three times the average of the five preceding taxable years' "annual compensation" (as defined in the agreements). The Bank would also continue the Executive's life, health, and disability coverage for thirty-six months.

   All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by Bancorp or the Bank if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bancorp or Bank shall indemnify the Executive to the fullest extent allowable under federal law. In the event of a change in control of Bancorp or the Bank, the total amount of payments due under the Employment Agreements, based solely on the 1997 annual salary and bonus paid to Messrs. _______________________ as set forth in the Cash Compensation Table included herein, and excluding any other amounts that would be included in "annual compensation" as defined in the agreements, would be approximately $_______, in addition to other cash and non-cash compensation.

CHANGE IN CONTROL AGREEMENTS

   Upon Reorganization, the Bank intends to enter into _______-year Change in Control Agreements (the "CIC Agreements") with ____________________________. Commencing on the first anniversary date of a CIC Agreement and continuing on each anniversary thereafter, the Board of Directors may renew the agreement for an additional year. Each CIC Agreement will provide that in the event voluntary or involuntary termination follows a change in control of the Bank or Bancorp, as the case may be, the officer covered by the agreement would receive a severance payment equal to _____ times the officer's compensation for the twelve months preceding his termination. The Bank would also continue and pay for the officer's life, health and disability coverage for ____ months following termination. In the event of a change in control of the Bank or Bancorp the Bank estimates the total payments due under the CIC Agreements, based solely on the 1997 annual salary and bonus paid to Messrs. ________________ as set forth in the Cash Compensation Table included herein, and excluding the amount of benefits under any other amounts that would be included in "compensation" as defined in the Agreement, would equal approximately $_______, in addition to other cash and non-cash compensation.

EMPLOYEE SEVERANCE COMPENSATION PLAN

   In connection with the Reorganization, the Bank intends to establish a severance compensation plan (the "Severance Plan") which will provide eligible employees with severance benefits in the event of a change in control of the Bank or Bancorp. Management personnel with Employment Agreements or CIC Agreements are not eligible to participate in the Severance Plan. Generally, employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. Under the Severance Plan, in the event of a change in control of the Bank or Bancorp, eligible employees who are terminated from or terminate their employment with the Bank (for reasons specified under the Severance Plan) within one year of the change in control, will be entitled to receive a severance payment. Upon such an event, the participant will be entitled to a cash severance payment equal to one-twelfth of his or her annual compensation for each year of service up to a maximum of 199% of such annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $635,000. However, it is management's belief that substantially all of the Bank's employees may be retained in their current position in the event of a change in control, and that any amount payable under the Severance Plan would be considerably less than the total amount that could possibly be paid under the Severance Plan.

INSURANCE PLANS

   All full-time employees of the Bank are covered as a group for life, comprehensive hospitalization, including major medical, long-term disability and dental insurance.

BENEFITS

   401(K) PLAN. The Bank maintains the West Essex Bank, F.S.B. 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan"), a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Code. The 401(k) Plan provides participants with savings and retirement benefits based on employee elective, pre-tax deferrals of compensation.
Although the plan also provides for discretionary contributions by the Bank, the Bank has never made such contributions and, currently, has no expectations of making such contributions to the plan in the future. Eligible employees

(generally, those other than employees compensated solely on a daily, fee or retainer basis) may begin participating in the 401(k) Plan upon the completion of a "Period of Service" (as defined in the 401(k) Plan) of 182 days and attainment of age 21. Participants may make salary reduction contributions to the 401(k) Plan up to the lesser of 15% of their compensation or the legally permissible limit ($10,000 for 1998). A participant is always 100% vested in his or her salary reduction contributions to the 401(k) Plan.

   Currently, participants may invest their accounts under the 401(k) Plan in and among seven funds. In connection with the Reorganization, the Bank intends to amend the 401(k) Plan to add an "Employer Stock Fund," in which participants may invest all or a portion of their accounts in Common Stock. The Bank may add or eliminate investment options available under the 401(k) Plan in the future.

   Generally, distributions from the 401(k) Plan may commence upon a participant's separation from service, death, or disability. However, participants may request hardship withdrawals and loans from the 401(k) Plan under certain circumstances. Withdrawals and distributions from the 401(k) Plan are generally subject to federal and state income taxes and distributions made prior to a participant attaining age 59 1/2 are also generally subject to a federal excise tax

   PENSION PLAN. The Bank also maintains a tax-qualified defined benefit pension plan for its employees (the "Pension Plan"). Eligible employees begin participating in the Pension Plan following the completion of a six month "Period of Service" (as defined in the Pension Plan) and attainment of the age
21. A participant in the Pension Plan generally becomes vested in his accrued benefit under the plan upon completing five years of "Credited Service" (as defined in the Pension Plan). The Pension Plan is funded solely through contributions made by the Bank.

   The table below reflects the annual pension benefit payable to a participant in the Pension Plan, assuming various levels of "Average Annual Earnings" (as defined in the Pension Plan) and years of Credited Service. As of January 1, 1998, Messrs. Montanaro, Petrello and Filippo had 25, 24 and 12 years, respectively, of Credited Service.

                                                                     YEARS OF CREDITED SERVICE
                         ---------------------------------------------------------------------------------------------------
  AVERAGE
   ANNUAL
 EARNINGS(1)                15              20                25                30                35                 40
--------------           ---------       ---------         ---------         ---------        ----------         -----------
      $ 50,000           $11,250         $15,000           $18,750           $22,500          $ 26,250          $ 31,250
        75,000            18,750          25,000            31,250            37,500            43,750            51,250
       100,000            26,250          35,000            43,750            52,500            61,250            71,250
       125,000            33,750          45,000            56,250            67,500            78,750            91,250
       160,000            44,250          59,000            73,750            88,500           103,250           119,250

_________________________
(1) Code Section 401(a)(17) limits the amount of compensation the Bank may consider in computing benefits under the Pension Plan to $150,000, effective with respect to the Pension Plan for plan years beginning on or after May 23, 1994, as periodically adjusted by statute ($160,000 for 1998).

     EMPLOYEE STOCK OWNERSHIP PLAN. The Bank intends to establish a tax-qualified employee stock ownership plan (the "ESOP") in connection with the Reorganization. Eligible employees (generally, those other than employees compensated solely on a daily, fee, or retainer basis), will become participants in the ESOP upon the attainment of age 21 and the completion of a "Period of Service" (as defined in the plan document) of 182 days (with credit for prior service). Participants will begin to vest in their benefits under the ESOP upon the completion of two Periods of Service and will become fully vested after completing six Periods of Service (with credit for prior service). Participants will also become 100% vested in their benefits upon the attainment of normal retirement age (age 65), death, disability, or upon a change in control of the Bank or Bancorp. Benefits generally become distributable under the ESOP upon death, retirement, disability or other separation from service.

     The Bank expects the ESOP to purchase 8% of the Common Stock issued in the Offering, including shares issued to the Foundation. As part of the Reorganization and in order to fund the ESOP's purchase of the Common Stock issued in the Offering, the ESOP will borrow 100% of the aggregate purchase price of the Common Stock from either Bancorp or a third-party lender. The trustee of the ESOP will repay the loan principally from the Bank's contributions to the ESOP over an expected period of 10 years. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since participants are employees of the Bank or the Bank may reimburse Bancorp for contributions made by Bancorp with respect to Bank employees. The Bank expects the initial interest rate (which may be fixed or variable) for the loan to be at or near the prime rate on or about the date of Reorganization.

     The trustee will pledge shares of Common Stock purchased by the ESOP as collateral for the loan and will hold the shares in a suspense account until they are released for allocation among participants as the trustee repays the loan. The trustee will release the pledged shares annually from the suspense account in an amount proportional to the repayment of the ESOP loan. The trustee will then allocate the released shares (as well as any other non-matching contributions to the ESOP) among the accounts of eligible participants on the basis of each participant's compensation for the year of allocation relative to all participants' compensation for the year of allocation.

     The Bank expects a committee of the Board of Directors to administer the ESOP (the "ESOP Committee"). The Committee will appoint an unrelated corporate trustee for the ESOP prior to the Reorganization. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee will vote all allocated shares held in the ESOP in accordance with the instructions of the plan participants. The ESOP trustee, subject to its fiduciary duties under ERISA, will vote the unallocated shares (i.e., those held in the suspense account) and allocated shares for which it receives no proper voting instructions in a manner calculated to most accurately reflect the instructions it receives from participants regarding the allocated stock. In the event no shares have been allocated under the ESOP at the time such shares are to be voted, each participant shall be deemed to have one share allocated to his account for voting purposes.

     MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In connection with the Reorganization and implementation of the ESOP, the Bank intends to implement a non-qualified deferred compensation arrangement known as a "Management Supplemental Executive Retirement Plan" (the "MSERP"). The Bank intends the MSERP to make up lost ESOP benefits to designated participants who retire or terminate employment in connection with a change in control prior to the complete repayment of the ESOP loan. Generally, upon the retirement of an eligible individual (designated by the Board of Directors of the Bank or Bancorp or upon a change in control of the Bank or Bancorp prior to complete repayment of the ESOP Loan), the MSERP will provide the individual with a benefit determined by first (i) projecting the number of shares that would have been allocated to the individual under the ESOP if the individual had remained employed throughout the term of the ESOP loan (measured from the individual's first date of ESOP participation) and (ii) reducing that number by the number of shares actually allocated to the individual's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. The individual's benefits become payable upon the participant's retirement or upon the change in control of the Bank or Bancorp. The Bank may establish a grantor trust in connection with the MSERP to satisfy the obligations of the Bank with respect to the MSERP. The assets of the grantor trust would remain subject to the claims of the Bank's general creditors in the event of the Bank's insolvency until paid to the individual pursuant to the terms of the MSERP.

     SUPPLEMENTAL INCOME AGREEMENTS. The Bank currently sponsors a non-qualified supplemental executive retirement plans for Messrs. Montanaro and Filippo. The plans generally provides benefits to the two executives otherwise lost under the Pension Plan as a result of limitations imposed by the Code on the amount of compensation the Bank can consider under the Pension Plan in determining benefits. The non-qualified arrangements for Messrs. Montanaro and Filippo are "funded" through the use of secular trusts and life insurance policies, under which the Bank will recover the entire cost of its contribution to the plans upon the deaths of Messrs. Montanaro and Filippo.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Code limits the amount of compensation the Bank may consider in providing benefits under its tax-qualified retirement plans, such as the 401(k) Plan, the Pension Plan and the ESOP. The Code further limits the amount of contributions on benefit accruals under such plans on behalf of any employee in any year. To provide benefits to make up for the reduction in benefits flowing from these limits in connection with the ESOP, the Bank intends to implement a non-qualified deferred compensation arrangement known as a "Supplemental Executive Retirement Plan" ("SERP"). The SERP will generally provide benefits to eligible individuals (designated by the Board of Directors of the Bank or Bancorp) that cannot be provided under the ESOP as a result of the limitations imposed by the Code, but that would have been provided under the ESOP but for such limitations. The Bank may establish a grantor trust in connection with the SERP to satisfy the obligations of the Bank with respect to the SERP. The assets of the grantor trust would remain subject to the claims of the Bank's general creditors in the event of the Bank's insolvency until paid to the individual pursuant to the terms of the SERP.

     STOCK-BASED INCENTIVE PLAN. Following the Reorganization and Offering, the Board of Directors of Bancorp intends to adopt the Stock-Based Incentive Plan which will provide for the granting of options to purchase Common Stock ("Stock Options"), Common Stock ("Stock Awards"), Limited Option Rights and Limited Stock Rights to eligible officers, employees, and directors of Bancorp and the Bank (see descriptions of the awards below). Bancorp may provide such stock based benefits under the Stock-Based Incentive Plan or may establish one or more separate plans which would provide for the benefits described herein.

     In the event the Stock-Based Incentive Plan (or any separate plan(s)) is adopted within one year after the Reorganization and Offering, OTS regulations require such plan to be approved by a majority of Bancorp's stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the Offering. Under the Stock-Based Incentive Plan, Bancorp intends to grant Stock Options in an amount up to 10% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation (215,877 shares based upon the maximum of the Offering Range), and intends to grant Stock Awards in an amount up to 4% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation (86,351 shares based upon the maximum of the Offering Range). Any Common Stock awarded under the Stock-Based Incentive Plan (Stock Awards) will be awarded at no cost to the recipients. The plan may be funded through the purchase of Common Stock by a trust established in connection with the Stock-Based Incentive Plan (or any separate plan(s)) or from authorized but unissued shares. The Board intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the Stock-Based Incentive Plan. In the event that additional authorized but unissued shares are acquired by the Stock-Based Incentive Plan after the Reorganization, the interests of existing shareholders would be diluted. See "Pro Forma Data."

     The grants of Stock Options and Stock Awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a propriety interest in Bancorp as an incentive to contribute to the success of Bancorp and reward key employees for outstanding performance.
All employees of Bancorp and its subsidiaries, including the Bank, will be eligible to participate in the Stock-Based Incentive Plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be Incentive or Non-Statutory Stock Options, as defined below, the number of shares subject to each Stock Option and Stock Award, the exercise price of each Non-Statutory Stock Option, whether Stock Options may be exercised by delivering other shares of Common Stock, and when Stock Options become exercisable or Stock Awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the Stock-Based Incentive Plan,
directors may receive only grants of Non-Statutory Stock Options.   If such plan
is adopted within one year after the Reorganization and Offering, OTS regulations provide that no individual officer or employee of the Bank may receive more than 25% of the stock options available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the Stock-Based Incentive Plan (or any separate plan for directors). OTS regulations also provide that no individual officer or employee of the Bank may receive more than 25% of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for directors).

     The Stock-Based Incentive Plan will provide for the grant of: (i) Stock Options intended to qualify as Incentive Stock Options under Section 422 of the Code ("Incentive Stock Options"); (ii) Stock Options that do not so qualify ("Non-Statutory Stock Options"); and (iii) limited option rights ("Limited Option Rights"). Limited Option Rights are exercisable only upon a change in control of the Bank or Bancorp. Subject to OTS regulations, upon exercise of Limited Option Rights, the recipient will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of any unexercised Stock Option, whether exercisable or unexercisable at such time, and the fair market value of the shares of Common Stock subject to the Stock Option on the date of exercise of the right in lieu of purchasing the Common Stock underlying the Stock Option. It is anticipated that all Stock Options granted contemporaneously with stockholder approval of the Stock-Based Incentive Plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Code. Unless sooner terminated, the Stock-Based Incentive Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by Bancorp's Stockholders. Subject to stockholder approval, Bancorp intends to grant Stock Options with Limited Option Rights under the plan at an exercise price equal to at least the fair market value of the underlying Common Stock on the date of grant.

     An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition").

No compensation deduction will be available to Bancorp as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the Common Stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to Bancorp for tax purposes. In the case of Limited Rights, the option holder will have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and Bancorp will be entitled to a deduction for federal income tax purposes of the amount paid.

     The Stock-Based Incentive Plan will provide for the granting of Stock Awards and Limited Stock Rights. Limited Stock Rights would be exercisable by participants upon a change in control of Bancorp or the Bank as described in the plan. Subject to OTS regulations, upon the exercise of a Limited Stock Right, the recipient will be entitled to receive a cash payment equal to the fair market value of all unvested Stock Awards in exchange for any rights to such unvested Stock Awards. Grants of Stock Awards and Limited Stock Rights to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of the Bank, actual performance of the Bank as compared to targeted goals such as the ratio of the Bank's net worth to total assets, the Bank's return on average assets, or such other performance standards as determined by the committee with the approval of the Board of Directors.

     When a participant becomes vested with respect to Stock Awards, the participant will realize ordinary income equal to the fair market value of the Common Stock at the time of vesting (unless the participant made an election pursuant to Section 83(b) of the Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for the Bank. When restricted Stock Awards become vested and shares of Common Stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of Stock Awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

     The vesting periods for awards under the Stock-Based Incentive Plan will be determined by the Committee administering the Plan. If the Stock-Based Incentive Plan (or any separate plans for employees and directors) is adopted within one year after the Reorganization and Offering, awards would become vested and exercisable subject to applicable OTS regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and, thereafter, vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock Options could be exercisable for three months following the date on which the employee or director ceases to perform services for the Bank or Bancorp, except that in the event of death or disability, options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by Bancorp. In the case of death or disability, Stock Options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. In the event of retirement, if the optionee continues to perform services as a director or consultant on behalf of the Bank, Bancorp or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. In the event of death, disability or normal retirement, Bancorp, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

     Subject to any applicable regulatory requirements, the Stock-Based Incentive Plan (or any separate plans for employees and directors) may be amended subsequent to the expiration of the one-year period to provide for accelerated vesting of previously granted Stock Options or Stock Awards in the event of a change in control of Bancorp or the Bank. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of Bancorp or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of Bancorp or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     The Bank offers directors, officers and full-time employees of the Bank who satisfy certain criteria and the general underwriting standards of the Bank, loans with interest rates which are 2% over the Bank's cost of deposits, as reported to the Board of Directors from the previous month, rounded either up or down to the nearest 1/8th percent, the Employee Mortgage Rate ("EMR"). The EMR is limited to owner-occupied residential mortgage loans, owner-occupied home improvement loans, owner-occupied home equity loans and owner-occupied construction loans. Loan application fees, including points, are waived for all EMR loans. The EMR remains in effect as long as the officer or employee remains at the Bank. In the event the officer or employee leaves the Bank for any reason other than a change in control, the interest rate reverts to the contract rate in effect at the time that the loan was originated. All other terms and conditions contained in the original mortgage and note continue to remain in effect. With the exception of EMR loans, the Bank currently makes loans to its executive officers, directors and employees on the same terms and conditions offered to the general public. Loans made by the Bank to its directors and executive officers are made in the ordinary course of business, on substantially the same terms (except for EMR loans), including collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of March 31, 1998, three of the Bank's executive officers or directors had loans with outstanding balances totalling approximately $982,000 in the aggregate. All such loans were made by the Bank in the ordinary course of business, with no favorable terms (except for EMR loans) and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

     Bancorp intends that all transactions in the future between Bancorp and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Bancorp than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Bancorp not having any interest in the transaction.

OTHER TRANSACTIONS WITH AFFILIATES

     The Bank utilizes the services of the law firm of Brandley & Kleppe, of which Mr. Brandley, a director of the Bank, is a member, for a variety of legal work relating to the ordinary course of the Bank's business. For each of fiscal years 1996 and 1997, the Bank paid less than $60,000 per year to such law firm.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the number of shares of Common Stock the Bank's executive officers and directors propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Offering Range, and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and executive officers as a group.

                                                                  AT THE MINIMUM                           AT THE MAXIMUM
                                                           OF THE OFFERING RANGE(1)                    OF THE OFFERING RANGE(1)
                                                      -------------------------------------        --------------------------------
                                                                                  AS A                                     AS A
                                                                               Percent of                               Percent  of
                                                         Number               Total Shares           Number            Total Shares
            Name                     Amount            of Shares               Issued(2)           of Shares            Issued(2)
------------------------------    -----------         -----------             -------------       ------------         ------------
William J. Foody...............   $  700,000             70,000                  1.97%               70,000                  1.45%
Leopold W. Montanaro...........      700,000             70,000                  1.97                70,000                  1.45
David F. Brandley..............      100,000             10,000                   .28                10,000                   .21
Everett N. Leonard.............       75,000              7,500                   .21                 7,500                   .16
James P. Vreeland..............       70,000              7,000                   .20                 7,000                   .15
John J. Burke..................      700,000             70,000                  1.97                70,000                  1.45
Dennis A. Petrello.............      200,000             20,000                   .56                20,000                   .42
Charles E. Filippo.............      300,000             30,000                   .84                30,000                   .62
Craig L. Montanaro.............       35,000              3,500                   .10                 3,500                   .07
All Directors and
  Executive Officers as a group
  (9 persons)..................   $2,880,000            288,000                  8.09%              288,000                  5.98%
                                  ==========            =======                  ====               =======                  ====

____________________
(1) Includes proposed subscriptions, if any, by associates. Also includes funds from the Bank's 401(k) Plan which may be used to purchase shares of Common Stock under such plan's new employer stock fund investment option. See "--Benefits-- 401(k) Plan." Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Offering.
(2)   Includes shares issued to the Mutual Company.

                     THE REORGANIZATION AND STOCK OFFERING

     THE BOARD OF DIRECTORS OF THE BANK HAS APPROVED THE PLAN OF REORGANIZATION AND STOCK ISSUANCE, SUBJECT TO APPROVAL BY THE OTS AND THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. APPROVAL BY THE OTS DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY.

THE REORGANIZATION

     On March 18, 1998 the Bank's Board of Directors unanimously adopted the Plan, pursuant to which, subject to approval by the OTS, the Bank will, in a series of steps, reorganize from a federal mutual savings bank into a two-tier mutual holding company structure in which all the Mutual Company, Bancorp and the Stock Bank will be chartered and regulated by the OTS. It is currently intended that up to 49.9% of the outstanding capital stock of Bancorp will be sold to the public in a minority stock offering, and the remaining shares will be held by the Mutual Company. The Plan must be approved by the OTS, and the Reorganization must be approved by the Bank's depositors as of the Voting Record Date of ___________, ____. A Special Meeting of Members has been called for this purpose to be held on ___________, 1998.

     As long as the Mutual Company remains in the mutual form of organization, the Mutual Company will be required to own at least a majority of the issued and outstanding voting stock of Bancorp. Bancorp may issue any amount of non-voting stock or debt to persons other than the Mutual Company.

REASONS FOR THE MUTUAL COMPANY REORGANIZATION

     The Board of Directors and management of the Bank are obligated to operate the Bank in a safe and sound manner and to maximize the financial and managerial resources of the Bank for the benefit of its Members and the communities that it serves. In adopting the Plan, the Board of Directors of the Bank has determined that for the reasons set forth below, the Reorganization is advisable and in the best interests of the Bank and its depositors, and is consistent with the Bank's business plan to operate as an independent, community-oriented savings institution.

     The Bank, as a federally chartered mutual savings bank, does not have stockholders and has no authority to issue capital stock. The Reorganization will structure the Bank in the stock form of organization, which is used by commercial banks, most major business corporations and a large number of savings institutions. The Reorganization will permit Bancorp to issue capital stock which will provide the Bank with greater flexibility to structure and finance the expansion of its operations, both directly and through Bancorp, by acquiring other financial institutions or new branch offices, diversifying into other financial services to the extent allowable by applicable law and regulation and otherwise improving the Bank's ability to provide services to its community. Although there are no current arrangements, understandings or agreements regarding any such opportunities, Bancorp will be in a position after the Reorganization, subject to regulatory limitations and Bancorp's financial position, to take advantage of any such opportunities that may arise. Access to the capital markets will also make it possible for the Bank to be more responsive to possible future changes in the regulations of the bank regulatory agencies mandating higher capital reserves and/or capital ratios. AT THE SAME TIME, THE MUTUAL HOLDING COMPANY STRUCTURE WILL PRESERVE THE MUTUAL FORM OF OWNERSHIP WITHIN THE MUTUAL HOLDING COMPANY, CONSISTENT WITH THE BANK'S COMMITMENT TO BE AN INDEPENDENT, COMMUNITY ORIENTED SAVINGS INSTITUTION. IN THIS REGARD, SO LONG AS THE MUTUAL COMPANY

IS IN EXISTENCE, IT WILL AT ALL TIMES OWN AT LEAST A MAJORITY INTEREST OF BANCORP, AND THEREFORE, INDIRECTLY, THE BANK AS WELL. The Reorganization also will enable employees, management and directors to have an equity ownership interest in Bancorp, which management believes will enhance long-term growth and performance of the Bank and Bancorp by enabling the Bank to attract and retain qualified employees who have a more direct interest in the financial success of the Bank.

     In addition, the Reorganization will provide the Bank with a more flexible operating structure which will enhance its ability to compete with other financial institutions in New Jersey, with other financial institutions based in other Northeast and Mid-Atlantic states to the extent such institutions or their affiliates conduct operations in New Jersey, and with nondepository financial institutions operating within the Bank's market area. Finally, the Reorganization may ease any transition to a uniform financial institution charter should such a charter be required in the future.

     The Board of Directors believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, which include:
(i) the inability to sell Common Stock in excess of 49.9% of Bancorp's total issued and outstanding voting stock so long as the Mutual Company remains in existence; (ii) the more limited liquidity of the Common Stock, as compared to a standard conversion; (iii) the inability of stockholders other than the Mutual Company to obtain majority ownership of Bancorp and the Bank which may result in the perpetuation of the existing management and Board of Directors of Bancorp and the Bank; (iv) the higher cost of dividends associated with a minority ownership interest; and (v) the added expense of conducting more than one stock offering should the Mutual Company convert to the stock form at some future date. A majority of the voting stock of Bancorp will be owned by the Mutual Company, which is a mutual institution that will be controlled by the existing Board of Directors of the Bank. While this structure will permit management to focus on Bancorp's and the Bank's long-term business strategy` for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate the existing management and directors of the Bank. The Mutual Holding Company will be able to elect all members of the Board of Directors of Bancorp, and, except for certain matters, will be able to control the outcome of all matters presented to the stockholders of Bancorp for resolution by vote. No assurance can be given that the Mutual Company will not take action adverse to the interests of the Minority Stockholders. For example, the Mutual Company could revise its dividend waiver policy, prevent the sale of control of Bancorp, or defeat a candidate for the Board of Directors of Bancorp or other proposals put forth by the Minority Stockholders.

     The Reorganization does not preclude the conversion of the Mutual Company from the mutual to stock form of organization following the Reorganization. NO ASSURANCE CAN BE GIVEN THAT THE MUTUAL COMPANY WILL EVER CONVERT TO STOCK FORM OR WHAT CONDITIONS THE OTS MAY IMPOSE ON SUCH A TRANSACTION. See "Conversion of Mutual Holding Company to Stock Form."

DESCRIPTION OF THE REORGANIZATION

     Following receipt of all required regulatory approvals and approval of the Plan by the Members, the Bank will reorganize into a two-tier mutual holding company structure. The two-tier mutual holding company structure will consist of: (1) a federally chartered mutual holding company (the Mutual Company); (2) a federally chartered stock holding company (Bancorp) that will offer up to 49.9% of its Common Stock in the Offering with the remaining shares of its Common Stock owned by the Mutual Company; and (3) a federally chartered stock savings bank (the Stock Bank) which will be the successor to the Bank in its current mutual form and which will be wholly-owned by Bancorp.

     The Reorganization will be effected as follows, or in any manner approved by the OTS that is consistent with the purposes of the Plan and applicable laws and regulations. Under the two-tier mutual holding company structure: (i) the Bank will organize an interim federal stock savings bank as a wholly-owned subsidiary ("Interim I"); (ii) Interim I will organize a stock corporation as a wholly-owned subsidiary (the Company); (iii) Interim I will organize an interim federal stock savings bank as a wholly-owned subsidiary ("Interim II");
(iv) the Bank will convert its charter to a federal stock savings bank charter to become the Stock Bank and Interim I will exchange its charter for a federal mutual holding company charter to become the Mutual Company; (v) sequentially with step (iv), Interim II will merge with and into Stock Bank with the Stock Bank as the resulting institution; (vi) 100% of the issued Common Stock of the Stock Bank will be transferred to the Mutual Company in exchange for membership interests in the Savings Bank, in its mutual form, which are conveyed to the Mutual Company; and (vii) the Mutual Company will transfer 100% of the issued Common Stock of the Stock Bank to Bancorp in a capital distribution. The Plan provides that, concurrently with the Reorganization, Bancorp will sell up to 49.9% of its outstanding capital stock in a minority stock offering and that the remaining shares will be held by the Mutual Company.

     Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the converted Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank. The Stock Bank will have, hold, and enjoy the same in its right and fully to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank and will maintain its headquarters operations at the Bank's present location.

     In connection with Reorganization, Bancorp will apply to the OTS to retain up to 50% of the net proceeds of the Offering, and the Mutual Company would be capitalized with $100,000. The Bank believes that capitalization of the Mutual Company and Bancorp, at this level will provide the Mutual Company and Bancorp with economic strength separate and apart from the Bank and could facilitate future activities by the Mutual Company and Bancorp.

     The description of the two-tier mutual holding company structure is qualified in its entirety by reference to the Plan and the charter and bylaws of the Stock Bank, Bancorp and the Mutual Company to be effective upon consummation of the Reorganization.

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

     GENERAL. In furtherance of the Bank's long-standing commitment to its local community, the Bank's Plan provides for the establishment of a charitable foundation in connection with the Bank's Reorganization. The Plan provides that the Bank, Bancorp and the Mutual Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of Bancorp and cash, as further described below. The Bank believes that the funding of the Foundation with Common Stock of Bancorp is a means of establishing a common bond between the Bank and the communities in which the Bank operates and thereby enables such communities to share in the potential growth and success of the Mutual Company, Bancorp and the Bank over the long term. By further enhancing the Bank's visibility and reputation in the communities in which it operates, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

     The Foundation would be dedicated to the promotion of charitable purposes within the communities in which the Bank operates, including, but not limited to, providing grants or donations to support housing assistance, not-for-profit medical facilities, community groups and other types of organizations or projects. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan. If the Bank's members approve the Plan, but not the Foundation, the Bank intends to complete the Reorganization and Offering without the establishment of the Foundation. Failure to approve the establishment of the Foundation may materially affect the pro forma market value of the Common Stock. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "--Stock Pricing and Number of Shares Issued."

     PURPOSE OF THE FOUNDATION. The purpose of the Foundation is to provide funding to support charitable purposes within the communities in which the Bank operates. The Bank has long emphasized community lending and community development activities and currently has a "satisfactory" CRA rating. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. Indeed, the Bank intends to continue to emphasize community lending and community development activities following the Reorganization. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank already engages in community development activities, the Bank believes that the Foundation will enable the Mutual Company, Bancorp and the Bank to assist their local community in areas beyond community development and lending. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board of Directors of the Bank also believe that the funding of the Foundation with both Common Stock of Bancorp and cash is a means of enabling the communities in which the Bank operates to share in the potential growth and success of Bancorp long after completion of the Reorganization. The Foundation accomplishes that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation would also enable the Mutual Company, Bancorp and the Bank to develop a unified charitable donation strategy and would centralize the responsibility for administration and allocation of corporate charitable funds. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities. The Bank expects in future periods to continue making charitable contributions within its communities.

     STRUCTURE OF THE FOUNDATION. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's bylaws, the Foundation's board of directors will be comprised of four members, all of whom must be members of the Board of Directors of, or officers of the Bancorp or the Bank. The initial board of directors of the Foundation will be comprised of Mr. Leopold Montanaro, Mr. Burke, Mr. Foody and Mr. Craig Montanaro. Messrs. Leopold Montanaro, Burke, Foody and Craig Montanaro intend to purchase 70,000, 70,000, 70,000 and 3,500 shares of Common Stock in the offering, respectively. At the maximum of the Estimated Price Range, such purchases equal 1.45%, 1.45%, 1.45% and .07%, respectively, or 4.42% in the aggregate, of the total number of shares to be issued in the Offering and Reorganization. On an on-going basis, a Nominating Committee of the board of directors of the Foundation, will nominate individuals eligible for election to the board of directors of the Foundation. The members of the Foundation, who are comprised of its board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee.
Only persons serving as directors of the Foundation qualify as members of the Foundation with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation will provide that the Foundation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further will provide that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to, its directors, officers or members. A person who is a director, officer or employee of the Bank, or has the power to direct its management or policies, or otherwise owes a fiduciary duty to the Bank, and who will also serve as a director or employee of the Foundation would be subject to the requirements of OTS Conflicts of Interest Regulations.

     The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation is established. Although no formal policy governing Foundation grants exists at this time, the Foundation's board of directors will adopt such a policy upon establishment of the Foundation. The directors will also be responsible for directing the assets of the Foundation. Pursuant to the terms of the contribution as mandated by the OTS, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of Bancorp's Common Stock on all proposals considered by stockholders of Bancorp; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the restriction would: (i) cause a violation of the law of the State of Delaware and the OTS determines that federal law would not preempt the application of the laws of the State of Delaware to the Foundation; (ii) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or
(iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, Bancorp's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such legal opinion(s) by Bancorp or the Foundation. In the event that the OTS waived the voting restriction, the directors would direct the voting of the Common Stock held by the Foundation. However, a condition to the OTS approval of the Reorganization provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of the Common Stock held by the Foundation. There will be no agreements or understandings with directors of the Foundation regarding the exercise of control, directly or indirectly, over the management or policies of the Mutual Company, Bancorp or the Bank, including agreements related to voting, acquisition or disposition of Bancorp's stock. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established.

     The Mutual Company or Bancorp will provide office space and administrative support services to the Foundation. Initially, the Foundation is expected to have no employees. The board of directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. Any transaction between the Bank and the Foundation will comply with the affiliate transaction restrictions set forth in Sections 23A and 23B of the FRA, as amended.

     Bancorp proposes to capitalize the Foundation with Company Common Stock in an amount equal to 4.19% of the total amount of Common Stock to be sold in connection with the Offering and $100,000. At the minimum, midpoint and maximum of the Offering Range, the stock contribution to the Foundation would equal 64,168, 75,491 and 86,815 shares, which would have a market value of $641,680, $754,910 and $868,150, respectively, based on the Purchase Price. Such contribution, once made, will not be recoverable by Bancorp or the Bank. The Mutual Company, Bancorp and the Bank determined to fund the Foundation with Common Stock and cash to provide the Foundation with a potentially larger endowment than if Bancorp contributed only cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of Bancorp. As such, the contribution of stock and cash to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that Bancorp, if it were not making the stock contribution as well, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

     The Foundation would receive working capital from earnings on the cash contribution, any dividends that may be paid on the Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by Bancorp is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets or would otherwise jeopardize the Foundation's capacity to carry out its charitable purposes. While there may be a greater risk associated with a one-stock portfolio in comparison to a diversified portfolio, Bancorp believes any such risk is mitigated by the ability of the Foundation's directors to sell more than 5% of its stock in such circumstances.

     COMPARISON OF VALUATION AND OTHER FACTORS ASSUMING THE FOUNDATION IS NOT ESTABLISHED AS PART OF THE CONVERSION. Bancorp proposes to capitalize the Foundation with Common Stock in an amount equal to 4.19% of the total amount of Common Stock sold in connection with the Reorganization and Offering and $100,000. At the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, the contribution to the Foundation would equal 64,168, 75,491, 86,815 and 99,837 shares, respectively, which would have a market value of $641,680, $754,910, $868,150 and $998,370, respectively, based on the Purchase
Price. As a result of the establishment of the Foundation, the Offering Range, as estimated by FinPro, has decreased and the amount of stock available for sale in the Offerings has also correspondingly decreased. The amount of the decrease is 1,170,000, 1,370,000, 1,580,000 and 1,820,000 shares, or $1.2 million, $1.4 million, $1.6 million and $1.8 million at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively. See "Pro Forma Data" and "Comparison of Valuation and Pro Forma Data Information with No Foundation."

     TAX CONSIDERATIONS. The Mutual Company, Bancorp and the Bank have been advised by their independent accountants that an organization created for the above purposes will qualify as a 501(c)(3) exempt organization under the Code,
and will be classified as a private foundation rather than a public charity.   A
private foundation typically receives its support from one person or one corporation whereas a public charity receives its support from the public.
Under the Code, the Foundation may not own more than 2% of the outstanding shares of common stock of Bancorp due to the mutual holding company owning a majority of the outstanding shares of common stock of Bancorp. The Foundation will submit a request to the IRS to be recognized as an exempt organization after approval of the Foundation by the Bank's members at the Special Meeting being held to consider the Reorganization. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. Bancorp's independent accountants, however, have not rendered any advice on the condition of the gift which requires that all shares of Common Stock of Bancorp held by the Foundation must be voted in the same ratio as all other shares of Bancorp's Common Stock, on all proposals considered by stockholders of Bancorp. In the event that Bancorp or the Foundation receives an opinion of their tax counsel satisfactory to the OTS that compliance with the voting restriction would cause the Foundation to lose its tax-exempt status, otherwise have a material adverse tax consequence on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such condition upon submission of such opinion(s) by Bancorp or the Foundation. See "--Regulatory Conditions Imposed on the Foundation."

     A legal opinion of the OTS which addresses the establishment of charitable foundations by savings associations opines that as a general rule funds contributed to a charitable foundation should not exceed the deductible limitations set forth in the Code, and if an association's contributions exceed the deductible limit, such action must be justified by the board of directors. Under the Code, Bancorp may deduct up to 10% of its taxable income in any one year and any contributions made by Bancorp in excess of the deductible amount will be deductible for federal tax purposes over each of the five succeeding taxable years. The Mutual Holding Company, Bancorp and the Bank believe that the Reorganization presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Reorganization. In making such a determination, the Mutual Company, Bancorp and the Bank considered the dilutive impact of the Foundation on the amount of Common Stock available to be offered for sale in the Offering. See "Comparison of Valuation and Pro Forma Information with No Foundation." Based on such consideration, Bancorp and the Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Offering and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Offering Range, Bancorp would have pro forma consolidated capital of $40.3 million, or 12.5% of consolidated assets and the Bank's pro forma tangible, core and risk-based capital ratios would be 10.87%, 10.87% and 27.07%, respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the cash and stock contribution will not adversely impact the financial condition of Bancorp and the Bank and Bancorp and the Bank therefore believe that the amount of the charitable contribution is reasonable given Bancorp and the Bank's pro forma capital positions. As such, Bancorp and the Bank believe that the contribution does not raise safety and soundness concerns.

     Bancorp and the Bank have received an opinion of their independent accountants that Bancorp's contribution of its own stock to the Foundation will not constitute an act of self-dealing, and that Bancorp will be entitled to a deduction in the amount of the fair market value of the stock at the time of the

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contribution less the nominal par value that the Foundation is required to pay to Bancorp for such stock plus the amount of cash contributed to the Foundation at the time of the Reorganization, subject to a limitation based on 10% of Bancorp's annual taxable income. Bancorp, however, would be able to carry forward any unused portion of the deduction for five years following the year in which the contribution is made for federal tax purposes. Thus, while Bancorp expects, based on the maximum of the Offering Range, to be able to utilize for federal income tax purposes a charitable contribution deduction of approximately $346,000 in fiscal year 1998, Bancorp is permitted under the Code to carryover the excess of the total contribution over such 1998 deduction over a five-year period for federal income tax purposes. For New Jersey state income tax purposes, Bancorp also would be able to deduct its contribution to the Foundation and to carry forward any unused portion over a five-year period, subject to the limitation based on 10% of Bancorp's unconsolidated annual taxable income, and provided Bancorp generates sufficient state taxable income on an unconsolidated basis. Assuming the close of the Offerings at the midpoint of the Offering Range, Bancorp estimates that all of the federal tax deduction should be deductible over the six-year period. However, no assurances can be made that Bancorp will have sufficient pre-tax income over the five year period following the year in which the contribution was made to fully utilize the carryover related to the excess contribution. Neither the Mutual Company, Bancorp nor the Bank expects to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Mutual Company, Bancorp and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Mutual Company, Bancorp and the Bank at that time, the interests of shareholders and depositors of the Mutual Company, Bancorp and the Bank, and the financial condition and operations of the Foundation.

     Although the Mutual Company, Bancorp and the Bank have received an opinion of their independent accountants that Bancorp is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, Bancorp's contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. The Bank has agreed to a limitation on the liability of its independent accountants to it solely as a result of, and to indemnify its independent accountants solely in connection with, certain claims or liabilities relating to the above-discussed federal income tax opinion, except to the extent determined to have resulted from professional negligence or intentional or deliberate misconduct. See "Risk Factors--Establishment of the Charitable Foundation." In cases of willful, flagrant or repeated acts or failures to act which result in violations of the IRS rules governing private foundations, a private foundation's status as a private foundation may be involuntarily terminated by the IRS. In such event, the managers of a private foundation could be liable for excise taxes based on such violations and the private foundation could be liable for a termination tax under the Code. The Foundation's certificate of incorporation provides that it shall have a perpetual existence. In the event, however, the Foundation were subsequently dissolved as a result of a loss of its tax exempt status, the Foundation would be required under the Code and its certificate of incorporation to distribute any assets remaining in the Foundation at that time for one or more exempt purposes within the meaning of Section 501(c)(3) of the Code, or to distribute such assets to the federal government, or to a state or local government, for a public purpose.

     As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. Under the Code, a private foundation is also subject to a tax on excess business holdings in a corporation. In addition, the Foundation's Certificate of Incorporation prohibits it from retaining any excess business holdings

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


in a corporation. The Code provides, however, that a private foundation shall not be treated as having excess business holdings in a corporation in which it owns less than two (2) percent of the voting stock. Thus, as a result of the mutual holding company structure, the Foundation would have excess business holdings if it owned more than 2% of Bancorp's outstanding common stock. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.

     REGULATORY CONDITIONS IMPOSED ON THE FOUNDATION. Establishment of the Foundation is subject to the following conditions imposed by the OTS: (i) the Foundation will be subject to examination by the OTS, at the Foundation's own expense; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will provide annual reports to the OTS describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; (v) the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status; (vi) any purchases of Common Stock by the Foundation following that Reorganization will be subject to OTS regulations on stock repurchases; and (vii) any shares of Common Stock of Bancorp held by the Foundation must be voted in the same ratio as all other shares of Bancorp's Common Stock on all proposals considered by stockholders of Bancorp; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware and the OTS determines the federal law does not preempt the application of the laws of the State of Delaware to the Foundation; (b) cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, Bancorp's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such opinion(s) by Bancorp or the Foundation. There can be no assurances that either a legal or tax opinion addressing these issues will be rendered, or if rendered, that the OTS will grant an unconditional waiver of the voting restriction. In this regard, a condition to the OTS approval of the Conversion provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of Common Stock held by the Foundation. In no event will the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

     In addition, establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Reorganization. The Foundation will be considered as a separate matter from approval of the Plan.
If the Bank's members approve the Plan, but not the Foundation, the Bank intends to complete the Reorganization without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offering. See "Comparison of Valuation and Pro Forma Information With No Foundation."

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

EFFECTS OF THE REORGANIZATION

     GENERAL. Each depositor in a mutual savings institution has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution or in the event the institution declares a capital distribution to depositors, subject to applicable OTS regulations. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     Consequently, mutual savings institution depositors normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings institution is liquidated or in the event the institution declares a capital distribution to depositors, subject to applicable OTS regulations. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

     Following the Reorganization, Bancorp and Minority Stockholders will possess all voting rights in the Stock Bank and the affairs of the Stock Bank will be directed by its board of directors.

     CONTINUITY. While the Reorganization is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS. After the Reorganization, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The Directors serving the Bank at the time of Reorganization will serve as Directors of the Stock Bank after the Reorganization. The Directors of Bancorp and the Mutual Company will consist of individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of Reorganization will retain their positions after Reorganization. Certain senior management persons of the Bank will assume similar positions with Bancorp and the Mutual Company.

     EFFECT ON DEPOSIT ACCOUNTS. Under the Plan, each depositor in the Bank at the time of Reorganization will automatically become a depositor in the Stock Bank after the Reorganization, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account with the Stock Bank will be insured by the FDIC to the same extent as with the Bank before the Reorganization. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     EFFECT ON LOANS. All loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Reorganization.

     EFFECT ON VOTING RIGHTS OF MEMBERS. At present, all depositors of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon Reorganization, all

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


depositors who currently have voting rights in the Bank will cease to be members of the Bank and will no longer be entitled to vote at meetings of the Bank. Upon Reorganization, all depositors who had membership rights entitling them to voting rights or liquidation rights with respect to the Bank as of the effective date of the Reorganization will continue to have such rights solely with respect to the Mutual Company as long as they continue to hold deposit accounts in the Bank. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization will have such membership and liquidation rights with respect to the Mutual Company.

     EFFECT ON LIQUIDATION RIGHTS. Following the Reorganization, all persons who had membership or liquidation rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the Mutual Company. In addition, all persons who become depositors in the Stock Bank subsequent to the Reorganization will have membership and liquidation rights with respect to the Mutual Company. In each case, no person who ceases to be a depositor with the Stock Bank shall have any membership or liquidation rights with respect to the Mutual Company.

     AMENDMENT OR TERMINATION OF PLAN OF REORGANIZATION. If deemed necessary or desirable, the Plan may be substantively amended at any time prior to solicitation of proxies from Members to vote on the Plan by a two-thirds vote of the Bank's Board of Directors, and at any time thereafter by such vote of such Board of Directors with the concurrence of the OTS. Any amendment to the Plan made after approval by the Members with the approval of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. The Plan may be terminated by majority vote of the Bank's Board of Directors at any time prior to the Special Meeting to vote on the Plan, and at any time thereafter with the concurrence of the OTS.

     By adoption of the Plan, the Members of the Bank authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

TAX ASPECTS OF REORGANIZATION

     Pursuant to the Plan, consummation of the Reorganization is conditioned upon, among other things, the prior receipt by the Bank of either a private letter ruling from the IRS and from the New Jersey Department of Revenue or an opinion of the Bank's tax advisor as to the federal and New Jersey tax consequences of the Reorganization to the effect that consummation of the Reorganization will not be a taxable event to the Mutual Company, Bancorp, the Stock Bank or the Bank's members. No private letter ruling will be received from the IRS with respect to the proposed Reorganization. Instead, Muldoon, Murphy & Faucette has issued an opinion to the effect that for federal income tax purposes: (1) the Bank's exchange of its charter to stock form (the "Bank Conversion") will qualify as a tax-free reorganization under Internal Revenue Code of 1986, as amended (the "Code"), Section 368(a)(1)(F); (2) the conversion of the Bank's wholly owned subsidiary ("Interim I") into the Mutual Company will qualify as a tax-free reorganization under Code 368(a)(1)(F); (3) the merger of the wholly owned subsidiary of Interim I ("Interim II") into the Stock Bank with the Stock Bank as the survivor will qualify as a tax-free reorganization under Code Section 368(a)(1)(A); (4) no gain or loss will be recognized by the Bank in the Bank Conversion; (5) neither the Stock Bank nor the Mutual Company will recognize gain or loss upon the receipt by the Stock Bank of substantially all of the assets of the Bank in exchange for equity interests in the

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


Mutual Company and the Stock Bank's assumption of the Bank's liabilities; (6) the Mutual Company's basis in the stock of the Stock Bank will increase by an amount equal to the Bank's net basis in the property transferred to the Stock Bank; (7) the Stock Bank's basis in the property received from the Bank will be the same as the basis of such property in the hands of the Bank immediately prior to the Reorganization and Offering; (8) the Stock Bank's holding period for the property received from the Bank will include the period during which such property received from the Bank was held by the Bank; (9) subject to the conditions and limitations set forth in Code Sections 381, 382, 383 and 384 and the Treasury Regulations promulgated thereunder, the Stock Bank will succeed to and take into account the items of the Bank described in Code Section 381(c);
(10) no gain or loss will be recognized by the depositors of the Bank on the receipt of equity interests with respect to the Mutual Company in exchange for their equity interests surrendered therefor; (11) the exchange of stock by depositors in exchange for equity interests in the Mutual Company will constitute a tax-free exchange of property solely for voting "stock" pursuant to Code Section 351; (12) each Bank depositor's aggregate basis, if any, in the Mutual Company equity interest received in the exchange will equal the aggregate basis, if any, of each depositor's equity interest in the Bank; (13) the holding period of the Mutual Company equity interests received by the depositors of Bank will include the period during which the Bank equity interest surrendered in exchange therefor were held; (14) the Mutual Company will recognize no gain or loss upon the transfer of the Stock Bank stock to Bancorp in exchange for Common Stock pursuant to Code Section 351; (15) Bancorp will recognize no gain or loss upon its receipt of Stock Bank stock from the Mutual Company in exchange for Common Stock; (16) the Mutual Company will increase its basis in its shares of the common Stock by the Mutual Company's basis in its Stock Bank stock; (17) Bancorp will recognize no gain or loss upon the receipt of money in exchange for shares of Common Stock; (18) no gain or loss will be recognized by the Bank's account holders upon the issuance to them of accounts in the Stock Bank in stock form immediately after the Reorganization and Offering, in the same dollar amounts and on the same terms and conditions as their accounts at the Bank immediately prior to the Reorganization and Offering; (19) the tax basis of the Common Stock purchased in the Reorganization and Offering will be equal to the amount paid therefor increased, in the case of the Common Stock acquired to the exercise of Subscription Rights, by the fair market value, if any, of the Subscription Rights exercised; (20) the holding period for the Common Stock purchased in the Reorganization and Offering will commence upon the exercise of such holder's Subscription Rights and otherwise on the day following the date of such purchase; (21) gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Reorganization and Offering, but only to the extent such Subscription Rights are deemed to have value, as discussed below. Radics & Co., LLC has opined that the Reorganization will not be a taxable transaction to the Mutual Company, Bancorp, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for New Jersey income tax purposes. Certain portions of both the federal and the state income tax opinions are based upon the assumption that the subscription rights issued in connection with the Reorganization and Offering will have no value.

     Unlike private rulings of the IRS, an opinion of a tax advisor is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding. The Bank has agreed to a limitation on the liability of Fontanella and Babitts to it solely as a result of, and to indemnify Fontanella and Babitts solely in connection with, certain claims or liabilities relating to its New Jersey income tax opinion, except to the extent determined to have resulted from professional negligence or intentional or deliberate misconduct.

     FinPro has issued an opinion stating that, pursuant to its Independent Valuation, FinPro is of the opinion that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the shares of Common Stock sold in the Community Offering. Such Independent Valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could be taxable to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

THE OFFERING

     The Plan authorizes Bancorp to offer common stock in the Offering up to a maximum of 49.9% of the issued and outstanding shares of Bancorp's Common Stock. Bancorp is offering between $15.3 million and $20.7 million (or up to $23.8 million in the event the number of shares are increased) of Common Stock, which represents a Minority Ownership Interest of 43%, based upon the Independent Valuation. The Offering is being made concurrently with the Reorganization, subject to the approval of the Members at the Special Meeting to be held on
___________, ____.   The Common Stock will be offered on a priority basis to:
(1) Eligible Account Holders; (2) the ESOP; (3) Supplemental Eligible Account Holders; and (4) Other Members. Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering is being concurrently offered in the Community Offering to certain members of the general public, with preference given to natural persons residing in Bergen, Essex and Morris Counties, New Jersey. Bancorp and Sandler O'Neill may also agree to utilize a Syndicated Community Offering in connection with the sale of shares of Common Stock not subscribed for in the Subscription and Community Offering. The Bank reserves the right, in its absolute discretion, to reject or accept, in whole or in part, any orders in the Community Offering, either at the time of receipt of an order or as soon as practicable following the Expiration Date. If an order is rejected, the funds submitted with such order will be returned promptly. Subscription rights will expire if not exercised by 12:00 noon, New Jersey time, on ___________, ____, unless extended by Bancorp, with the approval of the OTS. Following the Offering, assuming that 2,071,955 shares are sold in the Offering, it is expected that the Mutual Company will own 2,659,812, or 55.2%, of the total issued and outstanding shares of voting Common Stock of Bancorp.

STOCK PRICING AND NUMBER OF SHARES ISSUED

     The Plan requires that the aggregate purchase price of the Common Stock must be based on the estimated pro forma market value of the Common Stock, as determined by an independent valuation. The Bank has retained FinPro to make such valuation. All shares of Common Stock sold in the Offering will be sold at the Purchase Price. The Purchase Price was determined by the Board of Directors of the Bank, based on the Independent Valuation. For its services, FinPro will receive a fee of $14,000 plus reasonable expenses not to exceed $2,500. The Bank has also agreed to pay FinPro an additional $17,000 for assisting the Bank in the preparation of a business plan. The Bank has agreed to indemnify FinPro and its employees and affiliates under certain circumstances against certain losses (including any losses in connection with claims under federal securities laws) arising out of its services as an appraiser, except where FinPro's liability results from its negligence, willful misconduct or bad faith.

     The Independent Valuation made by FinPro relied upon the information contained in this Offering Circular, including the Financial Statements of the Bank and Notes thereto. FinPro has advised the Bank that it also has considered the effect of the Minority Ownership Interest represented by the Common Stock in the

Offering in terms of liquidity of the Common Stock in the after market, marketability of the Common Stock, the possibility of conversion of the Mutual Company to stock form, and other factors considered relevant. In addition, FinPro has advised the Bank that it has considered and will consider the effect of the additional capital raised by the sale of the Common Stock in the Offering on the estimated aggregate pro forma market value of such shares. FinPro also considered the following factors, among others: the present and projected operating results and financial condition of the Bank and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other publically traded subsidiaries of mutual holding companies located in the Bank's primary market area and the Mid-Atlantic area of the United States; the aggregate size of the Offering of the Common Stock; the impact of the minority stock offering on the Bank's net worth and earnings potential; the transfer of $100,000 from the Bank to the Mutual Company; the proposed dividend policy of Bancorp; the majority ownership of the Common Stock by the Mutual Company; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

     On the basis of the foregoing, FinPro advised Bancorp and the Bank that, in its Independent Valuation, dated June 12, 1998, the estimated pro forma market value of the Common Stock ranged from a minimum of $35.6 million to a maximum of $48.2 million, with a midpoint of $41.9 million (the "Estimated Price Range").

     Based on the estimated Price Range and the Purchase Price, the number of shares of Common Stock that Bancorp will issue will range from between 3,561,500 shares to 4,818,500 shares, with a midpoint of 4,190,000 shares. The Board determined to offer 43% of such shares, or between 1,531,445 shares and 2,071,955 shares with a midpoint of 1,801,700 shares (the "Offering Range") to depositors and the public pursuant to this Prospectus. In addition, up to 86,815 shares (up to 99,837 at the adjusted maximum of the Estimated Price Range) are being issued to the Foundation as part of the Reorganization, which will result in Minority Stockholders owning 43% of the shares of the Common Stock outstanding at the conclusion of the Reorganization. The 55.2% of the shares of Bancorp's Common Stock that are not sold in the Offering or contributed to the Foundation will be issued to the Mutual Company.

     The Board of Directors of the Bank have reviewed the Independent Valuation of FinPro and in determining the reasonableness and adequacy of such Independent Valuation consistent with OTS regulations and policies, have reviewed the methodology and reasonableness of the assumptions utilized by FinPro in the preparation of such Independent Valuation. The Offering Range may be amended with the approval of the OTS (if required), if necessitated by subsequent developments in the financial condition of Bancorp or the Bank or market conditions generally.

     In the event of a change in the Independent Valuation immediately prior to consummation of the Offering, Bancorp may adjust the Minority Ownership Interest by increasing or decreasing the total number of shares of Common Stock to be issued to the Mutual Company in the Reorganization and/or the number of shares Common Stock to be issued in the Offering. Increases or decreases in the number of shares of Common Stock to be issued in the Reorganization and Offering as a result of a change in the Independent Valuation would be subject to applicable limitations on purchases of Common Stock and, unless otherwise permitted by the Bank or required by the OTS, no resolicitation of persons who ordered Common Stock in the Offering will be made and such persons will not be permitted to modify or cancel their orders unless the Independent Valuation changes to less than $35.6 million or greater than $55.4 million.

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

     In the event of an increase in the Independent Valuation up to $55.4 million immediately prior to consummation of the Offering, Bancorp may, in its discretion, choose to increase the number of shares of Common Stock issued in the Offering up to 2,382,748 shares without offering persons who subscribed for shares an opportunity to increase, decrease or rescind their orders. If the Independent Valuation increases to $55.4 million, the total number of shares of Common Stock issued and outstanding, including shares issued to the Mutual Company, upon consummation of the Offering would be 5,541,275. Under such circumstances, if Bancorp chose to increase the number of shares of Common Stock offered in the Offering to 2,382,748 shares, the 2,382,748 shares would represent a 43% Minority Ownership Interest. The final Minority Ownership Interest will be determined as follows: (i) the numerator shall be the product of (x) the number of shares of Common Stock sold in the Offering and (y) the Purchase Price ($10 per share); and (ii) the denominator shall be the updated valuation of the pro forma value of the Bank upon conclusion of the Offering as determined by FinPro.

     THE INDEPENDENT VALUATION, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH SHARES. FINPRO DID NOT INDEPENDENTLY VERIFY THE FINANCIAL STATEMENTS OF THE BANK AND NOTES THERETO AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID FINPRO INDEPENDENTLY VALUE THE ASSETS OR LIABILITIES OF THE BANK. THE VALUATION CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS A LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE THE VALUATION IS BASED UPON ESTIMATES AND PROJECTIONS ON A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING THE COMMON STOCK IN THE OFFERING WILL BE ABLE TO SELL SUCH SHARES AT A PRICE EQUAL TO OR GREATER THAN THE PURCHASE PRICE. SEE "ADDITIONAL INFORMATION" FOR ADVICE ON HOW TO OBTAIN A COPY OF THE INDEPENDENT VALUATION.

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, FinPro confirms to the Bank and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause FinPro to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Conversion.

     In the event the Offering is either more than 15% above the maximum of the Offering Range or less than the minimum of the Offering Range, or if the Independent Valuation changes by more than 15%, the Bank, after consulting with the OTS, may terminate the Offering and return all funds promptly with interest on payments made by check, bank draft or money order, extend or hold a new Subscription Offering and/or Community Offering, establish a new Offering Range, commence a resolicitation of subscribers or take such other actions as permitted by the OTS in order to complete the Reorganization and the Offering. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for a period of up to 90 days not to extend beyond ________________, ____.

     If all shares of Common Stock are not sold through the Subscription and Community Offerings, then Bancorp may offer the remaining shares in a Syndicated Community Offering which may commence concurrently with the Subscription and Community Offerings, subject to prior rights of subscribers, or as soon as practicable following the close of the Subscription and Community Offerings.
All shares of Common Stock, whether sold in the Subscription and Community Offerings or Syndicated Community Offering, will be sold at a fixed purchase price of $10 per share. See "--Syndicated Community Offering."

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

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, FinPro confirms to the Bank, Bancorp and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause FinPro to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of Bancorp at the conclusion of the Offering. Any change which would result in an aggregate purchase price which is below the minimum or more than 15% above the maximum of the Offering Range would be subject to OTS approval. If such confirmation is not received, Bancorp may extend the Offering, extend, reopen or commence a new Subscription Offering, Community Offering or Syndicated Community Offering, establish a new Offering Range and commence a resolicitation of all subscribers with the approval of the OTS or take such other actions as permitted by the OTS in order to complete the Offering or terminate the Plan and cancel the Offering. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by OTS for periods up to 90 days not to extend beyond _____________, ____.

     The actual number of shares of Common Stock sold in the Offering may be adjusted within the Offering Range at the discretion of the Board of Directors prior to completion of the Offering, as long as the Holding Company at the close of the Offering owns a majority of the issued and outstanding voting stock of the Bank.

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

     In accordance with the Plan, rights to subscribe for the purchase of Common Stock have been granted under the Plan to the following persons in the following order of descending priority: (1) Eligible Account Holders; (2) the ESOP; (3) Supplemental Eligible Account Holders; and (4) Other Members. All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan and as described below under "--Limitations on Common Stock Purchases."

     PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of: (1) the amount permitted to be purchased in the Community Offering, currently $350,000 of Common Stock; (2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $50 or more as of February 28, 1997) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares
issued pursuant to an increase in the Offering Range of up to 15%.   See "--
Limitations on Common Stock Purchases."

     In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her

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

total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also Directors or Officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding February 28, 1997.


     PRIORITY 2: EMPLOYEE STOCK OWNERSHIP PLAN. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Offering, including shares issued to the Foundation, and any increase in the number of shares of Common Stock to be issued in the Offering after the date hereof as a result of an increase of up to 15% in the maximum of the Offering Range. The ESOP intends to purchase 8% of the shares to be issued in the Offering, including shares issued to the Foundation, or 127,649 shares and 172,702 shares, based on the minimum and maximum of the Offering Range, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offering, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "Management of the Bank-- Benefits--Employee Stock Ownership Plan."

     PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of: (1) the amount permitted to be purchased in the Community Offering, currently $350,000 of Common Stock; (2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Offering Range of up to 15%. See "-- Limitation on Common Stock Purchase."

     In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder.
Any shares
remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as a Supplemental Eligible Account Holder.

     PRIORITY 4: OTHER MEMBERS. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority nontransferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $350,000 of Common Stock, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the overall purchase limitation and exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

     In the event that Other Members subscribe for a number of shares of Common Stock which, when added to the shares of Common Stock subscribed for by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders is in excess of the total number of shares of Common Stock being issued, the subscriptions of such Other Members will be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Other Member must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders and Supplemental Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as an Other Member.

     EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The Subscription Offering will expire on _______________, 1998, unless extended for up to 45 days by the Bank or such additional periods with the approval of the OTS. Subscription rights which have not been exercised prior to the Expiration Date will become void.

     The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by Bancorp from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond ___________, ____.

COMMUNITY OFFERING

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public, with preference given to natural persons residing in Bergen, Essex and Morris Counties, New Jersey, subject to the right of the Bank to accept or reject any such orders, in whole or in part, in their sole discretion. Persons purchasing stock in the Community Offering, together with associates of and persons acting in concert with such persons, may purchase up to $350,000 of Common Stock subject to the maximum overall purchase limitation and exclusive of shares issued pursuant to an increase in the Offering Range by up to 15%. See "-- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than $350,000 at the sole discretion of the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND BANCORP, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

     Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of subscribers after completion of the Subscription Offering, such stock will be allocated first to each subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. Thereafter, unallocated shares will be allocated among the subscribers whose order remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated.

SYNDICATED COMMUNITY OFFERING

     As a final step in the Offering, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of Bancorp to assist Bancorp and the Bank in the sale of the Common Stock. Bancorp and the Bank have the right to reject orders in whole or in part in its sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "-- Stock Pricing and Number of Shares Issued." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $350,000 of the Common Stock, exclusive of an increase in shares issued pursuant to an increase in the Offering Range of up to 15%; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of $700,000 of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Offering Range by up to 15%.

     Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Offering.

     In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

     Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

     The Syndicated Community Offering will terminate no more than 45 days following the close of the Subscription Offering, unless extended by the Bank with the approval of the OTS. Such extensions may not be beyond. See "--Stock Pricing and Number of Shares Issued."

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

PERSONS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES

     Bancorp and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Plan provides that the Bank is not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which both of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; and (ii) Bancorp or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request that the Bank or its officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request to register or otherwise qualify the subscription rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Bank will base its decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Bank, its officers, directors or employees as brokers, dealers or salesmen.

MARKETING AND UNDERWRITING ARRANGEMENTS

     The Bank has engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offering. Based upon negotiations concerning fee structure, Sandler O'Neill will receive a marketing fee equal to 1.5% of the aggregate Purchase Price of the shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees, and any immediate family member thereof, and any employee benefit plan of Bancorp or the Bank, including the ESOP, for which Sandler O'Neill will not receive a fee. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.50% for shares sold by National Association of Securities Dealers, Inc. ("NASD") member firms pursuant to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers' agreement shall not exceed 1.50% of the Purchase Price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7.0% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. The Bank has agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totalling $50,000. Total marketing fees to Sandler O'Neill are expected to be $167,000 and $242,000 at both the minimum and the maximum of the Offering Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

     Sandler O'Neill will perform proxy solicitation services, offering agent services and records management services for the Bank in the Offering and will receive a fee for these services of $15,000. Reasonable out-of-pocket expenses shall not exceed $60,000.

     Directors and executive officers of the Bank may participate in the solicitation of offers to purchase Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Bank will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

PROCEDURE FOR PURCHASING SHARES IN THE OFFERING

     To ensure that each purchaser receives an offering circular at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no offering circular will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with an offering circular.

     To purchase shares in the Subscription and Community Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by 12:00 noon, Eastern time, on the Expiration Date. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank is not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Bank shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Offering. The Bank has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Reorganization has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.


     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (February 28, 1997) and/or the Supplemental Eligibility Record Date (_________) and/or the Voting Record Date (_____________) must list all accounts on the stock order form giving all names in each account and the account number.

     Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank, (ii) by check, bank draft or money order, or
(iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Offering. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate $50,000 or more must be paid by official or certified check or by withdrawal authorization from a deposit account of the Bank. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Offering, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Offering.

     If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Reorganization. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be cancelled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription and Community Offerings, if all shares are sold, or upon consummation of the Syndicated Community Offering if shares remain to be sold in such offering; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unaffiliated third party to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     Owners of self-directed IRAs and similar tax-qualified plans ("Qualified Plans") may use the assets of such IRAs and Qualified Plans to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs and Qualified Plans are not maintained at the Bank. Persons with self-directed IRAs and Qualified Plans maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA and Qualified Plans funds to purchase shares of Common Stock in the Subscription and Community Offerings, make such purchases for the exclusive benefit of the IRAs and Qualified Plans.

     Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

LIMITATIONS ON COMMON STOCK PURCHASES

     The Plan sets forth various limitations on purchases of Common Stock in the Offering. The limitations which are applicable to tax-qualified employee stock benefit plans relate solely to the ESOP and are referred to below in this regard.

     (1) A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares of Common Stock which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $350,000 of Common Stock; 2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date subject to the overall maximum purchase limitation in (2) above and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     (3) The ESOP is permitted to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation and shares issued in the event of an increase in the Estimated Price Range of 15%, and intends to purchase 8% of the shares of Common Stock issued in the Offering, including shares issued to the Foundation.

     (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $350,000 of Common Stock; 2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in such case on the Supplemental Eligibility Record date subject to the overall maximum purchase limitation in (2) above and exclusive of an increase in the total number of shares issued due to an increase in the estimated Price Range of up to 15%;

     (5) Each Other Member may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $350,000 of Common Stock; or 2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock, in each case subject to the overall maximum purchase limitation in (2) above and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.


     (6) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering to $350,000 of Common stock, subject to the overall maximum purchase limitation in (2) above and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     (7) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Offering up to $350,000 of Common Stock, subject to the overall maximum purchase limitation in (2) above and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15% and, provided further that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $350,000 purchase limitation.

     (8) Except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Offering by any person, together with associates of or persons acting in concert with such persons, shall not exceed $700,000 of the Common Stock offered, exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     (9) In addition to the above purchase limitations, the Plan of Stock Issuance sets forth certain additional limitations on purchases of shares of Common Stock in the Offering, as follows: (i) the aggregate amount of Common Stock acquired in the Offering by any non-tax-qualified employee stock benefit plan or any insider of the Bank and his or her associates, exclusive of any Common Stock acquired by said plan, or such insider and his or her associates, in the secondary market, shall not exceed 10% of (a) the outstanding shares of Common Stock, or (b) the stockholders' equity of Bancorp, held by persons other than the MHC at the close of the Offering; and (ii) the aggregate amount of Common Stock acquired in the Offering by all non-tax-qualified employee stock benefit plans and insiders of the Bank and their associates shall not exceed thirty percent (30%) of the (a) outstanding shares of Common Stock, or (b) stockholders' equity of Bancorp, held by persons other than the Mutual Company at the close of the Offering.

     For purposes of the foregoing limitations (i) directors, officers and employees shall not be deemed to be associates or a group acting in concert solely as a result of their capacities as such and (ii) shares purchased by the ESOP shall not be attributable to the individual officers or beneficiaries of such plan for purposes of determining compliance with the foregoing limitations.

     For purposes of the foregoing limitations, the term "Person" means any corporation, partnership, association, joint stock-company, trust (including Individual Retirement Accounts and KEOGH Accounts), unincorporated organization, government or political subdivision thereof, or any other entity. For purposes of the foregoing limitations, the term "Associate" when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Bank or a majority owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Bank, Bancorp or the Mutual Company, or any of its parents or subsidiaries. "Insider" means any officer or director of the Bank, Bancorp, the Mutual Company or the Stock Bank or any affiliates of such entities, and any person acting in concert with any such officer or director.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% at the sole discretion of Bancorp and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In addition, the Boards of Directors of Bancorp and the Bank may, in their sole discretion, increase the maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription and Community Offerings shall not exceed, in the aggregate, 10% of the shares being offering the Subscription and Community Offerings. Requests to purchase additional shares of Common

Stock under this provision will be determined by the Boards of Directors and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth herein.

     The overall maximum purchase limitation may not be reduced to less than 1% but the individual amount permitted to be subscribed for may be reduced by the Bank to less than $350,000, subject to paragraphs (4), (12) and (13) above without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1% of the shares offering, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Offering, subject to availability of shares and the overall maximum purchase limit for purchases in the Offering.

     In the event of an increase in the total number of shares offered due to an increase in the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order of priority in accordance with the Plan: (i) to fill the ESOP's subscription of 8% of the Adjusted Maximum number of shares including shares issued to the Foundation;
(ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, exclusive of the Adjusted Maximum; (iv) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum; and (v) to fill unfulfilled subscriptions in the Community Offering to the extent possible exclusive of the Adjusted Maximum with preference given to natural persons residing in Bergen, Essex and Morris Counties, New Jersey.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF THE COMMON STOCK

     All shares of Common Stock purchased in the Offering by a director or an executive officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Reorganization, except in the event of the death of such director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

     Purchases of outstanding shares of Common Stock of the Bank by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan) and their associates during the three-year period following Reorganization may be made only through a broker or dealer registered with the United States Securities and Exchange Commission ("SEC"), except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1.0% of the Bank's outstanding Common Stock or to the purchase of stock pursuant to any stock option plan to be established after the Reorganization.

     Unless approved by the OTS, Bancorp, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except: (i) for an offer to all stockholders of Bancorp on a pro rata basis (except that the Mutual Company may be excluded from the repurchase with the

OTS' approval); (ii) for the repurchase of qualifying shares of a director; or
(iii) for the purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan of the Bank (but not of Bancorp) in an amount reasonable and appropriate to fund such plan.

INTERPRETATION AND AMENDMENT OF THE PLAN

     To the extent permitted by law, all interpretations of the Plan by the Bank will be final. The Plan provides that the Bank's Board of Directors shall have the discretion to interpret and apply the provisions of the Plan to particular circumstances and that such interpretation or application shall be final. This includes any and all interpretations, applications and determinations made by the Board of Directors on the basis of such information and assistance as was then reasonably available for such purpose.

     The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended at any time prior to solicitation of proxies from members to vote on the Plan by a two-thirds vote of the Bank's Board of Directors. After submission of the proxy materials to the members, the Plan may be amended by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting with the concurrence of the OTS. The Plan may be amended at any time after the approval of members with the approval of the OTS and no further approval of the members will be necessary unless otherwise required by the OTS. By adoption of the Plan, the Bank's members will be deemed to have authorized amendment of the Plan under the circumstances described above.


     The establishment of the Foundation will be considered as a separate matter from approval of the Plan. If the Bank's members approve the Plan, but not the creation of the Foundation, the Bank intends to complete the Reorganization without the Foundation. Failure to approve the establishment of the Foundation may materially increase the pro forma market value of the Common Stock since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. In such an event, the Bank may establish a new Offering Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "--Stock Pricing and Number of Shares
Issued."

                 CERTAIN RESTRICTIONS ON ACQUISITION OF BANCORP

     The following discussion is a general summary of OTS and other regulatory restrictions on the acquisition of the Common Stock. In addition, the following discussion generally summarizes certain provisions of Bancorp's Charter and Bylaws.

MUTUAL HOLDING COMPANY STRUCTURE

     Valuation Range. The mutual holding company structure could restrict the ability of stockholders of Bancorp to effect a change in management of Bancorp and the Bank and a change in control of Bancorp and the Bank because the Mutual Company, as long as it remains in the mutual form of organization, will control a majority of the voting stock of Bancorp. In addition, the Mutual Company is controlled by the members of the Mutual Company (i.e., depositors of the Bank), and such members may grant proxies in favor of the Bank's management. Thus, management of the Mutual Company will be able to exert voting control over Bancorp. See "Risk Factors -- Considerations Resulting from Mutual Holding Company Structure."

CHANGE IN BANK CONTROL ACT

     The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings association unless the OTS has been given 60 days' prior written notice. The HOLA provides that no company may acquire "control of a savings association without the prior approval of the OTS." Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination, and regulation by the OTS. Pursuant to federal regulations, control of savings associations is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of an association or the ability to control the election of a majority of the directors of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings association, where certain enumerated "control factors" are also present in the acquisition. The OTS may prohibit an acquisition of control if (i) it would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience, or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of Bancorp's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the Bank.

CHARTER AND BYLAWS AMENDMENT

     The Charter of Bancorp provides that it may be amended only if such amendment is first proposed by the Board of Directors of Bancorp, approved by the stockholders by a majority of the votes eligible to be cast at a legal meeting of stockholders and submitted to the OTS for action as specified by law or regulation. The Bylaws of Bancorp may be amended in a manner consistent with the regulations of the OTS, and at any time by a majority of the Board of Directors or by a majority of the votes cast at any legal meeting.

BOARD OF DIRECTORS

     Bancorp's Bylaws provide that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years. Each director serves until his or her successor is elected and qualified. The Bylaws also provide that a director may only be removed for cause by the affirmative vote of at least a majority of the voting power of all the then outstanding shares of capital stock of Bancorp entitled to vote in an election of directors.

LIMITATIONS ON VOTING RIGHTS

     Bancorp's Charter provides that no person, other than the Mutual Company, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the Common Stock, unless such offer is approved by a majority of the Board of Directors. In addition, for a period of five years, each share beneficially owned in violation of the foregoing limitation shall not be entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to stockholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

SPECIAL MEETING OF STOCKHOLDERS

     Bancorp's Bylaws provide that special meetings of stockholders may be called only by the Board of Directors.

CUMULATIVE VOTING

     Bancorp's Bylaws prohibit cumulative voting for any purpose. The absence of cumulative voting rights effectively means that the holder of a majority of the Common Stock to be voted at a meeting of stockholders (in this case, the Mutual Company), may, if they so choose, elect all directors, thus precluding the Minority Stockholders from obtaining representation on the Board of Directors unless the Minority Stockholders are able to obtain the support of the Mutual Company, the majority stockholder. In accordance with OTS regulations, the Mutual Company must remain the majority stockholder of the voting stock of Bancorp.

PREFERRED STOCK

     Although Bancorp has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board of Directors believes that the availability of such shares will provide Bancorp with increased flexibility in structuring future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of Bancorp of which management does not approve, it may be possible for the Board of Directors of Bancorp to authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction.

                    DESCRIPTION OF CAPITAL STOCK OF BANCORP

GENERAL

     Bancorp is authorized to issue capital stock consisting of nine million (9,000,000) shares of Common Stock, par value $.01 per share, and one million (1,000,000) shares of Preferred Stock, which may be issued in series and classes having such rights, preferences, privileges and restrictions as Bancorp's Board of Directors may determine. Each share of Common Stock of Bancorp will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Subject to the approval of the OTS, which has been received, the Board of Directors of Bancorp is authorized to approve the issuance of Common Stock up to the amount authorized by the Charter without the approval of Bancorp's stockholders. Under OTS regulations, a majority of the issued and outstanding voting stock of Bancorp must be held at all times by the Mutual Company. THE COMMON STOCK OF BANCORP REPRESENTS NONWITHDRAWABLE CAPITAL, IS NOT AN ACCOUNT OF AN INSURABLE TYPE, AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. Upon payment of the Purchase Price for the Common Stock, all such shares will be fully-paid, duly issued and nonassessable.

COMMON STOCK

     VOTING RIGHTS. The holders of the Common Stock possess exclusive voting rights in Bancorp, except to the extent that shares of preferred stock issued in the future may have voting rights. Each holder of the Common Stock is entitled to one vote for each share held, except that the Charter eliminates voting rights with respect to those shares that are beneficially owned by any person, other than the Mutual Company, in excess of 10% of the Common Stock then outstanding. Stockholders will not be permitted to cumulate their votes in the election of directors.

     DIVIDENDS. Upon consummation of the Reorganization, Bancorp's only assets will be the portion of the net proceeds retained by it, the ESOP loan and the Bank's capital stock. The payment of dividends by Bancorp is subject to limitations that are imposed by applicable law and regulation. Bancorp's source for the payment of cash dividends may in the future depend on receipt of dividends from the Bank. See "Dividend Policy." The holders of the Common Stock are entitled to receive and to share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Risk Factors -- Considerations Resulting from Mutual Holding Company Structure," "Dividend Policy" and "Federal and State Taxation -- Federal Taxation."

     LIQUIDATION. In the unlikely event of any liquidation, dissolution, or winding up of Bancorp, the holders of its Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) will be entitled to receive all assets of Bancorp available for distribution in cash or in kind after payment of all debts and liabilities of Bancorp (including all deposit accounts and accrued interest thereon in the Bank and distribution of the Bank's liquidation account) and any accrued dividend claims. If Bancorp issues preferred stock subsequent to the Offering, the holders thereof may also have priority over the holders of Bancorp's Common Stock in the event of liquidation or dissolution.

     PREEMPTIVE RIGHTS; REDEMPTION. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to call for redemption. If the Bank determined to issue authorized but unissued shares in the future to persons other than, or in addition to the existing shareholders, the interests of existing stockholders would be diluted to the extent of the additional issuance.

PREFERRED STOCK

     None of the one million (1,000,000) authorized shares of preferred stock of Bancorp will be issued in the Offering. The Board of Directors is authorized, without stockholder approval, to issue preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares. If and when issued, the preferred stock may rank senior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have full, limited or no voting rights. Accordingly, the issuance of preferred stock could adversely affect the voting and other rights of holders of Common Stock.

     The authorized but unissued shares of Preferred Stock and the authorized but unissued and unreserved shares of Common Stock will be available for issuance in future mergers or acquisitions, in a future underwritten public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of Preferred Stock would be issued, no stockholder approval generally would be required for the issuance of these shares. Depending on the circumstances, however, stockholder approval may be required pursuant to requirements for continued trading of the Common Stock on the Nasdaq or the requirements of any exchange on which the Common Stock may then be listed.

                         TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is _________________, ________________, __________________.

                                    EXPERTS

     The consolidated financial statements of the Bank as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been included in this Prospectus, in reliance upon the report of Radics & Co., LLC, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     FinPro has consented to the publication herein of the summary of its report to the Bank setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Reorganization and its valuation with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

     The legality of the Common Stock and the federal income tax consequences of the Reorganization will be passed upon for the Bank by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank. New Jersey state tax consequences of the Reorganization and the Offering will be passed upon for the Bank by Fontanella and Babitts. Certain legal matters will be passed upon for Sandler O'Neill by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C.

                             ADDITIONAL INFORMATION

     Bancorp has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the Independent Valuation and tax opinions rendered in connection with the Reorganization and Offering, which are exhibits to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, DC 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Bancorp. The Independent Valuation may also be inspected by Eligible Account Holders and Supplemental Eligible Account Holders at the offices of the Bank during normal business hours. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of all material aspects of such documents, although not necessarily complete; each such statement is qualified by reference to such contract or document.

     The Bank has filed with the OTS a Notice of Mutual Holding Company Reorganization on Form MHC-1 (the "Notice") and an Application for Approval of a Minority Stock Issuance on Form MHC-2 (the "Application"). Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in the Notice and Application. The Notice and Application, including the Independent Valuation, which is an exhibit to the Application, may be examined at the principal office of the OTS, 1700 G Street, NW, Washington, DC 20552 and the office of the Northeast Regional Director of the OTS located at 10 Exchange Place, Jersey City, New Jersey 07302.

     In connection with the Offering, Bancorp will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and upon such registration, Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by Directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the Reorganization.

     A copy of the Certificate of Incorporation and the Bylaws of Bancorp and the Charter and Bylaws of the Bank are available without charge from the Bank. The Bank's principal office is located at 417 Bloomfield Avenue, Caldwell, New Jersey and its telephone number is (973) 226-7911.

                        WEST ESSEX BANK AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)


                                     INDEX
                                     -----

                                                                                        Page
                                                                                  ---------------
Independent Auditors' Report                                                             F-2

Consolidated Statements of Financial Condition
  as of March 31, 1998 (unaudited) and December 31, 1997 and 1996                        F-3

Consolidated Statements of Income for the Three-Month Periods Ended
  March 31, 1998 and 1997 (unaudited) and for Each of the Years
  in the Three-Year Period Ended December 31, 1997                                        46

Consolidated Statements of Comprehensive Income for the Three-Month
  Periods Ended March 31, 1998 and 1997 (unaudited) and for Each of
  the Years in the Three-Year Period Ended December 31, 1997                             F-4

Consolidated Statements of Retained Earnings for the Three-Month
  Period Ended March 31, 1998 (unaudited) and for Each of the Years
  in the Three-Year Period Ended December 31, 1997                                       F-5

Consolidated Statements of Cash Flows for the Three-Month Periods
  Ended March 31, 1998 and 1997 (unaudited) and for Each of the
  Years in the Three-Year Period Ended December 31, 1997                             F-6 to F-7

Notes to Consolidated Financial Statements                                           F-8 to F-33

_____________________

The financial statements of West Essex Bancorp, Inc. have been omitted because West Essex Bancorp, Inc. has not issued any stock, has no assets and no liabilities and has not conducted any business.

All schedules are omitted because the required information is either not applicable or not required or the required information is included in the consolidated financial statements or notes thereto.

                 [LETTERHEAD OF RADICS & CO., LLC APPEARS HERE]

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To The Board of Directors
West Essex Bank



We have audited the accompanying consolidated statements of financial condition of West Essex Bank (the "Bank") and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the second preceding paragraph present fairly, in all material respects, the consolidated financial position of West Essex Bank and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ Radics & Co., LLC

Pine Brook, New Jersey
March 6, 1998, except for the tenth paragraph of Note 15, as to which the date is April 8, 1998

                         WEST ESSEX BANK AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 ----------------------------------------------

                                                                                      March 31,               December 31,
                                                                                                     ----------------------------
ASSETS                                                            Note(s)                1998              1997         1996
------                                                       -----------------     --------------    -------------  -------------
                                                                                     (unaudited)
Cash and amounts due from depository institutions                                  $   1,839,621     $  1,832,548   $    925,769
Interest-bearing deposits in other banks                                              15,489,434        6,863,570      6,828,493
                                                                                   --------------    -------------  -------------

     Total cash and cash equivalents                              1 and 17            17,329,055        8,696,118      7,754,262

Term deposits                                                                          5,000,000           -             -
Securities available for sale                                   1, 2 and 17            7,105,300        7,080,550      1,647,454
Investment securities held to maturity                          1, 3 and 17           28,768,169       22,928,866     22,476,466
Mortgage-backed securities held to maturity                   1, 4, 11 and 17        122,632,889      130,174,291    113,254,086
Loans receivable                                                1, 5 and 17          114,302,459      112,734,741     82,134,147
Real estate owned                                                 1 and 6              1,120,197        1,214,840      1,394,068
Premises and equipment                                            1 and 7              3,112,703        3,122,584      1,640,355
Federal Home Loan Bank of New York stock                            11                 2,281,500        2,183,800      1,670,400
Accrued interest receivable                                     1, 8 and 17            2,071,895        2,012,197      1,651,427
Excess of cost over assets acquired                               1 and 9              5,680,692        5,828,884        -
Other assets                                                        14                 3,116,933        3,047,961      2,346,712
                                                                                   --------------    -------------  -------------

       Total assets                                                                $ 312,521,792     $299,024,832   $235,969,377
                                                                                   ==============    =============  =============

Liabilities and retained earnings
---------------------------------

Liabilities
-----------

Deposits                                                         10 and 17         $ 239,120,486     $238,192,141   $179,945,503
Borrowed money                                                   11 and 17            42,300,000       30,300,000     23,650,000
Advance payments by borrowers for taxes and insurance                                    795,177          772,429        622,190
Other liabilities                                                13 and 14               505,033          485,553      3,299,447
                                                                                   --------------    -------------  -------------

       Total Liabilities                                                             282,720,696      269,750,123    207,517,140
                                                                                   ==============    =============  =============

Commitments and contingencies                                    15 and 17              -                -              -

Retained earnings                                                12 and 14
-----------------

Retained earnings - substantially restricted                                          29,721,316       29,210,175     28,473,335
Accumulated other comprehensive income - Unrealized
   gain (loss) on securities available for sale, net
   of taxes                                                                               79,780           64,534        (21,098)
                                                                                   --------------    -------------  -------------
     Total retained earnings                                                          28,801,096       29,274,709     28,452,237
                                                                                   --------------    -------------  -------------

     Total liabilities and retained earnings                                       $ 312,512,792     $299,024,832   $235,969,377
                                                                                   ==============    =============  =============

See notes to consolidated financial statements.

                        WEST ESSEX BANK AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                -----------------------------------------------

                                                  Three Months Ended March 31,                Year Ended December 31,
                                                  ----------------------------       -----------------------------------------
                                                     1998              1997              1997           1996          1995
                                                  ----------        ----------       -----------    -----------    -----------
                                                           (unaudited)
Net Income                                        $  511,141        $  523,056       $   736,840    $ 1,656,008    $ 2,271,955
                                                  ----------        ----------       -----------    -----------    -----------

Other comprehensive
     income, net of income taxes:
       Unrealized holding gains (losses)
         on securities available for sale             15,246            (5,424)           65,387         20,679         84,946

       Reclassification adjustment
         for realized gains (losses) on
         securities available for sale                 -                 -                20,245        (80,813)        22,014
                                                  ----------        ----------       -----------    -----------    -----------
Other comprehensive income                            15,246            (5,424)           85,632        (60,134)       106,960
                                                  ----------        ----------       -----------    -----------    -----------
Comprehensive income                              $  526,387        $  517,632       $   822,472    $ 1,595,874    $ 2,378,915
                                                  ==========        ==========       ===========    ===========    ===========

See notes to consolidated financial statements.

                         WEST ESSEX BANK AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                  --------------------------------------------

                                                                 Retained       Accumulated
                                                                 Earnings -        Other
                                                               Substantially    Comprehensive
                                                                 Restricted        Income            Total
                                                               -------------    -------------    -------------
Balance - December 31, 1994                                    $ 24,545,372     $   (67,924)     $  24,477,448

Unrealized gain on securities available
for sale, net of income tax effect                                        -         106,960            106,960

Net income for the year ended December 31, 1995                   2,271,955               -          2,271,955
                                                               ------------     -----------      -------------

Balance - December 31, 1995                                      26,817,327          39,036         26,856,363

Unrealized loss on securities available
for sale, net of income tax effect                                                  (60,134)           (60,134)

Net income for the year ended December 31, 1996                   1,656,008               -          1,656,008
                                                               ------------     -----------      -------------

Balance - December 31, 1996                                      28,473,335         (21,098)        28,452,237

Unrealized gain on securities available
 for sale, net of income tax effect                                       -          85,632             85,632

Net income for the year ended December 31, 1997                     736,840               -            736,840
                                                               ------------     -----------      -------------

Balance - December 31, 1997                                      29,210,175          64,534         29,274,709

Unrealized gain on securities available for
 sale, net of income tax effect (unaudited)                               -          15,246             15,246

Net income for the three months ended
 March 31, 1998 (unaudited)                                         511,141               -            511,141
                                                               ------------     -----------      -------------

Balance - March 31, 1998 (unaudited)                           $ 29,721,316     $    79,780      $  29,801,096
                                                               ============     ===========      =============

See notes to consolidated financial statements.

                        WEST ESSEX BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                                                             Three Months Ended March 31,
                                                                                            ------------------------------
                                                                                                1998              1997
                                                                                            ------------      ------------
                                                                                                      (unaudited)
Cash flows from operating activities:
  Net income                                                                                $    511,141      $    523,056
  Adjustments to reconcile net income
  to net cash provided by operating activities:
     Depreciation and amortization of premises and equipment                                      74,659            51,918
     Net accretion of premiums, discounts and deferred loan fees                                 (79,971)          (21,631)
     Amortization of intangibles                                                                 148,192             -
     Provision for loan losses                                                                   (22,050)           55,000
     Provision for losses on real estate owned                                                    22,050           170,000
     Loss (gain) on sale of securities available for sale                                          -                 -
     (Gain) on sale of real estate owned                                                          (5,386)          (19,714)
     Deferred income tax expense (benefit)                                                        49,670             -
     (Increase) decrease in accrued interest receivable                                          (59,698)         (264,235)
     Decrease (increase) in refundable income taxes                                               34,070           146,502
     (Increase) decrease in other assets                                                        (161,281)          (99,299)
     (Decrease) increase in interest payable on deposits                                            (934)          (16,625)
     Increase (decrease) in other liabilities                                                     19,480           172,429
                                                                                            ------------      ------------

       Net cash provided by (used in) operating activities                                       529,942           697,401
                                                                                            ------------      ------------

Cash flows from investing activities:
  Purchase of term deposits                                                                   (5,000,000)            -
  Proceeds from maturities of securities available for sale                                       -                  -
  Proceeds from sale of securities available for sale                                             -                  -
  Proceeds from repayments on and calls of securities available for sale                          -                115,272
  Purchases of securities available for sale                                                      -             (2,023,131)
  Proceeds from maturities and calls of investment securities held to maturity                    -              2,000,000
  Purchases of investment securities held to maturity                                         (5,789,660)       (2,997,060)
  Principal repayments on mortgage-backed securities held to maturity                          7,534,184         5,774,110
  Purchases of mortgage-backed securities held to maturity                                        -             (5,243,670)
  Purchase of loans receivable                                                                   (61,000)            -
  Net (increase) decrease in loans receivable                                                 (1,448,057)         (863,486)
  Proceeds from sales of real estate owned                                                        73,979           293,800
  Proceeds from other payments received on real estate owned                                       4,000            12,402
  Capitalized cost of real estate owned                                                           -                  -
  Additions to premises and equipment                                                            (64,778)          (29,618)
  Purchase of Federal Home Loan Bank of New York stock                                           (97,700)         (150,500)
                                                                                            ------------      ------------

        Net cash (used in) investing activities                                               (4,849,032)       (3,111,881)
                                                                                            ------------      ------------

Cash flows from financing activities:
  Net increase in deposits                                                                       929,279         1,489,462
  Proceeds of borrowed money                                                                  30,000,000         4,000,000
  Repayment of borrowed money                                                                (18,000,000)       (6,000,000)
  Net increase (decrease) in
  advance payments by borrowers for taxes and insurance                                           22,748           (18,144)
  Cash received in connection with branch purchases                                               -                  -
                                                                                            ------------      ------------

        Net cash provided by (used in) financing activities                                   12,952,027          (528,682)
                                                                                            ------------      ------------

Net increase (decrease) in cash and cash equivalents                                           8,632,937        (2,943,162)
Cash and cash equivalents - beginning                                                          8,696,118         7,754,262
                                                                                            ------------      ------------

Cash and cash equivalents - ending                                                          $ 17,329,055      $  4,811,100
                                                                                            ============      ============

                                                                                                Year Ended December 31,
                                                                                     --------------------------------------------
                                                                                          1997           1996            1995
                                                                                     ------------    ------------    ------------
Cash flows from operating activities:
  Net income                                                                         $    736,840    $  1,656,008    $  2,271,955
  Adjustments to reconcile net income
  to net cash provided by operating activities:
     Depreciation and amortization of premises and equipment                              230,524         207,456         149,290
     Net accretion of premiums, discounts and deferred loan fees                         (127,373)       (137,517)       (190,428)
     Amortization of intangibles                                                        1,743,062          -                -
     Provision for loan losses                                                            487,015         232,103         509,729
     Provision for losses on real estate owned                                            372,985          45,000          33,749
     Loss (gain) on sale of securities available for sale                                  20,245        (102,752)         22,014
     (Gain) on sale of real estate owned                                                  (30,080)       (117,201)        (69,580)
     Deferred income tax expense (benefit)                                               (725,335)        (36,609)        254,297
     (Increase) decrease in accrued interest receivable                                  (360,770)          1,946        (350,224)
     Decrease (increase) in refundable income taxes                                        90,624        (137,887)         60,824
     (Increase) decrease in other assets                                                 (101,782)        134,560        (298,754)
     (Decrease) increase in interest payable on deposits                                   90,056          24,530          16,320
     Increase (decrease) in other liabilities                                          (2,815,465)      3,009,284         (13,635)
                                                                                     ------------    ------------    ------------

       Net cash provided by (used in) operating activities                               (389,454)      4,778,921       2,395,557
                                                                                     ------------    ------------    ------------

Cash flows from investing activities:
  Purchase of term deposits                                                                -               -                -
  Proceeds from maturities of securities available for sale                                -              100,000           -
  Proceeds from sale of securities available for sale                                   1,588,229         202,752          27,980
  Proceeds from repayments on and calls of securities available for sale                  115,272          91,875          94,395
  Purchases of securities available for sale                                           (7,033,784)        (88,202)        (86,080)
  Proceeds from maturities and calls of investment securities held to maturity         10,000,000       7,000,000       2,000,000
  Purchases of investment securities held to maturity                                 (10,399,678)    (10,997,500)    (12,988,750)
  Principal repayments on mortgage-backed securities held to maturity                  20,084,461      17,384,271      11,750,649
  Purchases of mortgage-backed securities held to maturity                            (37,026,167)    (30,569,541)    (22,443,315)
  Purchase of loans receivable                                                             -           (1,621,000)          -
  Net (increase) decrease in loans receivable                                         (31,617,835)      4,010,899        (621,282)
  Proceeds from sales of real estate owned                                                483,300         392,228         357,058
  Proceeds from other payments received on real estate owned                               39,602          15,500          35,256
  Capitalized cost of real estate owned                                                    (6,665)         -                -
  Additions to premises and equipment                                                    (352,753)       (332,949)       (317,461)
  Purchase of Federal Home Loan Bank of New York stock                                   (513,400)       (161,400)       (331,100)
                                                                                     ------------    ------------    ------------

       Net cash (used in) investing activities                                        (54,639,418)    (14,573,067)    (22,522,650)
                                                                                     ------------    ------------    ------------

Cash flows from financing activities:
  Net increase in deposits                                                              7,148,632       1,528,768      14,194,772
  Proceeds of borrowed money                                                           44,975,000      15,000,000      19,000,000
  Repayment of borrowed money                                                         (38,325,000)     (8,350,000)    (12,000,000)
  Net increase (decrease) in
  advance payments by borrowers for taxes and insurance                                   150,239          (4,102)          8,232
  Cash received in connection with branch purchases                                    42,021,857          -                -
                                                                                     ------------    ------------    ------------
       Net cash provided by (used in) financing activities                             55,970,728       8,174,666      21,203,004
                                                                                     ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents                                      941,856      (1,619,480)      1,075,911
Cash and cash equivalents - beginning                                                   7,754,262       9,373,742       8,297,831
                                                                                     ------------    ------------    ------------

Cash and cash equivalents - ending                                                   $  8,696,118    $  7,754,262    $  9,373,742
                                                                                     ============    ============    ============

See notes to consolidated financial statements

                         WEST ESSEX BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                            Three Months Ended March 31,          Year Ended December 31,
                                                            ----------------------------  -----------------------------------------
                                                                1998            1997          1997           1996           1995
                                                            -----------    -------------  -----------    -----------    -----------
                                                                    (unaudited)
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Income taxes                                            $   110,480    $    62,078    $ 1,035,078    $ 1,023,150    $   901,127
                                                            ===========    ===========    ===========    ===========    ===========
    Interest                                                $ 2,865,550    $ 2,141,515    $ 9,501,814    $ 8,171,056    $ 7,630,527
                                                            ===========    ===========    ===========    ===========    ===========

Supplemental schedule of noncash investing activities:
    Unrealized gain (loss) on securities
      available or sale, net of deferred income taxes       $    15,246    $    (5,424)   $    85,632    $   (60,134)   $   106,960
                                                            ===========    ===========    ===========    ===========    ===========
    Loans receivable transferred to (from) real
      estate owned                                          $         -    $   157,253    $   679,914    $   377,285    $   (82,943)
                                                            ===========    ===========    ===========    ===========    ===========
    Loans originated to facilitate the sale of real
      estate owned                                          $         -    $         -    $         -    $         -    $    72,500
                                                            ===========    ===========    ===========    ===========    ===========
    Deferred gain on sale of real estate owned              $         -    $         -    $         -    $         -    $   (92,451)
                                                            ===========    ===========    ===========    ===========    ===========

    Assets acquired in connection with branch purchases:
      Loans receivable                                      $         -    $         -    $    54,693    $         -    $         -
      Premises and equipment                                          -              -      1,360,000              -              -
      Excess of cost over assets acquired                             -              -      7,571,946              -              -
      Other assets                                                    -              -            457              -              -
                                                            -----------    -----------    -----------    -----------    -----------
                                                            $         -    $         -    $ 8,987,096    $         -    $         -
                                                            ===========    ===========    ===========    ===========    ===========

    Liabilities acquired in connection with branch
     purchases:
      Deposits                                              $         -    $         -    $51,007,382    $         -    $         -
      Other Liabilities                                               -              -          1,571              -              -
                                                            -----------    -----------    -----------    -----------    -----------
                                                            $         -    $         -    $51,008,953    $         -    $         -
                                                            ===========    ===========    ===========    ===========    ===========

See notes to consolidated financial statements.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------

     Basis of consolidated financial statement presentation
     ------------------------------------------------------

     The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, West Essex Insurance Agency, Inc. ("Subsidiary"), and have been prepared in conformity with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses, the valuation of real estate owned and the recoverability of excess of cost over assets acquired. Management believes that the allowance for loan losses is adequate and that real estate owned and excess of cost over assets acquired are appropriately valued. While management uses available information to recognize losses on loans and real estate owned and to assess the recoverability of excess of cost over assets acquired, future additions to the allowance for loan losses or further writedowns of real estate owned and excess of cost over assets acquired may be necessary based on changes in economic and market conditions in the Bank's market area.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and real estate owned valuations. Such agencies may require the Bank to recognize additions to the allowance or additional writedowns based on their judgments about information available to them at the time of their examination.

     Cash and cash equivalents
     -------------------------

     Cash and cash equivalents include cash and amounts due from depository institutions and interest-bearing deposits in other banks with original maturities of three months or less.

     Investments and mortgage-backed securities
     ------------------------------------------

     Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held-to-maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of deferred income taxes, reported in a separate component of retained earnings.

     Premiums and discounts on all securities are amortized/accreted using the interest method. Interest and dividend income on securities, which includes amortization of premiums and accretion of discounts, is recognized in the consolidated financial statements when earned. The adjusted cost basis of an identified security sold or called is used for determining security gains and losses recognized in the consolidated statements of income.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Cont'd.)
---------------------------------------------

     Loans receivable
     ----------------

     Loans receivable are stated at unpaid principal balances less the allowance for loan losses and deferred loan fees. Interest is calculated by the use of the actuarial method.


     The Bank defers loan origination fees and certain direct loan origination costs and amortizes such amounts, using the level-yield method, as an adjustment of yield over the contractual lives of the related loans.

     Uncollectible interest on loans that are contractually delinquent ninety days or more is charged off and the related loans placed on nonaccrual status, or, alternatively, an allowance for uncollectible interest is established by a charge to interest income equal to all interest previously accrued. Under either method, income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is probable, in which case the loan is returned to an accrual status.

     Allowance for loan losses
     -------------------------

     An allowance for loan losses is maintained at a level considered adequate to absorb loan losses. Management of the Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions.

     The Bank utilizes a two tier approach: (1) identification of impaired loans and the establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of its loan portfolio. The Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and estimated fair value of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although management believes that adequate loan loss allowances are established, actual losses are dependent upon future events and, as such, further additions to the level of the allowance for loan losses may be necessary.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Cont'd)
---------------------------------------------

     Allowance for loan losses  (Cont'd)
     -------------------------

     A loan evaluated for impairment is deemed to be impaired when based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. The amount of loan impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. All loans identified as impaired are evaluated independently. The Bank does not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to interest receivable and then to principal.

     Real estate owned
     -----------------

     Real estate owned consists of real estate acquired by foreclosure or deed in lieu of foreclosure. Real estate owned is recorded at the lower of cost or fair value at date of acquisition and thereafter carried at the lower of such initially recorded amount or fair value less estimated selling costs. Costs incurred in developing or preparing properties for sale are capitalized. Income and expense related to the holding and operating of properties are recorded in operations. Gains and losses from sales of such properties are recognized as incurred.

     Concentration of risk
     ---------------------

     The Bank's real estate and lending activity is concentrated in real estate and loans secured by real estate located in the State of New Jersey.

     Premises and equipment
     ----------------------

     Premises and equipment are comprised of land, at cost, and buildings and improvements, leasehold improvements and furnishings and equipment, at cost less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives.

        Buildings and improvements      10 to 50 years
        Leasehold improvements          Shorter of useful life
                                        or term of lease
        Furnishing and equipment        3 to 10 years

     Significant renewals and betterments are charged to the property and equipment account. Maintenance and repairs are charged to expense in the year incurred. Rental income is netted against occupancy costs in the consolidated statements of income.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Cont'd)
---------------------------------------------

     Excess of cost over assets acquired
     -----------------------------------

     The cost in excess of the fair value of net assets acquired was recorded on October 17, 1997 in conjunction with the acquisition of certain assets and assumption of certain liabilities of three branch offices of another financial institution. This asset primarily consists of core deposit intangibles, which represent the intangible value of depositor relationships assumed in the transaction, and is being amortized to expense over a ten-year period by use of the straight-line method.

     On a periodic basis, management reviews the excess of cost over assets acquired and evaluates events or changes in circumstances that may indicate impairment in the carrying amount of such asset. In such instances, impairment, if any, is measured on a discounted estimated cash flow basis.

     Interest-rate risk
     ------------------

     The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to purchase securities and to make loans secured by real estate. The potential for interest-rate risk exists as a result of the generally shorter duration of the Bank's interest-sensitive liabilities compared to the generally longer duration of its interest-sensitive assets. In a rising interest rate environment, liabilities will reprice faster than assets, thereby reducing net interest income. For this reason, management regularly monitors the maturity structure of the Bank's interest-earning assets and interest-bearing liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

     Income taxes
     ------------

     The Bank and Subsidiary file a consolidated federal income tax return. Income taxes are allocated based on the contribution of income to the consolidated income tax return. Separate state income tax returns are filed.

     Federal and state income taxes have been provided on the basis of reported income. The amounts reflected on the income tax returns differ from these provisions due principally to temporary differences in the reporting of certain items for financial reporting and tax reporting purposes. The income tax effect of these temporary differences is accounted for as deferred income taxes applicable to future periods.

     Reclassification
     ----------------

     Certain amounts as of and for the year ended December 31, 1996 and 1995 have been reclassified to conform with the current year's presentation.

                          WEST ESSEX BANK SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

2. SECURITIES AVAILABLE FOR SALE
--------------------------------

                                                                           March 31, 1998
                                             -------------------------------------------------------------------------
                                                   Amortized              Gross Unrealized                Carrying
                                                                 ----------------------------------
                                                     Cost              Gains            Losses              Value
                                             -----------------   ----------------   ---------------   ----------------
                                                                              (unaudited)
United States Government obligations:
   Due after one year through five years         $ 6,980,682         $  124,628       $     -            $ 7,105,310
                                             =================   ================   ===============   ================

                                                                         December 31, 1997
                                             -------------------------------------------------------------------------
                                                   Amortized              Gross Unrealized                Carrying
                                                                 ----------------------------------
                                                     Cost              Gains            Losses              Value
                                             -----------------   ----------------   ---------------   ----------------
United States Government obligations:
   Due after one year through five years         $ 6,979,747         $  100,803       $     -            $ 7,080,550
                                             =================   ================   ===============   ================

                                                                         December 31, 1996
                                             -------------------------------------------------------------------------
                                                   Amortized              Gross Unrealized                Carrying
                                                                 ----------------------------------
                                                     Cost              Gains            Losses              Value
                                             -----------------   ----------------   ---------------   ----------------
Obligations of states and
political subdivisions:
   Due after ten years                           $   114,951         $    5,407        $     -           $   120,358

Equity securities:
   Mutual fund                                     1,553,601                -              26,505          1,527,096
                                             -----------------   ----------------   ---------------   ----------------

                                                 $ 1,668,552         $    5,407        $   26,505        $ 1,647,454
                                             =================   ================   ===============   ================

The following table presents details of sales of securities available for sale:

                                           Three Months Ended March 31,              Year Ended December 31,
                                         --------------------------------   -----------------------------------------
                                               1998             1997             1997         1996          1995
                                         ---------------  ---------------   ------------  ------------  -------------
                                                    (unaudited)
Sales proceeds                           $      -         $      -          $ 1,588,229   $   202,752   $    27,980
Gross gains                                     -                -                    -       102,752             -
Gross losses                                    -                -               20,245             -        22,014

                        WEST ESSEX BANK AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------


3.   INVESTMENT SECURITIES HELD TO MATURITY
-------------------------------------------

                                                                           March 31, 1998
                                                        -----------------------------------------------------
                                                          Carrying         Gross Unrealized       Estimated
                                                                       -----------------------
                                                            Value         Gains       Losses      Fair Value
                                                        ------------   ----------   ----------   ------------
                                                                              (unaudited)
U.S. Government (including agencies):
     Due in one year or less                            $  2,000,131   $   17,049   $    -       $  2,017,180
     After one year through five years                     3,999,678       14,698        -          4,014,376
     After five years through ten years                   17,000,000      115,779       34,375     17,081,404
     After ten years                                       5,618,360      210,145        9,501      5,819,004
                                                        ------------   ----------   ----------   ------------

                                                          28,618,169      357,671       43,876     28,931,964

Municipal obligation due within one year                     150,000       -             -            150,000
                                                        ------------   ----------   ----------   ------------

                                                        $ 28,768,169   $  357,671   $   43,876   $ 29,081,964
                                                        ============   ==========   ==========   ============

                                                                          December 31, 1997
                                                        -----------------------------------------------------
                                                          Carrying         Gross Unrealized       Estimated
                                                                       -----------------------
                                                            Value         Gains       Losses      Fair Value
                                                        ------------   ----------   ----------   ------------
                                                                              (unaudited)
U.S. Government (including agencies):
     Due in one year or less                            $  2,000,150   $   59,850   $    -       $  2,060,000
     After one year through five years                     3,999,622       11,315        -          4,010,937
     After five years through ten years                   12,000,000      116,247        -         12,116,247
     After ten years                                       4,929,094      222,270        -          5,151,364
                                                        ------------   ----------   ----------   ------------

                                                        $ 22,928,866   $  409,682   $    -       $ 23,338,548
                                                        ============   ==========   ==========   ============

                                                                          December 31, 1996
                                                        -----------------------------------------------------
                                                          Carrying         Gross Unrealized       Estimated
                                                                       -----------------------
                                                            Value         Gains       Losses      Fair Value
                                                        ------------   ----------   ----------   ------------
                                                                              (unaudited)
U.S. Government (including agencies):
     Due after one year through five years              $  3,999,631   $   52,244        -       $  4,051,875
     After five years through ten years                   11,000,000      120,201       21,388     11,098,813
     After ten years                                       7,476,835      194,044       55,875      7,615,004
                                                        ------------   ----------   ----------   ------------

                                                        $ 22,476,466   $  366,489   $   77,263   $ 22,765,692
                                                        ============   ==========   ==========   ============

There were no sales of investment securities held to maturity during the three months ended March 31, 1998 and 1997 (unaudited) or during the years ended December 31, 1997, 1996 and 1995.

At March 31, 1998 and December 31, 1997 and 1996, investment securities held to maturity with a carrying value of $491,000 (unaudited), $491,000 and $490,000, respectively, were pledged to the United States Bankruptcy Trustee.

                        WEST ESSEX BANK AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------


4.   MORTGAGE-BACKED SECURITIES HELD TO MATURITY
------------------------------------------------

                                                                              March 31, 1998
                                                        ---------------------------------------------------------
                                                           Carrying          Gross Unrealized         Estimated
                                                                        -------------------------
                                                             Value          Gains        Losses       Fair Value
                                                        -------------   -----------   -----------   -------------
                                                                               (unaudited)
Government National Mortgage Association                $  73,748,361   $ 1,195,007   $     -       $  74,943,368
Federal Home Loan Mortgage Corporation                     25,388,707       368,255        36,099      25,720,863
Federal National Mortgage Association                      23,488,732       242,828         4,103      23,727,457
Other                                                           7,089        -              -               7,089
                                                        -------------   -----------   -----------   -------------

                                                        $ 122,632,889   $ 1,806,090   $    40,202   $ 124,398,777
                                                        =============   ===========   ===========   =============

                                                                            December 31, 1997
                                                        ---------------------------------------------------------
                                                           Carrying          Gross Unrealized         Estimated
                                                                        -------------------------
                                                             Value          Gains        Losses       Fair Value
                                                        -------------   -----------   -----------   -------------
Government National Mortgage Association                $  78,657,282   $ 1,158,307   $    40,774   $  79,774,815
Federal Home Loan Mortgage Corporation                     26,551,191       275,562        77,959      26,748,794
Federal National Mortgage Association                      24,958,646       191,719         -          25,150,365
Other                                                           7,172        -              -               7,172
                                                        -------------   -----------   -----------   -------------

                                                        $ 130,174,291   $ 1,625,588   $   118,733   $ 131,681,146
                                                        =============   ===========   ===========   =============

                                                                           December 31, 1996
                                                        ---------------------------------------------------------
                                                           Carrying          Gross Unrealized         Estimated
                                                                        -------------------------
                                                             Value          Gains        Losses       Fair Value
                                                        -------------   -----------   -----------   -------------
Government National Mortgage Association                $  65,995,553   $ 1,099,373   $     -       $  67,094,926
Federal Home Loan Mortgage Corporation                     32,041,105       227,832       245,424      32,023,513
Federal National Mortgage Association                      15,204,132        59,035        36,534      15,226,633
Other                                                          13,296        -              -              13,296
                                                        -------------   -----------   -----------   -------------

                                                        $ 113,254,086   $ 1,386,240   $   281,958   $ 114,358,368
                                                        =============   ===========   ===========   =============

There were no sales of mortgage-backed securities held to maturity during the three months ended March 31, 1998 and 1997 (unaudited) or during the years ended December 31, 1997, 1996 and 1995.

See Note 11 to consolidated financial statements regarding mortgage-backed securities held to maturity pledged as collateral for borrowed money

5. LOANS RECEIVABLE
-------------------

                                      March 31,             December 31,
                                                    ---------------------------
                                         1998           1997           1996
                                     -------------  -------------   -----------
                                      (unaudited)
Real estate mortgage:
      Conventional                   $ 101,179,365  $  99,474,155  $ 74,201,698
      FHA insured                          201,593        257,285       301,161
      VA guaranteed                        441,023        457,155       581,547
                                     -------------  -------------  ------------

                                       101,821,981    100,188,595    75,084,406
                                     -------------  -------------  ------------

Agency for International Development        57,326         58,875        87,009
                                     -------------  -------------  ------------

Construction and land development        7,141,336      6,484,920     2,080,011
                                     -------------  -------------  ------------

Consumer:
      Passbook or certificate              496,695        550,169       427,122
      Equity                             8,294,785      8,491,437     6,579,475
      Second mortgage                       59,670         62,595        73,591
      Home improvement                           -              -         4,621
      Automobile                           274,127        259,097       163,110
      Credit reserve                        29,795         31,480             -
                                     -------------  -------------  ------------

                                         9,155,072      9,394,778     7,247,919
                                     -------------  -------------  ------------

      Total loans                      118,175,715    116,127,168    84,499,345
                                     -------------  -------------  ------------

Less: Loans in process                   2,009,066      1,437,016       440,400
      Allowance for loan losses          1,862,971      1,885,021     1,563,991
      Deferred loan fees                     1,219         70,390       360,807
                                     -------------  -------------  ------------

                                         3,873,256      3,392,427     2,365,198
                                     -------------  -------------  ------------

                                     $ 114,302,459  $ 112,734,741  $ 82,134,147
                                     =============  =============  ============

Included in real estate mortgage in the above table, at March 31, 1998 and December 31, 1997 and 1996, are one- to four-family residential mortgages totalling $89,451,000 (unaudited), $87,489,000 and $60,741,000, respectively.

The Bank has granted loans to officers and directors of the Bank and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $1,193,000 (unaudited) at March 31, 1998 and $1,200,000 and $501,000 at December
31, 1997 and 1996, respectively. During the three months ended March 31, 1998, repayments totalled $7,000 (unaudited). During the year ended December 31, 1997, new loans granted and repayments totalled $835,000 and $136,000, respectively.

At March 31, 1998 and 1997 (unaudited) and December 31, 1997, 1996 and 1995, loans serviced for the benefit of others totalled approximately $45,000 (unaudited), $68,000 (unaudited), $53,000, $72,000 and $92,000, respectively.

                        WEST ESSEX BANK AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

5. LOANS RECEIVABLE (Cont'd.)
-------------------

Nonperforming loans consist of nonaccrual and renegotiated loans. Nonaccrual loans are those on which income under the accrual method has been discontinued with subsequent interest payments credited to interest income when received, or if ultimate collectibility of principal is in doubt, applied as principal reductions. Renegotiated loans are loans whose contractual interest rates have been reduced or where other significant concessions have been made due to a borrower's financial difficulties. Interest on these loans is either accrued or credited directly to interest income.

Nonperforming loans were as follows (in thousands):

                                      March 31,              December 31,
                                                     --------------------------
                                        1998            1997            1996
                                     -------------   ----------      ----------
                                      (unaudited)
Nonaccrual                           $       2,214   $    2,413      $    2,869
Renegotiated                                    92           94              99
                                     -------------   ----------      ----------
                                     $       2,306   $    2,507      $    2,968
                                     =============   ==========      ==========

The impact of nonperforming loans on interest income is as follows (in thousands):

                                                  Three Months Ended                           Year Ended
                                                       March 31,                              December 31,
                                             ----------------------------       -----------------------------------------------
                                                 1998            1997                1997             1996             1995
                                             ------------    ------------       --------------    ------------     ------------
                                                     (unaudited)
Interest income if performing in
accordance with original terms               $         52    $         67       $         234     $        278     $        229
Interest income actually recorded                      12               5                  57               74               48
                                             ------------    ------------       -------------     ------------     ------------
Interest income lost                         $         40    $         62       $         177     $        204     $        181
                                             ============    ============       =============     ============     ============

The following is an analysis of the allowance for loan losses:

                                                    Three Months Ended                               Year Ended
                                                         March 31,                                  December 31,
                                               ----------------------------       -----------------------------------------------
                                                   1998            1997                1997             1996             1995
                                               ------------    ------------       --------------    ------------     ------------
                                                       (unaudited)
Balance - beginning                            $  1,885,021    $  1,563,991       $  1,563,991      $  1,199,888     $  1,236,032
Provision (credited) charged to operations          (22,050)         55,000            487,015           232,103          509,729
Loans charged off to allowance                            -               -           (165,985)                -         (545,873)
Recovery of loan previously charged off                   -               -                  -           132,000                -
                                               ------------    ------------       ------------      ------------     ------------
                                               $  1,862,971    $  1,618,991       $  1,885,021      $  1,563,991     $  1,199,888
                                               ============    ============       ============      ============     ============

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

5. LOANS RECEIVABLE (Cont'd.)
-------------------

Impaired loans and related amounts recorded in the allowance for loan losses are summarized as follows (in thousands):

                                                      March 31,                    December 31,
                                                                       ------------------------------------
                                                       1998                 1997                 1996
                                                    -------------      ---------------      ---------------
                                                     (unaudited)
Recorded investment in impaired loans:
  With recorded allowances                          $       1,345      $         1,344      $         1,505
  Without recorded allowances                                 304                  304                  304
                                                    -------------      ---------------      ---------------
     Total impaired loans                                   1,649                1,648                1,809
  Related allowance for loan losses                           580                  580                  435
                                                    -------------      ---------------      ---------------
     Net impaired loans                             $       1,069      $         1,068      $         1,374
                                                    =============      ===============      ===============

For the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, the average recorded investment in impaired loans totalled $1,648,000 (unaudited), $1,757,000 (unaudited), $1,916,000, $1,567,000 and $1,590,000, respectively. During the year ended December 31, 1996, interest income of $11,000, all on the cash basis, was recognized on such loans during the time each loan was impaired. During the three months ended March 31, 1998 and 1997 (unaudited) and the years ended December 31, 1997 and 1995, no interest income was recognized on such loans during the time each loan was impaired.

6. REAL ESTATE OWNED
--------------------

                                                      March 31,                    December 31,
                                                                       ------------------------------------
                                                       1998                 1997                 1996
                                                    -------------      ---------------      ---------------
                                                     (unaudited)
Acquired in settlement of loans                     $   1,120,197      $     1,388,840      $     1,492,068
Allowance for losses                                            -              174,000               98,000
                                                    -------------      ---------------      ---------------
                                                    $   1,120,197      $     1,214,840      $     1,394,068
                                                    =============      ===============      ===============

The following is an analysis of the allowance for losses:

                                                   Three Months Ended                               Year Ended
                                                         March 31,                                  December 31,
                                               ----------------------------       -----------------------------------------------
                                                   1998            1997                1997             1996             1995
                                               ------------    ------------       --------------    ------------     ------------
                                                       (unaudited)
Balance - beginning                            $    174,000    $     98,000       $     98,000      $     98,000     $    500,000
Provisions charged to operations                     22,050         170,000            372,985            45,000           33,749
Losses charged to allowance                        (196,050)       (170,000)          (296,985)          (45,000)        (435,749)
                                               ------------    ------------       ------------      ------------     ------------
Balance - ending                               $          -    $     98,000       $    174,000      $     98,000     $     98,000
                                               ============    ============       ============      ============     ============

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


6. REAL ESTATE OWNED  (Cont'd.)
--------------------

The following is an analysis of the (loss) income on real estate owned:

                                              Three Months Ended
                                                  March 31,                              Year Ended December 31,
                                           ------------------------        ----------------------------------------------------
                                              1998          1997               1997                1996                1995
                                           ---------     ----------        ------------         ----------          ----------
                                                    (unaudited)
Gain on sale, net                         $    5,386     $    19,714       $     30,080       $     117,201       $    162,031
Carrying cost, net                            (7,084)         (7,035)           (36,965)            (51,638)           (69,349)
Provision for losses                         (22,050)       (170,000)          (372,985)            (45,000)           (33,749)
                                          -----------    -------------     -------------       -------------      -------------

                                          $  (23,748)    $  (157,321)     $   (379,870)      $       20,563       $     58,933
                                          -----------    -------------     -------------       -------------      -------------


7. PREMISES AND EQUIPMENT
-------------------------

                                                               March 31,                       December 31,
                                                                                  ----------------------------------------
                                                                1998                      1997                       1996
                                                           -------------          ---------------           --------------
                                                            (unaudited)
Land                                                       $     979,315             $    979,315               $   358,253
                                                           -------------             ---------------           --------------

Building and improvements                                      2,168,439                2,159,938                 1,419,641
Less accumulated depreciation                                    800,195                  778,047                   709,995
                                                           --------------            ---------------           --------------

                                                               1,368,244                1,381,891                   709,646
                                                           --------------            ---------------           --------------
Leasehold improvements                                           112,754                  112,754                   112,754
Less accumulated amortization                                    110,282                  110,017                   108,957
                                                           --------------            ---------------           --------------
                                                                   2,472                    2,737                     3,797
                                                           --------------            ---------------           --------------

Furnishings and equipment                                      2,631,742                2,575,464                 2,224,070
Less accumulated depreciation                                  1,869,070                1,816,823                 1,655,411
                                                           --------------            ---------------           --------------

                                                                 762,672                  758,641                   568,659
                                                           --------------            ---------------           --------------

                                                           $   3,112,703             $  3,122,584              $  1,640,355
                                                           ==============            ===============           ==============

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


8. ACCRUED INTEREST RECEIVABLE
------------------------------

                                                             March 31,               December 31,
                                                                             ---------------------------
                                                               1998              1997           1996
                                                           -------------     ------------   ------------
                                                            (unaudited)
Loans                                                      $     677,941     $    690,706   $    564,744
Mortgage-backed securities                                       715,833          852,519        691,298
Investments and other                                            686,971          479,574        407,028
                                                           -------------     ------------   ------------

                                                               2,080,745        2,022,799      1,663,070
Less allowance for uncollected interest on loans                   8,850           10,602         11,643
                                                           -------------     ------------   ------------

                                                           $   2,071,895     $  2,012,197   $  1,651,427
                                                           =============     ============   ============

9. EXCESS OF COST OVER ASSETS ACQUIRED
--------------------------------------

On October 17, 1997, the Bank acquired three branch locations from another financial institution. The amounts related to the transaction are reflected separately in the consolidated statement of cash flows for the year ended December 31, 1997. The $7,571,946 excess of cost over assets acquired initially recorded was based upon the amount of deposits the Bank had acquired. The deposits purchased declined at a rate significantly in excess of that expected before stabilizing by December 31, 1997. Management performed a reassessment of the carrying value of this asset and, as a result, a loss of $1,585,313 was recorded. Such loss is included in "Amortization of intangible" in the consolidated statement of income for the year ended December 31, 1997.

10. DEPOSITS
------------

                                                         March 31, 1998
                                          ------------------------------------------
                                            Weighted
                                            Average
                                              Rate          Amount         Percent
                                          -----------   -------------   ------------
                                                         (unaudited)
Demand accounts:
   Non-interest-bearing                         0.00%   $  11,433,090           4.78
   Interest-bearing                             1.69%      22,255,814           9.31
                                                        -------------   ------------

                                                1.12%      33,688,904          14.09

Savings and club accounts                       2.58%      61,840,466          25.86
Certificates of deposit                         5.49%     143,591,116          60.05
                                                        -------------   ------------

                                                4.13%   $ 239,120,486         100.00
                                                        =============   ============

                        WEST ESSEX BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

10. DEPOSITS  (Cont'd.)
------------

                                                                                December 31,
                                             --------------------------------------------------------------------------------
                                                               1997                                     1996
                                             ---------------------------------------    -------------------------------------
                                               Weighted                                  Weighted
                                               Average                                    Average
                                                Rate         Amount         Percent        Rate         Amount      Percent
                                             ----------  -------------    ----------    ----------  -------------  ----------
Demand accounts:
   Non-interest-bearing                        0.00%     $ 11,371,513         4.78         0.00%    $  7,270,396       4.04
   Interest-bearing                            1.84%       21,662,441         9.09         1.81%      15,214,291       8.46
                                                         -------------    ----------                -------------  ----------

                                               1.18%       33,033,954        13.87         1.23%      22,484,687      12.50
Savings and club accounts                      2.60%       62,834,205        26.38         2.49%      49,814,106      27.68
Certificates of deposit                        5.51%      142,323,982        59.75         5.33%     107,646,710      59.82
                                                         -------------    ----------                -------------  ----------

                                               4.14%     $238,192,141       100.00         4.03%    $179,945,503     100.00
                                                         =============    ==========                =============  ==========


The amount of certificates of deposit with balances of $100,000 or more at March 31, 1998 and December 31, 1997 and 1996 were approximately $17,596,000 (unaudited), $19,327,000 and $15,064,000, respectively. Individual deposits in excess of $100,000 are not insured by the Federal Deposit Insurance Corporation.

The scheduled maturities of certificates of deposit are as follows (in thousands):

                                                                                   March 31,             December 31,
                                                                                                  -------------------------
                                                                                     1998             1997          1996
                                                                                 ------------     -----------   -----------
                                                                                  (unaudited)
One year or less                                                                 $  115,168       $  114,233    $    86,574
After one to three years                                                             25,387           25,309         16,417
After three years                                                                     3,036            2,782          4,656
                                                                                 ------------     -----------   -----------

                                                                                 $  143,591       $  142,324    $   107,647
                                                                                 ============     ===========   ===========


A summary of interest on deposits is as follows (in thousands):

                                     Three Months
                                    Ended March 31,              Year Ended December 31,
                                -----------------------   ------------------------------------
                                   1998         1997         1997         1996         1995
                                ---------    ----------   ----------   ----------   ----------
                                      (unaudited)
Demand accounts                 $      94    $       67   $      293   $      269   $      311
Savings and club accounts             407           314        1,357        1,278        1,397
Certificates of deposit             1,932         1,428        6,439        5,602        4,843
                                ---------    ----------   ----------   ----------   ----------
                                $   2,433    $    1,809   $    8,089   $    7,149   $    6,551
                                =========    ==========   ==========   ==========   ==========

                        WEST ESSEX BANK AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------


11.  BORROWED MONEY
-------------------

The following table presents details of borrowed money, all of which has been borrowed from the Federal Home Loan Bank of New York ("FHLB"):

                                                                                               December 31,
                                                                         --------------------------------------------------------
                                             March 31, 1998                       1997                             1996
                                   -----------------------------------   -------------------------     --------------------------
                                        Weighted                            Weighted                     Weighted
                                        Average                             Average                      Average
                                         Rate               Amount           Rate         Amount          Rate          Amount
                                   ----------------     --------------   ------------  ------------    ------------   -----------
                                               (unaudited)
Securities sold under
   agreements to
   repurchase maturing
   within three months                -  %              $     -               5.82%    $ 18,000,000         5.60%     $  6,000,000

Convertible advances:
   due March 24, 2008(a)             5.33%                10,000,000           -  %          -               -  %           -
   due March 25, 2008(b)             5.59%                10,000,000           -  %          -               -  %           -

Monthly amortizing advances:
   Payable in sixty monthly
      principal and interest
      installments of $96,286
      through February 24, 2003      5.84%                 5,000,000           -  %          -               -  %           -

   Payable in 120 monthly
      principal and interest
      installments of $55,591
      through February 25, 2008      6.03%                 5,000,000           -  %          -               -  %           -

Term advances maturing:
   within one year                   6.38%                 7,350,000          6.38%       7,350,000         6.25%        8,350,000
   after one to two years            6.50%                 4,350,000          6.50%       4,350,000         6.57%        4,350,000
   after two to three years          6.95%                   600,000          6.95%         600,000         6.48%        4,350,000
   after three to four years          -  %                    -                -  %          -              6.90%          600,000
                                                        ------------                   ------------                   ------------

                                     5.86%              $ 42,300,000          6.08%    $ 30,300,000         6.20%     $ 23,650,000
                                                        ============                   ============                   ============

(a) Convertible at lender option to replacement funding at then current rates on March 24, 2001 and quarterly thereafter.

(b) Convertible at lender option to replacement funding at then current rates on March 25, 2003 and quarterly thereafter.

Certain information concerning borrowed money is summarized as follows:

                                                   Three Months Ended
                                                         March 31,                            Year Ended December 31,
                                               ----------------------------       -----------------------------------------------
                                                   1998            1997                1997             1996             1995
                                               ------------    ------------       --------------    ------------     ------------
                                                       (unaudited)
Average balance outstanding                    $ 30,144,000    $ 22,650,000       $   26,223,000    $ 18,096,000     $ 15,615,000
Maximum month-end balance outstanding            42,300,000      23,650,000           43,675,000      23,650,000       19,000,000
Average interest rate                                 5.80%           6.06%                5.97%           6.36%            6.83%
---------------------------------------------------------------------------------------------------------------------------------

11. BORROWED MONEY  (Cont'd.)
------------------

At March 31, 1998 (unaudited) and December 31, 1997 and 1996, the borrowings were secured by pledges of the Bank's investment in the capital stock of the FHLB totalling $2,281,500, $2,183,800 and $1,670,400, respectively, and mortgage-backed securities held to maturity with an aggregate carrying value of $48,478,000, $39,870,000 and $27,035,000, respectively.


12. REGULATORY CAPITAL
----------------------

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to assets (as defined). The following tables present a reconciliation of capital per generally accepted accounting principles ("GAAP") and regulatory capital and information as to the Bank's capital levels at the dates presented:


                                                            March 31, 1998          December 31,
                                                          -----------------   ----------------------
                                                             (unaudited)       1997           1996
                                                                              --------     --------
GAAP capital                                                 $ 29,801         $ 29,275     $ 28,452
Less: excess of cost over assets acquired                      (5,681)          (5,829)           -
Less: unrealized gain on debt securities                          (80)             (65)          (5)
                                                             --------         --------     --------
Core and tangible capital                                      24,040           23,381       28,447
Add: general valuation allowance, as limited                    1,252            1,185          946
                                                             --------         --------     --------

       Total regulatory capital                              $ 25,292         $ 24,566     $ 29,393
                                                             ========         ========     ========


                                                                As of March 31, 1998 (unaudited)
                                                -------------------------------------------------------------------
                                                                                             To Be Well Capitalized
                                                                        Minimum Capital     Under Prompt Corrective
                                                      Actual              Requirements        Actions Provisions
                                                ------------------   --------------------  ------------------------
                                                 Amount     Ratio      Amount      Ratio     Amount        Ratio
                                                --------  --------   ---------   --------  ---------    -----------
                                                                    (dollars in thousands)
Total Capital
  (to risk-weighted assets)                    $ 25,292    19.95%      $ 10,144    8.00%    $ 12,680       10.00%

Tier 1 Capital
  (to risk-weighted assets)                      24,040    18.96%             -        -       7,608        6.00%

Core (Tier 1) Capital
  (to adjusted total assets)                     24,040     7.84%        12,268    4.00%      15,335        5.00%

Tangible Capital
  (to adjusted total assets)                     24,040     7.84%         4,600    1.50%           -           -

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


12.   REGULATORY CAPITAL (Cont'd.)
------------------------

                                                              As of December 31, 1997
                                     ----------------------------------------------------------------------------
                                                                                         To Be Well capitalized
                                                                 Minimum Capital        Under Prompt Corrective
                                            Actual                 Requirements            Actions Provisions
                                     ---------------------   -----------------------   --------------------------
                                      Amount       Ratio        Amount      Ratio        Amount         Ratio
                                     ---------   ---------   -----------  ----------   -----------  -------------
                                                               (dollars in thousands)
Total Capital
  (to risk-weighted assets)           $ 24,566      26.10%      $ 7,530      8.00%       $  9,412       10.00%

Tier 1 capital
  (to risk-weighted assets)             23,381      24.84%            -         -           5,647        6.00%

Core (Tier 1) Capital
  (to adjusted total assets)            23,381       7.98%        8,794      3.00%         14,657        5.00%

Tangible Capital
  (to adjusted total assets)            23,381       7.98%        4,397      1.50%              -           -

                                                              As of December 31, 1996
                                     ----------------------------------------------------------------------------
                                                                                         To Be Well capitalized
                                                                 Minimum Capital        Under Prompt Corrective
                                            Actual                 Requirements            Actions Provisions
                                     ---------------------   -----------------------   --------------------------
                                      Amount       Ratio        Amount      Ratio        Amount         Ratio
                                     ---------   ---------   -----------  ----------   -----------  -------------
                                                               (dollars in thousands)
Total Capital
  (to risk-weighted assets)           $ 29,393      39.15%      $ 6,006      8.00%       $  7,507       10.00%

Tier 1 capital
  (to risk-weighted assets)             28,447      37.90%            -         -           4,504        6.00%

Core (Tier 1) Capital
  (to adjusted total assets)            28,447      12.06%        7,079      3.00%         11,798        5.00%

Tangible Capital
  (to adjusted total assets)            28,447      12.06%        3,539      1.50%              -           -


As of December 4, 1997, the most recent notification from the OTS, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions existing or events which have occurred since notification that management believes have changed the institution's category.


13.   RETIREMENT PLAN
---------------------

The Bank has a non-contributory pension plan covering all eligible employee. The plan is a defined benefit plan which provides benefits based on a participant's years of service and compensation. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes.

                        WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


13.   RETIREMENT PLAN (Cont'd.)
---------------------

The following table sets forth the plan's annually determined funded status:

                                                                              December 31,
                                                                        --------------------------
                                                                           1997            1996
                                                                        -----------     -----------
Actuarial present value of benefit obligation, including
vested benefits of $2,658,587 and $2,238,389, respectively.             $  2,709,212    $  2,271,153
                                                                        =============   =============

Projected benefit obligation                                            $ (3,257,644)   $ (2,789,153)
Plan assets at fair value; primarily mutual funds                          2,984,086       2,534,416
                                                                        -------------   -------------
Projected benefit obligation in excess of plan assets                       (273,558)       (254,737)
Unrecognized net transition obligation                                       189,872         221,517
Unreconized past service cost                                                 80,492          90,045
Unreconized net (gain)                                                      (131,598)       (188,143)
                                                                        -------------   -------------
Accured pension cost included in other liabilities                      $   (134,792)   $   (131,318)
                                                                        =============   =============


The following table sets forth the components of net periodic pension cost:

                                                                                  Year Ended December 31,
                                                                       --------------------------------------------------
                                                                           1997               1996               1995
                                                                       ------------       ------------      -------------
Net periodic pension cost
included the following components
     Service cost                                                      $  109,752         $  130,573        $   90,794
     Interest cost                                                        206,416            187,634           173,961
     Actual return on plan assets                                        (361,720)          (284,857)         (427,904)
     Net amortization and deferral                                        222,518            170,747           348,456
                                                                       ------------       ------------      -------------
Net periodic pension cost
 included in salaries and employee benfits                             $  176,966         $  204,097        $  185,307
                                                                       ============        ===========      =============


Retirement Plan expense recorded for the three months ended March 31, 1998 and 1997 totalled approximately $47,000 (unaudited) and $48,000 (unaudited), respectively.

Assumptions used to develop the net periodic pension cost were as follows:

                                                                                    Year Ended December 31
                                                                      ---------------------------------------------------
                                                                           1997               1996              1995
                                                                      -------------       ------------      -------------
Discount rates                                                                7.50%              7.00%              8.25%
Expected long-term rate of return                                             7.00%              7.00%              7.00%
Rate of increase in compensation levels                                       5.50%              5.00%              6.00%

                        WEST ESSEX BANK AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------


14.  INCOME TAXES
-----------------

The Bank qualifies as a Savings Institution under the provisions of the Internal Revenue Code and, therefore, was permitted, prior to January 1, 1996, to deduct from taxable income an allowance for bad debts based upon the more favorable of:
(i) a method based on the Bank's actual loss experience (the "experience" method); or (ii) a method based on eight percent of taxable income before such deduction, less certain adjustments and subject to certain limitations (the "percentage of taxable income" method). Effective January 1, 1996, the percentage of taxable income method was repealed. The Bank may now use either the experience method or the specific charge off method. See Note 16 to consolidated financial statements. Retained earnings at December 31, 1997, include approximately $6.8 million of such bad debt allowance for which federal income taxes have not been provided.

The components of income taxes are summarized as follows:

                                            Three Months Ended
                                                 March 31,                      Year Ended December 31,
                                        -------------------------     -----------------------------------------
                                           1998           1997            1997           1996           1995
                                        ----------     ----------     -----------    -----------    -----------
                                               (unaudited)
Current tax expense:
     Federal income                     $  193,763     $  261,184     $ 1,066,590    $   801,976    $   925,368
     State income                           16,126         23,301          95,024         70,584         41,152
                                        ----------     ----------     -----------    -----------    -----------

                                           209,889        284,485       1,161,614        872,560        966,520
                                        ----------     ----------     -----------    -----------    -----------
Deferred tax (benefit) expense:
     Federal income                         45,528         -             (664,857)       (33,554)       197,099
     State income                            4,142         -              (60,478)        (3,055)        57,198
                                        ----------     ----------     -----------    -----------    -----------

                                            49,670         -             (725,335)       (36,609)       254,297
                                        ----------     ----------     -----------    -----------    -----------

                                        $  259,559     $  284,485     $   436,279    $   835,951    $ 1,220,817
                                        ==========     ==========     ===========    ===========    ===========

The components of the net deferred income tax asset are as follows:

                                                                       March 31,            December 31,
                                                                                     --------------------------
                                                                          1998           1997          1996
                                                                      -----------    -----------    -----------
                                                                      (unaudited)
Deferred tax assets:
     Allowance for loan losses                                        $   716,829    $   777,563    $   519,185
     Deferred loan origination fees, net                                   -              -              89,538
     Goodwill                                                             589,660        581,747         -
     Other                                                                 65,093         41,073         33,450
                                                                      -----------    -----------    -----------

          Total deferred tax assets                                     1,371,582      1,400,383        642,173
                                                                      -----------    -----------    -----------

Deferred tax liabilities:
     Deferred loan origination fees, net                                   57,809         36,940         -
     Unrealized gain on securities available for sale                      44,838         36,269         -
     Other                                                                 -              -               4,065
                                                                      -----------    -----------    -----------

          Total deferred tax liabilities                                  102,647         73,209          4,065
                                                                      -----------    -----------    -----------

          Net deferred tax asset included in other assets             $ 1,268,935    $ 1,327,174    $   638,108
                                                                      ===========    ===========    ===========

                        WEST ESSEX BANK AND SUBSIDIARY
                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                   -----------------------------------------

14.  INCOME TAXES (Cont'd.)
-----------------

Refundable income taxes totalling $54,834 (unaudited), $88,904 and $178,960 are included in other assets at March 31, 1998 and December 31, 1997 and 1996, respectively. Income taxes payable totalling $135,606 (unaudited), $39,069 and $6,319 are included in other liabilities at March 31, 1998 and December 31, 1997 and 1996, respectively.

The following table presents a reconciliation between the reported income taxes and the income taxes which would be computed by applying the normal federal income tax rate of 34% to income before income taxes:

                                                       Three Months Ended                        Year Ended
                                                            March 31,                           December 31
                                                     -------------------------      ---------------------------------------
                                                       1998          1997              1997          1996          1995
                                                     ------------  -----------      ----------    -----------   -----------
                                                            (unaudited)
Federal income tax                                   $  262,038    $  274,564       $  398,860     $  847,266   $ 1,187,542
Increases (reductions) in taxes resulting from:
     Reinstatement of portion of base
     year bad debt reserve for income tax purposes            -             -                -              -       (57,328)
     Non-deductible captial loss                              -             -            6,883                        7,485
     Utilization of capital loss carryforward                 -             -                -        (34,936)            -
     New Jersey savings institution tax,
       net of federal income tax effect                  13,377        15,379           22,800         44,569        64,911
     Other items, net                                   (15,856)       (5,458)           7,736        (20,948)       18,207
                                                     ------------  -----------      -----------    -----------  -----------
Effective income tax                                 $  259,559    $  284,485       $  436,279     $  835,951   $ 1,220,817
                                                     ============  ===========      ===========    ===========  ===========

Effective income tax rate                                  33.7%         35.2%            37.2%          33.5%         35.0%
                                                     ============  ===========      ===========    ===========  ===========

15.  COMMITMENTS AND CONTINGENCIES
----------------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments primarily include commitments to extend credit. Such instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contractual amounts of these instruments reflect the extent of involvement the Bank has in those particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

At March 31, 1998 (unaudited), the Bank had $12,860,000 in commitments to originate loans, consisting of $11,445,000 for fixed rate loans with interest rates ranging from 6.625% to 7.625%, $760,000 for adjustable rate loans with initial interest rates ranging from 6.625% to 6.875%, $50,000 for a floating rate equity line of credit with an initial interest rate of 8.00% and $605,000 for the purchase of loan participation interests. The $605,000 in loan participations include $275,000 for a twelve-month, 8.25% construction loan, $80,000 for a fixed rate loan whose rate will be fixed at funding at 1.60% above the Federal Home Loan Bank CIP advance rate and a $250,000 adjustable rate loan whose initial rate will be fixed at funding for five or ten years at 1.60% above the Federal Home Loan Bank CIP advance rate and will adjust every fifth or tenth year thereafter.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


15.  COMMITMENTS AND CONTINGENCIES  (Cont'd.)
----------------------------------

At December 31, 1997 and 1996, the Bank had $1,324,000 and $2,374,000,
respectively, in outstanding commitments to originate loans. The outstanding commitments at December 31, 1997 include $724,000 for fixed rate loans with interest rates ranging from 7.25% to 7.75%, $100,000 for a floating rate equity line of credit with an initial rate of 8.00% and $500,000 for the purchase of loan participations consisting of $200,000 for fixed rate loans whose rates will be fixed at funding at 1.60% above the Federal Home Loan Bank CIP advance rate and a $300,000 adjustable rate loan whose initial rate will be fixed at funding for five years at 1.60% above the Federal Home Loan Bank CIP advance rate and will adjust every fifth year thereafter.

At March 31, 1998 and December 31, 1997 and 1996, undisbursed funds from approved lines of credit under a homeowners' equity lending program amounted to approximately $4,339,000 (unaudited), $4,137,000 and $3,117,000, respectively. Unless they are specifically cancelled by notice from the Bank, these funds represent firm commitments available to the respective borrowers on demand. The interest rate charged for any month on funds disbursed under the program is 1.0% above the prime rate published in The Wall Street Journal on the last day of the preceding month.

At March 31, 1998 and December 31, 1997, undisbursed funds from approved unsecured lines of credit under the Credit Reserve program totalled $115,000 (unaudited) and $99,000, respectively. Funds drawn on these lines are assessed interest at a rate of 18.00%.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but primarily includes commercial and residential real estate.

Rentals under a long-term operating lease for a branch office amounted to approximately $12,000 (unaudited) for each of the three months ended March 31, 1998 and 1997 and approximately $50,000 for each of the years ended December 31, 1997, 1996 and 1995. At December 31, 1997, the minimum rental commitment under this noncancellable lease expiring in 1998 is $41,000.

The Bank also has, in the normal course of business, commitments for services and supplies. Management does not anticipate losses on any of these transactions.

During the year ended December 31, 1997, the Bank became a defendant in a litigation matter under which it is accused of breach of contract, fraud and violation of the New Jersey Consumer Fraud Act. The lawsuit is related to a condominium construction project which was discontinued due to borrower default. The Bank denies the material allegations set forth in the Complaint. The Bank filed a motion to dismiss the contract claims and to re-plead the fraud claims. On February 20, 1998, the

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


Superior Court of New Jersey denied the Bank's motion to dismiss the contract claims, but granted the Bank's motion requiring plaintiffs to re-plead the fraud counts with particularity. On March 13, 1998, the plaintiffs filed an amended complaint and, on April 8, 1998, the Bank filed its answer to the amended complaint. The plaintiffs are seeking, among other things, compensatory damages, punitive damages in the amount of $5,000,000, and reimbursement of costs and legal fees associated with this matter. The Bank's ultimate liability, if any, which might arise from the disposition of these claims cannot presently be determined. Accordingly, no provision for any liability that may result upon adjudication has been recognized in the accompanying consolidated financial statements.

The Bank is also a party to various litigation which arises primarily in the ordinary course of business. In the opinion of management, the ultimate disposition of such litigation should not have a material effect on the consolidated financial position or operations of the Bank.


16.  LEGISLATIVE MATTERS
------------------------

On September 30, 1996, legislation was enacted which, among other things, imposed a special one-time assessment on Savings Association Insurance Fund ("SAIF") member institutions, including the Bank, to recapitalize the SAIF and spread the obligation for payment of Financial Corporation ("FICO") bonds across all SAIF and Bank Insurance Fund ("BIF") members. The special assessment levied amounted to 65.7 basis points on SAIF assessable deposits held as of March 31, 1995. The special assessment was recognized in the third quarter of 1996 and was tax deductible. The Bank took a charge of $1,098,000 as a result of the special assessment. This legislation eliminated the substantial disparity between the amount that BIF and SAIF members had been paying for deposit insurance premiums.

Currently, the FDIC has estimated that, in addition to normal deposit insurance premiums, BIF members will pay a portion of the FICO payment equal to 1.3 basis points on BIF-insured deposits compared to 6.4 basis points by SAIF members on SAIF-insured deposits. All institutions will pay a pro-rata share of the FICO payment on the earlier of January 1, 2000 or the date upon which the last savings association ceases to exist. The legislation also requires BIF and SAIF to be merged by January 1, 1999 provided that legislation is adopted to eliminate the savings association charter and no savings associations remain as of that time.

The FDIC has lowered SAIF assessments to a range comparable to that of BIF members, although SAIF members must also make the FICO payments described above. Management cannot predict the precise level of FDIC insurance assessments on an ongoing basis or whether the BIF and SAIF will eventually be merged.

On August 21, 1996, legislation was enacted to allow for the recapture of post-1987 tax bad debt reserves ("excess reserves"). Prior to enactment certain thrift institutions such as the Bank were allowed deductions for bad debts under methods more favorable than those granted to other taxpayers. This legislation repealed the Code Section 593 reserve method of accounting for bad debts by thrift institutions effective for taxable years beginning after 1995. Thrift institutions that are treated as small banks are allowed to utilize the experience method applicable to such institutions or the specific charge-off method, while thrift institutions that are treated as large banks are required to use only the specific charge off method.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


16.  LEGISLATIVE MATTERS  (Cont'd.)
------------------------

For small institutions such as the Bank, the amount of the institution's applicable excess reserves generally is the excess of the balances of its reserve for losses on qualifying real property loans and its reserve for losses on nonqualifying loans as of the close of its last taxable year beginning before January 1, 1996, over the greater of the balance of (a) its pre-1988 tax reserves or (b) what the reserves would have been at the close of its last year beginning before January 1, 1996, had the Savings Bank always used the experience method. At January 1, 1996, the Bank had excess reserves of approximately $18,000, which, in accordance with the legislation, are being recaptured over a six-year period commencing January 1, 1996. As such amount has been treated as a temporary difference in accordance with Financial Accounting Standard Board ("FASB") Statement of Financial Accounting Standards ("Statement") No. 109, the recapture has no impact on consolidated earnings.


17.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS
--------------------------------------------------

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. Significant estimations were used by the Bank for the purposes of this disclosure. Estimated fair values have been determined by the Bank using the best available data and estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate their recorded book balances. The estimation methodologies used and the estimated fair values and carrying values of the Bank's financial instruments are set forth below:

     Cash and cash equivalents and accrued interest receivable
     ---------------------------------------------------------

     The carrying amounts for cash and cash equivalents and accrued interest receivable approximate fair value.

     Securities
     ----------

     The fair values for securities available for sale, investment securities held to maturity and mortgage-backed securities held to maturity are based on quoted market prices or dealer prices, if available. If quoted market prices or dealer prices are not available, fair value is estimated using quoted market prices or dealer prices for similar securities.

     Loans
     -----

     The fair value of loans is estimated by discounting future cash flows, using the current rates at which similar loans with similar remaining maturities would be made to borrowers with similar credit ratings.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


17.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS  (Cont'd.)
--------------------------------------------------

     Deposits
     --------

     For demand, savings and club accounts, fair value is the carrying amount reported in the consolidated financial statements. For certificates of deposit, fair value is estimated by discounting future cash flows, using rates currently offered for deposits of similar remaining maturities.

     Borrowed money
     --------------

     Fair value is estimated using rates currently offered for liabilities of similar remaining maturities, or when available, quoted market prices.

     Commitments to extend credit
     ----------------------------

     The fair value of credit commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

The carrying values and estimated fair values of the Bank's financial instruments are as follows (in thousands):

                                                      March 31,                               December 31,
                                                                      ------------------------------------------------------------
                                                      1998                        1997                             1996
                                             --------------------     -----------------------------      -------------------------
                                             Carrying  Estimated      Carrying         Estimated         Carrying       Estimated
                                              Value    Fair Value       Value          Fair Value          Value        Fair Value
                                             -------- -----------     ----------    ---------------      ----------    -----------
Financial assets                                  (unaudited)
----------------
Cash and cash equivalents                    $ 17,329  $ 17,329         $ 8,696           $ 8,696         $ 7,754         $7,754
Term deposits                                   5,000     5,000               -                 -               -              -
Securities available for sale                   7,105     7,105           7,081             7,081           1,647          1,647
Investment securities held to maturity         28,768    29,082          22,929            23,339          22,476         22,766
Mortgage-backed securities held to maturity   122,633   124,399         130,174           131,681         113,254        114,358
Loans receivable                              114,302   115,352         112,735           114,021          82,134         84,615
Accrued interest receivable                     2,072     2,072           2,012             2,012           1,651          1,651

Financial liabilities
---------------------

Deposits                                      239,120   240,064         238,192           239,241         179,946        181,155
Borrowed money                                 42,300    41,814          30,300            30,337          23,650         23,730

Commitments
-----------

Loan origination and purchase                  12,860    12,860           1,324             1,324           2,374          2,374
Unused lines of credit                          4,454     4,454           4,236             4,236           3,117          3,117

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



17.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS  (Cont'd.)
--------------------------------------------------

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

In addition, fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business, and exclude the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include premises and equipment, real estate owned and advance payments by borrowers for taxes and insurance. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity to these estimated fair values.


18.  IMPACT OF NEW ACCOUNTING STANDARDS
---------------------------------------

In June 1996, the FASB issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Statement No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes the financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control, as defined, over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. Statement No. 125 requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable, and requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interest, if any, based on the relative fair values at the date of the transfer. Further, servicing assets and liabilities must be subsequently measured by (a) amortization in proportion to and over the period of estimated net servicing income or loss and (b) assessment for asset impairment or increased obligation based on their values. Statement No. 125 requires that debtors reclassify financial assets pledged as

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


18.  IMPACT OF NEW ACCOUNTING STANDARDS  (Cont'd.)
---------------------------------------

collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. Statement No. 125 is effective for transactions occurring after December 31, 1996, with the exception of certain provision which have had their effective date delayed an additional year via FASB Statement No.
127. The application of the provisions of Statement No. 125 has not had and, for provisions not applicable until January 1, 1998, is not expected to have a material adverse effect on the Bank's consolidated financial condition or results of operations.

In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income". Statement No. 130 requires that all items that are components of "comprehensive income" be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined as the "change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners". Companies will be required to (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Statement No. 130 is effective for fiscal years beginning after December 15, 1997 and requires reclassification of prior periods presented. As the requirements of Statement No. 130 are disclosure-related, its implementation, effective January 1, 1998, had no impact on the Bank's consolidated financial condition or results of operations. Management has presented a consolidated statement of comprehensive income corresponding to each period for which a consolidated statement of income has been presented.


19.  MUTUAL HOLDING COMPANY REORGANIZATION AND INITIAL STOCK OFFERING
---------------------------------------------------------------------
     (UNAUDITED)
     -----------

On March 18, 1998, the Board of Directors of the Bank unanimously adopted the Plan of Reorganization and Stock Issuance (the "Plan") pursuant to which the Bank will convert from a federal mutual savings bank to a federal stock savings bank and reorganize into the federal mutual holding company structure (the "Reorganization"). As part of the Reorganization, the Bank will concurrently form a Federally-chartered stock holding company ("Bancorp"), which will own 100% of the Bank's common stock following the conversion, as well as a federal mutual holding company ("MHC"), which will own at least 51% of Bancorp's outstanding common stock following the Reorganization and stock issuance, and Bancorp will issue up to 49% of its outstanding common stock in a subscription and community offering, as contemplated under the Plan. The Plan must be approved by both the OTS and by the Bank's members as of the voting record date to be established by the Bank.

Following the completion of the Reorganization, all depositors who had membership or liquidation rights with respect to the Bank as of the effective date of the Reorganization will continue to have such rights solely with respect to the MHC so long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the Reorganization will have such membership and liquidation rights with respect to the MHC.

                         WEST ESSEX BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


19.  MUTUAL HOLDING COMPANY REORGANIZATION AND INITIAL STOCK OFFERING
---------------------------------------------------------------------
     (UNAUDITED)  (Cont'd.)
     -----------

In addition to the shares offered through the subscription and community offering, Bancorp plans to fund a charitable foundation with a contribution equal to 4.0% of the common stock sold in the subscription and community offering as well as a $100,000 cash contribution. An Employee Stock Ownership Plan, which is expected to be established by the Bank for the benefit of its employees, is expected to purchase 8.0% of the combined number of shares issued to the public and the charitable foundation. The MHC will maintain the majority ownership of at least 51% of Bancorp shares issued, in addition to $100,000 received from the Bank, which is the anticipated amount of the initial capitalization of the MHC. Bancorp will use a portion of the proceeds received from the stock offering to purchase 100% of the outstanding capital stock of the Bank. Costs incurred in connection with the offering, which totalled $30,000 at March 31, 1998 and are included in other assets, will be recorded as a reduction of the proceeds from the offering. If the offering does not take place, all costs incurred will be charged to operations.

================================================================================

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR WEST ESSEX BANCORP, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE
ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.
                        ______________________________
                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary of the Reorganization and the Offering.........................
Selected Consolidated Financial and Other Data of the Bank.............
Recent Developments....................................................
Risk Factors...........................................................
West Essex Bancorp, M.H.C..............................................
West Essex Bancorp, Inc................................................
West Essex Bank........................................................
Regulatory Capital Compliance..........................................
Use of Proceeds........................................................
Dividend Policy........................................................
Waiver of Dividends by the Mutual Company..............................
Conversion of the Mutual Company to Stock Form.........................
Market for the Common Stock............................................
Capitalization.........................................................
Pro Forma Data.........................................................
Comparison of Valuation and Pro Forma Information With No Foundation... Consolidated Statements of Income for West Essex Bank, F.S.B.
    and Subsidiaries...................................................
Management's Discussion and Analysis of Financial Condition and
    Results of Operations..............................................
Business of Bancorp....................................................
Business of the Bank...................................................
Federal and State Taxation.............................................
Regulation and Supervision.............................................
Management of Bancorp..................................................
Management of the Bank.................................................
The Reorganization and Stock Offering..................................
Certain Restrictions on Acquisition of Bancorp.........................
Description of Capital Stock of Bancorp................................
Transfer Agent and Registrar...........................................
Experts................................................................
Legal and Tax Opinions.................................................
Additional Information.................................................
Index to Consolidated Financial Statements.............................
                        ______________________________
     UNTIL ___________, ____ OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================


                            2,071,955 Shares



                          WEST ESSEX BANCORP, INC.



                                 COMMON STOCK



                                  __________

                                  PROSPECTUS
                                  __________



                           __________________, 1998





                            ______________________


================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SEC filing(1)..............................................  $  7,324
     OTS filing fee.............................................    16,400
     NASD filing fee(1).........................................     2,300
     Exchange listing fee(1)....................................    25,000
     Printing, postage and mailing..............................   100,000
     Legal fees and expenses....................................   225,000
     Accounting fees and expenses...............................    70,000
     Appraisers' fees and expenses (including business plan)....    33,000
     Marketing fees and selling commissions(1)..................   220,000
     Underwriter's expenses (including underwriter's counsel)...    60,000
     Conversion agent fees and expenses.........................    15,000
     Transfer agent fees and expenses...........................     3,000
     Certificate printing.......................................     1,000
     Blue Sky...................................................    15,000
     Miscellaneous..............................................    26,976
     TOTAL......................................................  $820,000
                                                                  ========
----------------------

(1) Unless otherwise noted, based upon the registration of 4,200,000 shares and offering of 1,800,000 shares at $10.00 per share.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article XII of the registrant's Bylaws provides as follows:

ARTICLE XII: INDEMNIFICATION

     The Holding Company shall indemnify all officers, directors and employees of the Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     This indemnification provision is consistent with the Office of Thrift Supervision Regulation 12 C.F.R. (S) 545.121.


ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)    List of Exhibits (filed herewith unless otherwise noted)

 1.1 Engagement Letters between West Essex Bank, F.S.B. and Sandler O'Neill & Partners, L.P.*
 1.2 Draft Form of Agency Agreement between West Essex Bank, F.S.B. and Sandler O'Neill & Partners, L.P.

 2.1 Plan of Mutual Holding Company Reorganization and Stock Issuance (including Federal Mutual Holding Company Charter and Bylaws of West Essex Bancorp, M.H.C., Federal MHC Subsidiary Holding Company Charter and Bylaws of West Essex Bancorp, Inc. and Federal Stock Charter and Bylaws of West Essex Bank)*

 3.1   Federal MHC Subsidiary Holding Company Charter of West Essex Bancorp,
       Inc.*
 3.2   Bylaws of West Essex Bancorp, Inc.*
 4.0   Draft Stock Certificate of West Essex Bancorp, Inc.*
 5.1   Opinion of Muldoon, Murphy & Faucette re: legality
 8.1   Opinion of Muldoon, Murphy & Faucette re:  Federal Tax Matters
 8.2   Opinion of Fontanella and Babbitts re:  State Tax Matters
10.1   Form of West Essex Bank Employee Stock Ownership Plan*
10.2   Form of West Essex Bank Employee Stock Ownership Plan Trust *
10.3   Form of ESOP Loan Commitment Letter *
10.4 Form of West Essex Bank Employee Stock Ownership Trust Loan and Security Agreement *
10.5 Form of Proposed Employment Agreement between West Essex Bank and certain executive officers *
10.6 Form of Proposed Employment Agreement between West Essex Bancorp, Inc. and certain executive officers*
10.7 Form of Proposed Change in Control Agreement between West Essex Bank and certain executive officers*
10.8 Form of Proposed Change in Control Agreement between West Essex Bancorp, Inc. and certain executive officers*
10.9   Form of Proposed West Essex Bank Employee Severance Compensation Plan*
10.10  Form of Proposed West Essex Bank Supplemental Executive Retirement Plan*
10.11 Form of Proposed West Essex Bank Management Supplemental Executive Retirement Plan*
10.12  Employment Agreement between West Essex Bank and Leopold W. Montanaro*
10.13  Restated Executive Supplemental Retirement Income Agreement for Leopold
       W. Montanaro*
10.14  Restated Executive Supplemental Retirement Income Agreement for Charles
       E. Filippo*
23.1   Consent of Radics & Co., LLC
23.2   Consent of Muldoon, Murphy & Faucette*
23.3   Consent of Fontanella and Babbitts*
23.4   Consent and Subscription Rights Opinion of FinPro, Inc.*
24.1   Powers of Attorney*
27.0   Financial Data Schedule*
99.1   Appraisal Report of FinPro, Inc. (P)
99.2   Draft of West Essex Bancorp Charitable Foundation Gift Instrument

--------------------------------------

*Previously filed

(P) Previously filed pursuant to Rule 202 of Regulation S-T.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caldwell, State of New Jersey, on July 31, 1998.

West Essex Bancorp, Inc.
 (in organization)


By:  /s/ Leopold W. Montanaro
     ------------------------------------------
     Leopold W. Montanaro
     President, Chief Executive
     Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                     Title                                    Date
     ----                     -----                                    ----

/s/ Leopold W. Montanaro      President, Chief Executive Officer   July 31, 1998
---------------------------   and Director
Leopold W. Montanaro          (principal executive officer)


/s/ Dennis A. Petrello        Executive Vice President and         July 31, 1998
---------------------------   Chief Financial Officer
Dennis A. Petrello            (principal accounting
                              and financial officer)


           *                  Chairman of the Board
------------------------
William J. Foody


           *                  Director
------------------------
David F. Brandley


           *                  Director
------------------------
Everett N. Leonard


           *                  Director
------------------------
James P. Vreeland


           *                  Director
------------------------
John J. Burke

_____________________
*Pursuant to a Power of Attorney dated June 12, 1998 and filed as Exhibit 24.1 to the Registration Statement on Form S-1 of West Essex Bancorp, Inc. on June 12, 1998.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the West Essex Bank, F.S.B. 401(k) Savings
Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caldwell, New Jersey, on July 31, 1998.


                          WEST ESSEX BANK, F.S.B. 401(k) SAVINGS PLAN



                          By: /s/ Leopold W. Montanaro
                             --------------------------------------------------
                              Leopold W. Montanaro, President and
                              Chief Executive Officer
                              West Essex Bank, F.S.B.
                              Plan Administrator

                               TABLE OF CONTENTS


LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

 1.1 Engagement Letters between West Essex Bank, F.S.B. and Sandler O'Neill & Partners, L.P.*
 1.2 Draft Form of Agency Agreement between West Essex Bank, F.S.B. and Sandler O'Neill & Partners, L.P.

 2.1 Plan of Mutual Holding Company Reorganization and Stock Issuance (including Federal Mutual Holding Company Charter and Bylaws of West Essex Bancorp, M.H.C., Federal MHC Subsidiary Holding Company Charter and Bylaws of West Essex Bancorp, Inc. and Federal Stock Charter and Bylaws of West Essex Bank)*

 3.1   Federal MHC Subsidiary Holding Company Charter of West Essex Bancorp,
       Inc.*
 3.2   Bylaws of West Essex Bancorp, Inc.*
 4.0   Draft Stock Certificate of West Essex Bancorp, Inc.*
 5.1   Opinion of Muldoon, Murphy & Faucette re: legality
 8.1   Opinion of Muldoon, Murphy & Faucette re:  Federal Tax Matters
 8.2   Opinion of Fontanella and Babbitts re:  State Tax Matters
10.1   Form of West Essex Bank Employee Stock Ownership Plan*
10.2   Form of West Essex Bank Employee Stock Ownership Plan Trust*
10.3   Form of ESOP Loan Commitment Letter*
10.4 Form of West Essex Bank Employee Stock Ownership Trust Loan and Security Agreement*
10.5 Form of Proposed Employment Agreement between West Essex Bank and certain executive officers*
10.6 Form of Proposed Employment Agreement between West Essex Bancorp, Inc. and certain executive officers*
10.7 Form of Proposed Change in Control Agreement between West Essex Bank and certain executive officers*
10.8 Form of Proposed Change in Control Agreement between West Essex Bancorp, Inc. and certain executive officers*
10.9   Form of Proposed West Essex Bank Employee Severance Compensation Plan*
10.10  Form of Proposed West Essex Bank Supplemental Executive Retirement Plan*
10.11 Form of Proposed West Essex Bank Management Supplemental Executive Retirement Plan*
10.12  Employment Agreement between West Essex Bank and Leopold W. Montanaro*
10.13  Restated Executive Supplemental Retirement Income Agreement for Leopold
       W. Montanaro*
10.14  Restated Executive Supplemental Retirement Income Agreement for Charles
       E. Filippo*
23.1   Consent of Radics & Co., LLC
23.2   Consent of Muldoon, Murphy & Faucette*
23.3   Consent of Fontanella and Babbitts*
23.4   Consent and Subscription Rights Opinion of FinPro, Inc.*
24.1   Powers of Attorney*
27.0   Financial Data Schedule*
99.1   Appraisal Report of FinPro, Inc. (P)
99.2   Draft of West Essex Bancorp Charitable Foundation Gift Instrument

--------------------------------------

*Previously filed

(P) Previously filed pursuant to Rule 202 of Regulation S-T.